UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

_____________________________________

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HEALTH SCIENCES ACQUISITIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.0001 per share
	(2)	Aggregate number of securities to which transaction applies:
43,000,000 shares of Common Stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum aggregate value of the transaction was calculated based on $9.96 per share (the average of the high and low prices reported on the Nasdaq Capital Market on September 25, 2019).
	(4)	Proposed maximum aggregate value of transaction:
$428,280,000
	(5)	Total fee paid:
$55,590.74
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED November 25, 2019 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF HEALTH SCIENCES ACQUISITIONS CORPORATION

Proxy Statement dated [•], 2019
and first mailed to stockholders on or about [•], 2019

Dear Stockholders:

You are cordially invited to attend the special meeting of the stockholders of Health Sciences Acquisitions Corporation (“HSAC”). HSAC is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

Holders of shares of HSAC’s common stock (“HSAC Shares”) will be asked to approve, among other things, the share exchange agreement, dated as of September 29, 2019 (the “Share Exchange Agreement”), by and among HSAC, Immunovant Sciences Ltd., a Bermuda exempted limited company (“Immunovant”), the stockholders of Immunovant (the “Sellers”) and Roivant Sciences Ltd., a Bermuda exempted limited company, as representative of the Sellers, and the other related proposals. As of the date of the Share Exchange Agreement, the Sellers owned 100% of the issued and outstanding common shares of Immunovant (“Immunovant Shares”).

Upon the closing of the transactions contemplated in the Share Exchange Agreement, HSAC will acquire 100% of the issued and outstanding Immunovant Shares, in exchange for approximately 42,180,277 HSAC Shares, and Immunovant will become a wholly owned subsidiary of HSAC. Upon closing of the transactions, HSAC will change its name to “Immunovant, Inc.” The transactions contemplated under the Share Exchange Agreement relating to the business combination are referred to in this proxy statement as the “Business Combination” and the combined company after the Business Combination is referred to in this proxy statement as the “Combined Company.”

The Sellers are entitled to receive up to an additional 20,000,000 HSAC Shares (the “Earnout Shares”) after the closing of the Business Combination if the volume-weighted average price of the HSAC Shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (the “Trading Period”) following the closing: (1) during any Trading Period prior to March 31, 2023, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $17.50 per share; and (2) during any Trading Period prior to March 31, 2025, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $31.50 per share. In the event that after closing of the Business Combination and prior to March 31, 2025, (i) there is a change of control of HSAC, (ii) any liquidation, dissolution or winding up of HSAC is initiated, (iii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against HSAC, or (iv) HSAC makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties, then any Earnout Shares that have not been previously issued by HSAC (whether or not previously earned) shall be deemed earned and due by HSAC to the Sellers, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the share price thresholds described above.

As of [•], 2019, there was approximately $[•] in HSAC’s trust account (the “Trust Account”). On [•], 2019, the record date for the special meeting of stockholders, the last sale price of the HSAC Shares was $[•].

Each stockholder’s vote is very important. Whether or not you plan to attend the HSAC special meeting in person, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the HSAC special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 19.

HSAC’s board of directors unanimously recommends that HSAC stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

___________________________________
Roderick Wong, M.D.
Chief Executive Officer
Health Sciences Acquisitions Corporation
[•], 2019

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about HSAC that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by HSAC with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

412 West 15th Street, Floor 9
New York, NY 10011
Telephone: (646) 593-7999

If you would like to request documents, please do so no later than [•], 2019 to receive them before HSAC’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about HSAC and Immunovant. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither HSAC nor Immunovant has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

HEALTH SCIENCES ACQUISITIONS CORPORATION

412 West 15th Street, Floor 9
New York, NY 10011
Telephone: (646) 593-7999

NOTICE OF SPECIAL MEETING OF
HEALTH SCIENCES ACQUISITIONS CORPORATION STOCKHOLDERS
To Be Held on [•], 2019

To Health Sciences Acquisitions Corporation (“HSAC”) Stockholders:

A special meeting of stockholders of HSAC will be held at [•], on [•], 2019, at [•] a.m., for the following purposes:

•        To approve the transactions contemplated under the Share Exchange Agreement, dated as of September 29, 2019 (the “Share Exchange Agreement”), by and among HSAC, Immunovant Sciences Ltd., a Bermuda exempted limited company, the stockholders of Immunovant (the “Sellers”) and Roivant Sciences Ltd., a Bermuda exempted limited company, as representative of the Sellers (the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve separate proposals to amend HSAC’s current Amended and Restated Certificate of Incorporation as set forth in the Second Amended and Restated Certificate of Incorporation of HSAC appended to this proxy statement as Annex B (the “Amended Charter”) to adopt certain material changes to be in effect upon the consummation of the Business Combination. These proposals are collectively referred to as the “Amendment Proposal” or “Proposal No. 2.”

•        To approve the issuance of more than 20% of the issued and outstanding shares of HSAC’s common stock (“HSAC Shares”) pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

•        To approve the 2019 HSAC Equity Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 4.”

•        To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in favor of the approval of the Business Combination in the event HSAC does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 5.”

Proposals Nos. 1 through 5 are collectively referred to herein as the “Proposals.”

As of [•], 2019, there were 14,375,000 HSAC Shares issued and outstanding and entitled to vote. Only HSAC stockholders who hold HSAC Shares of record as of the close of business on [•], 2019 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to HSAC stockholders on or about [•], 2019. Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding HSAC Shares present and entitled to vote at the special meeting or any adjournment thereof. Approval of the Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding HSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Amendment Proposal, for which it will have the same effect as voting against the proposal.

Holders of HSAC Shares will not be entitled to appraisal rights under Delaware law in connection with the Business Combination.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your HSAC Shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your HSAC Shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation to Health Sciences Acquisitions Corporation, 412 West 15th Street, Floor 9, New York, NY 10011, (646) 593-7999, that is received by us before we take the vote at the special meeting. If you hold your HSAC Shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

HSAC’s board of directors unanimously recommends that HSAC stockholders vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

___________________________________
Roderick Wong, M.D.
Chief Executive Officer
Health Sciences Acquisitions Corporation
[•], 2019

i

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement, the terms, “we,” “us,” “our” or “HSAC” refer to Health Sciences Acquisitions Corporation, a Delaware corporation. Further, in this document:

•        “Board” means the board of directors of HSAC.

•        “Business Combination” means the business combination pursuant to the Share Exchange Agreement.

•        “Code” means the Internal Revenue Code of 1986, as amended.

•        “Combined Company” means the combined company after the Business Combination.

•        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

•        “GAAP” means accounting principles generally accepted in the United States of America.

•        “HSAC Shares” means the shares of common stock, par value $0.0001 per share, of HSAC and, as context requires, the 10,000 shares of Series A Preferred Stock, par value $0.0001 per share, of HSAC to be issued to RSL upon closing of the Business Combination.

•        “HSAC Units” means the units that were issued in the IPO, each consisting of one HSAC Share and one HSAC Warrant.

•        “HSAC Warrant” means one redeemable warrant exercisable for one-half of an HSAC Share, at a price of $11.50 per whole HSAC Share.

•        “Immunovant” means Immunovant Sciences Ltd., a Bermuda exempted limited company.

•        “Immunovant, Inc.” means Immunovant, Inc., a Delaware corporation and wholly owned subsidiary of Immunovant, which subsidiary will change its name prior to the closing of the Business Combination in connection with the Combined Company changing its name to Immunovant, Inc.

•        “Immunovant Shares” means the common shares, par value $0.0001 per share, of Immunovant.

•        “IPO” refers to the initial public offering of 11,500,000 units of HSAC consummated on May 14, 2019.

•        “Private Warrants” means the warrants issued simultaneously with the closing of the IPO in a private placement to the Sponsor, each warrant being identical to the HSAC Warrants, except that such warrants are non-redeemable and may be exercised on a cashless basis.

•        “Roivant” and “RSL” mean Roivant Sciences Ltd., a Bermuda exempted limited company.

•        “SEC” means the U.S. Securities and Exchange Commission.

•        “Securities Act” means the Securities Act of 1933, as amended.

•        “Sellers” means the stockholders of Immunovant.

•        “Sellers’ Representative” means Roivant Sciences Ltd., a Bermuda exempted limited company.

•        “Share Exchange Agreement” means that certain share exchange agreement, dated as of September 29, 2019, by and among HSAC, Immunovant, the Sellers and the Sellers’ Representative.

•        “Sponsor” means Health Sciences Holdings, LLC, the three directors of which are Roderick Wong, M.D., our Chief Executive Officer and President, Naveen Yalamanchi, M.D., our Chief Financial Officer and Executive Vice President, and Alice Lee, our Vice President of Operations and Secretary & Treasurer.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR HSAC stockholders

Q:     What is the purpose of this document?

A:     HSAC, Immunovant, the Sellers and the Sellers’ Representative, have agreed to the Business Combination under the terms of the Share Exchange Agreement, which is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of HSAC stockholders. You are encouraged to carefully read this proxy statement, including the section titled “Risk Factors” and all the annexes hereto.

HSAC stockholders are being asked to consider and vote upon a proposal to approve the Business Combination, pursuant to which HSAC will acquire all of the issued and outstanding Immunovant Shares from the Sellers, and related proposals.

HSAC stockholders (except for initial stockholders or officers or directors of HSAC) will be entitled to redeem their HSAC Shares for a pro rata share of HSAC’s trust account (the “Trust Account”) (currently anticipated to be no less than approximately $10.00 per share), net of taxes payable.

The HSAC Units, HSAC Shares, and HSAC Warrants are currently listed on the Nasdaq Stock Market.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of HSAC stockholders. You should read it carefully.

Q:     What is being voted on?

A:     Below are the proposals on which HSAC stockholders are being asked to vote:

•        To approve the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the Amended Charter appended to this proxy statement as Annex B to effect the following amendments to (collectively, the “Amendment Proposal” or “Proposal No. 2”):

(a)     change the name of the Combined Company to “Immunovant, Inc.” from “Health Sciences Acquisitions Corporation”;

(b)    increase the authorized number of shares of common stock from 30,000,000 shares to 500,000,000 shares;

(c)     authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Company’s board of directors to increase the number of outstanding shares and discourage a takeover attempt;

(d)    authorize the issuance of up to 10,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) and designate the rights, preferences and privileges of the Series A Preferred Stock, including that the holder(s) of a majority of the outstanding shares of Series A Preferred Stock will be entitled to elect: (1) four directors (the “Series A Preferred Directors”), as long as the holder(s) of Series A Preferred Stock hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, (2) three Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, and (3) two Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors;

(e)     provide that the number of directors constituting the board of directors of the Combined Company will be fixed at no less than seven;

(f)     provide that directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the Combined Company’s capital stock entitled to vote generally at an election of directors; provided that the Series A Preferred Directors may be removed without cause only by the holder(s) of Series A Preferred Stock;

(g)    declassify the Combined Company’s board of directors and provide that each director will serve for a one-year term, until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(h)    provide that from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, no action shall be taken by the stockholders of the Combined Company except at an annual or special meeting of stockholders called in accordance with the Combined Company’s bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission; provided that the holder(s) of Series A Preferred Stock may at all times act by written consent or electronic transmission to exercise the right to elect or remove the Series A Preferred Directors or otherwise act as permitted pursuant to the proposed Amended Charter;

(i)     provide that the Combined Company opts out of Section 203 of the Delaware General Corporation Law;

(j)     provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to the Combined Company’s bylaws will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

(k)    provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to certain provisions of the Amended Charter will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors; provided that the Combined Company shall not amend any provision of its Amended Charter in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock without the approval of the holder(s) of a majority of the Series A Preferred Stock;

(l)     remove various provisions related to its operations as a blank check company prior to the consummation of an initial business combination; and

(m)   provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

•        To approve the issuance of more than 20% of the issued and outstanding HSAC Shares pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

•        To approve the 2019 HSAC Equity Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 4.”

•        To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in favor of the approval of the Business Combination in the event HSAC does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 5.”

Proposal Nos. 1 through 5 are collectively referred to herein as the “Proposals.”

Approval of each of the Proposals other than the Amendment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding HSAC Shares present and entitled to vote at the special meeting. The Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding HSAC Shares. As of [•], 2019, the record date for the special meeting of stockholders of HSAC (the “Record Date”), [•] shares held by HSAC’s initial stockholders, or approximately [•]% of the outstanding HSAC Shares, would be voted in favor of each of the Proposals, and [•] shares owned by certain other of HSAC’s stockholders have agreed to vote in favor of each of the Proposals.

Q:     What is the consideration being paid to Immunovant securityholders?

A:     The Sellers will receive approximately 42,180,277 HSAC Shares, subject to reduction for indemnification claims as described in the section titled “The Share Exchange Agreement.”

In addition, the Sellers are entitled to receive up to an additional 20,000,000 HSAC Shares (the “Earnout Shares”) after the closing of the Business Combination if the volume-weighted average price of the HSAC Shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (the “Trading Period”) following the closing:

a.      during any Trading Period prior to March 31, 2023, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $17.50 per share; and

b.      during any Trading Period prior to March 31, 2025, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $31.50 per share (each, a “Milestone”).

In addition, in the event that after closing of the Business Combination and prior to March 31, 2025, (i) there is a change of control of HSAC, (ii) any liquidation, dissolution or winding up of HSAC is initiated, (iii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against HSAC, or (iv) HSAC makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties, then any Earnout Shares that have not been previously issued by HSAC (whether or not previously earned) shall be deemed earned and due by HSAC to the Sellers, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the applicable Milestone share price thresholds described above.

Upon the closing of the Business Combination, assuming there are no redemptions of HSAC Shares for cash, HSAC’s current public stockholders will own approximately 21.0% of the HSAC Shares, HSAC’s current directors, officers and affiliates will own approximately 2.0% of the HSAC Shares and the Sellers will own approximately 77.0% of the HSAC Shares. Assuming redemption by holders of 4,578,600 outstanding HSAC Shares, the maximum number of shares that may be redeemed, HSAC public stockholders will own approximately 13.8% of the HSAC Shares, HSAC’s current directors, officers and affiliates will own approximately 2.1% of the HSAC Shares, and the Sellers will own approximately 84.1% of the HSAC Shares.

Upon the closing of the Business Combination, the Combined Company will have an equity value of $556 million provided that the HSAC Shares are valued at $10.00 per HSAC Share and no HSAC stockholders redeem their HSAC Shares.

Q:     Do any of HSAC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:     HSAC’s directors and officers may have interests in the Business Combination that are different from your interests as a HSAC stockholder. You should keep in mind the following interests of HSAC’s directors and officers:

In December 2018, HSAC issued an aggregate of 2,875,000 HSAC Shares to the Sponsor, which we refer to herein as “insider shares,” for an aggregate purchase price of $25,000. The insider shares included an aggregate of up to 375,000 HSAC Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the issued and outstanding HSAC Shares after the IPO. The underwriters’ over-allotment option was exercised in full on April 4, 2019. As such, no insider shares were forfeited. Simultaneously with the closing of the IPO, the Sponsor purchased 10,000,000 Private Warrants at a price of $0.50 per Private Warrant, generating total proceeds of

$5,000,000. Pursuant to the Share Exchange Agreement, all of the Private Warrants will be cancelled and up to 1,800,000 Sponsor shares will be subject to vesting and cancellation as described in the section titled “The Share Exchange Agreement — Related Agreements — Sponsor Restricted Stock Agreement.”

On December 28, 2018, RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. (the “RTW Entities”), entities controlled by officers and directors of HSAC, purchased 2,604,166 Immunovant Shares, which represented at the time of investment approximately 3% interest in Immunovant, in exchange for approximately $10.0 million. On August 1, 2019, the RTW Entities made an additional $25.0 million investment in Immunovant in exchange for two promissory notes (the “Promissory Notes”), which automatically convert immediately prior to the consummation of the Business Combination into Immunovant Shares exchangeable for an aggregate of 2,500,000 HSAC Shares upon the closing of the Business Combination. The Promissory Notes bear interest at a rate of 5% per year, which interest will be waived and cancelled immediately prior to the closing of the Business Combination. On September 26, 2019, $2.5 million aggregate principal amount of the Promissory Notes issued to the RTW Entities was repaid, and the accrued interest on such principal amount was forgiven. In the event that the Business Combination is not consummated, the Promissory Notes will be convertible into Immunovant Shares in connection with certain qualified equity financings or other strategic transactions that Immunovant may enter into in the future.

If HSAC does not consummate the Business Combination by the date that is 24 months from the closing of the IPO, or May 14, 2021, HSAC will be required to dissolve and liquidate and the securities held by HSAC’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding HSAC Shares present and entitled to vote at the special meeting. Approval of the Amendment Proposal will require the approval of a majority of the issued and outstanding HSAC Shares. As of the Record Date, [•] shares held by HSAC’s initial stockholders, or approximately [•]% of the outstanding HSAC Shares, would be voted in favor of each of the Proposals.

In addition, the exercise of HSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in HSAC stockholders’ best interests.

Q:     When and where is the special meeting of HSAC’s stockholders?

A:     The special meeting of HSAC stockholders will take place at [•] on [•], 2019, at [•] a.m.

Q:     Who may vote at the special meeting of stockholders?

A:     Only holders of record of HSAC Shares as of the close of business on [•], 2019 may vote at the special meeting of stockholders. As of [•], 2019, there were 14,375,000 HSAC Shares outstanding and entitled to vote. Please see “Special Meeting of HSAC Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the special meeting of stockholders?

A:     Stockholders representing a majority of the HSAC Shares issued and outstanding as of the Record Date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. HSAC Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding HSAC Shares present and entitled to vote at the special meeting. Approval of the Amendment Proposal will require the approval of a majority of the issued and outstanding HSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Amendment Proposal, for which it will have the same effect as voting against the Proposal.

With respect to the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Amendment Proposal and the Business Combination Adjournment Proposal, assuming all issued and outstanding HSAC Shares are present at the special meeting, there must be 7,187,501 HSAC Shares voted in favor of each the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Amendment Proposal and the Business Combination Adjournment Proposal for each to be approved. Assuming only a quorum is present at the special meeting, there must be 3,593,751 HSAC Shares voted in favor of each the Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Business Combination Adjournment Proposal for each to be approved, while the Amendment Proposal would require all shares present at the meeting to vote in favor for it to pass.

As of the Record Date, HSAC had entered into voting agreements with the holders of 4,547,000 HSAC Shares pursuant to which such stockholders, including but not limited to the RTW Entities, Perceptive Advisors, Adage Capital Management, Cormorant Asset Management, and Eventide Asset Management, LLC, had agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares. In addition, our Sponsor and other pre-IPO stockholders agreed in connection with our initial public offering to vote the 2,875,000 founder shares they own in favor of the transactions contemplated by the Share Exchange Agreement. Combined, such groups account for a majority of our outstanding shares, and, accordingly, assuming everyone votes as they agreed, no additional shares are required to vote in favor of the Proposals for them to be approved.

Q:     How will the initial stockholders vote?

A:     HSAC’s initial stockholders, who as of [•], 2019 owned 2,875,000 HSAC Shares, or approximately 20% of the outstanding HSAC Shares, have agreed to vote their respective HSAC Shares acquired by them prior to the IPO in favor of the Business Combination Proposal and related proposals. HSAC’s initial stockholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals.

Q:     Am I required to vote against the Business Combination Proposal in order to have my HSAC Shares redeemed?

A:     No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that HSAC redeem your HSAC Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of HSAC Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of HSAC Shares electing to exercise their redemption rights will not be entitled to receive such payments. You may not elect to redeem your HSAC Shares prior to the completion of the Business Combination and you may only elect to redeem your HSAC Shares in connection with the Business Combination.

Q:     How do I exercise my redemption rights?

A:     If you are a public stockholder and you seek to have your HSAC Shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [•], 2019 (at least two business days before the special meeting), that HSAC redeem your shares into cash; and (ii) submit your request in writing to HSAC’s transfer agent, at the address listed at the end of this section and deliver your shares to HSAC’s transfer agent physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two business days before the special meeting.

Any corrected or changed written demand of redemption rights must be received by HSAC’s transfer agent two business days before the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days before the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of HSAC Shares as of the Record Date. Any public stockholder who holds shares of HSAC Shares on or before [•], 2019 (two business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting of HSAC stockholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable), divided by the number of shares of common stock sold in the IPO. Please see the section titled “Special Meeting of HSAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your HSAC Shares for cash.

Q:     How can I vote?

A:     If you were a holder of record of HSAC Shares on [•], 2019, the record date for the special meeting of HSAC stockholders, you may vote with respect to the applicable proposals in person at the special meeting of HSAC stockholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on [•], 2019, in accordance with the instructions provided to you under “Extraordinary Meeting of HSAC Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of HSAC stockholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:     If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. HSAC believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your HSAC Shares in accordance with directions you provide.

Q:     What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:     HSAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of HSAC stockholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your HSAC Shares redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such HSAC Shares or submit a request in writing to HSAC’s transfer agent at the address listed on page 210, and deliver your shares to HSAC’s transfer agent physically or electronically through DTC prior to the special meeting of HSAC stockholders.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

412 West 15th Street, Floor 9
New York, NY 10011
Telephone: (646) 593-7999

Q:     Should I send in my share certificates now?

A:     HSAC stockholders who intend to have their common stock redeemed should send their certificates to HSAC’s transfer agent at least two business days before the special meeting. Please see “Special Meeting of HSAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your HSAC Shares for cash.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite shareholder approvals are received, HSAC expects that the Business Combination will occur no later than [•], 2019.

Q:     May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:     No. Appraisal rights are not available to holders of HSAC Shares in connection with the proposed Business Combination. For additional information, see the section titled “Special Meeting of HSAC Stockholders — Appraisal Rights.”

Q:     What happens if the Business Combination is not consummated?

A:     If HSAC does not consummate the Business Combination by the date that is 24 months from the closing of the IPO, or May 14, 2021, then pursuant to Article VI of its Amended and Restated Certificate of Incorporation, HSAC’s officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate HSAC as soon as reasonably practicable. Following dissolution, HSAC will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of HSAC Shares who acquired such HSAC Shares in the IPO or in the aftermarket. The estimated consideration that each HSAC Share would be paid at liquidation would be approximately $[•] per share for stockholders based on amounts on deposit in the Trust Account as of [•], 2019. The closing price of HSAC Shares on the Nasdaq Stock Market as of [•], 2019 was $[•]. HSAC’s initial stockholders waived the right to any liquidation distribution with respect to any HSAC Shares held by them.

Q:     What happens to the funds deposited in the Trust Account following the Business Combination?

A:     Following the closing of the Business Combination, funds in the Trust Account will be released to HSAC. Holders of HSAC Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of [•], 2019, there was approximately $[•] in the Trust Account. Approximately $[•] per outstanding share issued in the IPO will be paid to the public investors. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

DELIVERY OF DOCUMENTS TO HSAC’s stockholders

Pursuant to the rules of the Securities and Exchange Commission, HSAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement, unless HSAC has received contrary instructions from one or more of such stockholders. Upon written or oral request, HSAC will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that HSAC deliver single copies of the proxy statement in the future. Stockholders may notify HSAC of their requests by contacting HSAC as follows:

412 West 15th Street, Floor 9
New York, NY 10011
Telephone: (646) 593-7999

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, HSAC encourages you to read carefully this entire proxy statement, including the Share Exchange Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by HSAC’s stockholders.

The Parties to the Business Combination

Health Sciences Acquisitions Corporation

HSAC was incorporated as a blank check company on December 6, 2018, under the laws of the state of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which HSAC refers to as a “target business.” Although HSAC’s efforts to identify a prospective target business were not to be limited to any particular industry or geographic location, HSAC intended to focus on businesses in the healthcare and healthcare-related industries in North America or Europe.

On May 14, 2019, HSAC consummated the IPO of 11,500,000 HSAC Units, which included full exercise of the underwriters’ over-allotment option. The HSAC Units were sold at an offering price of $10.00 per HSAC Unit, generating total gross proceeds of $115,000,000.

Simultaneously with the closing of the IPO, HSAC consummated a private placement with the Sponsor of 10,000,000 Private Warrants at a price of $0.50 per Private Warrant, generating total proceeds of $5,000,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In accordance with HSAC’s Amended and Restated Certificate of Incorporation, the amounts held in the Trust Account may only be used by HSAC upon the consummation of a business combination, except that there can be released to HSAC, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and HSAC’s liquidation. HSAC executed the Share Exchange Agreement on September 29, 2019 and it must liquidate unless a business combination is consummated by the date that is 24 months from the closing of the IPO.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $115,000,000 was deposited into the Trust Account, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of [•], 2019, HSAC had approximately $[•] of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [•], 2019, there was $[•] held in the Trust Account (including $[•] of accrued interest which HSAC can withdraw to pay taxes).

The HSAC Units, HSAC Shares, and HSAC Warrants are currently listed on the Nasdaq Stock Market, under the symbols “HSACU,” “HSAC,” and “HSACW,” respectively. The HSAC Units commenced trading on the Nasdaq Stock Market on May 9, 2019. The HSAC Shares and HSAC Warrants commenced trading on the Nasdaq Stock Market on June 21, 2019.

HSAC’s principal executive offices are located at 412 West 15th Street, Floor 9, New York, NY 10011, and its telephone number is (646) 593-7999.

Immunovant Sciences Ltd.

Immunovant is a Bermuda exempted limited company formed in July 2018. Immunovant’s principal office and mailing address is Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom, its registered office is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, its telephone number is +44 207 400 3347 and its website is www.immunovant.com. The information contained on, or accessible through, Immunovant’s website is not incorporated by reference into this proxy statement, and you should not consider any information contained on, or that can be accessed through, Immunovant’s website as part of this proxy statement or in deciding how to vote your HSAC Shares.

Immunovant is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. Immunovant is developing a novel, fully human monoclonal antibody, IMVT-1401 (formerly referred to as RVT-1401), that selectively binds to and inhibits the neonatal fragment crystallizable receptor (“FcRn”). IMVT-1401 is the product of a multi-step, multi-year research program to design a highly potent FcRn antibody optimized for subcutaneous delivery. These efforts have resulted in a product candidate that has been dosed at small volumes and with a small gauge needle, while still generating therapeutically relevant pharmacodynamic activity, important attributes that Immunovant believes will drive patient preference and market adoption. In preclinical studies and in clinical trials conducted to date, IMVT-1401 has been observed to reduce immunoglobulin G (“IgG”) antibody levels. High levels of pathogenic IgG antibodies drive a variety of autoimmune diseases and, as a result, Immunovant believes IMVT-1401 has the potential for broad application in these disease areas. Immunovant intends to develop IMVT-1401 for debilitating autoimmune diseases in which there is robust evidence that pathogenic IgG antibodies drive disease manifestation and in which reduction of IgG antibodies should lead to clinical benefit.

Autoimmune diseases are conditions where an immune response is inappropriately directed against the body’s own healthy cells and tissues. Approximately 50 million people in the United States suffer from one of more than 100 diagnosed autoimmune diseases according to the American Autoimmune Related Diseases Association, Inc. Predisposing factors may include genetic susceptibility, environmental triggers and other factors not yet known. Many of these diseases are associated with high levels of pathogenic IgG antibodies, which are the most abundant type of antibody produced by the human immune system, accounting for approximately 75% of antibodies in the plasma of healthy people. IgG antibodies are important in the defense against pathogens, such as viruses and bacteria. In many autoimmune diseases, IgG antibodies inappropriately develop against normal proteins found in the body, directing the immune system to attack specific organs or organ systems. Current treatment regimens for IgG-mediated autoimmune diseases include corticosteroids and immunosuppressants in early stage disease, followed by more invasive treatments, such as intravenous immunoglobulin (“IVIg”), and plasma exchange, as the disease progresses. Such treatments are often limited by delayed onset of action, waning therapeutic benefit over time and unfavorable safety profiles.

Immunovant intends to develop IMVT-1401 as a fixed-dose, self-administered subcutaneous injection on a convenient weekly, or less frequent, dosing schedule. As a result of Immunovant’s rational design, it believes that IMVT-1401, if approved for commercial sale, would be differentiated from currently available, more invasive treatments for advanced IgG-mediated autoimmune diseases, (e.g., myasthenia gravis (“MG”), Graves’ ophthalmopathy (“GO”), warm autoimmune hemolytic anemia (“WAIHA”), idiopathic thrombocytopenic purpura, pemphigus vulgaris, chronic inflammatory demyelinating polyneuropathy, bullous pemphigoid, neuromyelitis optica, pemphigus foliaceus, Guillain-Barré syndrome and PLA2R+ membranous nephropathy). In 2017, these diseases had an aggregate prevalence of over 240,000 patients in the United States and 380,000 patients in Europe. To the extent Immunovant chooses to develop IMVT-1401 for certain of these rare diseases, Immunovant plans to seek orphan designation in the United States and Europe. Such designations would primarily provide financial and exclusivity incentives intended to make the development of orphan drugs financially viable. However, Immunovant has not yet sought such designation for any of its three target indications, and there is no certainty that it would obtain such designation, or maintain the benefits associated with such designation, if or when it does.

Immunovant’s first target indication for IMVT-1401 is MG, an autoimmune disease associated with muscle weakness with an estimated prevalence of one in 5,000, with up to 65,000 cases in the United States. In MG, patients develop pathogenic IgG antibodies that attack critical signaling proteins at the junction between nerve and muscle cells. The majority of MG patients suffer from progressive muscle weakness, with maximum weakness occurring within six months of disease onset in most patients. In severe cases, MG patients can experience myasthenic crisis, in which respiratory function is weakened to the point where it becomes life-threatening, requiring intubation and mechanical ventilation.

In August 2019, Immunovant initiated dosing in its ASCEND-MG trial, a Phase 2a clinical trial in patients with MG. Immunovant plans to report top-line results from this trial in the first half of 2020.

Immunovant’s second target indication for IMVT-1401 is GO, an autoimmune inflammatory disorder that affects the muscles and other tissues around the eyes, which can be sight-threatening. GO has an estimated annual incidence of 16 in 100,000 women and 2.9 in 100,000 men in North America and Europe. Initial symptoms may include a dry and gritty ocular sensation, sensitivity to light, excessive tearing, double vision and a sensation of pressure behind the eyes.

In May 2019, Immunovant initiated dosing in its ASCEND-GO 1 trial, a Phase 2a clinical trial in Canada in patients with GO. Immunovant anticipates reporting initial results from this trial in the first quarter of 2020. In October 2019, Immunovant initiated dosing in its ASCEND-GO 2 trial, a Phase 2b clinical trial for GO in the United States, Canada and Europe. Immunovant plans to report initial results from this trial in early 2021.

Immunovant is also developing IMVT-1401 for the treatment of WAIHA, a rare hematologic disease in which autoantibodies mediate hemolysis, or the destruction of red blood cells (“RBCs”). Based on published estimates, Immunovant believes that there are approximately 42,000 patients in the United States and 66,000 patients in Europe living with WAIHA. The clinical presentation is variable and most commonly includes symptoms of anemia, such as fatigue, weakness, skin paleness and shortness of breath. In severe cases, hemoglobin levels are unable to meet the body’s oxygen demand, which can lead to heart attacks, heart failure and even death.

In November 2019, Immunovant submitted its investigational new drug application (“IND”) to the U.S. Food and Drug Administration (“FDA”) for WAIHA and plans to report initial results from the Phase 2a WAIHA study in the fourth quarter of 2020.

Immunovant obtained rights to IMVT-1401 pursuant to its license agreement (the “HanAll Agreement”) with HanAll Biopharma Co., Ltd. (“HanAll”). Pursuant to the HanAll Agreement, Immunovant will be responsible for future contingent payments and royalties, including up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestone events. Immunovant is also obligated to pay HanAll tiered royalties ranging from the mid-single digits to mid-teens on net sales of licensed products, subject to standard offsets and reductions as set forth in the HanAll Agreement.

For more information on Immunovant, please see the sections titled “Immunovant Sciences Ltd.’s Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Immunovant Sciences Ltd.”

Relationships with Roivant Sciences Ltd., Roivant Sciences, Inc. and Roivant Sciences GmbH

Immunovant is a Vant within the Roivant Family of Companies

Immunovant is a majority-owned subsidiary of Roivant and has benefited from its ability to leverage the Roivant model and the greater Roivant platform. The period of time between Immunovant’s formation and its operational maturation was shortened based on the support from centralized Roivant functions available since its creation. This includes operational functions as well as access to Roivant’s proprietary technology and digital innovation platforms. Consistent with its model, Roivant has also provided Immunovant with access to an embedded team of scientific experts, physicians and technologists to help optimize clinical development and commercial strategies. In the future, Immunovant may have the ability to benefit from Roivant’s economies of scale and scope.

Immunovant’s Controlling Shareholder

Roivant is currently Immunovant’s majority shareholder. Upon the closing of the Business Combination, assuming there are no redemptions of HSAC Shares for cash, Roivant will own approximately 67.6% of the HSAC Shares, and assuming redemption by holders of 4,578,600 outstanding HSAC Shares, the maximum number of shares that may be redeemed, Roivant will own approximately 73.8% of the HSAC Shares. As a result, after the closing of the Business Combination, the Combined Company will be a “controlled company” within the meaning of the listing rules of Nasdaq. The Combined Company will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by Roivant. As such, the Combined Company intends to avail itself of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, the Combined Company will not be required to have a majority of “independent directors” on its board of directors, as defined under the Nasdaq listing rules, or to have a compensation committee or a committee of the Combined Company’s board of directors performing the director nominating function composed entirely of independent directors.

Roivant will be able to exercise control over all matters requiring shareholder approval, including the election of our directors and approval of significant corporate transactions. In addition, Roivant, as the holder of Series A Preferred Stock, will have the right to appoint Series A Preferred Directors in accordance with the provisions of the proposed Amended Charter. See “The Amendment Proposal” for additional information.

Services Agreements with Roivant Sciences, Inc. and Roivant Sciences GmbH

Immunovant has received, and will continue to receive, various services provided by its affiliates, Roivant Sciences, Inc. (“RSI”) and Roivant Sciences GmbH (“RSG”), each a wholly owned subsidiary of Roivant. These services include, but are not limited to, services related to development, administrative and financial activities. Following the closing of the Business Combination, Immunovant expects that its reliance on RSI and RSG will decrease over time as it continues to hire the necessary personnel to manage the development and potential commercialization of IMVT-1401 and any future product candidate. For a description of the services agreements pursuant to which these services are provided, see “Certain Transactions — Certain Transactions of Immunovant — Affiliate Services Agreements.”

The Share Exchange Agreement

Business Combination with Immunovant; Business Combination Consideration

On September 29, 2019, HSAC entered into a Share Exchange Agreement with Immunovant, the Sellers and the Sellers’ Representative. As of the date of the Share Exchange Agreement, the Sellers owned 100% of the issued and outstanding Immunovant Shares. Upon the closing of the transactions contemplated in the Share Exchange Agreement, HSAC will acquire all of the Sellers’ Immunovant Shares for the consideration described below, and Immunovant will become a wholly owned subsidiary of HSAC. Upon the closing of the transactions, HSAC will change its name to “Immunovant, Inc.”

Upon the closing of the Business Combination, the Sellers will sell to HSAC, and HSAC will purchase from the Sellers, all of the issued and outstanding Immunovant Shares and other equity interests in and of Immunovant, and HSAC will issue [•] HSAC Shares to the Sellers, including 10,000 shares of Series A Preferred Stock of HSAC issued to RSL, subject to pre-closing adjustment for certain indebtedness of Immunovant (other than indebtedness convertible into Immunovant capital stock). The issuance of HSAC Shares to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. The aggregate value of the consideration to be paid by HSAC in the Business Combination is approximately $[•] (calculated as follows: [•] HSAC Shares to be issued to the Sellers, multiplied by $10.00 (the deemed value of the shares in the Share Exchange Agreement).

The Sellers are entitled to receive up to an additional 20,000,000 Earnout Shares after the closing of the Business Combination if the volume-weighted average price of the HSAC Shares equals or exceeds the following prices for any Trading Period following the closing: (1) during any Trading Period prior to March 31, 2023, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $17.50 per share; and (2) during any Trading Period prior to March 31, 2025, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $31.50 per share (each, a “Milestone”). In the event that after closing of the Business Combination and prior to March 31, 2025, (i) there is a change of control of HSAC, (ii) any liquidation, dissolution or winding up of HSAC is initiated, (iii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against HSAC, or (iv) HSAC makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties (each, an “Acceleration Event”), then any Earnout Shares that have not been previously issued by HSAC (whether or not previously earned) shall be deemed earned and due by HSAC to the Sellers, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the applicable Milestone share price thresholds described above.

For more information about the Business Combination, please see the section titled “The Business Combination Proposal” and for more information about the Share Exchange Agreement and the related agreements entered or to be entered into connection therewith, please see the section titled “The Share Exchange Agreement.” A copy of the Share Exchange Agreement is attached to this proxy statement as Annex A.

Representation and Warranty Insurance

In conjunction with entering into the Share Exchange Agreement, HSAC bound a representation and warranty insurance policy concurrently with executing the Share Exchange Agreement. The insurance policy is being provided by Indian Harbor Insurance Company with a policy limit of $10 million and an initial retention amount equal to approximately $0.9 million.

Management

Immediately after the closing of the Business Combination, the Board will consist of seven directors, six of whom will be initially designated by the Sellers and one of whom will be initially designated by the Sponsor. See “Directors, Executive Officers, Executive Compensation and Corporate Governance — Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Sponsor Restricted Stock Agreement

In accordance with the restricted stock agreement (the “Sponsor Restricted Stock Agreement”), by and between HSAC and the Sponsor, the Sponsor has agreed that, concurrently with the closing of the Business Combination (the “Closing”), the Sponsor will (a) forfeit a number of HSAC Shares equal to: (A) 1,800,000, multiplied by (B) (i) the number of HSAC Shares validly redeemed by holders thereof in connection with the Business Combination as reflected in the records of the Company’s transfer agent, divided by (ii) 11,500,000 (such number of shares, the “Cancelled Shares”), and (b) subject a number of HSAC shares equal to 1,800,000 minus the Cancelled Shares (the “Sponsor Earnout Shares”) to potential forfeiture in the event that the Milestones are not achieved. In the event of an Acceleration Event, all of the Sponsor Earnout Shares shall vest and no longer be subject to forfeiture, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the applicable Milestone share price thresholds described above. Any Sponsor Earnout Shares that have not vested on or prior to March 31, 2025 will be forfeited by the Sponsor after such date.

Lock-Up Agreements

Each Immunovant stockholder has entered into a Lock-up Agreement with HSAC, in substantially the form attached to the Share Exchange Agreement, with respect to their HSAC Shares (or any securities convertible into, or exchangeable for, or representing the rights to receive HSAC Shares) to be received by it in the Business Combination or during the Lock-up Period (as defined below) (such shares, the “Lock-up Shares”). In such Lock-up Agreement, each Immunovant stockholder has agreed that during the Lock-up Period, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-up Shares, whether any of these transactions are to be settled by delivery of any Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of HSAC.

The “Lock-up Period” means: (i) with respect to 50% of the Lock-up Shares, the shorter of (A) the period commencing on the date of Closing and ending on the date that is six months thereafter; and (B) the period commencing on the date of Closing and ending on the date on which the last reported closing price of the HSAC Shares on the Nasdaq Capital Market (or such other exchange on which the HSAC Shares are then listed) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days during any 30 trading day period thereafter; and (ii) with respect to the remaining 50% of the Lock-up Shares, the period commencing on the date of Closing and ending on the date that is six months thereafter. In addition, if within six months after the date of Closing, there is a Change of Control (as defined in the Share Exchange Agreement), then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the foregoing restrictions.

Notwithstanding these restrictions, Immunovant stockholders will be permitted to make transfers or distributions to current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates or to the estates of any of the foregoing; by bona fide gift to a member of such shareholder’s immediate family or to a trust, the beneficiary of which is the stockholder or a member of the shareholder’s immediate family for estate planning purposes; by virtue of the laws of descent and distribution upon death of the Holder; or pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of a Lock-up Agreement.

Registration Rights Agreement

HSAC and Immunovant stockholders and the Sponsor have entered into an amended and restated registration rights agreement, in substantially the form attached to the Share Exchange Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Immunovant stockholders and the Sponsor will hold registration rights that obligate HSAC to register for resale under the Securities Act, all or any portion of the HSAC Shares issued under the Share Exchange Agreement, including any Earnout Payments, as well as HSAC Shares held by the Sponsor. Each of the Sponsor and Sellers’ Representative, as well as the stockholders holding a majority-in-interest of all such registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of the their registrable securities, so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the closing of the Business Combination, the Combined Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Combined Company shall give notice to the Immunovant stockholders and the Sponsor as to the proposed filing and offer such stockholders an opportunity to register the sale of such number of their registrable securities as they request in writing. In addition, subject to certain exceptions, such stockholders will be entitled under the Registration Rights Agreement to request in writing that HSAC register the resale of any or all of their registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

Under the Registration Rights Agreement, HSAC has agreed to indemnify such stockholders and certain persons or entities related to such stockholders against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell registrable securities, unless such liability arose from their misstatement or omission, and such stockholders including registrable securities in any registration statement or prospectus will agree to indemnify the Combined Company and certain persons or entities related to HSAC against all losses caused by their misstatements or omissions in those documents.

Other Agreements

As of the Record Date, HSAC had entered into voting agreements with holders of 4,547,000 HSAC Shares pursuant to which such stockholders, including but not limited to the RTW Entities, Perceptive Advisors, Adage Capital Management, Cormorant Asset Management, and Eventide Asset Management, LLC, agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares.

In addition, as of the Record Date, HSAC had entered into agreements with other investors that agreed to purchase up to 2,374,400 HSAC Shares at HSAC’s request and not to redeem such HSAC Shares in connection with the closing of the Business Combination.

Recommendations of the Board of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Share Exchange Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, HSAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by Immunovant. The financial data and materials evaluated included patient population data sourced from disease advocacy groups and public databases, public data disclosed by competitors in the anti-FcRn space and publicly disclosed pre-clinical and clinical data and timing of upcoming catalysts provided by Immunovant. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that HSAC stockholders vote:

•        FOR the Business Combination Proposal;

•        FOR the Amendment Proposal;

•        FOR the Nasdaq Proposal;

•        FOR the Equity Incentive Plan Proposal; and

•        FOR the Business Combination Adjournment Proposal.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that HSAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

•        If a proposed business combination is not completed by the date that is 24 months from the closing of the IPO, HSAC will be required to liquidate. In such event, the 2,875,000 HSAC Shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such HSAC Shares had an aggregate market value of approximately $[•] based on the closing price of the HSAC Shares of $[•] on the Nasdaq Stock Market as of [•], 2019.

•        On December 28, 2018, RTW Entities purchased 2,604,166 Immunovant Shares, which represented at the time of investment approximately 3% interest in Immunovant, in exchange for approximately $10.0 million. On August 1, 2019, the RTW Entities made an additional $25.0 million investment in Immunovant in exchange for two Promissory Notes, which automatically convert immediately prior to the consummation of the Business Combination into Immunovant Shares exchangeable for an aggregate of 2,500,000 HSAC Shares upon the closing of the Business Combination. The Promissory Notes bear interest at a rate of 5% per year, which interest will be waived and cancelled immediately prior to the closing of the Business Combination. On September 26, 2019, $2.5 million aggregate principal amount of the Promissory Notes issued to the RTW Entities was repaid, and the accrued interest on such principal amount was forgiven. In the event that the Business Combination is not consummated, the Promissory Notes will be convertible into Immunovant Shares in connection with certain qualified equity financings or other strategic transactions that Immunovant may enter into in the future.

•        The exercise of HSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•        If the Business Combination with Immunovant is completed, Immunovant will designate six of the members to the Combined Company’s board of directors.

•        Each of Frank M. Torti, M.D. and Myrtle S. Potter, proposed directors of the Combined Company, will receive options to purchase an estimated 24,868 shares upon closing of the Business Combination.

See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Voting Securities

As of the Record Date, there were 14,375,000 HSAC Shares issued and outstanding. Only HSAC stockholders who hold HSAC Shares of record as of the close of business on [•], 2019 are entitled to vote at the special meeting of stockholders or any adjournment of the special meeting. Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding HSAC Shares present and entitled to vote at the special meeting. Approval of the Amendment Proposal will require the approval of a majority of the HSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Amendment Proposal, for which it will have the same effect as voting against the proposal.

As of the Record Date, HSAC’s initial stockholders, either directly or beneficially, owned and were entitled to vote [•] HSAC Shares, or approximately [•]% of the outstanding HSAC Shares. With respect to the Business Combination, HSAC’s initial stockholders representing an aggregate of 2,875,000 HSAC Shares, have agreed to vote their respective HSAC Shares in favor of the Business Combination Proposal and related Proposals. In addition, as of the Record Date, they have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals although there is no agreement in place with respect to these Proposals.

In addition, as of the Record Date, HSAC had entered into voting agreements with holders of 4,547,000 HSAC Shares pursuant to which such stockholders, including but not limited to the RTW Entities, Perceptive Advisors, Adage Capital Management, Cormorant Asset Management, and Eventide Asset Management, LLC, agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares.

Appraisal Rights

Holders of HSAC Shares are not entitled to appraisal rights under Delaware law.

Emerging Growth Company

HSAC is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). It is anticipated that, after the consummation of the transactions, the Combined Company will continue to be an “emerging growth company.” As an emerging growth company, HSAC will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Combined Company intends to irrevocably elect not to avail itself of this extended transition period, and, as a result, will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

The Combined Company could remain an emerging growth company until the last day of its fiscal year following December 31, 2024 (the fifth anniversary of the consummation of its predecessor’s IPO). However, if (a) HSAC’s non-convertible debt issued within a three-year period exceeds $1.0 billion, (b) its total revenues exceed $1.07 billion, or (c) the market value of the HSAC Shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, HSAC would cease to be an emerging growth company as of the following fiscal year.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting HSAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Sellers are expected to have a majority of the voting power of the combined company, Immunovant will comprise all of the ongoing operations of the combined entity, Immunovant will comprise a majority of the governing body of the combined company, and Immunovant’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Immunovant issuing shares for the net assets of HSAC, accompanied by a recapitalization. The net assets of HSAC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Immunovant.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Share Exchange Agreement are not subject to additional federal or state regulatory requirements or approvals, except for a requirement for the companies to submit filings pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976 (“HSR”), with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”) and the expiration or termination of the HSR waiting period, and permission of the Bermuda Monetary Authority necessary to effectuate the transactions contemplated by the Share Exchange Agreement. Immunovant and HSAC filed notifications on October 11, 2019. On October 30, 2019, Immunovant and HSAC each received notice that the FTC granted early termination of the waiting period under HSR in connection with the Business Combination. Accordingly, the regulatory condition relating to the expiration or termination of the waiting period under HSR in respect of the Business Combination has been satisfied.

IMMUNOVANT SCIENCES LTD. SUMMARY COMBINED AND CONSOLIDATED FINANCIAL DATA

The following tables set forth Immunovant’s summary combined and consolidated financial data as of and for the periods indicated. Immunovant derived the summary combined and consolidated statement of operations data for the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019 and the summary combined and consolidated balance sheet data as of March 31, 2019 from Immunovant’s audited combined and consolidated financial statements included elsewhere in this proxy statement. The summary combined and consolidated financial data for the six months ended September 30, 2018 and 2019 and the summary combined and consolidated balance sheet data as of September 30, 2019 have been derived from Immunovant’s unaudited interim combined and consolidated financial statements included elsewhere in this proxy statement. The unaudited interim combined and consolidated financial statements have been prepared on the same basis as the audited combined and consolidated financial statements, and in the opinion of Immunovant’s management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly Immunovant’s financial position and results of operations.

Immunovant’s financial statements have been derived by carving out the historical results of operations and historical cost basis of the assets and liabilities associated with IMVT-1401 that have been contributed to us by RSL, from RSL’s financial statements. Immunovant’s financial statements have been presented as if Immunovant had been a separate business since the acquisition of IMVT-1401 by RSG on December 19, 2017 and accordingly, the assets, liabilities and expenses relating to Immunovant’s operations have been separated from RSL in the financial statements for periods prior to and after Immunovant’s formation through March 31, 2019 and the six months ended September 30, 2019. Immunovant’s fiscal year ends on March 31.

Immunovant’s historical and interim results are not necessarily indicative of the results to be expected in the future or for any full year period. You should read the summary combined and consolidated financial data set forth below in conjunction with the sections titled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Immunovant Sciences Ltd.” and Immunovant’s audited and unaudited financial statements and notes thereto included elsewhere in this proxy statement.

	Six Months Ended September 30,		Year Ended March 31, 2019	Period from December 19, 2017 to March 31, 2018
	2019	2018
Statement of Operations Data:
Net loss	$(34,540,974)	$(10,718,364)	$(28,599,424)	$(34,185,142)
Net loss per common share – basic and diluted	$(0.44)	$(0.77)	$(0.63)	$(3.42)

Statement of Cash Flows Data:
Net cash used in operating activities	$(25,889,520)	$(8,509,520)	$(28,547,577)	$(32,074,325)
Net cash used in investing activities	(8,319)	—	(51,812)	—
Net cash provided by financing activities	37,904,399	13,556,436	35,584,478	32,074,325

Balance Sheet Data:
Total cash	$18,991,649		$6,985,089	$—
Total assets	24,153,522		13,827,979	113,170
Total liabilities	47,440,069		6,490,646	1,609,885
Total stockholders’ (deficit)/equity	(23,286,547)		7,337,333	(1,496,715)

TRADING MARKET AND DIVIDENDS

HSAC’s Units, Shares and Warrants are each quoted on the Nasdaq Stock Market, under the symbols “HSACU,” “HSAC” and “HSACW,” respectively. Each of HSAC’s Units consist of one HSAC Share and one redeemable warrant to purchase one-half of an HSAC Share. HSAC’s Units commenced trading on May 9, 2019. The HSAC Shares and HSAC Warrants commenced trading on June 21, 2019.

HSAC has not paid any cash dividends on HSAC Shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon HSAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

The Immunovant Shares are not publicly traded.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination. Risks related to Immunovant, including risks related to Immunovant’s business, financial position and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to the Combined Company after the closing of the Business Combination.

Risks Related to Immunovant’s Business, Financial Position and Capital Requirements

Immunovant has a limited operating history and has never generated any product revenue.

Immunovant is a clinical-stage biopharmaceutical company with a limited operating history. Immunovant was incorporated in July 2018, and its operations to date have been limited to organizing and staffing the company, acquiring the rights to its product candidate, IMVT-1401, and preparing for and conducting clinical trials. Immunovant has not yet demonstrated an ability to successfully complete a large-scale, pivotal clinical trial, obtain marketing approval, manufacture a commercial scale product, or arrange for a third party to do so on Immunovant’s behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, Immunovant has no meaningful operations upon which to evaluate its business, and predictions about its future success or viability may not be as accurate as they could be if it had a longer operating history or a history of successfully developing, manufacturing and commercializing pharmaceutical products, including antibody-based products.

Immunovant’s ability to generate product revenue and become profitable depends upon its ability to successfully complete the development of, and obtain the necessary regulatory approvals for, IMVT-1401 and any future product candidates. It has never been profitable, has no products approved for commercial sale, and has not generated any product revenue.

Even if Immunovant receives regulatory approval for IMVT-1401 or any future product candidate, it is not known when or if it will generate product revenue. Immunovant’s ability to generate product revenue depends on a number of factors, including, but not limited to, its ability to:

•        successfully complete clinical trials and obtain regulatory approval for the marketing of IMVT-1401 or any future product candidate in the United States and in other jurisdictions;

•        add operational, financial and management information systems personnel, including personnel to support its clinical, manufacturing and planned future commercialization efforts and operations as a public company;

•        initiate and continue relationships with third-party suppliers and manufacturers and have commercial quantities of IMVT-1401 or any future product candidate manufactured at acceptable cost and quality levels and in compliance with FDA and other regulatory requirements;

•        attract and retain experienced management and advisory teams;

•        raise additional funds when needed and on terms acceptable to Immunovant;

•        commercially launch IMVT-1401 or any future product candidate, if approved, whether alone or in collaboration with others, including establishing sales, marketing and distribution systems;

•        set an acceptable price for any approved product and obtain coverage and adequate reimbursement from third-party payors;

•        achieve market acceptance of any approved product in the medical community and with third-party payors and consumers;

•        compete effectively with other biotechnology and pharmaceutical companies targeting autoimmune disease indications; and

•        maintain, expand and protect its intellectual property portfolio.

Because of the numerous risks and uncertainties associated with product development, Immunovant is unable to predict the timing or amount of increased expenses, or when or if it will be able to achieve or maintain profitability. Immunovant’s expenses could increase beyond expectations if it is required by the FDA or comparable non-U.S. regulatory authorities to perform studies or clinical trials in addition to those that it currently anticipates. Even if IMVT-1401 or any future product candidate is approved for commercial sale, Immunovant anticipates incurring significant costs associated with its commercial launch. If it cannot successfully execute any one of the foregoing, its business may not succeed.

Immunovant expects to incur significant losses for the foreseeable future and may never achieve or maintain profitability. Its independent registered public accounting firm has expressed substantial doubt about Immunovant’s ability to continue as a going concern.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that a product candidate will fail to gain regulatory approval or fail to become commercially viable. Immunovant has never generated any product revenue, and it cannot estimate with precision the extent of its future losses. Immunovant does not currently have any products that are available for commercial sale and it may never generate product revenue or achieve profitability. Immunovant’s net loss was $34.2 million, $28.6 million and $34.5 million for the period from December 19, 2017 to March 31, 2018, the year ended March 31, 2019, and the six months ended September 30, 2019, respectively. As of September 30, 2019, it had an accumulated deficit of $59.4 million.

Immunovant expects to continue to incur substantial and increasing losses through the commercialization of IMVT-1401 or any future product candidate, if approved. Immunovant currently has no products that are approved for commercial sale. As a result, it is uncertain when or if it will achieve profitability and, if so, whether Immunovant will be able to sustain it. Immunovant’s ability to generate product revenue and achieve profitability is dependent on its ability to complete the development of IMVT-1401 or any future product candidate, obtain necessary regulatory approvals for such product candidate, and manufacture and successfully commercialize such product candidate alone or in collaboration with others. Immunovant cannot assure you that it will be profitable even if it successfully commercializes IMVT-1401 or any future product candidate. If Immunovant does successfully obtain regulatory approval to market a product candidate, its revenue will be dependent upon, in part and among other things, the size of the markets in the territories for which it gains regulatory approval, the number of competitors in such markets, the accepted price for Immunovant’s product candidate, the reimbursement environment for its product candidate and whether Immunovant owns the commercial rights for those territories. If the indication approved by regulatory authorities for IMVT-1401 or any future product candidate is narrower than Immunovant expects, or the treatment population is narrowed by competition, physician choice or treatment guidelines, Immunovant may not generate significant revenue from sales of such product candidate, even if approved. Even if Immunovant does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Failure to become and remain profitable may adversely affect Immunovant’s ability to raise capital and continue operations.

Immunovant expects its research and development expenses in connection with its development program for IMVT-1401 to continue to be significant. In addition, if Immunovant obtains regulatory approval for IMVT-1401, it expects to incur increased sales, marketing and manufacturing expenses. As a result, Immunovant expects to continue to incur significant and increasing operating losses and negative cash flows for the foreseeable future. These losses had and will continue to have an adverse effect on Immunovant’s results of operations, financial position and working capital.

Immunovant’s independent registered public accounting firm has issued a going concern opinion on its combined and consolidated financial statements included elsewhere in this proxy statement, expressing substantial doubt that it can continue as an ongoing business due to insufficient capital for Immunovant to fund its operations. Immunovant’s combined and consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If it is unable to successfully complete this Business Combination, Immunovant will need to create alternate financing or operational plans to continue as a going concern.

Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of its sole product candidate, IMVT-1401.

Immunovant currently has no products that are approved for commercial sale and may never be able to develop marketable products. Immunovant expects that a substantial portion of its efforts and expenditures over the next few years will be devoted to the advancement of IMVT-1401. Accordingly, Immunovant’s business currently depends heavily on the successful completion of its clinical trials for IMVT-1401 and subsequent regulatory approval and commercialization of this product candidate.

Immunovant cannot be certain that IMVT-1401 will receive regulatory approval or be successfully commercialized even if it receives regulatory approval. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of pharmaceutical products, including antibody-based products, are, and will remain, subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries that each have differing regulations. Immunovant is not permitted to market its product candidate in the United States until it receives approval of a biologics license application (“BLA”) or in any foreign country until it receives the requisite approvals from the appropriate authorities in such countries for marketing authorization. In addition, Immunovant has not yet demonstrated its ability to complete later-stage or pivotal clinical trials for any product candidate.

Immunovant has not submitted a BLA for IMVT-1401 to the FDA or any comparable application to any other regulatory authority. Obtaining approval of a BLA or similar regulatory approval is an extensive, lengthy, expensive and inherently uncertain process, and the FDA or other foreign regulatory authorities may delay, limit or deny approval of IMVT-1401 for many reasons, including:

•        Immunovant may not be able to demonstrate that its product candidate is safe and effective as a treatment for any of its currently targeted indications to the satisfaction of the FDA or other relevant regulatory authorities;

•        the relevant regulatory authorities may require additional pre-approval studies or clinical trials, which would increase Immunovant’s costs and prolong its development timelines;

•        the results of Immunovant’s clinical trials may not meet the level of statistical or clinical significance required by the FDA or other relevant regulatory authorities for marketing approval;

•        the FDA or other relevant regulatory authorities may disagree with the number, design, size, conduct or implementation of Immunovant’s clinical trials, including the design of the ongoing and planned clinical trials of IMVT-1401 for the treatment of MG, GO and WAIHA;

•        the contract research organizations (“CROs”) that Immunovant retains to conduct clinical trials may take actions outside of Immunovant’s control, or otherwise commit errors or breaches of protocols, that materially adversely impact Immunovant’s clinical trials and ability to obtain market approvals;

•        the FDA or other relevant regulatory authorities may not find the data from preclinical studies or clinical trials sufficient to demonstrate that the clinical and other benefits of Immunovant’s product candidate outweigh its safety risks;

•        the FDA or other relevant regulatory authorities may disagree with Immunovant’s interpretation of data or significance of results from the preclinical studies and clinical trials of its product candidate, or may require additional studies;

•        the FDA or other relevant regulatory authorities may not accept data generated from Immunovant’s clinical trial sites;

•        if Immunovant’s BLA or other foreign application is reviewed by an advisory committee, the FDA or other relevant regulatory authority, as the case may be, may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of Immunovant’s application or may recommend that the FDA or other relevant regulatory authority, as the case may be, require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

•        the FDA or other relevant regulatory authorities may require development of a risk evaluation and mitigation strategy (“REMS”) or its equivalent, as a condition of approval;

•        the FDA or other relevant regulatory authorities may require additional post-marketing studies and/or a patient registry, which would be costly;

•        the FDA or other relevant regulatory authorities may find the chemistry, manufacturing and controls data insufficient to support the quality of Immunovant’s product candidate;

•        the FDA or other relevant regulatory authorities may identify deficiencies in the manufacturing processes or facilities of Immunovant’s third-party manufacturers; or

•        the FDA or other relevant regulatory authorities may change their approval policies or adopt new regulations.

Even if Immunovant does receive regulatory approval to market IMVT-1401, any such approval may be subject to limitations on the indicated uses or patient populations for which Immunovant may market IMVT-1401. Accordingly, even if Immunovant is able to obtain the requisite financing to continue to fund its development programs, Immunovant cannot assure you that its product candidate will be successfully developed or commercialized.

In addition, if Immunovant’s product candidate encounters safety or efficacy problems, developmental delays, regulatory issues, supply issues, or other problems in one of its target indications, its development plans for its product candidate could be significantly harmed in other indications, which would have a material adverse effect on Immunovant’s business. Further, competitors who are developing product candidates in the autoimmune disease field, including IgG-mediated autoimmune indications, or that target the same indications or use the same mechanism of action as Immunovant, may experience problems with their product candidates that could suggest problems with Immunovant’s product candidate that would potentially harm its business.

Immunovant will require additional capital to fund its operations, and if it fails to obtain necessary financing, Immunovant may not be able to complete the development and commercialization of IMVT-1401.

Immunovant expects to spend substantial capital to complete the development of, seek regulatory approvals for, and commercialize IMVT-1401. These expenditures will include costs associated with the HanAll Agreement, pursuant to which it is required to reimburse HanAll for half of budgeted research and development costs incurred by them with respect to IMVT-1401 (up to an aggregate reimbursement amount of $20.0 million), make payments in connection with the achievement of certain regulatory milestones prior to generating any product sales (including the initiation of certain clinical trials for IMVT-1401), make significant further payments upon the achievement of certain sales milestones and make tiered royalty payments in connection with the commercial sale of IMVT-1401, if approved.

Immunovant will require additional capital to complete the development and potential commercialization of IMVT-1401. Because the length of time and activities associated with successful development of Immunovant’s product candidate are highly uncertain, Immunovant is unable to estimate with certainty the actual funds Immunovant will require for development and any approved marketing and commercialization activities. Immunovant’s future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

•        the initiation, timing, progress, costs and results of Immunovant’s clinical trials for IMVT-1401, including Immunovant’s ongoing and planned clinical trials of IMVT-1401 for the treatment of MG, GO and WAIHA;

•        the outcome, timing and cost of meeting regulatory requirements established by the FDA and other comparable foreign regulatory authorities;

•        the cost of filing, prosecuting, defending and enforcing Immunovant’s patent claims and other intellectual property rights;

•        the cost of defending potential intellectual property disputes, including patent infringement actions brought by third parties against Immunovant or any of its current or future product candidates;

•        the cost of future product candidates or technologies that Immunovant may acquire or in-license;

•        the effect of competing market developments;

•        the cost and timing of completion of commercial-scale and other manufacturing activities;

•        the cost of establishing sales, marketing and distribution capabilities for IMVT-1401 or any future product candidate in regions where Immunovant chooses to commercialize such product candidate on its own; and

•        the initiation, progress, timing and results of Immunovant’s commercialization of its product candidate, if approved for commercial sale.

Immunovant does not have any committed external source of funds. If Immunovant is unable to raise additional capital in sufficient amounts or on terms acceptable to Immunovant, it may have to significantly delay, scale back or discontinue the development or commercialization of IMVT-1401 and any future product candidates, or potentially discontinue operations altogether. In addition, attempting to secure additional capital may divert the time and attention of Immunovant’s management from day-to-day activities and harm Immunovant’s product candidate development efforts. Because of the numerous risks and uncertainties associated with the development and potential commercialization of IMVT-1401, Immunovant is unable to estimate the associated amounts of increased capital outlays, operating expenditures and capital requirements.

Raising additional funds by issuing securities may cause dilution to existing stockholders, raising additional funds through debt financings may involve restrictive covenants, and raising funds through lending and licensing arrangements may restrict Immunovant’s operations or require Immunovant to relinquish proprietary rights.

Immunovant expects that significant additional capital will be needed in the future to continue its planned operations. Until such time, if ever, that Immunovant can generate substantial product revenue, Immunovant expects to finance its cash needs through a combination of equity offerings, debt financings, strategic alliances and license and development agreements or other collaborations. To the extent that Immunovant raises additional capital by issuing equity securities, Immunovant’s existing stockholders’ ownership may experience substantial dilution, and the terms of these securities may include liquidation or other preferences that could adversely affect the rights of a stockholder. Additionally, any agreements for future debt or preferred equity financings, if available, may involve covenants limiting or restricting Immunovant’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If Immunovant raises additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, Immunovant may have to relinquish valuable rights to its future revenue streams, research programs or IMVT-1401 or any future product candidate, or grant licenses on terms that may not be favorable to Immunovant. If Immunovant is unable to raise additional funds when needed, Immunovant may be required to delay, limit, reduce or terminate its product development or future commercialization efforts, or grant rights to develop and market product candidates that it would otherwise develop and market itself.

Immunovant relies on the HanAll Agreement to provide rights to the core intellectual property relating to IMVT-1401. Any termination or loss of significant rights under the HanAll Agreement would adversely affect Immunovant’s development or commercialization of IMVT-1401.

Immunovant has licensed its core intellectual property relating to IMVT-1401 from HanAll under the HanAll Agreement. See “Immunovant Sciences Ltd.’s Business — License Agreement with HanAll Biopharma Co., Ltd.” If, for any reason, the HanAll Agreement is terminated or Immunovant otherwise loses those rights, it would adversely affect Immunovant’s business. The HanAll Agreement imposes on Immunovant obligations relating to exclusivity, territorial rights, development, commercialization, funding, payment, diligence, sublicensing, insurance, intellectual property protection and other matters. Immunovant is also required to reimburse HanAll for half of budgeted research and development costs incurred by them with respect to IMVT-1401, up to an aggregate reimbursement amount of $20.0 million. If Immunovant breaches any material obligations, or uses the intellectual property licensed to Immunovant in an unauthorized manner, under the HanAll Agreement, Immunovant may be required to pay damages to its collaborators and they may have the right to terminate the applicable licenses, which would result in Immunovant being unable to develop, manufacture and sell IMVT-1401, if approved.

The HanAll Agreement obligates Immunovant to make certain milestone payments, some of which will be triggered prior to the commercialization of IMVT-1401.

Immunovant will be responsible for future contingent payments and royalties under the HanAll Agreement, including up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestone events, some of which events may occur prior to Immunovant’s planned commercialization of IMVT-1401. Accordingly, Immunovant will be required to make some such payments prior to the time at which it is able to generate any revenue, if any, from commercial sales of IMVT-1401. There can be no assurance that Immunovant will have the funds necessary to make such payments, or be able to raise such funds when needed, on terms acceptable to Immunovant, or at all. As a result, Immunovant may be required to delay, limit, reduce or terminate its product development or future commercialization efforts.

Immunovant currently has a limited number of employees who are employed by its wholly owned subsidiary and Immunovant relies on RSI and RSG to provide various administrative, business development, clinical development and other services.

As of September 30, 2019, Immunovant had no employees, and Immunovant’s wholly owned subsidiary, Immunovant, Inc., had 17 employees, including 13 who are engaged in research and development activities. Immunovant relies on the administrative support, business development, clinical development and other services provided by RSI and RSG, wholly owned subsidiaries of RSL, which provide services to Immunovant pursuant to the Services Agreements, as further described under the section titled “Certain Transactions — Certain Transactions of Immunovant — Affiliate Services Agreements.” For example, Immunovant currently relies and expects to continue to rely on RSI to support its preclinical and clinical development programs. Personnel and support staff that provide services to Immunovant under the Services Agreements are not required to, and Immunovant does not expect that they will, have the management and administration of Immunovant’s business as their primary responsibility, or act exclusively for Immunovant. RSI and RSG have limited finance, accounting, clinical development and other resources. Furthermore, RSI and RSG engage in other business activities and provide support for other of Immunovant’s affiliates and subsidiaries of RSL. If their focus is diverted or their limited resources are otherwise employed, Immunovant could face potential delays or disruptions in the conduct of Immunovant’s ongoing clinical trial programs and the commercialization of Immunovant’s product candidate, if approved, which could harm Immunovant’s business.

In the event of a default under or termination of the Services Agreements, Immunovant may be unable to contract with substitute service providers on similar terms, in a timely fashion, or at all, and the costs of substituting service providers may be substantial. In addition, a substitute service provider may not be able to provide the same level of services due to a lack of pre-existing knowledge or synergies. Any termination of Immunovant’s relationship with RSI or RSG, or decrease in provision of services by RSI and RSG, and any delay in appointing or finding a suitable replacement provider, if one exists, could make it difficult for Immunovant to operate its business and continue the clinical development and potential commercialization of IMVT-1401 or any future product candidate.

Immunovant may not be able to manage its business effectively if it is unable to attract and retain key personnel.

Immunovant may not be able to attract or retain qualified management and commercial, scientific and clinical personnel due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses. If Immunovant is not able to attract and retain necessary personnel to accomplish its business objectives, Immunovant may experience constraints that will significantly impede the achievement of its development objectives, its ability to raise additional capital and its ability to implement its business strategies.

Immunovant is highly dependent on the skills and leadership of its senior management team and key employees. Senior management and key employees may terminate their positions with Immunovant at any time. If Immunovant loses one or more members of its senior management team or key employees, Immunovant’s ability to successfully implement its business strategies could be adversely affected. Replacing these individuals may be difficult, cause disruption and may take an extended period of time due to the limited number of individuals in Immunovant’s industry with the breadth of skills and experience required to develop, manufacture, gain regulatory approval of and commercialize products successfully. Competition to hire from this limited pool is intense, and Immunovant may be unable to hire, train, retain or motivate additional key personnel. Immunovant does not maintain “key person” insurance for any members of its senior management team or other employees.

Immunovant will need to expand its organization, and it may experience difficulties in managing this growth, which could disrupt its operations.

Immunovant expects to hire, either directly, or through any current or future subsidiaries, additional employees for Immunovant’s managerial, finance and accounting, legal, clinical, scientific and engineering, regulatory, operational, manufacturing, medical affairs, business development and sales and marketing teams. Immunovant may have difficulties identifying, hiring and integrating new personnel. Future growth would impose significant additional responsibilities on Immunovant’s management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors. Also, Immunovant’s management may need to divert a disproportionate amount of its attention away from Immunovant’s day-to-day activities and devote a substantial amount of time to managing these growth activities. Immunovant may not be able to effectively manage the expansion of its operations across Immunovant’s entities, which may result in weaknesses in its infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Immunovant’s expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of IMVT-1401 and any future product candidate. If Immunovant’s management is unable to effectively manage Immunovant’s growth, Immunovant’s expenses may increase more than expected, Immunovant’s ability to generate or grow revenue could be reduced, and Immunovant may not be able to implement Immunovant’s business strategy. Immunovant’s future financial performance and Immunovant’s ability to commercialize IMVT-1401 or any future product candidate and compete effectively will partly depend on Immunovant’s ability to effectively manage any future growth.

Many of the other pharmaceutical companies Immunovant competes against for qualified personnel and consultants have greater financial and other resources, different risk profiles and a longer operating history in the industry than Immunovant does. They also may provide more diverse opportunities and better chances for career advancement. Some of these opportunities may be more appealing to high-quality candidates and consultants than what Immunovant has to offer. If Immunovant is unable to continue to attract and retain high-quality personnel and consultants, the rate and success at which Immunovant can develop product candidates and Immunovant’s business will be harmed.

Immunovant’s or its affiliates’ employees, independent contractors, principal investigators, consultants, commercial collaborators, service providers and other vendors or potential collaborators may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have an adverse effect on Immunovant’s results of operations.

Immunovant is exposed to the risk that its or its affiliates’ employees and contractors, including principal investigators, CROs, consultants, commercial collaborators, service providers and other vendors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other unauthorized activities that violate the laws and regulations of the FDA or other similar regulatory bodies, including those laws that require the reporting of true, complete and accurate information to such regulatory bodies; manufacturing and the FDA’s Good Clinical Practice (“GCP”) or current Good Manufacturing Practice (“cGMP”) standards; federal, state and foreign healthcare fraud and abuse laws and data privacy; or laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing, bribery, corruption, antitrust violations and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use or misrepresentation of information obtained in the course of clinical trials, creating fraudulent data in Immunovant’s preclinical studies or clinical trials or illegal misappropriation of drug product, which could result in regulatory sanctions and serious harm to Immunovant’s reputation. It is not always possible to identify and deter employee or third-party misconduct, and the precautions Immunovant takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Immunovant from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations. Additionally, Immunovant is subject to the risk that a person, including any person who may have engaged in any fraud or misconduct, or government agency could allege such fraud or other misconduct, even if none occurred. Furthermore, Immunovant relies on its CROs and clinical trial sites to adequately report data from Immunovant’s ongoing clinical trials. For example, any failure by such parties to adequately report safety signals to Immunovant in a timely manner from any such trials may also affect the approvability of Immunovant’s product candidate or cause delays and disruptions for the approval of its product candidate, if at all. If Immunovant’s or its affiliates’ employees, independent contractors, principal investigators, consultants, commercial collaborators, service providers or other vendors are alleged or found to be in violation of any such regulatory standards or requirements, or become subject to a corporate integrity agreement or similar agreement and curtailment of Immunovant’s operations, it could have a significant impact on Immunovant’s business and financial results, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, suspension or delay in Immunovant’s clinical trials, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, FDA debarment, contractual damages, reputational harm, diminished profits and future earnings, and additional reporting requirements and oversight, any of which could adversely affect Immunovant’s ability to operate its business and its results of operations.

Immunovant may not be successful in its efforts to identify and acquire or in-license additional product candidates or technologies, or to enter into collaborations or strategic alliances for the development and commercialization of any such future product candidates.

Immunovant may seek to identify and acquire or in-license novel product candidates or technologies in the autoimmune disease field. The process by which Immunovant identifies product candidates and technologies may fail to yield product candidates for clinical development for a number of reasons, including those discussed in these risk factors and also:

•        the process by which Immunovant identifies and decides to acquire product candidates or technologies, including through the business development support Immunovant receives from RSL and its subsidiaries pursuant to the Services Agreements, may not be successful;

•        potential product candidates may, upon further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance;

•        potential product candidates may not be effective in treating their targeted diseases; or

•        the acquisition or in-licensing transactions can entail numerous operational and functional risks, including exposure to unknown liabilities, disruption of Immunovant’s business, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, or higher than expected acquisition or integration costs.

Immunovant may choose to focus its efforts and resources on a potential product candidate or technology that ultimately proves to be unsuccessful. Immunovant also cannot be certain that, following an acquisition or in-licensing transaction, Immunovant will achieve the revenue or specific net income that justifies such transaction. Further, time and resources spent identifying, acquiring and developing potential product candidates or technologies may distract management’s attention from Immunovant’s primary business or other development programs. If Immunovant is unable to identify and acquire suitable product candidates for clinical development, this could adversely impact Immunovant’s business strategy and financial position.

In the future, Immunovant may also decide to collaborate with other pharmaceutical companies for the development and potential commercialization of Immunovant’s product candidates in the United States or other countries or territories of the world. Immunovant will face significant competition in seeking appropriate collaborators. Immunovant may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for Immunovant’s product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view Immunovant’s product candidates as having the requisite potential to demonstrate safety and efficacy. If and when Immunovant collaborates with a third party for development and commercialization of a product candidate, Immunovant can expect to relinquish some or all of the control over the future success of that product candidate to the third party. Immunovant’s ability to reach a definitive agreement for a collaboration will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors.

International expansion of Immunovant’s business exposes it to business, legal, regulatory, political, operational, financial and economic risks associated with conducting business outside of the United States.

Part of Immunovant’s business strategy involves potentially expanding internationally with third-party collaborators to seek regulatory approval for IMVT-1401 and any future product candidates outside the United States. Doing business internationally involves a number of risks, including but not limited to:

•        multiple conflicting and changing laws and regulations such as tax laws, export and import restrictions, employment laws, anti-bribery and anti-corruption laws, regulatory requirements and other governmental approvals, permits and licenses;

•        failure by Immunovant or its collaborators to obtain appropriate licenses or regulatory approvals for the sale or use of Immunovant’s product candidates, if approved, in various countries;

•        difficulties in managing foreign operations;

•        complexities associated with managing multiple payor-reimbursement regimes or self-pay systems;

•        financial risks, such as longer payment cycles, difficulty enforcing contracts and collecting accounts receivable and exposure to foreign currency exchange rate fluctuations;

•        reduced protection for intellectual property rights;

•        natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions; and

•        failure to comply with the United States Foreign Corrupt Practices Act (“FCPA”), including its books and records provisions and its anti-bribery provisions, the U.K. Bribery Act 2010 (“U.K. Bribery Act”), and similar antibribery and anticorruption laws in other jurisdictions, for example by failing to maintain accurate information and control over sales or distributors’ activities.

Any of these risks, if encountered, could significantly harm Immunovant’s future international expansion and operations and, consequently, negatively impact its financial condition, results of operations and cash flows.

Legal, political and economic uncertainty surrounding the planned exit of the U.K. from the European Union is a source of instability and uncertainty.

In June 2016, a majority of the eligible members of the electorate in the United Kingdom (“U.K.”) voted to withdraw from the European Union (“E.U.”) in a national referendum, commonly referred to as “Brexit.” Pursuant to Article 50 of the 2009 Lisbon Treaty, the U.K. will cease to be an E.U. Member State either on the effective date of a withdrawal agreement (entry into such a withdrawal agreement will require approval of the U.K. Parliament (“Parliament”)) or, failing that, two years following the U.K.’s notification of its intention to leave the E.U. (the “Brexit Date”), unless the European Council (together with the U.K.) unanimously decides to extend the two year period. On March 29, 2017, the U.K. formally notified the European Council of its intention to leave the E.U. It is unclear how long it will take to negotiate a withdrawal agreement, but it appears likely that Brexit will continue to involve a process of lengthy negotiations between the U.K. and E.U. Member States to determine the future terms of the U.K.’s relationship with the E.U., given that no formal withdrawal arrangements have been agreed, there have been several extensions to the Brexit Date and the U.K. has yet to formally leave the E.U. On October 28, 2019, the E.U. granted the U.K. a further extension to the Brexit Date until January 31, 2020. Under the terms of the extension, the Brexit Date may be earlier than January 31, 2020, if a formal withdrawal agreement is ratified by Parliament. In addition, the U.K. will hold a general election on December 12, 2019. Until the post-election government is formed, there can be no guarantee or certainty as to which form Brexit will take and on which terms a withdrawal agreement with the E.U. will be agreed, if at all.

Lack of clarity about future U.K. laws and regulations as the U.K. determines which E.U. rules and regulations to replace or replicate in the event of a withdrawal, including financial laws and regulations, tax and free trade agreements, intellectual property rights, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws, could decrease foreign direct investment in the U.K., increase costs, depress economic activity and restrict access to capital. In addition, if the U.K. and the E.U. are unable to negotiate acceptable withdrawal terms or if other E.U. member states pursue withdrawal, barrier-free access between the U.K. and other E.U. member states or among the European Economic Area overall could be diminished or eliminated. The long-term effects of Brexit will depend on any agreements (or lack thereof) between the U.K. and the E.U. and, in particular, any arrangements for the U.K. to retain access to E.U. markets either during a transitional period or more permanently.

Such a withdrawal from the E.U. is unprecedented, and it is unclear how the U.K. access to the European single market for goods, capital, services and labor within the E.U., or the European single market, and the wider commercial, legal and regulatory environment, will impact Immunovant’s U.K. operations. Immunovant may also face new regulatory costs and challenges that could have an adverse effect on Immunovant’s operations and development programs. Even prior to any change to the U.K.’s relationship with the E.U., the announcement of Brexit has created economic uncertainty surrounding the terms of Brexit, and its consequences could negatively impact Immunovant’s financial condition, results of operations and cash flows.

Immunovant’s business and operations would suffer in the event of system failures, cyber-attacks or a deficiency in Immunovant’s cyber-security.

Immunovant’s computer systems, as well as those of various third parties on which Immunovant relies, including RSL and its affiliates, Immunovant’s CROs and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. Immunovant relies on its third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber-terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in Immunovant’s operations, it could result in a material disruption of its drug development programs. For example, the loss of preclinical or clinical trial data from completed, ongoing or planned trials could result in delays in Immunovant’s regulatory approval efforts and significantly increase its costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of or damage to Immunovant’s data or applications, or inappropriate disclosure of personal, confidential or proprietary information, Immunovant could incur liability and the further development of Immunovant’s product candidate or any future product candidate that Immunovant may develop could be delayed.

The failure to successfully implement an enterprise resource planning system could adversely impact Immunovant’s business and results of operations.

Immunovant has implemented a company-wide enterprise resource planning (“ERP”) system to upgrade certain existing business, operational, and financial processes, upon which Immunovant relies. ERP implementations are complex and time-consuming projects that require transformations of business and finance processes to reap the benefits of the ERP system. Any such transformation involves risk inherent in the conversion to a new system, including loss of information and potential disruption to normal operations. Additionally, if the ERP system is not effectively implemented as planned, or the system does not operate as intended, the effectiveness of Immunovant’s internal control over financial reporting could be adversely affected or Immunovant’s ability to assess those controls adequately could be delayed. Significant delays in documenting, reviewing and testing Immunovant’s internal control over financial reporting could cause Immunovant to fail to comply with the U.S. Securities and Exchange Commission (the “SEC”), reporting obligations related to Immunovant’s management’s assessment of its internal control over financial reporting. In addition, if Immunovant experiences interruptions in service or operational difficulties and is unable to effectively manage its business during or following the implementation of the ERP system, Immunovant’s business and results of operations could be harmed.

Potential product liability lawsuits against Immunovant could cause Immunovant to incur substantial liabilities and limit commercialization of any products that Immunovant may develop.

The use of IMVT-1401 and any future product candidate in clinical trials and the sale of any products for which Immunovant obtains marketing approval exposes Immunovant to the risk of product liability claims. Product liability claims might be brought against Immunovant by consumers, health care providers, other pharmaceutical companies or others taking or otherwise coming into contact with any approved products. On occasion, large monetary judgments have been awarded in class action lawsuits where drugs have had unanticipated adverse effects.

If Immunovant cannot successfully defend against product liability claims, Immunovant could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•        impairment of Immunovant’s business reputation and significant negative media attention;

•        delay or termination of clinical trials, or withdrawal of participants from Immunovant’s clinical trials;

•        significant costs to defend related litigation;

•        distraction of management’s attention from Immunovant’s primary business;

•        substantial monetary awards to patients or other claimants;

•        inability to commercialize any product candidate, if approved;

•        product recalls, withdrawals or labeling, marketing or promotional restrictions;

•        decreased demand for any product candidate, if approved; and

•        loss of revenue.

The product liability insurance Immunovant currently carries, and any additional product liability insurance coverage Immunovant acquires in the future, may not be sufficient to reimburse Immunovant for any expenses or losses Immunovant may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future Immunovant may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect Immunovant against losses due to liability. If Immunovant obtains marketing approval for IMVT-1401 or any future product candidate, Immunovant intends to acquire insurance coverage to include the sale of commercial products; however, it may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. A successful product liability claim or series of claims brought against Immunovant could cause its share price to decline and, if judgments exceed Immunovant’s insurance coverage, could adversely affect Immunovant’s results of operations and business, including preventing or limiting the commercialization any approved product.

Changes in funding for the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new products and services from being developed or commercialized in a timely manner, which could negatively impact Immunovant’s business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would harm Immunovant’s business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process Immunovant’s regulatory submissions, which could harm Immunovant’s business.

Risks Related to Development, Regulatory Approval and Commercialization

Clinical trials are very expensive, time-consuming, difficult to design and implement, and involve uncertain outcomes.

Immunovant’s product candidate is still in clinical development and will require extensive clinical testing before Immunovant is prepared to submit a BLA or other similar application for regulatory approval. Immunovant cannot provide you any assurance that it will submit a BLA for regulatory approval for its product candidate within Immunovant’s projected timeframes or whether any such application will be approved by the relevant regulatory authorities. Clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. For instance, the FDA or other regulatory authorities may not agree with Immunovant’s proposed analysis plans or trial design for any clinical trials for IMVT-1401, including Immunovant’s ASCEND-MG, ASCEND-GO and planned ASCEND-WAIHA trials; and during any such review, may identify unexpected efficacy or safety concerns, which may delay the approval of a BLA or similar application. The FDA may also find that the benefits of IMVT-1401 in any of Immunovant’s target indications do not outweigh its risks in a manner sufficient to grant regulatory approval. The clinical trial process is also time-consuming and costly and relies on the collaboration with many CROs and clinical trial sites.

Failures can occur at any stage of clinical trials, and Immunovant could encounter problems that cause it to abandon or repeat clinical trials. In addition, results from clinical trials may require further evaluation, delaying the next stage of clinical development or submission of a BLA. Further, product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials, and such product candidates may exhibit negative safety signals in later stage clinical trials that they did not exhibit in preclinical or earlier-stage clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in, or the discontinuation of, advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Likewise, the results of early preclinical studies and clinical trials of IMVT-1401, some of which were not conducted by Immunovant, may not be predictive of the results of Immunovant’s planned development programs, and there can be no assurance that the results of studies conducted by collaborators or other third parties will be viewed favorably or are indicative of Immunovant’s future trial results.

The commencement and completion of clinical trials may be delayed by several factors, including:

•        failure to obtain regulatory authorization to commence a trial or reaching consensus with regulatory authorities regarding the design or implementation of Immunovant’s studies;

•        unforeseen safety issues, or subjects experiencing severe or unexpected adverse events (“AEs”);

•        occurrence of serious AEs in trials of the same class of agents conducted by other sponsors;

•        lack of effectiveness during clinical trials;

•        resolving any dosing issues or limitations, including those raised by the FDA;

•        inability to reach agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•        slower than expected rates of patient recruitment or failure to recruit suitable patients to participate in a trial;

•        failure to add a sufficient number of clinical trial sites;

•        unanticipated impact from changes in or modifications to protocols or clinical trial design, including those that may be required by the FDA or other regulatory authorities;

•        inability or unwillingness of clinical investigators or study participants to follow Immunovant’s clinical and other applicable protocols or applicable regulatory requirements;

•        an institutional review board (“IRB”), refusing to approve, suspending, or terminating the trial at an investigational site, precluding enrollment of additional subjects, or withdrawing their approval of the trial;

•        premature discontinuation of study participants from clinical trials or missing data;

•        failure to manufacture or release sufficient quantities of Immunovant’s product candidate or placebo or failure to obtain sufficient quantities of active comparator medications for its clinical trials, if applicable, that in each case meet Immunovant’s quality standards, for use in clinical trials;

•        inability to monitor patients adequately during or after treatment; or

•        inappropriate unmasking of trial results.

Further, Immunovant, the FDA or another regulatory authority may suspend Immunovant’s clinical trials in an entire country at any time, or an IRB may suspend its clinical trial sites within any country, if it appears that Immunovant or its collaborators are failing to conduct a trial in accordance with regulatory requirements, including cGMP regulations, that Immunovant is exposing participants to unacceptable health risks, or if the FDA or other regulatory authority, as the case may be, finds deficiencies in Immunovant’s IND or equivalent applications for other countries or the manner in which the clinical trials are conducted. Therefore, Immunovant cannot predict with any certainty the schedule for commencement and completion of future clinical trials. If Immunovant experiences delays in the commencement or completion of its clinical trials, or if Immunovant terminates a clinical trial prior to completion, the commercial prospects of Immunovant’s product candidate could be harmed, and Immunovant’s ability to generate product revenue from Immunovant’s product candidate, if approved, may be delayed. In addition, any delays in Immunovant’s clinical trials could increase Immunovant’s costs, cause a decline in Immunovant’s share price, slow down the approval process, and jeopardize its ability to commence product sales and generate revenue. Any of these occurrences may harm Immunovant’s business, financial condition and results of operations. In addition, many of the factors that cause or lead to a termination or suspension of, or delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Immunovant’s product candidate. Immunovant may make formulation or manufacturing changes to its product candidate, in which case Immunovant may need to conduct additional preclinical or clinical studies to bridge Immunovant’s modified product candidate to earlier versions. Any delays to Immunovant’s clinical trials that occur as a result could shorten any period during which Immunovant may have the exclusive right to commercialize its product candidate and its competitors may be able to bring products to market before Immunovant does, and the commercial viability of Immunovant’s product candidate could be significantly reduced.

Moreover, principal investigators for Immunovant’s clinical trials may serve as scientific advisors or consultants to Immunovant from time to time and receive compensation in connection with such services. Under certain circumstances, Immunovant may be required to report some of these relationships to the FDA or other regulatory authorities. The FDA or other regulatory authorities may conclude that a financial relationship between Immunovant and a principal investigator has created a conflict of interest or otherwise affected the integrity of the study. The FDA or other regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Immunovant’s marketing applications by the FDA or other regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of Immunovant’s product candidate.

In addition, Immunovant had no involvement with or control over the preclinical or clinical development of IMVT-1401 prior to its in-license from HanAll. Immunovant is dependent on its licensing partner having conducted such research and development in accordance with the applicable protocols and legal, regulatory and scientific standards, having accurately reported the results of all preclinical studies and clinical trials and other research they conducted prior to Immunovant’s acquisition of the rights to its product candidate, having correctly collected and interpreted the data from these studies, trials and other research, and having supplied Immunovant with complete information, data sets and reports required to adequately demonstrate the results reported through the date of Immunovant’s acquisition of this asset. Problems related to Immunovant’s predecessor could result in increased costs and delays in the development of Immunovant’s product candidate, which could adversely affect its ability to generate any future revenue from sales of its product candidate, if approved.

The results of Immunovant’s preclinical and clinical trials may not support its proposed claims for its product candidate, or regulatory approval on a timely basis or at all, and the results of earlier studies and trials may not be predictive of future trial results.

Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and Immunovant cannot be sure that the results of later clinical trials will replicate the results of prior preclinical testing and clinical trials. In particular, Immunovant cannot assure you that the reductions in IgG antibodies that it has observed to date in Immunovant’s Phase 1 clinical trial of IMVT-1401, which did not include pre-specified endpoints for IgG reduction, will be observed in any future clinical trials. Likewise, promising results in interim analyses or other preliminary analyses do not ensure that the clinical trial as a whole will be successful. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in clinical trials, even after promising results in earlier preclinical studies or clinical trials. These setbacks have been caused by, among other things, preclinical findings made while clinical trials were underway and safety or efficacy observations made in clinical trials, including previously unreported AEs. The results of preclinical studies and early clinical trials of Immunovant’s product candidate may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical and initial clinical trials. A future failure of a clinical trial to meet its pre-specified endpoints would likely cause Immunovant to abandon its product candidate. Any delay in, or termination of, Immunovant’s clinical trials will delay the submission of a BLA to the FDA or other similar applications with other relevant foreign regulatory authorities and, ultimately, Immunovant’s ability to commercialize its product candidate, if approved, and generate product revenue. Even if Immunovant’s clinical trials are completed as planned, Immunovant cannot be certain that their results will support Immunovant’s claims for differentiation or the effectiveness or safety of Immunovant’s product candidate. The FDA has substantial discretion in the review and approval process and may disagree that Immunovant’s data support the differentiated claims it proposes. In addition, only a small percentage of biologics under development result in the submission of a BLA to the FDA and even fewer are approved for commercialization.

Interim, “top-line” or preliminary data from Immunovant’s clinical trials that it announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, Immunovant may publicly disclose preliminary or “top-line” data from its clinical trials, which is based on a preliminary analysis of then-available top-line data, and the results and related findings and conclusions are subject to change following a full analyses of all data related to the particular trial. Immunovant also makes assumptions, estimations, calculations and conclusions as part of Immunovant’s analyses of data, and Immunovant may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the top-line results that Immunovant reports may differ from future results of the same trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Top-line data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Immunovant previously published. As a result, top-line data should be viewed with caution until the final data are available. Immunovant may also disclose interim data from its clinical trials. Interim data from clinical trials that Immunovant may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse differences between preliminary or interim data and final data could significantly harm Immunovant’s business prospects.

Further, others, including regulatory agencies, may not accept or agree with Immunovant’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and Immunovant’s business in general. In addition, the information Immunovant chooses to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what Immunovant determines is the material or otherwise appropriate information to include in Immunovant’s disclosure, and any information Immunovant determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, product candidate or Immunovant’s business. If the top-line data that Immunovant reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Immunovant’s ability to obtain approval for and commercialize IMVT-1401 or any future product candidate, Immunovant’s business, operating results, prospects or financial condition may be harmed.

Immunovant is at a very early stage in its development efforts for IMVT-1401 and it may not be able to successfully develop and commercialize its product candidate on a timely basis or at all.

IMVT-1401 is a novel therapeutic antibody and its potential therapeutic benefit is unproven. While several FcRn inhibitor candidates are under development by other companies, there is currently no approved therapy inhibiting FcRn for the treatment of autoimmune diseases, and, as a result, the regulatory pathway for IMVT-1401 may present novel issues that could cause delays in development or approval. While results from early clinical trials of IMVT-1401 have shown meaningful reductions in IgG antibody levels in healthy volunteers, IMVT-1401 may not demonstrate in patients any or all of the pharmacological benefits Immunovant believes it may possess. Immunovant has not yet succeeded and may never succeed in demonstrating efficacy and safety for IMVT-1401 in pivotal clinical trials or in obtaining marketing approval thereafter. For example, although Immunovant and its licensing partner have evaluated IMVT-1401 in preclinical studies and in early-stage clinical trials, Immunovant has not yet advanced IMVT-1401 into a large-scale, pivotal clinical trial for any indication. Positive results from Immunovant’s early-stage clinical trials are not necessarily predictive of the results of Immunovant’s ongoing and planned clinical trials of IMVT-1401. If Immunovant cannot replicate the positive results from Immunovant’s Phase 1 clinical trial in Immunovant’s later clinical trials, Immunovant may be unable to successfully develop, obtain regulatory approval for and commercialize IMVT-1401 for the treatment of MG, GO, WAIHA or any other autoimmune indication. As a result, Immunovant’s focus on exploring FcRn inhibition may fail to result in the identification of viable additional indications for IMVT-1401. If Immunovant is unsuccessful in its development efforts, Immunovant may not be able to advance the development of or commercialize IMVT-1401, raise capital, expand its business or continue its operations.

Immunovant has licensed the rights to IMVT-1401 in limited territories. Any adverse developments that occur during any clinical trials conducted by third parties, including HanAll, in other jurisdictions may affect Immunovant’s ability to obtain regulatory approval or commercialize IMVT-1401.

Immunovant has licensed the right to develop, manufacture and commercialize IMVT-1401 in the United States, Canada, Mexico, the E.U., the U.K., Switzerland, the Middle East, North Africa and Latin America. HanAll or any of its sublicensees or collaborators, over which Immunovant has no control, has the right to develop and commercialize IMVT-1401 in geographies outside of Immunovant’s licensed territory. If serious AEs occur with patients using IMVT-1401 or during any clinical trials of IMVT-1401 conducted by HanAll or third parties in other jurisdictions outside of Immunovant’s licensed territory, the FDA may delay, limit or deny approval of IMVT-1401 or require Immunovant to conduct additional clinical trials as a condition to marketing approval, which would increase Immunovant’s costs. If Immunovant receive FDA approval for IMVT-1401 and a new and serious safety issue is identified in connection with clinical trials of IMVT-1401 conducted by third parties in other jurisdictions outside of Immunovant’s licensed territory, the FDA may withdraw their approval of the product or otherwise restrict Immunovant’s ability to market and sell IMVT-1401. In addition, treating physicians may be less willing to administer Immunovant’s product candidate due to concerns over such AEs, which would limit Immunovant’s ability to commercialize IMVT-1401.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside Immunovant’s control.

Immunovant may encounter delays or difficulties in enrolling, or be unable to enroll, a sufficient number of patients to complete any of its clinical trials on Immunovant’s current timelines, or at all, and even once enrolled Immunovant may be unable to retain a sufficient number of patients to complete any of Immunovant’s trials. Enrollment in Immunovant’s clinical trials may be slower than Immunovant anticipates, leading to delays in Immunovant’s development timelines. For example, Immunovant may face difficulty enrolling or maintaining a sufficient number of patients in Immunovant’s clinical trials for MG, GO and WAIHA due to the existing alternative treatments available for the treatment of MG, GO and WAIHA, as patients may decline to enroll or decide to withdraw from Immunovant’s clinical trials due to the risk of receiving placebo. Patient enrollment and retention in clinical trials depends on many factors, including the size of the patient population, the nature of the trial protocol, Immunovant’s ability to recruit clinical trial investigators with the appropriate competencies and experience, the existing body of safety and efficacy data with respect to the study drug, the number and nature of competing treatments and ongoing clinical trials of competing drugs for the same indication, the proximity of patients to clinical sites, the eligibility criteria for the trial and the proportion of patients screened that meets those criteria, Immunovant’s ability to obtain and maintain patient consents, Immunovant’s ability to successfully complete prerequisite studies before enrolling certain patient populations. Immunovant’s product candidate is focused in part on addressing rare autoimmune indications, including MG, GO and WAIHA with limited patient pools from which to draw in order to complete Immunovant’s clinical trials in a timely and cost-effective manner.

Furthermore, any negative results or new safety signals Immunovant may report in clinical trials of its product candidate may make it difficult or impossible to recruit and retain patients in other clinical trials Immunovant is conducting. Similarly, negative results reported by Immunovant’s competitors about their drug candidates may negatively affect patient recruitment in Immunovant’s clinical trials. Also, marketing authorization of competitors in this same class of drugs may impair Immunovant’s ability to enroll patients into Immunovant’s clinical trials, delaying or potentially preventing Immunovant from completing recruitment of one or more of Immunovant’s trials.

Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on Immunovant’s ability to develop Immunovant’s product candidate, or could render further development impossible. In addition, Immunovant expects to rely on CROs and clinical trial sites to ensure proper and timely conduct of Immunovant’s future clinical trials, and, while Immunovant intends to enter into agreements governing their services, Immunovant will be limited in Immunovant’s ability to compel their actual performance.

Immunovant faces significant competition from other biotechnology and pharmaceutical companies targeting autoimmune disease indications, and Immunovant’s operating results will suffer if it fails to compete effectively.

The markets for autoimmune disease therapies are competitive and characterized by significant technological development and new product introduction. For example, there are several large and small pharmaceutical companies focused on delivering therapeutics for Immunovant’s targeted autoimmune disease indications, including MG, GO and WAIHA. Immunovant anticipates that if it obtains regulatory approval of its product candidate, Immunovant will face significant competition from other approved therapies or drugs that become available in the future for the treatment of Immunovant’s targeted indications. If approved, Immunovant’s product candidate may also compete with unregulated, unapproved and off-label treatments. Even if a generic product is less effective than Immunovant’s product candidate, a less effective generic may be more quickly adopted by physicians and patients than Immunovant’s competing product candidate based on cost or convenience. Immunovant’s product candidate, if approved, is expected to present a novel therapeutic approach for MG, GO, WAIHA and other targeted indications and will have to compete with existing therapies, some of which are widely known and accepted by physicians and patients. To compete successfully in this market, Immunovant will have to demonstrate that the relative cost, safety and efficacy of Immunovant’s product, if approved, provide an attractive alternative to existing and other new therapies to gain a share of some patients’ discretionary budgets and to gain physicians’ attention within their clinical practices. Some of the companies that may offer competing products also have a broad range of other product offerings, large direct sales forces and long-term customer relationships with Immunovant’s target physicians, which could inhibit Immunovant’s market penetration efforts. Such competition could lead to reduced market share for Immunovant’s product candidate and contribute to downward pressure on the pricing of its product candidate, which could harm Immunovant’s business, financial condition, operating results and prospects.

Immunovant expects to face intense competition from other biopharmaceutical companies who are developing agents for the treatment of autoimmune diseases, including multiple agents which are in the same class as IMVT-1401. Immunovant is aware of several FcRn inhibitors that are in clinical development. These include ABY-039 (Affibody AB/Alexion Pharmaceuticals), efgartigimod (argenx), nipocalimab, (Momenta Pharmaceuticals), rozanolixizumab (UCB) and ALXN1830 (Alexion Pharmaceuticals). Each of efgartigimod, nipocalimab, rozanolixizumab and ALXN1830 is currently under development for the treatment of MG. In addition, for WAIHA, Alexion has announced plans to begin a Phase 2 trial for ALXN1830 in early 2020 and Momenta has announced the launch of an adaptive Phase 2/3 clinical study for nipocalimab. Momenta also announced that the FDA has granted Fast Track Designation for nipocalimab in WAIHA.

Immunovant also expects to face competition from agents with different mechanisms of action. The most commonly prescribed first-line agents for the treatment of MG are acetylcholinesterase inhibitors, such as pyridostigmine, which are marketed by several manufacturers of generic medicines. IVIg is also routinely used for patients with MG. Eculizumab (marketed by Alexion Pharmaceuticals), an antibody inhibitor of the C5 protein, was recently approved in 2017 for the treatment of generalized MG in patients who are positive for anti-AChR antibodies. The first line of treatment for patients with GO or WAIHA is generally immunosuppressive therapy, including high doses of corticosteroids. Other broad immunosuppressive drugs, such as cyclosporine, cyclophosphamide, mycophenolate mofetil and azathioprine, are used when patients do not respond adequately to corticosteroids. Rituximab (Roche), a monoclonal antibody that binds to an antigen specific to antibody-producing B cells, may also be used as a treatment for GO, WAIHA and other IgG-mediated autoimmune diseases.

In addition, other product candidates in development for the treatment of MG include: zilucoplan (Ra Pharma), a peptide inhibitor of C5, currently in a Phase 3 trial in a similar patient population; amifampridine (Catalyst Pharmaceuticals), a neuronal potassium channel blocker, for MG patients with the MuSK form of the disease, which is currently in Phase 3; and Myasterix (CuraVac), a therapeutic vaccine against B and T cells, which is being tested in early stage trials in MG patients. There are at least two agents in development for the treatment of GO, including: teprotumumab (Horizon Therapeutics), an anti-IGF-1R antibody, which has completed Phase 3 development; and tocilizumab (Roche), an IL6 receptor antibody, which has been evaluated in a recent Phase 3 investigator-sponsored trial. In July 2019, Horizon Therapeutics announced it had submitted a BLA for teprotumumab and the availability of an expanded access program while the FDA reviews the BLA. Other product candidates in development for the treatment of WAIHA include: fostamatinib (Rigel Pharmaceuticals), a syk kinase inhibitor, which is in Phase 3 development, sutimlimab (Sanofi), an anti-C1s antibody, and APL-2 (Apellis Pharmaceuticals), a C3 inhibitor, each of which is currently in Phase 1/2 clinical development. Also ongoing is a Phase 2 investigator-initiated study of ibrutinib (AbbVie), a BTK inhibitor, in steroid refractory WAIHA.

Many of Immunovant’s existing or potential competitors have substantially greater financial, technical and human resources than does Immunovant and significantly greater experience in the discovery and development of product candidates, as well as in obtaining regulatory approvals of those product candidates in the United States and in foreign countries. Many of Immunovant’s current and potential future competitors also have significantly more experience commercializing drugs that have been approved for marketing. Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a smaller number of Immunovant’s competitors. Competition may reduce the number and types of patients available to Immunovant to participate in clinical trials, because some patients who might have opted to enroll in Immunovant’s trials may instead opt to enroll in a trial being conducted by one of Immunovant’s competitors.

Due to less stringent regulatory requirements in certain foreign countries, there are many more products and procedures available for use to treat autoimmune diseases in those international markets than are approved for use in the United States. In certain international markets, there are also fewer limitations on the claims that Immunovant’s competitors can make about the effectiveness of their products and the manner in which they can market their products. As a result, Immunovant expects to face more competition in these markets than in the United States.

Immunovant’s ability to compete successfully will depend largely on Immunovant’s ability to:

•        develop and commercialize therapies in its target indications that are superior to other products in the market;

•        demonstrate through its clinical trials that IMVT-1401 or any future product candidate is differentiated from existing and future therapies;

•        attract qualified scientific, product development, manufacturing and commercial personnel;

•        obtain patent or other proprietary protection for IMVT-1401 and any future product candidates;

•        obtain required regulatory approvals, including approvals to market IMVT-1401 or any future product candidate Immunovant develops, in ways that are differentiated from existing and future products and treatments;

•        have commercial quantities of any approved product manufactured at acceptable cost and quality levels and in compliance with FDA and other regulatory requirements;

•        successfully commercialize IMVT-1401 or any future product candidate, if approved;

•        obtain coverage and adequate reimbursement from, and negotiate competitive pricing with, third-party payors; and

•        successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new therapies.

The availability of Immunovant’s competitors’ products could limit the demand and the price Immunovant is able to charge for any product candidate Immunovant develops. The inability to compete with existing or subsequently introduced treatments would have an adverse impact on Immunovant’s business, financial condition and prospects.

If Immunovant is not able to obtain required regulatory approvals, Immunovant will not be able to commercialize IMVT-1401 or any future product candidate, and Immunovant’s ability to generate product revenue will be impaired.

IMVT-1401 and any future product candidate that Immunovant may develop, as well as the activities associated with their development and commercialization, including their design, research, testing, manufacture, safety, efficacy, recordkeeping, labeling, packaging, storage, approval, advertising, promotion, sale and distribution are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by similar regulatory authorities outside the United States. Failure to obtain marketing approval for, and thus commercialize any product candidate, could negatively impact Immunovant’s ability to generate any revenue from product sales.

Immunovant has not received approval from regulatory authorities to market any product candidate in any jurisdiction, and it is possible that Immunovant’s product candidate will never obtain the appropriate regulatory approvals necessary for Immunovant to commence product sales. Neither Immunovant nor any collaborator is permitted to market its product candidate in the United States or any other jurisdiction until Immunovant receives regulatory approval of a BLA from the FDA or similar regulatory authorities outside of the United States.

The time required to obtain approval of a BLA by the FDA or similar regulatory authorities outside of the United States is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authority. Prior to submitting a BLA to the FDA or any comparable application to any other foreign regulatory authorities for approval of any product candidate, Immunovant will need to complete pivotal Phase 3 clinical trials to demonstrate favorable results with respect to safety, tolerability and efficacy. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions.

Securing marketing approvals requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the safety and efficacy of Immunovant’s product candidate for the specified indications. Immunovant expects to rely on third-party CROs, consultants, its collaborators and personnel from RSI and RSG to assist Immunovant in filing and supporting the applications necessary to gain marketing approvals. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Errors in the submission of applications for marketing approval or issues, including those related to gathering the appropriate data and the inspection process, may ultimately delay or affect Immunovant’s ability to obtain regulatory approval, commercialize Immunovant’s product candidate and generate product revenue.

Immunovant’s product candidate may cause adverse effects or have other properties that could delay or prevent their regulatory approval, cause Immunovant to suspend or discontinue clinical trials, abandon further development or limit the scope of any approved label or market acceptance.

Adverse events associated with Immunovant’s product candidate in its clinical trials could cause Immunovant, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt clinical trials and could result in the denial of regulatory approval. The most commonly reported AE in Immunovant’s Phase 1 clinical trial was mild erythema and swelling at the injection site, which typically resolved within hours. If an unacceptable frequency or severity of AEs or new safety signals are reported in Immunovant’s clinical trials for Immunovant’s product candidate, Immunovant’s ability to obtain regulatory approval for such product candidate may be negatively impacted. Treatment-related side effects arising from, or those perceived to arise from, its product candidate or those from other companies targeting similar autoimmune indications, including incidence of headache from other product candidates targeting IgG antibody reductions, could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff. Any of these occurrences may harm Immunovant’s business, financial condition and prospects.

If Immunovant’s product candidate is approved and then causes serious or unexpected side effects, a number of potentially significant negative consequences could result, including:

•        regulatory authorities may withdraw, suspend or limit their approval of the product or require a REMS (or equivalent outside the United States) to impose restrictions on its distribution or other risk management measures;

•        Immunovant may be required to recall a product;

•        additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof;

•        regulatory authorities may require the addition of labeling statements, such as warnings or contraindications, require other labeling changes or require field alerts or other communications to physicians, pharmacies or the public;

•        Immunovant may be required to change the way the product is administered or distributed, conduct additional clinical trials, change the labeling of a product or be required to conduct additional post-marketing studies or surveillance;

•        Immunovant may be required to repeat a preclinical study or clinical trial or terminate a program, even if other studies or trials related to the program are ongoing or have been successfully completed;

•        Immunovant may be sued and held liable for harm caused to patients;

•        physicians may stop prescribing the product;

•        reimbursement may not be available for the product;

•        Immunovant may elect to discontinue the sale of its product;

•        the product may become less competitive; and

•        Immunovant’s reputation may suffer.

Any of these events could prevent Immunovant from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing Immunovant’s product candidate, if approved.

IMVT-1401 is an antibody protein that could cause an immune response in patients, resulting in the creation of harmful or neutralizing antibodies against these therapeutic proteins, preventing or limiting regulatory approval or Immunovant’s ability to commercialize IMVT-1401.

In addition to the safety, efficacy, manufacturing, and regulatory hurdles faced by Immunovant’s product candidate, IMVT-1401, the administration of proteins such as monoclonal antibodies, even those that are fully human in nature including Immunovant’s product candidate, can cause an immune response, resulting in the creation of antibodies against the therapeutic protein. These anti-drug antibodies can have no effect or can neutralize the effectiveness of the protein, or require that higher doses be used to obtain a therapeutic effect. Whether anti-drug antibodies will be created and how they react can often not be predicted from preclinical or even clinical studies, and their detection or appearance is often delayed. As a result, neutralizing antibodies may be detected at a later date or upon longer exposure of patients with Immunovant’s product candidates, such as following more chronic administration in longer lasting clinical trials. In some cases, detection of such neutralizing antibodies can even occur after pivotal clinical trials have been completed. Therefore, there can be no assurance that neutralizing antibodies will not be detected in future clinical trials or at a later date upon longer exposure (including after commercialization). If anti-drug antibodies reduce or neutralize the effectiveness of Immunovant’s product candidate, the continued clinical development or receipt of marketing approval for Immunovant’s product candidate could be delayed or prevented and, even if Immunovant’s product candidate is approved, its commercial success could be limited, any of which would impair Immunovant’s ability to generate revenue and continue operations.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and even if Immunovant obtains approval for a product candidate in one country or jurisdiction, Immunovant may never obtain approval for or commercialize it in any other jurisdiction, which would limit Immunovant’s ability to realize its full market potential.

Prior to obtaining approval to commercialize a product candidate in any jurisdiction, Immunovant or its collaborators must demonstrate with substantial evidence from well controlled clinical trials, and to the satisfaction of the FDA or comparable foreign regulatory agencies, that such product candidate is safe and effective for its intended use. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if Immunovant believes the preclinical or clinical data for a product candidate are promising, such data may not be sufficient to support approval by the FDA and other regulatory authorities. In order to market any products in any particular jurisdiction, Immunovant must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy. Approval by the FDA does not ensure approval by regulatory authorities in any other country or jurisdiction outside the United States. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Approval processes vary among countries and can involve additional product testing and validation, as well as additional administrative review periods. Seeking regulatory approval could result in difficulties and costs for Immunovant and require additional preclinical studies or clinical trials, which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of Immunovant’s products in those countries. Immunovant does not have any product candidates approved for sale in any jurisdiction, including in international markets, and Immunovant does not have experience in obtaining regulatory approval. If Immunovant fails to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, Immunovant’s target market will be reduced and its ability to realize the full market potential of any product it develops will be unrealized.

Even if Immunovant obtains regulatory approval for a product candidate, it will still face extensive ongoing regulatory requirements and its product may face future development and regulatory difficulties.

Any product candidate for which Immunovant obtains marketing approval will be subject to extensive and ongoing regulatory requirements, including for the manufacturing processes, post-approval clinical data, labeling, packaging, distribution, AE reporting, storage, recordkeeping, conduct of potential post-market studies and post-market submission requirements, export, import, advertising and promotional activities for such product, among other things, by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, establishment of registration and drug listing requirements, continued compliance with cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of drug product samples to physicians, recordkeeping and GCP requirements for any clinical trials that Immunovant conducts post-approval. Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval or the FDA or other regulatory authorities may require that contraindications, warnings or precautions-including in some cases, a boxed warning be included in the product labeling, which could limit sales of the product.

Regulatory authorities closely regulate the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. Regulatory authorities impose stringent restrictions on manufacturers’ communications regarding off-label use, and if Immunovant does not market its products for their approved indications, Immunovant may be subject to enforcement action for off-label marketing. Violations of the Federal Food, Drug, and Cosmetic Act in the United States and other comparable regulations in foreign jurisdictions relating to the promotion of prescription drugs may lead to enforcement actions and investigations by the FDA, Department of Justice, State Attorneys General and other foreign regulatory agencies alleging violations of United States federal and state health care fraud and abuse laws, as well as state consumer protection laws and comparable laws in foreign jurisdictions.

In addition, later discovery of previously unknown AEs or other problems with Immunovant’s product, manufacturers or manufacturing processes, or failure to comply with regulatory requirements may yield various results, including:

•        restrictions on the manufacture of such product;

•        restrictions on the labeling or marketing of such product, including a “black box” warning or contraindication on the product label or communications containing warnings or other safety information about the product;

•        restrictions on product distribution or use;

•        requirements to conduct post-marketing studies or clinical trials, or any regulatory holds on Immunovant’s clinical trials;

•        requirement of a REMS (or equivalent outside the United States);

•        Warning or Untitled Letters;

•        withdrawal of the product from the market;

•        recall of a product;

•        fines, restitution or disgorgement of profits or revenues;

•        suspension or withdrawal of marketing approvals;

•        refusal to permit the import or export of such product;

•        product seizure; or

•        lawsuits, injunctions or the imposition of civil or criminal penalties.

The FDA and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of IMVT-1401 or any future product candidate. Immunovant cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Immunovant is slow or unable to adapt to changes in existing requirements or to the adoption of new requirements or policies, or if Immunovant is not able to maintain regulatory compliance, Immunovant may lose any marketing approval that Immunovant may have obtained.

For example, certain policies of the current U.S. administration may impact Immunovant’s business and industry. Namely, the current U.S. administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. It is difficult to predict how these executive actions, including the Executive Orders, will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on the FDA’s ability to engage in oversight and implementation activities in the normal course, Immunovant’s business may be negatively impacted.

Non-compliance by Immunovant or any future collaborator with regulatory requirements, including safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population can also result in significant financial penalties.

Even if Immunovant receives marketing approval for IMVT-1401 or any future product candidate, it may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

Even if Immunovant receives marketing approval for a product candidate, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. If it does not achieve an adequate level of acceptance, Immunovant may not generate significant product revenue or become profitable. The degree of market acceptance of any product candidate, if approved for commercial sale, will depend on a number of factors, including but not limited to:

•        the safety, efficacy, risk-benefit profile and potential advantages, including in the case of IMVT-1401 subcutaneous delivery method, compared to alternative, competing or existing treatments, which physicians may perceive to be adequately effective for some or all patients;

•        limitations or warnings contained in the labeling approved for Immunovant’s product candidate by the FDA or other applicable regulatory authorities;

•        any restrictions on the use of the product candidate, and the prevalence and severity of any side effects;

•        the content of the approved product label;

•        the effectiveness of sales and marketing efforts;

•        the cost of treatment in relation to alternative treatments, including any similar generic treatments;

•        Immunovant’s ability to offer Immunovant’s products for sale at competitive prices;

•        the cost, convenience and ease of administration compared to alternative treatments;

•        the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies over existing or competing therapies;

•        the strength of marketing and distribution support;

•        the availability of third-party coverage and adequate reimbursement at any given price level of Immunovant’s product candidate;

•        utilization controls imposed by third-party payors, such as prior authorizations and step edits; and

•        any restrictions on the use of Immunovant’s product candidate, if approved, together with other medications.

Market acceptance of IMVT-1401 for the treatment of MG, GO and WAIHA may also be affected by the perception that existing available treatments, such as pyridostigmine, corticosteroids and immunosuppressants, may be sufficient to treat the majority of these patients. In addition, IMVT-1401, if approved, may compete with other FcRn inhibitors under development that have demonstrated similar levels of IgG reductions as IMVT-1401 in completed clinical trials to date. In addition, the potential patient population for Immunovant’s initial indication and other autoimmune indications that Immunovant may target are relatively small. This could affect the rate of adoption and as a result, market acceptance of Immunovant’s product candidate, if approved, could be much slower than anticipated.

Immunovant cannot assure you that IMVT-1401 or any future product candidate, if approved, will achieve broad market acceptance among physicians, patients and third-party payors. The failure of any such product candidate that receives regulatory approval or clearance to achieve market acceptance or commercial success would adversely affect Immunovant’s business and results of operations.

Immunovant may expend its limited resources to pursue one or more particular indications and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success.

Immunovant has limited financial and management resources. As a result, Immunovant may forego or delay pursuit of opportunities with other indications that later prove to have greater commercial potential. Immunovant’s resource allocation decisions may cause Immunovant to fail to capitalize on viable commercial products or profitable market opportunities. Immunovant’s spending on current and future development programs for specific indications may not yield any commercially viable products. Any such failures would adversely affect its business and results of operations.

If Immunovant is unable to establish sales, marketing and distribution capabilities, either on its own or in collaboration with third parties, Immunovant may not be successful in commercializing its product candidate, if approved.

Immunovant does not currently have any infrastructure for the sales, marketing, or distribution of any product, and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any product that may be approved, Immunovant must build its sales, distribution, marketing, compliance, managerial and other nontechnical capabilities or make arrangements with third parties to perform these services. To achieve commercial success for any product for which Immunovant obtains marketing approval, Immunovant will need a sales and marketing organization.

Immunovant expects to build a focused sales, distribution and marketing infrastructure to market Immunovant’s product candidate in the United States, if approved. There are significant expenses and risks involved with establishing Immunovant’s own sales, marketing and distribution capabilities, including Immunovant’s ability to hire, retain and appropriately incentivize qualified individuals, develop an appropriate compliance function, provide adequate training to sales and marketing personnel, and effectively manage geographically dispersed sales and marketing teams to generate sufficient demand. Any failure or delay in the development of Immunovant’s internal sales, marketing and distribution capabilities could delay any product launch, which would adversely impact its commercialization. If the commercial launch of Immunovant’s product candidate, if approved, for which Immunovant recruits a sales force and establishes marketing capabilities is delayed or does not occur for any reason, Immunovant would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and Immunovant’s investment would be lost if it cannot retain or reposition its sales and marketing personnel.

Factors that may inhibit Immunovant’s efforts to commercialize its products on its own include:

•        Immunovant’s inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

•        the inability of sales personnel to obtain access to physicians or attain adequate numbers of physicians to prescribe any drugs;

•        the inability to obtain sufficient access and reimbursement for Immunovant’s product candidate, if approved; and

•        unforeseen costs and expenses associated with creating a sales and marketing organization.

If Immunovant is unable to build its own sales force or negotiate a collaborative relationship for the commercialization of any product candidate, Immunovant may be forced to delay potential commercialization or reduce the scope of Immunovant’s sales or marketing activities. If Immunovant elects to increase Immunovant’s expenditures to fund commercialization activities itself, Immunovant will need to obtain additional capital, which may not be available to Immunovant on acceptable terms, or at all. If Immunovant does not have sufficient funds, Immunovant will not be able to bring any product candidate to market or generate product revenue. Immunovant could enter into arrangements with collaborative partners at an earlier stage than otherwise would be ideal and Immunovant may be required to relinquish certain rights to Immunovant’s product candidate or otherwise agree to terms unfavorable to Immunovant, any of which may have an adverse effect on Immunovant’s business, operating results and prospects.

If Immunovant is unable to establish adequate sales, marketing, and distribution capabilities, either on Immunovant’s own or in collaboration with third parties, Immunovant will not be successful in commercializing its product candidate and may not become profitable. Immunovant may be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, Immunovant may be unable to compete successfully against these more established companies.

Immunovant plans to seek orphan drug designation for IMVT-1401, but it may be unable to obtain such designation or to maintain the benefits associated with orphan drug status, including market exclusivity, even if that designation is granted.

Immunovant plans to seek orphan drug designation from the FDA for IMVT-1401 for the treatment of MG, GO and WAIHA and potentially in other orphan indications in which there is a medically plausible basis for its use, and it may seek orphan drug designation for IMVT-1401 in the E.U. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the E.U., the European Medicine Agency’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention, or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the E.U. Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the E.U. would be sufficient to justify the necessary investment in developing the drug or biological product or where there is no satisfactory method of diagnosis, prevention, or treatment, or, if such a method exists, the medicine must be of significant benefit to those affected by the condition.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. In addition, if a product that has orphan drug designation from the FDA subsequently receives the first FDA approval for a particular active ingredient for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a BLA, to market the same drug for the same indication for seven years, except in limited circumstances such as if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Similarly, the FDA can subsequently approve a drug with the same active moiety for the same condition during the exclusivity period if the FDA concludes that the later drug is clinically superior, meaning the later drug is safer, more effective, or makes a major contribution to patient care. In the E.U., orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity following drug or biological product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

Although Immunovant intends to seek orphan drug designation for IMVT-1401 from the FDA, Immunovant may never receive such designation. Moreover, obtaining orphan drug designation for IMVT-1401 for the treatment of MG, GO or WAIHA does not mean Immunovant will be able to obtain such designation for any other indications. Even if Immunovant were to obtain orphan drug designation for IMVT-1401 from the FDA, Immunovant may not be the first to obtain marketing approval for any particular orphan indication due to the uncertainties associated with developing pharmaceutical products, and thus approval of IMVT-1401 could be blocked for seven years if another company obtains approval and orphan drug exclusivity for the same drug and same condition before Immunovant. If Immunovant does obtain exclusive marketing rights in the United States, they may be limited if Immunovant seeks approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if Immunovant is unable to assure sufficient quantities of the product to meet the needs of the relevant patients. Further, exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition, the same drugs can be approved for different indications and might then be used off-label in Immunovant’s approved indication, and different drugs for the same condition may already be approved and commercially available. Orphan drug designation does not convey any advantage in, or shorten the duration of, the development or FDA review and approval process.

If Immunovant obtains approval to commercialize its product outside of the United States, a variety of risks associated with international operations could adversely affect its business.

If Immunovant’s product candidate is approved for commercialization outside of the United States, Immunovant expects that it will be subject to additional risks related to entering into international business relationships, including:

•        different regulatory requirements for drug approvals and rules governing drug commercialization in foreign countries;

•        reduced or no protection of intellectual property rights;

•        unexpected changes in tariffs, trade barriers and regulatory requirements;

•        economic weakness, including inflation, or political instability in particular foreign economies and markets;

•        compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•        foreign reimbursement, pricing and insurance regimes;

•        foreign taxes;

•        any foreign partners or collaborators not fulfilling their respective regulatory reporting requirements and any foreign regulatory authorities taking actions with respect to such failures, which would be reportable to the FDA;

•        any foreign partners or collaborators not informing Immunovant of any new post-marketing safety signals in a timely manner;

•        foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•        workforce uncertainty in countries where labor unrest is more common than in the United States;

•        potential noncompliance with the FCPA, the U.K. Bribery Act or similar antibribery and anticorruption laws in other jurisdictions;

•        production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•        business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

•        Immunovant has no prior experience in commercializing any product, and many biopharmaceutical companies have found the process of marketing their products in foreign countries to be very challenging.

Immunovant’s current and future relationships with investigators, health care professionals, consultants, third-party payors, and customers are subject to applicable healthcare regulatory laws, which could expose Immunovant to penalties.

Immunovant’s business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient support, charitable organizations and customers expose Immunovant to broadly applicable fraud and abuse and other healthcare laws and regulations. These laws regulate the business or financial arrangements and relationships through which Immunovant conducts its operations, including how Immunovant researches, markets, sells, and distributes any product for which it obtains marketing approval. Such laws include, among others:

•        the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation; in addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. Violations of the federal Anti-Kickback Statute may result in civil monetary penalties up to $100,000 for each violation, plus up to three times the remuneration involved. Civil penalties for such conduct can further be assessed under the federal False Claims Act. Violations can also result in criminal penalties, including criminal fines and imprisonment of up to 10 years. Similarly, violations can result in exclusion from participation in government healthcare programs, including Medicare and Medicaid;

•        the federal false claims laws, including the False Claims Act, which imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or knowingly making or causing to be made, a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. When an entity is determined to have violated the federal civil False Claims Act, the government may impose civil fines and penalties ranging from $11,181 to $22,363 for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

•        the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or making false or fraudulent statements relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•        HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their implementing regulations, which also impose obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information on health plans, health care clearing houses, and most providers and their business associates, defined as independent contractors or agents of covered entities that create, receive or obtain protected health information in connection with providing a service for or on behalf of a covered entity;

•        the federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the government information related to payments or other “transfers of value” made to physicians, certain other healthcare providers, and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to the government ownership and investment interests held by the physicians described above and their immediate family members and payments or other “transfers of value” to such physician owners (covered manufacturers are required to submit reports to the government by the 90th day of each calendar year); and

•        analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to Immunovant’s business practices, including but not limited to, research, distribution, sales, and marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; and state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, and state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or drug pricing; and state and local laws require the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that Immunovant’s current and future business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Immunovant’s business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable healthcare laws. If Immunovant’s operations are found to be in violation of any of these or any other health regulatory laws that may apply to Immunovant, Immunovant may be subject to significant penalties, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs or similar programs in other countries or jurisdictions, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements and oversight if Immunovant becomes subject to a corporate integrity agreement or similar agreement and curtailment or restructuring of Immunovant’s operations, any of which could adversely affect Immunovant’s ability to operate its business and its results of operations. Even the mere issuance of a subpoena or the fact of an investigation alone, regardless of the merit, may result in negative publicity, a drop in Immunovant’s share price and other harm to Immunovant’s business, financial condition and results of operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if Immunovant is successful in defending against any such actions that may be brought against Immunovant, its business may be impaired.

Changes in healthcare law and implementing regulations, as well as changes in healthcare policy, may impact Immunovant’s business in ways that Immunovant cannot currently predict and may have a significant adverse effect on its business and results of operations.

There have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities and affect Immunovant’s ability to profitably sell any product candidates for which it obtains marketing approval. Among policy makers and payors in the United States there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access and the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, “the Affordable Care Act”) substantially changed the way healthcare is financed by both the government and private insurers, and significantly impacts the U.S. pharmaceutical industry. The Affordable Care Act, among other things: (1) introduced a new average manufacturer price definition for drugs and biologics that are inhaled, infused, instilled, implanted or injected and not generally dispensed through retail community pharmacies; (2) increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and expanded rebate liability from fee-for-service Medicaid utilization to include the utilization of Medicaid managed care organizations as well; (3) established a branded prescription drug fee that pharmaceutical manufacturers of branded prescription drugs must pay to the federal government; (4) expanded the list of covered entities eligible to participate in the 340B drug pricing program by adding new entities to the program; (5) established a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer point-of-sale discounts (which through subsequent legislative amendments, will be increased to 70% from 50% starting in 2019) off negotiated prices of applicable branded drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; (6) extended manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations; (7) expanded eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals, including individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability; (8) created a licensure framework for follow-on biologic products; and (9) established a Center for Medicare and Medicaid Innovation at the Centers for Medicare and Medicaid Services to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the Affordable Care Act, as well as recent efforts by the Trump administration to repeal or replace certain aspects of the Affordable Care Act. For example, the Tax Cuts and Jobs Act of 2017 (“TCJA”), was enacted, which includes a provision that repealed, effective January 1, 2019, the tax-based shared responsibility payment imposed by the Affordable Care Act on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On December 14, 2018, a U.S. District Court Judge in the Northern District of Texas ruled that the individual mandate is a critical and inseverable feature of the Affordable Care Act, and therefore, because it was repealed as part of the TCJA, the remaining provisions of the Affordable Care Act are invalid as well. While the Trump administration and CMS have both stated that the ruling will have no immediate effect, it is unclear how this decision, subsequent appeals, if any, and other efforts to repeal and replace the Affordable Care Act will impact the Affordable Care Act and Immunovant’s business.

Other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year pursuant to the Budget Control Act of 2011 and subsequent laws, which began in 2013 and will remain in effect through 2027, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect customer demand and affordability for Immunovant’s products and, accordingly, the results of Immunovant’s financial operations. Also, there has been heightened governmental scrutiny recently over the manner in which pharmaceutical companies set prices for their marketed products, which have resulted in several Congressional inquiries and proposed federal legislation, as well as state efforts, designed to, among other things, bring more transparency to product pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. At the federal level, the Trump administration’s budget proposal for fiscal year 2019 contains further drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Further, the Trump administration released a “Blueprint,” or plan, to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products, and reduce the out of pocket costs of drug products paid by consumers. In September 2018, CMS announced that it will allow Medicare Advantage Plans the option to use step therapy for Part B drugs beginning January 1, 2019, and on January 31, 2019, the HHS Office Inspector General proposed modifications to the U.S. federal Anti-Kickback Statute discount safe harbor for the purpose of reducing the cost of drug products to consumers which, among other things, if finalized, will affect discounts paid by manufacturers to Medicare Part D plans, Medicaid managed care organizations and pharmacy benefit managers working with these organizations. Additionally, CMS issued a final rule, effective on July 9, 2019, that requires direct-to-consumer television advertisements of prescription drugs and biological products, for which payment is available through or under Medicare or Medicaid, to include in the advertisement the Wholesale Acquisition Cost, or list price, of that drug or biological product if it is equal to or greater than $35 for a monthly supply or usual course of treatment. Prescription drugs and biological products that are in violation of these requirements will be included on a public list. Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, individual states in the United States are increasingly active in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Immunovant expects that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and lower reimbursement, and in additional downward pressure on the price that Immunovant receives for any approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent Immunovant from being able to generate revenue, attain profitability or commercialize Immunovant’s drugs, once marketing approval is obtained.

Coverage and adequate reimbursement may not be available for Immunovant’s product candidate, which could make it difficult for Immunovant to sell it profitably, if approved.

Market acceptance and sales of any approved product that Immunovant develops will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from third-party payors, including government health administration authorities and private health insurers. There is no assurance that Immunovant’s product candidate, if approved, would achieve adequate coverage and reimbursement levels.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Third-party payors decide which drugs they will pay for and establish reimbursement levels. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies. However, decisions regarding the extent of coverage and amount of reimbursement to be provided for any product candidates that Immunovant develops through approval will be made on a plan-by-plan basis. One payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and adequate reimbursement for the product. Additionally, a third-party payor’s decision to provide coverage for a drug does not imply that an adequate reimbursement rate will be approved. Each plan determines whether or not it will provide coverage for a drug, what amount it will pay the manufacturer for the drug, on what tier of its formulary the drug will be placed and whether to require step therapy. The position of a drug on a formulary generally determines the co-payment that a patient will need to make to obtain the drug and can strongly influence the adoption of a drug by patients and physicians. Patients who are prescribed treatments for their conditions and providers prescribing such services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use Immunovant’s products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of Immunovant’s products. Further, from time to time, typically on an annual basis, payment rates are updated and revised by third-party payors. Such updates could impact the demand for its products, to the extent that patients who are prescribed Immunovant’s products, if approved, are not separately reimbursed for the cost of the product.

The process for determining whether a third-party payor will provide coverage for a product may be separate from the process for setting the price of a product or for establishing the reimbursement rate that such a payor will pay for the product. Even if Immunovant does obtain adequate levels of reimbursement, third-party payors, such as government or private healthcare insurers, carefully review and increasingly question the coverage of, and challenge the prices charged for, products. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Increasingly, third-party payors are requiring that pharmaceutical companies provide them with predetermined discounts from list prices and are challenging the prices charged for products. Immunovant may also be required to conduct expensive pharmacoeconomic studies to justify the coverage and the amount of reimbursement for particular medications. Immunovant cannot be sure that coverage and reimbursement will be available for any product that Immunovant commercializes and, if reimbursement is available, what the level of reimbursement will be. Inadequate coverage or reimbursement may impact the demand for, or the price of, any product for which Immunovant obtains marketing approval. If coverage and adequate reimbursement are not available, or are available only to limited levels, Immunovant may not be able to successfully commercialize any product candidates that it develops.

Additionally, there have been a number of legislative and regulatory proposals to change the healthcare system in the United States and in some foreign jurisdictions that could affect Immunovant’s ability to sell any future drugs profitably. There can be no assurance that Immunovant’s product candidate, if approved, will be considered medically reasonable and necessary, that it will be considered cost-effective by third-party payors, that coverage or an adequate level of reimbursement will be available, or that reimbursement policies and practices in the United States and in foreign countries where Immunovant’s products are sold will not adversely affect Immunovant’s ability to sell its product candidate profitably, if approved for sale.

Risks Related to Immunovant’s Dependence on Third Parties

Immunovant does not have its own manufacturing capabilities and will rely on third parties to produce clinical supplies and commercial supplies of its product candidate. The manufacture of biologics is complex and Immunovant or its third-party manufacturers may encounter difficulties in production that may delay or prevent Immunovant’s ability to obtain marketing approval or commercialize Immunovant’s product candidates, if approved.

Immunovant has no experience in biologic manufacturing and does not own or operate, and Immunovant does not expect to own or operate, facilities for product manufacturing, storage and distribution or testing. Third-party vendors may be difficult to identify for Immunovant’s product candidate process and formulation development and manufacturing due to special capabilities required, and they may not be able to meet Immunovant’s quality standards. Any significant delay in the supply of a product candidate, or the raw material components thereof, or in placebo controls for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay completion of Immunovant’s clinical trials, product testing and potential regulatory approval of IMVT-1401 or any future product candidate. If Immunovant or its manufacturers are unable to purchase these raw materials after regulatory approval has been obtained for any product candidate, the commercial launch of such product candidate would be delayed or there would be a shortage in supply, which would impair Immunovant’s ability to generate revenue from the sale of such product candidate. In addition, IMVT-1401 is a biologic and requires processing steps that are more difficult than those required for most chemical pharmaceuticals. Accordingly, multiple steps are needed to control the manufacturing processes. Problems with these manufacturing processes, even minor deviations from the normal process or from the materials used in the manufacturing process, which may not be detectable by Immunovant in a timely manner, could lead to product defects or manufacturing failures, resulting in lot failures, product recalls, product liability claims and insufficient inventory.

The facilities used by Immunovant’s contract manufacturers to manufacture Immunovant’s product candidate must be approved by the FDA pursuant to inspections that will be conducted after Immunovant submit Immunovant’s BLA to the FDA. Immunovant does not control the manufacturing process of, and are completely dependent on, Immunovant’s contract manufacturing partners for compliance with cGMP requirements for manufacture of drug products. If Immunovant’s contract manufacturers cannot successfully manufacture material that conforms to Immunovant’s specifications and the strict regulatory requirements of the FDA or comparable foreign regulatory authorities, Immunovant will not be able to secure or maintain regulatory approval for its product candidates. In addition, Immunovant has no control over the ability of its contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or comparable foreign regulatory authorities do not approve these facilities for the manufacture of Immunovant’s product candidate or if they withdraw any such approval in the future, Immunovant may need to find alternative manufacturing facilities, which could significantly impact Immunovant’s ability to develop, obtain regulatory approval for or market Immunovant’s product candidate, if approved. Further, Immunovant’s reliance on third-party manufacturers entails risks, including:

•        inability to meet Immunovant’s product specifications and quality requirements consistently;

•        delay or inability to procure or expand sufficient manufacturing capacity;

•        manufacturing and product quality issues related to scale-up of manufacturing, which can be difficult for a biologic product;

•        costs and validation of new equipment and facilities required for scale-up;

•        failure to comply with applicable laws, regulations and standards, including cGMP and similar foreign standards; deficient or improper record-keeping;

•        inability to negotiate manufacturing agreements with third parties under commercially reasonable terms;

•        potential disputes with third parties that might delay work under third-party contracts;

•        termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to Immunovant;

•        reliance on a limited number of sources, and in some cases, single sources for product components, such that if Immunovant is unable to secure a sufficient supply of these product components, Immunovant will be unable to manufacture and sell any product candidate, if approved, in a timely fashion, in sufficient quantities or under acceptable terms;

•        lack of qualified backup suppliers for those components that are currently purchased from a sole or single source supplier;

•        operations of Immunovant’s third-party manufacturers or suppliers could be disrupted by conditions unrelated to Immunovant’s business or operations, including the bankruptcy of the manufacturer or supplier or other regulatory sanctions related to the manufacture of another company’s products;

•        carrier disruptions or increased costs that are beyond Immunovant’s control; and

•        failure to deliver Immunovant’s products under specified storage conditions and in a timely manner.

Any of these events could lead to clinical trial delays, cost overruns, delay or failure to obtain regulatory approval or impact Immunovant’s ability to successfully commercialize Immunovant’s products, as well as potential product liability litigation, product recalls or product withdrawals. Some of these events could be the basis for FDA or other regulatory authority action, including injunction, recall, seizure, or total or partial suspension of production.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause IMVT-1401 or any future product candidate to perform differently and affect the results of ongoing and planned clinical trials or other future clinical trials conducted with the altered materials. Such changes may also require additional testing, FDA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of IMVT-1401 or any future product candidate or jeopardize Immunovant’s ability to commence sales and generate revenue.

Immunovant is reliant on third parties to conduct, supervise and monitor its clinical trials, and if those third parties perform in an unsatisfactory manner or fail to comply with applicable requirements, it may harm Immunovant’s business.

Immunovant currently does not have the ability to independently conduct preclinical studies that comply with Good Laboratory Practice (“GLP”) requirements. Immunovant also does not currently have the ability to independently conduct any clinical trials. Immunovant relies exclusively on CROs and clinical trial sites, which need to comply with GCP, to ensure the proper and timely conduct of Immunovant’s clinical trials, and Immunovant has limited influence over their actual performance.

Immunovant relies upon CROs to monitor and manage data for its clinical programs, as well as for the execution of preclinical studies. Immunovant controls only certain aspects of Immunovant’s CROs’ activities. Nevertheless, Immunovant is responsible for ensuring that each of its studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and Immunovant’s reliance on the CROs does not relieve Immunovant of Immunovant’s regulatory responsibilities.

Immunovant and its CROs are required to comply with GLP and GCP regulations and guidelines enforced by the FDA, and are also required by the competent authorities of the member states of the European Economic Area and other comparable foreign regulatory authorities to comply with the International Council for Harmonization guidelines for any of Immunovant’s product candidates that are in preclinical and clinical development. The regulatory authorities enforce GCP regulations through periodic inspections of trial sponsors, principal investigators and clinical trial sites. Although Immunovant relies on CROs to conduct Immunovant’s GLP-compliant preclinical studies and GCP-compliant clinical trials, Immunovant remains responsible for ensuring that each of Immunovant’s GLP preclinical studies and GCP clinical trials is conducted in accordance with its investigational plan and protocol and applicable laws and regulations, and Immunovant’s reliance on the CROs does not relieve Immunovant of Immunovant’s regulatory responsibilities. If Immunovant or its CROs fail to comply with GCP requirements, the clinical data generated in Immunovant’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may reject Immunovant’s marketing applications or require Immunovant to perform additional clinical trials before approving Immunovant’s marketing applications. Accordingly, if Immunovant or its CROs fail to comply with these regulations or other applicable laws, regulations or standards, or fail to recruit a sufficient number of subjects, Immunovant may be required to repeat clinical trials, which would delay the relevant regulatory approval process. Failure by Immunovant’s CROs to properly execute study protocols in accordance with applicable law could also create product liability and healthcare regulatory risks for Immunovant as sponsors of those studies.

While Immunovant will have agreements governing their activities, Immunovant’s CROs are not Immunovant’s employees, and Immunovant will not control whether or not they devote sufficient time and resources to Immunovant’s future clinical and preclinical programs. These CROs may also have relationships with other commercial entities, including Immunovant’s competitors, for whom they may also be conducting clinical trials, or other drug development activities, which could harm Immunovant’s competitive position. Immunovant faces the risk of potential unauthorized disclosure or misappropriation of Immunovant’s intellectual property by CROs, which may reduce Immunovant’s trade secret and intellectual property protection and allow Immunovant’s potential competitors to access and exploit Immunovant’s proprietary technology. If Immunovant’s CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Immunovant’s (or their own) clinical protocols or regulatory requirements or for any other reasons, Immunovant’s clinical trials may be extended, delayed or terminated, and Immunovant may not be able to obtain regulatory approval for, or successfully commercialize any product candidate that Immunovant develops. As a result, Immunovant’s financial results and the commercial prospects for any product candidate that Immunovant develops could be harmed, Immunovant’s costs could increase and Immunovant’s ability to generate revenue could be delayed.

If Immunovant’s relationships with these CROs terminate, Immunovant may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms or in a timely manner. Switching or adding additional CROs involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which could adversely impact Immunovant’s ability to meet Immunovant’s desired clinical development timelines. Though Immunovant carefully manages Immunovant’s relationships with its CROs, there can be no assurance that Immunovant will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on its business, financial condition and prospects.

Risks Related to Immunovant’s Intellectual Property

Immunovant’s product candidate for which it intends to seek approval as a biologic product may face competition sooner than anticipated.

In the United States, the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”) created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. New biologics, such as IMVT-1401, may be entitled to regulatory exclusivity under the BPCIA. The BPCIA grants new biologics 12 years of FDA-granted exclusivity. Further, under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. During the period of exclusivity, however, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. After the expiration of the exclusivity period, the FDA can approve a biosimilar product through an abbreviated approval process. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation and meaning are subject to uncertainty.

Immunovant believes that its product candidate, as a biological product, should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider Immunovant’s product candidate to be a reference product for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of Immunovant’s reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

If Immunovant is unable to obtain and maintain patent protection for IMVT-1401 or any future product candidates, or if the scope of the patent protection obtained is not sufficiently broad, Immunovant may not be able to compete effectively in Immunovant’s markets.

Immunovant relies, and will continue to rely, upon a combination of patents, trademarks, trade secret protection and confidentiality agreements with employees, consultants, collaborators, advisors and other third parties to protect the intellectual property related to Immunovant’s brand, current and future drug development programs and product candidate. Immunovant’s success depends in large part on Immunovant’s ability to obtain and maintain patent protection in the United States and other countries with respect to IMVT-1401 and any future product candidates. Immunovant seeks to protect Immunovant’s proprietary position by filing patent applications in the United States and abroad related to Immunovant’s current and future drug development programs and product candidates, successfully defending Immunovant’s intellectual property rights against third-party challenges and successfully enforcing Immunovant’s intellectual property rights to prevent third-party infringement. The patent prosecution process is expensive and time-consuming, and Immunovant may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.

It is also possible that Immunovant will fail to identify patentable aspects of Immunovant’s research and development output before it is too late to obtain patent protection. Immunovant may choose not to seek patent protection for certain innovations or products and may choose not to pursue patent protection in certain jurisdictions, and under the laws of certain jurisdictions, patents or other intellectual property rights may be unavailable or limited in scope and, in any event, any patent protection Immunovant obtains may be limited. Immunovant generally applies for patents in those countries where Immunovant intends to make, have made, use, offer for sale, or sell products and where Immunovant assess the risk of infringement to justify the cost of seeking patent protection. However, Immunovant does not seek protection in all countries where Immunovant intends to sell products and Immunovant may not accurately predict all the countries where patent protection would ultimately be desirable. If Immunovant fails to timely file a patent application in any such country or major market, Immunovant may be precluded from doing so at a later date. The patent applications that Immunovant in-license may fail to result in issued patents with claims that cover Immunovant’s product candidate in the United States or in other foreign countries. Immunovant may also make statements to regulatory agencies during the regulatory approval process that may be inconsistent with positions that have been taken during prosecution of Immunovant’s patents, which may result in such patents being narrowed, invalidated or held unenforceable.

The patents and patent applications that Immunovant in-license may fail to result in issued patents with claims that protect Immunovant’s product candidate in the United States or in other foreign countries. Immunovant cannot guarantee any current or future patents will provide Immunovant with any meaningful protection or competitive advantage. There is no assurance that all of the potentially relevant prior art relating to Immunovant’s patents and patent applications has been found, which can prevent a patent from issuing from a pending patent application, or be used to invalidate an issued patent. The examination process may require Immunovant to narrow Immunovant’s claims, which may limit the scope of any patent protection Immunovant obtains. Even if patents do successfully issue based on Immunovant’s patent applications, and even if such patents cover its product candidate, uses of Immunovant’s product candidate or other aspects related to its product candidate, third parties may challenge their validity, ownership, enforceability or scope, which may result in such patents being narrowed, invalidated or held unenforceable or circumvented, any of which could limit Immunovant’s ability to prevent competitors and other third parties from developing and marketing similar products or limit the length of terms of patent protection Immunovant may have for Immunovant’s product candidate, if approved, and technologies. Other companies may also design around Immunovant’s patents. Third parties may have blocking patents that could prevent Immunovant from marketing Immunovant’s product candidate, if approved, or practicing Immunovant’s own patented technology. Further, if Immunovant encounters delays in regulatory approvals, the period of time during which Immunovant could market a product candidate while under patent protection could be reduced. If any of Immunovant’s patents expire or are challenged, invalidated, circumvented or otherwise limited by third parties prior to the commercialization of Immunovant’s product candidate, and if Immunovant does not own or have exclusive rights to other enforceable patents protecting Immunovant’s product candidate, competitors and other third parties could market products that are substantially similar, or superior, to it and Immunovant’s business would suffer.

If the patent applications Immunovant holds or has in-licensed with respect to Immunovant’s development programs and product candidates fail to issue, if their breadth or strength of protection is threatened, or if they fail to provide meaningful exclusivity for its product candidate, it could dissuade companies from collaborating with Immunovant to develop its product candidate, and threaten Immunovant’s ability to commercialize future drugs. Any such outcome could have an adverse effect on Immunovant’s business. Immunovant’s pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications.

The patent position of biotechnology and pharmaceutical companies is generally highly uncertain, involves complex legal, scientific and factual questions, and has in recent years been the subject of much litigation. The standards that the U.S. Patent and Trademarks Office (the “USPTO”), and its foreign counterparts use to grant patents are not always applied predictably or uniformly. In addition, the laws of foreign countries may not protect Immunovant’s rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions.

Patent reform legislation in the United States could increase those uncertainties and costs surrounding the prosecution of Immunovant’s patent applications and the enforcement or defense of Immunovant’s issued patents. For example, the Leahy Smith America Invents Act (the “Leahy-Smith Act”), was signed into law in 2011 and includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention.

Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, Immunovant cannot know with certainty whether Immunovant was the first to make the inventions claimed in Immunovant’s owned or licensed patents or pending patent applications, or that Immunovant was the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of Immunovant’s patent rights are highly uncertain. Immunovant’s pending and future patent applications may not result in patents being issued which protect IMVT-1401 or any future product candidates, in whole or in part, or which effectively prevent others from commercializing competitive products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of Immunovant’s patents or narrow the scope of its patent protection.

Moreover, Immunovant may be subject to a third-party pre-issuance submission of prior art to the USPTO or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging Immunovant’s owned or licensed patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, Immunovant’s patent rights, allow third parties to commercialize IMVT-1401 or any future product candidates and compete directly with Immunovant, without payment to Immunovant, or result in Immunovant’s inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by Immunovant’s patents and patent applications is threatened, it could dissuade companies from collaborating with Immunovant to license, develop or commercialize IMVT-1401 or any future product candidates.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Immunovant’s owned and licensed patents may be challenged in the courts or patent offices, both in the United States and abroad. Such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit Immunovant’s ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of Immunovant’s products. Moreover, patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. In certain instances, the patent term may be adjusted to add additional days to compensate for delays incurred by the USPTO in issuing the patent. Also, the patent term may be extended for a period of time to compensate for at least a portion of the time a product candidate was undergoing FDA regulatory review. However, the life of a patent, and the protection it affords, is limited. Without patent protection for IMVT-1401 or any future product candidates, Immunovant may be open to competition from generic versions of such products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Immunovant’s owned and licensed patent portfolio may not provide Immunovant with sufficient rights to exclude others from commercializing similar or identical products.

The validity, scope and enforceability of any patents that cover a biologic subject to approval by the FDA via a BLA, such as IMVT-1401, can be challenged by third parties.

For biologics subject to approval by the FDA via a BLA, such as IMVT-1401, the BPCIA provides a mechanism for one or more third parties to seek FDA approval to manufacture or sell a biosimilar or interchangeable versions of brand name biological products. Due to the large size and complexity of biological products, as compared to small molecules, a biosimilar must be “highly similar” to the reference product with “no clinically meaningful differences between the two.” The BPCIA does not require reference product sponsors to list patents in an Orange Book and does not include an automatic 30-month stay of FDA approval upon the timely filing of a lawsuit. The BPCIA, however, does require a formal pre-litigation process which includes the exchange of information between a biosimilar applicant and a reference biologic sponsor that includes the identification of relevant patents and each parties’ basis for infringement and invalidity. After the exchange of this information, Immunovant may then initiate a lawsuit within 30 days to defend the patents identified in the exchange. If the biosimilar applicant successfully challenges the asserted patent claims it could result in the invalidation of, or render unenforceable, some or all of the relevant patent claims or result in a finding of non-infringement. Such litigation or other proceedings to enforce or defend intellectual property rights are often very complex in nature, may be very expensive and time-consuming, may divert Immunovant’s management’s attention from its core business, and may result in unfavorable results that could limit Immunovant’s ability to prevent third parties from competing with IMVT-1401 or any future product candidates.

Immunovant may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents on Immunovant’s product candidate in all countries throughout the world would be prohibitively expensive, and even in countries where Immunovant has sought protection for its intellectual property, such protection may be less extensive than that provided in the United States. The requirements for patentability may differ in certain countries, particularly developing countries, and the breadth of patent claims allowed can be inconsistent. In addition, the laws of some foreign countries do not protect patent rights to the same extent as federal laws in the United States. Consequently, Immunovant may not be able to prevent third parties from practicing Immunovant’s inventions in all countries outside the United States, or from selling or importing products made using Immunovant’s inventions in and into the United States or other jurisdictions. Competitors may exploit Immunovant’s inventions in jurisdictions where Immunovant has not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where Immunovant has patent protection, but where enforcement is not as strong as that in the United States. These products may compete with Immunovant’s products and Immunovant’s patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Immunovant does not have patent rights in certain foreign countries in which a market may exist. Moreover, in foreign jurisdictions where Immunovant may obtain patent rights, proceedings to enforce such rights could result in substantial costs and divert Immunovant’s efforts and attention from other aspects of Immunovant’s business, could put Immunovant’s patents at risk of being invalidated or interpreted narrowly, and Immunovant’s patent applications at risk of not issuing. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for Immunovant to stop the infringement of Immunovant’s patents or marketing of competing products in violation of Immunovant’s proprietary rights generally. Proceedings to enforce Immunovant’s patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert Immunovant’s efforts and attention from other aspects of Immunovant’s business, could put Immunovant’s patents at risk of being invalidated or interpreted narrowly, could put Immunovant’s patent applications at risk of not issuing and could provoke third parties to assert claims against Immunovant. Additionally, such proceedings could provoke third parties to assert claims against Immunovant. Immunovant may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Thus, Immunovant may not be able to stop a competitor from marketing and selling in foreign countries products and services that are the same as or similar to Immunovant’s products and services, and Immunovant’s competitive position in the international market would be harmed.

Many countries, including E.U. countries have compulsory licensing laws under which a patent owner may be compelled under specified circumstances to grant licenses to third parties. In those countries, Immunovant may have limited remedies if patents are infringed or if Immunovant is compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit Immunovant’s potential revenue opportunities. Accordingly, Immunovant’s efforts to enforce Immunovant’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Immunovant develops or licenses.

Patent terms may be inadequate to protect Immunovant’s competitive position on Immunovant’s product candidate for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. In certain instances, the patent term may be adjusted to add additional days to compensate for delays incurred by the USPTO in issuing the patent. Also, the patent term may be extended for a period of time to compensate for at least a portion of the time a product candidate was undergoing FDA regulatory review. However, the life of a patent, and the protection it affords, is limited. Even if patents covering Immunovant’s product candidate are obtained, once the patent life has expired, Immunovant may be open to competition from competitive products, including generics or biosimilars. The patent family directed to the composition of matter of IMVT-1401 has a natural projected expiration date in 2035 in the United States and in foreign jurisdictions. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Immunovant’s owned and licensed patent portfolio may not provide Immunovant with sufficient rights to exclude others from commercializing products similar or identical to it.

If Immunovant is not able to obtain patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the term of Immunovant’s marketing exclusivity for IMVT-1401 or other product candidates that Immunovant may identify, its business may be harmed.

Immunovant’s commercial success will largely depend on its ability to obtain and maintain patent and other intellectual property rights in the United States and other countries with respect to Immunovant’s proprietary technology, product candidate and Immunovant’s target indications. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting Immunovant’s product candidate might expire before or shortly after such candidates begin to be commercialized. Depending upon the timing, duration and specifics of FDA marketing approval of IMVT-1401 or other product candidates that Immunovant may identify, one of the U.S. patents covering each of such product candidates or the use thereof may be eligible for up to five years of patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act allows a maximum of one patent to be extended per FDA approved product as compensation for the patent term lost during the FDA premarket regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, and only claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension also may be available in certain foreign countries, including the E.U., upon regulatory approval of Immunovant’s product candidates, based on similar legislation. Nevertheless, Immunovant may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than Immunovant requests.

If Immunovant is unable to obtain patent term extension, or the term of any such extension is less than Immunovant requests, the period during which Immunovant will have the right to exclusively market its product may be shortened and Immunovant’s competitors may obtain approval to market competing products sooner, and Immunovant’s revenue could be reduced, possibly materially.

It is possible that Immunovant will not obtain patent term extension under the Hatch-Waxman Act for a U.S. patent covering IMVT-1401 or other product candidates that Immunovant may identify even where that patent is eligible for patent term extension, or if Immunovant obtains such an extension, it may be for a shorter period than Immunovant had sought. Further, for patents Immunovant may later in-license or jointly own, Immunovant may not have the right to control patent prosecution, including filing with the USPTO a petition for patent term extension under the Hatch-Waxman Act. Thus, if one of these patents was eligible for patent term extension under the Hatch-Waxman Act, Immunovant might not be able to control whether a petition to obtain a patent term extension would be filed, or obtained, from the USPTO.

Immunovant does not have rights to protect or enforce intellectual property rights in certain territories and jurisdictions.

Immunovant does not have rights to develop, manufacture, use or commercialize IMVT-1401 or file or enforce patents relating to these assets in territories other than the United States, Canada, Mexico, the E.U., the U.K., Switzerland, the Middle East, North Africa and Latin America, as such rights in other jurisdictions have been retained by HanAll or licensed by HanAll to third parties. One or more third parties may challenge the current patents, or patents that may issue in the future, in such territories for which HanAll retains rights or has licensed out rights to defend and enforce such patents. HanAll may not coordinate the defense and enforcement of such patents with Immunovant, which could impair Immunovant’s ability to defend or enforce corresponding patents in other jurisdictions.

If Immunovant fails to comply with its obligations under any license, collaboration or other agreements, Immunovant may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting Immunovant’s product candidate.

Immunovant has licensed certain intellectual property rights covering IMVT-1401 from HanAll. Immunovant is heavily dependent on the HanAll Agreement for the development, manufacture and commercialization of Immunovant’s product candidate. If, for any reason, Immunovant’s licenses under the HanAll Agreement are terminated or Immunovant otherwise lose those rights, it could adversely affect Immunovant’s business. The HanAll Agreement imposes, and any future collaboration agreements or license agreements Immunovant enters into are likely to impose various development, commercialization, funding, milestone payment, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement or other obligations on Immunovant. If Immunovant breaches any material obligations, or use the intellectual property licensed to Immunovant in an unauthorized manner, Immunovant may be required to pay damages and HanAll, as the licensor, may have the right to terminate the license, which could result in Immunovant being unable to develop, manufacture and sell products that are covered by the licensed technology, or having to negotiate new or reinstated licenses on less favorable terms, or enable a competitor to gain access to the licensed technology.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•        the scope of rights granted under the license agreement and other interpretation-related issues;

•        the extent to which Immunovant’s product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•        the sublicensing of patent and other rights under Immunovant’s third-party relationships;

•        Immunovant’s diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•        the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Immunovant, its licensors and its partners; and

•        the priority of invention of patented technology.

In addition, the agreement under which Immunovant currently licenses intellectual property or technology from HanAll is complex, and certain provisions in the agreement may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Immunovant believes to be the scope of Immunovant’s rights to the relevant intellectual property or technology, or increase what Immunovant believes to be Immunovant’s financial or other obligations under the relevant agreement, either of which could have a material adverse effect on Immunovant’s business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that Immunovant has licensed prevent or impair Immunovant’s ability to maintain its current licensing arrangements on commercially acceptable terms, Immunovant may be unable to successfully develop and commercialize the affected product candidate, which could have a material adverse effect on its business, financial conditions, results of operations, and prospects.

Obtaining and maintaining Immunovant’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Immunovant’s patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and other foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on Immunovant’s international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If Immunovant or its licensors fail to maintain the patents and patent applications covering Immunovant’s product candidate, Immunovant’s competitors might be able to enter the market earlier than anticipated, which would have an adverse effect on Immunovant’s business.

Immunovant may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development of Immunovant’s product candidate. It may be necessary for Immunovant to use the patented or proprietary technology of third parties to commercialize IMVT-1401 or any future product candidates, in which case Immunovant would be required to obtain a license from these third parties on commercially reasonable terms. Such a license may not be available, or it may not be available on commercially reasonable terms. Immunovant’s business would be harmed if it is not able to obtain such a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and Immunovant’s competitors gain access to the same technology.

The risks described elsewhere pertaining to Immunovant’s intellectual property rights also apply to the intellectual property rights that Immunovant in-license, and any failure by Immunovant or Immunovant’s licensors to obtain, maintain, defend and enforce these rights could have an adverse effect on Immunovant’s business. In some cases Immunovant may not have control over the prosecution, maintenance or enforcement of the patents that Immunovant licenses, and may not have sufficient ability to provide input into the patent prosecution, maintenance and defense process with respect to such patents, and Immunovant’s licensors may fail to take the steps that Immunovant believes are necessary or desirable in order to obtain, maintain, defend and enforce the licensed patents.

Third-party claims or litigation alleging infringement of patents or other proprietary rights, or seeking to invalidate patents or other proprietary rights, may delay or prevent the development and commercialization of Immunovant’s product candidate.

Immunovant’s commercial success depends in part on Immunovant’s ability to operate while avoiding infringement and other violations of the patents and proprietary rights of third parties. However, Immunovant’s research, development and commercialization activities may be subject to claims that Immunovant infringes or otherwise violate patents or other intellectual property rights owned or controlled by third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, derivation and administrative law proceedings, inter partes review and post-grant review before the USPTO, as well as oppositions and similar processes in foreign jurisdictions. Immunovant’s competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in patent portfolios and competing technologies, may have applied for or obtained or may in the future apply for or obtain, patents that will prevent, limit or otherwise interfere with Immunovant’s ability to make, use and sell, if approved, Immunovant’s product candidate. Numerous United States and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Immunovant and Immunovant’s collaborators are developing a product candidate. As the biotechnology and pharmaceutical industries expand and more patents are issued, and as Immunovant gains greater visibility and market exposure as a public company, the risk increases that Immunovant’s product candidate or other business activities may be subject to claims of infringement of the patent and other proprietary rights of third parties. Third parties may assert that Immunovant is infringing their patents or employing their proprietary technology without authorization.

There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Immunovant’s product candidate. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that Immunovant’s product candidate may infringe. In addition, third parties may obtain patents in the future and claim that use of Immunovant’s technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of Immunovant’s product candidate, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block Immunovant’s ability to commercialize such product candidate unless Immunovant obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patent was to be held by a court of competent jurisdiction to cover aspects of Immunovant’s formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patent may be able to block Immunovant’s ability to develop and commercialize the applicable product candidate unless Immunovant obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all. In addition, Immunovant may be subject to claims that Immunovant is infringing other intellectual property rights, such as trademarks or copyrights, or misappropriating the trade secrets of others, and to the extent that Immunovant’s employees, consultants or contractors use intellectual property or proprietary information owned by others in their work for Immunovant, disputes may arise as to the rights in related or resulting know-how and inventions.

Parties making claims against Immunovant may obtain injunctive or other equitable relief, which could effectively block Immunovant’s ability to further develop and commercialize its product candidate. Defending these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Immunovant’s business. In the event of a successful infringement or other intellectual property claim against Immunovant, Immunovant may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign Immunovant’s affected products, which may be impossible or require substantial time and monetary expenditure. Immunovant cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, Immunovant may need to obtain licenses from third parties to advance Immunovant’s research or allow commercialization of its product candidate. Immunovant may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, Immunovant would be unable to further develop and commercialize its product candidate, which could harm Immunovant’s business significantly. Claims that Immunovant has misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on Immunovant’s business.

Some of Immunovant’s competitors may be able to sustain the costs of complex intellectual property litigation more effectively than Immunovant can because they have substantially greater resources. In addition, intellectual property litigation, regardless of its outcome, may cause negative publicity, adversely impact prospective customers, cause product shipment delays, or prohibit Immunovant from manufacturing, importing, marketing or otherwise commercializing Immunovant’s products. Any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Immunovant’s ability to raise additional funds or otherwise have a material adverse effect on Immunovant’s business, results of operation, financial condition or cash flows.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Immunovant’s confidential information could be compromised by disclosure during this type of litigation.

Immunovant cannot provide any assurances that third-party patents do not exist which might be enforced against Immunovant’s product candidates, resulting in either an injunction prohibiting Immunovant’s sales, or, with respect to its sales, an obligation on Immunovant’s part to pay royalties or other forms of compensation to third parties.

Immunovant may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect Immunovant’s ability to develop and market its products.

Immunovant cannot guarantee that any of Immunovant’s or its licensors’ patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can Immunovant be certain that Immunovant has identified each and every third-party patent and pending application in the United States and abroad that is or may be relevant to or necessary for the commercialization of Immunovant’s product candidate in any jurisdiction. Patent applications in the United States and elsewhere are not published until approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. In addition, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Therefore, patent applications covering Immunovant’s product candidate could have been filed by others without Immunovant’s knowledge. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover Immunovant’s product candidate or the use of its product candidate, if approved.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Immunovant’s interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact Immunovant’s ability to market Immunovant’s product candidate, if approved. Immunovant may incorrectly determine that Immunovant’s product candidate is not covered by a third-party patent or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Immunovant’s determination of the expiration date of any patent in the United States or abroad that Immunovant considers relevant may be incorrect, and Immunovant’s failure to identify and correctly interpret relevant patents may negatively impact Immunovant’s ability to develop and market Immunovant’s product candidates, if approved.

If Immunovant fails to identify and correctly interpret relevant patents, Immunovant may be subject to infringement claims. Immunovant cannot guarantee that Immunovant will be able to successfully settle or otherwise resolve such infringement claims. If Immunovant fails in any such dispute, in addition to being forced to pay damages, Immunovant may be temporarily or permanently prohibited from commercializing any of Immunovant’s products that are held to be infringing. Immunovant might, if possible, also be forced to redesign products so that Immunovant no longer infringe the third-party intellectual property rights. Any of these events, even if Immunovant were ultimately to prevail, could require Immunovant to divert substantial financial and management resources that Immunovant would otherwise be able to devote to its business.

Immunovant may become involved in lawsuits to protect or enforce its patents, the patents of its licensors or its other intellectual property rights, which could be expensive, time consuming and unsuccessful.

Competitors may infringe or otherwise violate Immunovant’s patents, the patents of its licensors or its other intellectual property rights. To counter infringement or unauthorized use, Immunovant may be required to file legal claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of Immunovant or its licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that Immunovant’s patents do not cover the technology in question. The standards that courts use to interpret patents are not always applied predictably or uniformly and can change, particularly as new technologies develop. As a result, Immunovant cannot predict with certainty how much protection, if any, will be given to Immunovant’s patents if Immunovant attempts to enforce them and they are challenged in court. Further, even if Immunovant prevails against an infringer in U.S. district court, there is always the risk that the infringer will file an appeal and the district court judgment will be overturned at the appeals court and/or that an adverse decision will be issued by the appeals court relating to the validity or enforceability of Immunovant’s patents. An adverse result in any litigation or defense proceedings could put one or more of Immunovant’s patents at risk of being invalidated or interpreted narrowly in a manner insufficient to achieve its business objectives, or could put Immunovant’s patent applications at risk of not issuing. The initiation of a claim against a third party may also cause the third party to bring counter claims against Immunovant such as claims asserting that Immunovant’s patents are invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or lack of written description or statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the USPTO, or made a materially misleading statement, during prosecution. Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Immunovant cannot be certain that there is no invalidating prior art, of which Immunovant and the patent examiner were unaware during prosecution. For patents and patent applications that Immunovant may in-license, Immunovant may have a limited right or no right to participate in the defense of any licensed patents against challenge by a third party. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, Immunovant would lose at least part, and perhaps all, of any future patent protection on IMVT-1401 or any future product candidate. Such a loss of patent protection could harm Immunovant’s business.

Immunovant may not be able to detect or prevent, alone or with Immunovant’s licensors, misappropriation of Immunovant’s intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States. Immunovant’s business could be harmed if in litigation the prevailing party does not offer Immunovant a license on commercially reasonable terms. Any litigation or other proceedings to enforce Immunovant’s intellectual property rights may fail, and even if successful, may result in substantial costs and distract its management and other employees.

Even if Immunovant establishes infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Immunovant’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments.

Because Immunovant’s patents are owned by its wholly owned subsidiary, ISG, Immunovant may not be in a position to obtain a permanent injunction against a third party that is found to infringe Immunovant’s patents.

Any patents that Immunovant owns are assigned to Immunovant’s wholly owned subsidiary, ISG. If a third party is found to be infringing such patents, Immunovant may not be able to permanently enjoin the third party from making, using, offering for sale or selling the infringing product or activity for the remaining life of such patent in the United States or foreign jurisdictions because the patent is assigned to Immunovant’s wholly owned subsidiary, ISG, which is not the entity that would be commercializing a potentially competitive product or service.

Because of the expense and uncertainty of litigation, Immunovant may not be in a position to enforce its intellectual property rights against third parties.

Because of the expense and uncertainty of litigation, Immunovant may conclude that even if a third party is infringing its issued patent, any patents that may be issued as a result of Immunovant’s pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of Immunovant and its stockholders. In such cases, Immunovant may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution.

Changes in United States patent law or the patent law of other countries or jurisdictions could diminish the value of patents in general, thereby impairing Immunovant’s ability to protect its product candidate.

As is the case with other biopharmaceutical companies, Immunovant’s success is heavily dependent on intellectual property, particularly patents relating to Immunovant’s research programs and IMVT-1401 and any future product candidates. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States or USPTO rules and regulations could increase the uncertainties and costs.

In addition, the United States federal government retains certain rights in inventions produced with its financial assistance under the Bayh-Dole Act. The federal government retains a “nonexclusive, nontransferable, irrevocable, paid-up license” for its own benefit. The Bayh-Dole Act also provides federal agencies with “march-in rights.” March-in rights allow the government, in specified circumstances, to require the contractor or successors in title to the patent to grant a “nonexclusive, partially exclusive, or exclusive license” to a “responsible applicant or applicants.” If the patent owner refuses to do so, the government may grant the license itself.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken Immunovant’s ability to obtain new patents or to enforce Immunovant’s existing patents and patents that Immunovant might obtain in the future.

Similarly, changes in patent law and regulations in other countries or jurisdictions or changes in the governmental bodies that enforce them or changes in how the relevant governmental authority enforces patent laws or regulations may weaken Immunovant’s ability to obtain new patents or to enforce patents that Immunovant has licensed or that Immunovant may obtain in the future. Immunovant cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect Immunovant’s patents or patent applications and its ability to obtain additional patent protection in the future.

If Immunovant is unable to protect the confidentiality of its trade secrets and other proprietary information, including as a result of Immunovant’s reliance on third parties, Immunovant’s business and competitive position would be harmed.

In addition to seeking patents for Immunovant’s product candidate, Immunovant also relies on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain Immunovant’s competitive position. Immunovant seeks to protect Immunovant’s proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with Immunovant’s advisors, employees, third-party contractors and consultants prior to beginning research or disclosing proprietary information. Despite these efforts and the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information due to Immunovant’s reliance on third parties, increases the risk that such trade secrets become known by Immunovant’s competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Any disclosure, either intentional or unintentional, by Immunovant’s employees, the employees of third parties with whom Immunovant shares its facilities or third-party consultants and vendors that Immunovant engages to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of Immunovant’s trade secrets or proprietary information could enable competitors to duplicate or surpass Immunovant’s technological achievements, thus eroding its competitive position in the market.

Monitoring unauthorized uses and disclosures of Immunovant’s intellectual property is difficult, and Immunovant does not know whether the steps Immunovant has taken to protect its intellectual property will be effective. In addition, Immunovant may not be able to obtain adequate remedies for any such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Further, Immunovant’s key employees, consultants, suppliers or other individuals with access to Immunovant’s proprietary technology and know-how may incorporate that technology and know-how into projects and inventions developed independently or with third parties. As a result, disputes may arise regarding the ownership of the proprietary rights to such technology or know-how, and any such dispute may not be resolved in Immunovant’s favor. If any of its trade secrets were to be lawfully obtained or independently developed by a competitor, Immunovant would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with Immunovant. If any of Immunovant’s trade secrets or other proprietary information were to be disclosed to or independently developed by a competitor, Immunovant’s competitive position would be harmed.

Immunovant may be subject to claims that its licensors, employees, consultants, independent contractors or Immunovant has wrongfully used or disclosed confidential information of their former employers or other third parties.

Immunovant does and may employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including Immunovant’s licensors, competitors or potential competitors. Although Immunovant seeks to protect its ownership of intellectual property rights by ensuring that Immunovant’s agreements with Immunovant’s employees, consultants, collaborators, independent contractors and other third parties with whom Immunovant does business include provisions requiring such parties to assign rights in inventions to Immunovant and to not use the know-how or confidential information of their former employer or other third parties, Immunovant may be subject to claims that Immunovant or its employees, consultants, collaborators or independent contractors have inadvertently or otherwise used or disclosed know-how or confidential information of their former employers or other third parties. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if Immunovant fails in defending any such claims, in addition to paying monetary damages, Immunovant may lose valuable intellectual property rights or personnel, which could result in customers seeking other sources for the technology, or in ceasing from doing business with Immunovant. Such intellectual property rights could be awarded to a third party, and Immunovant could be required to obtain a license from such third party to commercialize Immunovant’s technology or product candidate. Such a license may not be available on commercially reasonable terms or at all. Even if Immunovant is successful, litigation could result in substantial cost and be a distraction to Immunovant’s management and other employees. Moreover, any such litigation or the threat thereof may adversely affect Immunovant’s reputation, Immunovant’s ability to form strategic alliances or sublicense Immunovant’s rights to collaborators, engage with scientific advisors or hire employees or consultants, each of which would have an adverse effect on Immunovant’s business, results of operations and financial condition.

Immunovant may be subject to claims challenging the inventorship or ownership of Immunovant’s patents and other intellectual property.

Immunovant or its licensors may be subject to claims that former employees, collaborators or other third parties have an interest in Immunovant’s owned or in-licensed patents, trade secrets, or other intellectual property as an inventor or co-inventor. For example, Immunovant or its licensors may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing Immunovant’s product candidate. Litigation may be necessary to defend against these and other claims challenging inventorship or Immunovant’s licensors’ ownership of Immunovant’s owned or in-licensed patents, trade secrets or other intellectual property.

In addition, while it is Immunovant’s policy to require its employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to Immunovant, it may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that Immunovant regards as its own. Immunovant’s and their assignment agreements may not be self-executing or may be breached, and Immunovant may be forced to bring claims against third parties, or defend claims they may bring against Immunovant. Immunovant is still in the process of obtaining certain assignments for some of Immunovant’s owned patent applications.

If Immunovant or its licensors fail in defending any such claims, in addition to paying monetary damages, Immunovant may lose valuable personnel or intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to Immunovant’s product candidate. Even if Immunovant and its licensors are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on Immunovant’s business, financial condition, results of operations and prospects.

Intellectual property litigation could cause Immunovant to spend substantial resources and distract Immunovant’s personnel from their normal responsibilities and have a material adverse effect on the success of its business.

Even if resolved in Immunovant’s favor, litigation or other legal proceedings relating to intellectual property claims may cause Immunovant to incur significant expenses, and could distract its technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase Immunovant’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Immunovant may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Immunovant’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Immunovant can because of their greater financial resources. Accordingly, despite Immunovant’s efforts, it may not be able to prevent third parties from infringing upon or misappropriating Immunovant’s intellectual property. In addition, the uncertainties associated with litigation could compromise Immunovant’s ability to raise the funds necessary to continue Immunovant’s clinical trials and internal research programs, or in-license needed technology or other product candidates. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Immunovant’s ability to compete in the marketplace, including compromising Immunovant’s ability to raise the funds necessary to continue Immunovant’s clinical trials, continue Immunovant’s research programs, license necessary technology from third parties, or enter into development collaborations that would help Immunovant commercialize Immunovant’s product candidate, if approved.

Any trademarks and trade names Immunovant has obtained or may obtain may be infringed or successfully challenged, resulting in harm to Immunovant’s business.

Immunovant expects to rely on trademarks and trade names as one means to distinguish any of Immunovant’s drug candidates that are approved for marketing from the products of Immunovant’s competitors. Once Immunovant selects new trademarks and apply to register them, Immunovant’s trademark applications may not be approved. Immunovant may not be able to protect its rights in these trademarks and trade names, which Immunovant needs in order to build name recognition with potential partners or customers in Immunovant’s markets of interest. In addition, third parties may have used trademarks similar and identical to Immunovant’s trademarks in foreign jurisdictions, and may have filed or may in the future file for registration of such trademarks. Third parties may oppose or attempt to cancel Immunovant’s trademark applications or trademarks, or otherwise challenge Immunovant’s use of the trademarks. In the event that Immunovant’s trademarks are successfully challenged, Immunovant may not be able to use these trademarks to market its products in those countries and could be forced to rebrand Immunovant’s drugs, which could result in loss of brand recognition and could require Immunovant to devote resources to advertising and marketing new brands. Immunovant’s competitors may infringe Immunovant’s trademarks and Immunovant may not have adequate resources to enforce Immunovant’s trademarks. If Immunovant attempts to enforce its trademarks and assert trademark infringement claims, a court may determine that the marks Immunovant has asserted are invalid or unenforceable, or that the party against whom Immunovant has asserted trademark infringement has superior rights to the marks in question. In this case, Immunovant could ultimately be forced to cease use of such trademarks. In any case, if Immunovant is unable to establish name recognition based on Immunovant’s trademarks and trade names, then Immunovant may not be able to compete effectively and Immunovant’s business may be adversely affected.

Immunovant’s intellectual property agreements with third parties may be subject to disagreements over contract interpretation, which could narrow the scope of Immunovant’s rights to the relevant intellectual property.

Certain provisions in Immunovant’s intellectual property agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could affect the scope of Immunovant’s rights to the relevant intellectual property, or affect financial or other obligations under the relevant agreement, either of which could have a material adverse effect on its business, financial condition, results of operations and prospects.

Immunovant may not be successful in obtaining necessary intellectual property rights to future products through acquisitions and in-licenses.

Immunovant may seek to acquire or in-license additional product candidates or technologies to grow its product offerings and intellectual property portfolio. However, Immunovant may be unable to acquire or in-license intellectual property rights relating to, or necessary for, any such product candidates from third parties on commercially reasonable terms or at all. In that event, Immunovant may be unable to develop or commercialize such product candidates or technology. Immunovant may also be unable to identify product candidates or technology that Immunovant believes are an appropriate strategic fit for the company and protect intellectual property relating to, or necessary for, such product candidates and technology.

The in-licensing and acquisition of third-party intellectual property rights for product candidates is a competitive area, and a number of more established companies are also pursuing strategies to in-license or acquire third-party intellectual property rights for products that Immunovant may consider attractive or necessary. These established companies may have a competitive advantage over Immunovant due to their size, cash resources and greater clinical development and commercialization capabilities. Furthermore, companies that perceive Immunovant to be a competitor may be unwilling to assign or license rights to Immunovant. If Immunovant is unable to successfully obtain rights to additional technologies or products, Immunovant’s business, financial condition, results of operations and prospects for growth could suffer.

In addition, Immunovant expects that competition for the in-licensing or acquisition of third-party intellectual property rights for product candidates and technologies that are attractive to Immunovant may increase in the future, which may mean fewer suitable opportunities for Immunovant as well as higher acquisition or licensing costs. Immunovant may be unable to in-license or acquire the third-party intellectual property rights for product candidates or technology on terms that would allow Immunovant to make an appropriate return on Immunovant’s investment.

Intellectual property rights do not necessarily address all potential threats to Immunovant’s competitive advantage.

Once granted, patents may remain open to invalidity challenges including opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus challenged, or may lose the allowed or granted claims altogether.

In addition, the degree of future protection afforded by Immunovant’s intellectual property rights is uncertain because intellectual property rights afford only limited protection, and may not adequately protect Immunovant’s business, provide a barrier to entry against Immunovant’s competitors or potential competitors, or permit Immunovant to maintain its competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of Immunovant’s technology, it may not be able to fully exercise or extract value from its intellectual property rights. The following examples are illustrative:

•        others may be able to make formulations or compositions that are the same as or similar to Immunovant’s product candidate, but that are not covered by the claims of the patents that Immunovant owns;

•        others may be able to make a product that is similar to Immunovant’s product candidate and not covered by the patents that Immunovant exclusively licensed and has the right to enforce;

•        Immunovant, its licensor or any collaborators might not have been the first to make or reduce to practice the inventions covered by the issued patents or pending patent applications that Immunovant owns or has exclusively licensed;

•        Immunovant or its licensor or any collaborators might not have been the first to file patent applications covering certain of Immunovant’s inventions;

•        others may independently develop similar or alternative technologies or duplicate any of Immunovant’s technologies without infringing Immunovant’s intellectual property rights;

•        it is possible that Immunovant’s pending patent applications will not lead to issued patents;

•        patents that Immunovant owns or has exclusively licensed may not provide Immunovant with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

•        Immunovant’s competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where Immunovant does not have patent rights, and then use the information learned from such activities to develop competitive products for sale in Immunovant’s major commercial markets;

•        Immunovant may not develop additional proprietary technologies that are patentable;

•        third parties performing manufacturing or testing for Immunovant using Immunovant’s product candidate or technologies could use the intellectual property of others without obtaining a proper license;

•        parties may assert an ownership interest in Immunovant’s intellectual property and, if successful, such disputes may preclude Immunovant from exercising exclusive rights over that intellectual property;

•        Immunovant may not develop or in-license additional proprietary technologies that are patentable;

•        Immunovant may not be able to obtain and maintain necessary licenses on commercially reasonable terms, or at all; and

•        the patents of others may have an adverse effect on Immunovant’s business.

Should any of these events occur, they could harm Immunovant’s business and results of operations.

Risks Related to Taxation

Immunovant may become subject to unanticipated tax liabilities and higher effective tax rates.

Immunovant is incorporated under the laws of Bermuda, where Immunovant is not subject to any income or withholding taxes. Immunovant is centrally managed and controlled in the U.K., and, under current U.K. tax law, a company which is centrally managed and controlled in the U.K. is regarded as resident in the U.K. for taxation purposes. Accordingly, Immunovant expects to be subject to U.K. taxation on Immunovant’s income and gains and subject to the U.K.’s controlled foreign company rules, except where an exemption applies. Immunovant may be treated as a dual resident company for U.K. tax purposes. As a result, Immunovant’s right to claim certain reliefs from U.K. tax may be restricted, and changes in law or practice in the U.K. could result in the imposition of further restrictions on Immunovant’s right to claim U.K. tax reliefs. Immunovant may also become subject to income, withholding or other taxes in certain jurisdictions by reason of its activities and operations, and it is also possible that taxing authorities in any such jurisdictions could assert that Immunovant is subject to greater taxation than it currently anticipates. Any such additional tax liability could adversely affect Immunovant’s results of operations.

The intended tax effects of Immunovant’s corporate structure and intercompany arrangements depend on the application of the tax laws of various jurisdictions and on how Immunovant operates its business.

Immunovant is incorporated under the laws of Bermuda and currently has subsidiaries that are domiciled in the U.K., Switzerland and the United States. If Immunovant succeeds in growing Immunovant’s business, Immunovant expects to conduct increased operations through Immunovant’s subsidiaries in various countries and tax jurisdictions, in part through intercompany service agreements between Immunovant and Immunovant’s subsidiaries. In that case, Immunovant’s corporate structure and intercompany transactions, including the manner in which Immunovant develops and uses its intellectual property, will be organized so that Immunovant can achieve its business objectives in a tax-efficient manner and in compliance with applicable transfer pricing rules and regulations. If two or more affiliated companies are located in different countries or tax jurisdictions, the tax laws and regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arms’ length and that appropriate documentation be maintained to support the transfer prices. While Immunovant believes that it operates in compliance with applicable transfer pricing laws and intends to continue to do so, Immunovant’s transfer pricing procedures are not binding on applicable tax authorities. If tax authorities in any of these countries were to successfully challenge Immunovant’s transfer prices as not reflecting arms’ length transactions, they could require Immunovant to adjust Immunovant’s transfer prices and thereby reallocate Immunovant’s income to reflect these revised transfer prices, which could result in a higher tax liability to Immunovant. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, potentially resulting in double taxation. If tax authorities were to allocate income to a higher tax jurisdiction, subject Immunovant’s income to double taxation or assess interest and penalties, it would increase Immunovant’s consolidated tax liability, which could adversely affect Immunovant’s financial condition, results of operations and cash flows.

Significant judgment is required in evaluating Immunovant’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, Immunovant’s effective tax rates could be adversely affected by changes in foreign currency exchange rates or by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations. As Immunovant intends to operate in numerous countries and taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views, for instance, with respect to, among other things, the manner in which the arm’s length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property. In addition, tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. Immunovant continues to assess the impact of such changes in tax laws on the business and may determine that changes to the structure, practice or tax positions are necessary in light of such changes and developments in the tax laws of other jurisdictions in which Immunovant operates. Such changes may nevertheless be ineffective in avoiding an increase in Immunovant’s consolidated tax liability, which could harm Immunovant’s financial condition, results of operations and cash flows.

Changes in Immunovant’s effective tax rate may reduce Immunovant’s net income in future periods.

Immunovant’s tax position could be adversely impacted by changes in tax rates, tax laws, tax practice, tax treaties or tax regulations or changes in the interpretation thereof by the tax authorities in Europe (including the U.K. and Switzerland), the United States, Bermuda and other jurisdictions as well as being affected by certain changes currently proposed by the Organisation for Economic Co-operation and Development and their action plan on Base Erosion and Profit Shifting. Such changes may become more likely as a result of recent economic trends in the jurisdictions in which Immunovant operates, particularly if such trends continue. If such a situation was to arise, it could adversely impact Immunovant’s tax position and Immunovant’s effective tax rate. Failure to manage the risks associated with such changes, or misinterpretation of the laws providing such changes, could result in costly audits, interest, penalties and reputational damage, which could adversely affect Immunovant’s business, results of Immunovant’s operations and Immunovant’s financial condition.

Immunovant’s actual effective tax rate may vary from Immunovant’s expectation and that variance may be material. A number of factors may increase Immunovant’s future effective tax rates, including: (1) the jurisdictions in which profits are determined to be earned and taxed; (2) the resolution of issues arising from any future tax audits with various tax authorities; (3) changes in the valuation of Immunovant’s deferred tax assets and liabilities; (4) increases in expenses not deductible for tax purposes, including transaction costs and impairments of goodwill in connection with acquisitions; (5) changes in the taxation of share-based compensation; (6) changes in tax laws or the interpretation of such tax laws, and changes in GAAP; and (7) challenges to the transfer pricing policies related to Immunovant’s structure.

HSAC may suffer adverse tax consequences because Immunovant and its non-U.S. subsidiaries are expected to be characterized as a “controlled foreign corporation,” or a CFC, under Section 957(a) of the Code.

A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation, is owned, or is considered as owned by applying certain constructive ownership rules, by United States stockholders (U.S. persons who own stock representing 10% or more of the vote or, for taxable years of non-U.S. corporations beginning after December 31, 2017 and for taxable years of stockholders with or within which such taxable years of non-U.S. corporations end, 10% or more of the value) on any day during the taxable year of such non-U.S. corporation. Certain United States stockholders of a CFC generally are required to include currently in gross income such stockholders’ share of the CFC’s “Subpart F income,” a portion of the CFC’s earnings to the extent the CFC holds certain U.S. property, and a portion of the CFC’s “global intangible low-taxed income” (as defined under Section 951A of the Code). Such United States stockholders are subject to current U.S. federal income tax with respect to such items, even if the CFC has not made an actual distribution to such stockholders. “Subpart F income” includes, among other things, certain passive income (such as income from dividends, interests, royalties, rents and annuities or gain from the sale of property that produces such types of income) and certain sales and services income arising in connection with transactions between the CFC and a person related to the CFC. “Global intangible low-taxed income” may include most of the remainder of a CFC’s income over a deemed return on its tangible assets.

As a result of certain changes in the U.S. tax law introduced by the TCJA, Immunovant believes that it and its non-U.S. subsidiaries are classified as CFCs in the current taxable year and will continue to be classified as CFCs after the Business Combination. For HSAC, a U.S. holder that will hold 10% or more of the vote or value of the Immunovant Shares, this may result in adverse U.S. federal income tax consequences, such as current U.S. taxation of Subpart F income and of amounts treated as global intangible low-taxed income under Section 951A of the Code, and being subject to certain reporting requirements with the U.S. Internal Revenue Service.

Risks Related to HSAC’s Business and the Business Combination

HSAC will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 24 months from the closing of the IPO, or May 14, 2021. In the event of a liquidation, HSAC’s public stockholders will receive $10.00 per share and the HSAC warrants will expire worthless.

If HSAC is unable to complete a business combination by the date that is 24 months from the closing of the IPO, or May 14, 2021, and is forced to liquidate, the per-share liquidation distribution will be $10.00. Furthermore, there will be no distribution with respect to the HSAC Warrants, which will expire worthless as a result of HSAC’s failure to complete a business combination.

You must tender your HSAC Shares in order to validly seek redemption at the special meeting of stockholders.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to HSAC’s transfer agent or to deliver your common stock to the transfer agent electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the special meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against HSAC, the proceeds held in trust could be reduced and the per-share liquidation price received by HSAC’s stockholders may be less than $[10.00].

HSAC’s placing of funds in trust may not protect those funds from third party claims against HSAC. Although HSAC has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of HSAC’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of HSAC’s public stockholders. If HSAC liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, HSAC cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our stockholders may be less than $10.00 due to such claims.

Additionally, if HSAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in HSAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, HSAC may not be able to return $10.00 to our public stockholders.

Any distributions received by HSAC stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, HSAC was unable to pay its debts as they fell due in the ordinary course of business.

HSAC’s Amended and Restated Certificate of Incorporation provides that it will continue in existence only until the date that is 24 months from the closing of the IPO, or May 14, 2021. If HSAC is unable to consummate a transaction within the required time periods, upon notice from HSAC, the trustee of the Trust Account will distribute the amount in its Trust Account to its public stockholders. Concurrently, HSAC shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although HSAC cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by HSAC for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver. However, we may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If HSAC’s due diligence investigation of Immunovant was inadequate, then stockholders of HSAC following the Business Combination could lose some or all of their investment.

Even though HSAC conducted a due diligence investigation of Immunovant, it cannot be sure that this diligence uncovered all material issues that may be present inside Immunovant or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Immunovant and its business and outside of its control will not later arise.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm HSAC’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against HSAC, whether or not resolved in HSAC’s favor, could result in substantial costs and divert HSAC’s management’s attention from other business concerns, which could adversely affect HSAC’s business and cash resources and the ultimate value HSAC’s stockholders receive as a result of the Business Combination.

The Sponsor and directors own HSAC Shares which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

As of the Record Date, the Sponsor owned an aggregate of [•] HSAC Shares. Such individuals have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if HSAC is unable to consummate a business combination. Accordingly, the HSAC Shares will be worthless if HSAC does not consummate a business combination. Based on a market price of $[•] per share of HSAC Shares on [•], 2019, the value of these shares was approximately $[•] million. The HSAC Shares acquired prior to the IPO will be worthless if HSAC does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Immunovant as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in HSAC’s stockholders’ best interest.

HSAC is requiring stockholders who wish to redeem their HSAC Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

HSAC is requiring stockholders who wish to redeem their common stock to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the special meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and HSAC’s transfer agent will need to act to facilitate this request. It is HSAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than HSAC anticipates for stockholders to deliver their common stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their common stock.

HSAC will require its public stockholders who wish to redeem their HSAC Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If HSAC requires public stockholders who wish to redeem their HSAC Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, HSAC will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their HSAC Shares in such a circumstance will be unable to sell their securities after the failed acquisition until HSAC has returned their securities to them. The market price for HSAC Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

A majority of the outstanding HSAC Shares have already agreed to vote in favor of the Business Combination.

As of the Record Date, the Sponsor and HSAC’s independent directors collectively owned approximately 20% of its issued and outstanding HSAC Shares and will therefore have a significant impact on the approval of the Business Combination. In addition, public stockholders owning 4,547,000 shares have already agreed to vote in favor of the Business Combination Proposal and related proposals. Since a majority of the outstanding HSAC Shares have agreed to vote in favor of the Business Combination Proposal and related proposals, the Business Combination will be approved.

If HSAC’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of HSAC’s securities.

HSAC’s initial stockholders are entitled to make a demand that it register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our initial stockholders, officers and directors are entitled to demand that HSAC register the resale of the shares underlying any securities our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after HSAC consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 2,875,000 HSAC Shares eligible for trading in the public market. The presence of these additional HSAC Shares trading in the public market may have an adverse effect on the market price of HSAC’s securities.

HSAC will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.

HSAC is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its public stockholders from a financial point of view. HSAC’s public stockholders therefore, must rely solely on the judgment of the Board.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of HSAC’s securities may decline.

The market price of HSAC’s securities may decline as a result of the Business Combination if:

•        HSAC does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•        The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

HSAC’s directors and officers may have certain conflicts in determining to recommend the acquisition of Immunovant, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

HSAC’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the HSAC Shares owned by HSAC’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and HSAC otherwise fails to consummate a business combination prior to its liquidation date.

HSAC and Immunovant have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by HSAC if the Business Combination is completed or by HSAC if the Business Combination is not completed.

HSAC and Immunovant expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, HSAC expects to incur approximately $[•] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by HSAC if the Business Combination is completed or by HSAC if the Business Combination is not completed.

HSAC will incur significant transaction costs in connection with transactions contemplated by the Share Exchange Agreement.

HSAC will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, HSAC may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what Immunovant’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

In the event that a significant number of HSAC Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of HSAC Shares are redeemed, HSAC may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected. The Combined Company intends to apply to list its shares on the Nasdaq Stock Market (“Nasdaq”), and Nasdaq may not list the HSAC Shares on its exchange, which could limit investors’ ability to make transactions in HSAC’s securities and subject HSAC to additional trading restrictions.

The Combined Company will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. However, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the continued listing requirements and Nasdaq delists its securities, HSAC could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        a limited amount of news and analyst coverage for the company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

HSAC may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.

HSAC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, HSAC has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to HSAC’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Immunovant’s conduct of its business, however, if the Board determines that any such order or injunction is not material to the business of Immunovant, then the Board may elect to waive that condition and close the Business Combination.

HSAC’s stockholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that HSAC’ current stockholders have on the management of HSAC.

After the Business Combination, assuming no redemptions of HSAC Shares for cash, HSAC’s current public stockholders will own approximately 21.0% of HSAC’s non-redeemable shares, HSAC’s current directors, officers and affiliates will own approximately 2.0% of HSAC’s non-redeemable shares, and the former stockholders of Immunovant will own approximately 77.0% of HSAC’s non-redeemable shares. Assuming redemption by holders of 4,578,600 outstanding HSAC Shares, HSAC public stockholders will own approximately 13.8% of HSAC’s non-redeemable shares, HSAC’s current directors, officers and affiliates will own approximately 2.1% of HSAC’s non-redeemable shares, and the former stockholders of Immunovant will own approximately 84.1% of HSAC’s non-redeemable shares. The minority position of the former HSAC stockholders will give them limited influence over the management and operations of the Combined Company.

HSAC’s selection of the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act may be precluded by Section 22 of the Securities Act

Article VII of HSAC’s Amended Charter to be filed upon the closing of the Business Combination selects the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. However, such provision may not be enforceable under Section 22 of the Securities Act, and it may be possible for HSAC to be sued in applicable state and local courts notwithstanding such provision.

Risks Related to Combined Company’s Common Stock

The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.

Following the Business Combination, the market price of Combined Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

•        any delay in the commencement, enrollment and ultimate completion of Immunovant’s clinical trials;

•        results of clinical trials for IMVT-1401 or any future product candidate or those of Immunovant’s competitors;

•        any delay in filing a BLA or similar application for IMVT-1401 or any future product candidate and any adverse development or perceived adverse development with respect to the FDA or other regulatory authority’s review of that BLA or similar application, as the case may be;

•        failure to successfully develop and commercialize IMVT-1401 or any future product candidate;

•        inability to obtain additional funding;

•        regulatory or legal developments in the United States or other countries or jurisdictions applicable to IMVT-1401 or any future product candidate;

•        adverse regulatory decisions;

•        changes in the structure of healthcare payment systems;

•        inability to obtain adequate product supply for IMVT-1401 or any future product candidate, or the inability to do so at acceptable prices;

•        introduction of new products, services or technologies by Immunovant’s competitors;

•        failure to meet or exceed financial projections Immunovant provides to the public;

•        failure to meet or exceed the estimates and projections of the investment community;

•        changes in the market valuations of similar companies;

•        market conditions in the pharmaceutical and biotechnology sectors and the issuance of new or changed securities analysts’ reports or recommendations;

•        announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by Immunovant or Immunovant’s competitors;

•        variations in the Combined Company’s financial results or the financial results of companies that are perceived to be similar;

•        changes in estimates of financial results or investment recommendations by securities analysts;

•        significant lawsuits, including patent or shareholder litigation and disputes or other developments relating to Immunovant’s proprietary rights, including patents, litigation matters and Immunovant’s ability to obtain patent protection for its technologies;

•        additions or departures of key scientific or management personnel;

•        short sales of shares of the Combined Company’s common stock;

•        sales of a substantial number of shares of the Combined Company’s common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares;

•        sales or purchases of the Combined Company’s common stock by directors or officers;

•        negative coverage in the media or analyst reports, whether accurate or not;

•        issuance of subpoenas or investigative demands, or the public fact of an investigation by a government agency, whether meritorious or not;

•        size of the Combined Company’s public float;

•        trading liquidity of the Combined Company’s common stock;

•        investors’ general perception of the Combined Company and its business; and

•        general economic, industry and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s common stock, regardless of the Combined Company’s actual operating performance.

Volatility in the Combined Company’s share price could subject the Combined Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for Immunovant because pharmaceutical companies have experienced significant share price volatility in recent years. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

The Combined Company will be a “controlled company” within the meaning of the applicable Nasdaq listing rules and, as a result, will qualify for exemptions from certain corporate governance requirements. If the Combined Company relies on these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the closing of the Business Combination, RSL will continue to control a majority of the voting power of the Combined Company’s outstanding shares of common stock. As a result, the Combined Company will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” In addition, for so long as the RSL designated directors control all matters presented to the Combined Company’s board of directors for a vote, the Combined Company will be a “controlled company.” For so long as the Combined Company remains a “controlled company,” the Combined Company may elect not to comply with certain corporate governance requirements, including the requirements:

•        that a majority of the board of directors consists of independent directors;

•        for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•        that the Combined Company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        that the Combined Company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

The Combined Company intends to use these exemptions upon the closing of the Business Combination and the Combined Company may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

RSL will continue to own a significant percentage of the Combined Company’s shares of common stock and will be able to exert significant control over matters subject to stockholder approval.

RSL is currently Immunovant’s controlling shareholder and, after the Business Combination is completed, the Combined Company will continue to be controlled by RSL. Upon the closing of the Business Combination, based on HSAC Shares outstanding as of September 30, 2019, RSL will beneficially own approximately 73.8% of the voting power of the Combined Company’s non-redeemable outstanding shares of common stock, assuming that the maximum number of holders of HSAC Shares have properly exercised their redemption rights. RSL will have the ability to substantially influence the Combined Company and exert significant control through this ownership position. For example, RSL and its stockholders may be able to control elections of directors, issuance of equity, including to the Combined Company’s employees under equity incentive plans, amendments of the Combined Company’s organizational documents, or approval of any merger, amalgamation, sale of assets or other major corporate transaction. RSL’s interests may not always coincide with the Combined Company’s corporate interests or the interests of other stockholders, and it may exercise its voting and other rights in a manner with which you may not agree or that may not be in the best interests of the Combined Company’s other stockholders. Further, RSL is a privately held company whose ownership and governance structure is not transparent to the Combined Company’s other stockholders. There may be changes to the management or ownership of RSL, or to RSL’s business model, that could impact RSL’s interests in a way that may not coincide with the Combined Company’s corporate interests or the interests of other stockholders. So long as RSL continues to own a significant amount of the Combined Company’s equity, it will continue to be able to strongly influence and effectively control the Combined Company’s decisions.

RSL will have the right to appoint a majority of the directors to the Combined Company’s board of directors.

Pursuant to the Amended Charter, immediately after the closing of the Business Combination, RSL will have the right to appoint four of seven directors to the Combined Company’s board of directors and as a result, will control all matters presented to the Combined Company’s board of directors. While the directors appointed by RSL are obligated to act in accordance with their applicable fiduciary duties, they may have equity or other interests in RSL and, accordingly, their interests may be aligned with RSL’s interests, which may not always coincide with the Combined Company’s corporate interests or the interests of the Combined Company’s other stockholders.

The anticipated organizational and ownership structure of the Combined Company may create significant conflicts of interests.

The anticipated organizational and ownership structure of the Combined Company involves a number of relationships that may give rise to certain conflicts of interest between the Combined Company and minority Immunovant and minority holders of the Combined Company shares, on the one hand, and RSL and its stockholders, on the other hand. Certain of the Combined Company’s directors and employees will have equity interests in RSL and, accordingly, their interests may be aligned with RSL’s interests, which may not always coincide with the Combined Company’s corporate interests or the interests of the Combined Company’s other stockholders. Further, the Combined Company’s other stockholders may not have visibility into the RSL ownership of any of the Combined Company’s directors or officers, which may change at any time through acquisition, disposition, dilution, or otherwise. Any change in the Combined Company’s directors’ or officers’ RSL ownership could impact the interests of those holders.

In addition, Immunovant is, and will remain after the Business Combination, party to certain related party agreements with RSL, RSI and RSG. These entities and their stockholders, including certain of the Combined Company’s directors and employees, may have interests which differ from the Combined Company’s interests or those of the minority holders of the Combined Company’s shares. Any material transaction between Combined Company and RSL, RSI, RSG or any other affiliate of RSL will be subject to the Combined Company’s related party transaction policy, which requires prior approval of such transaction by the Combined Company’s audit committee. To the extent the Combined Company fails to appropriately deal with any such conflicts of interests, it could negatively impact its reputation and ability to raise additional funds and the willingness of counterparties to do business with the Combined Company, all of which could have an adverse effect on Immunovant’s business, financial condition, results of operations, and cash flows.

If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.

The trading market for the Combined Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.

Future sales of shares of the Combined Company’s common stock may depress its stock price.

Sales of a substantial number of the Combined Company’s common stock in the public market after the closing of the Business Combination, or the perception that these sales might occur, could depress the market price of the Combined Company’s common stock and could impair its ability to raise capital through the sale of additional equity securities.

The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.

After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) the date (a) March 31, 2025, (b) in which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s common stock that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Combined Company’s periodic reports and proxy statements.

The Combined Company cannot predict if investors will find its common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning Immunovant’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections titled “Trading Market and Dividends,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Immunovant Sciences Ltd.,” and “Immunovant Sciences Ltd.’s Business.” The risks and uncertainties include, but are not limited to:

•        future operating or financial results;

•        future payments of dividends and the availability of cash for payment of dividends;

•        Immunovant’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•        future acquisitions, business strategy and expected capital spending;

•        assumptions regarding interest rates and inflation;

•        the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•        estimated future capital expenditures needed to preserve HSAC’s capital base;

•        ability of the combined company to effect future acquisitions and to meet target returns;

•        the initiation, timing, progress, costs and results of Immunovant’s clinical trials for IMVT-1401, including its ASCEND-MG, ASCEND-GO and ASCEND-WAIHA trials;

•        the timing of meetings with and feedback from regulatory authorities as well as any submission of filings for regulatory approval of IMVT-1401;

•        the potential advantages and differentiated profile of IMVT-1401 compared to existing therapies for the applicable indications;

•        Immunovant’s ability to successfully manufacture or have manufactured drug product for clinical trials and commercialization;

•        Immunovant’s ability to successfully commercialize IMVT-1401, if approved;

•        the rate and degree of market acceptance of IMVT-1401, if approved;

•        Immunovant’s expectations regarding the size of the patient populations for and opportunity for and clinical utility of IMVT-1401, if approved for commercial use;

•        Immunovant’s estimates of its expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•        Immunovant’s ability to maintain intellectual property protection for IMVT-1401;

•        Immunovant’s ability to identify, acquire or in-license and develop new product candidates;

•        Immunovant’s ability to identify, recruit and retain key personnel;

•        developments and projections relating to Immunovant’s competitors or industry; and

•        other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. HSAC undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks HSAC describes in the reports it will file from time to time with the Securities and Exchange Commission after the date of this proxy statement.

In addition, statements that “HSAC believes” and similar statements reflect HSAC’s beliefs and opinions on the relevant subject. These statements are based on information available to HSAC as of the date of this proxy statement. And while HSAC believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. HSAC’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although HSAC believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither HSAC nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this proxy statement and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

CAPITALIZATION

The following table sets forth the capitalization, as of September 30, 2019, on an unaudited, historical basis of each of Immunovant and HSAC and, on an as-adjusted basis, after giving effect to the Business Combination, assuming (i) that the minimum number of holders of HSAC Shares exercise their redemption rights and HSAC does not make any permitted repurchases and (ii) that the maximum number of holders of HSAC Shares have properly exercised their redemption rights and/or HSAC has made permitted repurchases.

	As of September 30, 2019
	Historical		As Adjusted
	Immunovant	HSAC	Assuming Minimum Redemptions	Assuming Maximum Redemptions
Cash	$18,991,649	$1,610,350	$129,427,639	$83,233,667
Cash and marketable securities held in Trust Account	—	116,024,698	—	—
Total cash and marketable securities	$18,991,649	$117,635,048	$129,427,639	$83,233,667
Common stock subject to possible redemption, 10,842,452 shares at redemption value	$—	$108,424,520	$—	$—
Equity:
Series A preferred shares	—	—	1	1
Preferred shares	—	—	—	—
Common shares of Immunovant/Shares of common stock of HSAC	789	353	5,475	5,017
Additional paid-in capital	36,090,133	4,692,712	179,657,985	133,464,471
Accumulated other comprehensive income	1,378	—	1,378	1,378
(Accumulated deficit)/retained earnings	(59,378,847)	306,941	(59,167,888)	(59,167,888)
Total stockholders’ (deficit)/equity	(23,286,547)	5,000,006	120,496,951	74,302,979
Total capitalization	$(23,286,547)	$113,424,526	$120,496,951	$74,302,979

SPECIAL MEETING OF HSAC STOCKHOLDERS

General

HSAC is furnishing this proxy statement to the HSAC stockholders as part of the solicitation of proxies by the Board for use at the special meeting of HSAC stockholders to be held on [•], 2019 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [•], 2019 in connection with the vote on the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on [•], 2019 at [•] a.m., at [•], or such other date, time and place to which such meeting may be adjourned or postponed for the purpose of soliciting additional proxies in favor of the approval of the Business Combination in the event HSAC does not receive the requisite shareholder vote to approve the Business Combination.

Purpose of the Special Meeting of HSAC Stockholders

At the special meeting of stockholders, HSAC is asking holders of HSAC Shares to approve the following proposals:

•        To approve the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the Amended Charter appended to this proxy statement as Annex B to effect the following amendments to (collectively, the “Amendment Proposal” or “Proposal No. 2”):

(a)     change the name of the Combined Company to “Immunovant, Inc.” from “Health Sciences Acquisitions Corporation”;

(b)    increase the authorized number of shares of common stock from 30,000,000 shares to 500,000,000 shares;

(c)     authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Company’s board of directors to increase the number of outstanding shares and discourage a takeover attempt;

(d)    authorize the issuance of up to 10,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) and designate the rights, preferences and privileges of the Series A Preferred Stock, including that the holder(s) of a majority of the outstanding shares of Series A Preferred Stock will be entitled to elect: (1) four directors (the “Series A Preferred Directors”), as long as the holder(s) of Series A Preferred Stock hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, (2) three Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, and (3) two Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors;

(e)     provide that the number of directors constituting the board of directors of the Combined Company will be fixed at no less than seven;

(f)     provide that directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the Combined Company’s capital stock entitled to vote generally at an election of directors; provided that the Series A Preferred Directors may be removed without cause only by the holder(s) of Series A Preferred Stock;

(g)    declassify the Combined Company’s board of directors and provide that each director will serve for a one-year term, until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(h)    provide that from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, no action shall be taken by the stockholders of the Combined Company except at an annual or special meeting of stockholders called in accordance with the Combined Company’s bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission; provided that the holder(s) of Series A Preferred Stock may at all times act by written consent or electronic transmission to exercise the right to elect or remove the Series A Preferred Directors or otherwise act as permitted pursuant to the proposed Amended Charter;

(i)     provide that the Combined Company opts out of Section 203 of the Delaware General Corporation Law;

(j)     provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to the Combined Company’s bylaws will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

(k)    provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to certain provisions of the Amended Charter will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors; provided that the Combined Company shall not amend any provision of its Amended Charter in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock without the approval of the holder(s) of a majority of the Series A Preferred Stock;

(l)     remove various provisions related to its operations as a blank check company prior to the consummation of an initial business combination; and

(m)   provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

•        To approve the issuance of more than 20% of the issued and outstanding HSAC Shares pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

•        To approve the 2019 HSAC Equity Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 4.”

•        To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in favor of the approval of the Business Combination in the event HSAC does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 5.”

Recommendation of HSAC’s Board of Directors

The Board:

•        has determined that the Business Combination Proposal and each of the other Proposals are fair to, and in the best interests of, HSAC and its stockholders;

•        has approved the Business Combination Proposal and the other Proposals; and

•        recommends that HSAC’s stockholders vote “FOR” each of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal.

The Board has interests that may be different from or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who is Entitled to Vote

HSAC has fixed the close of business on [•], 2019, as the record date for determining those HSAC stockholders entitled to notice of and to vote at the special meeting. As of the close of business on [•], 2019, there were [•] HSAC Shares outstanding and entitled to vote. Each holder of HSAC Shares is entitled to one vote per share on each of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal.

As of [•], 2019, HSAC’s initial stockholders, either directly or beneficially, owned and were entitled to vote [•] HSAC Shares, or approximately [•]% of the outstanding HSAC Shares. With respect to the Business Combination, HSAC’s initial stockholders have agreed to vote their respective HSAC Shares acquired by them in favor of the Business Combination Proposal and related proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals, although there is no agreement in place with respect to these Proposals.

Quorum and Required Vote for Shareholder Proposals

A quorum of HSAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of HSAC stockholders if a majority of the HSAC Shares issued and outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding HSAC Shares present and entitled to vote at the special meeting. Approval of the Amendment Proposal will require the approval of a majority of the issued and outstanding HSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Amendment Proposal, for which it will have the same effect as voting against the proposal.

Voting Your Shares

Each HSAC Share that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the special meeting. Your proxy card shows the number of HSAC Shares that you own.

There are two ways to ensure that your HSAC Shares are voted at the special meeting:

•        You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Business Combination Adjournment Proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•        You can attend the special meeting and vote in person. HSAC will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way HSAC can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO OUR TRANSFER AGENT AT LEAST ONE BUSINESS DAY PRIOR TO THE CONSUMMATION OF THE BUSINESS COMBINATION. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY, OUR TRANSFER AGENT, AT LEAST ONE BUSINESS DAY PRIOR TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy; or

•        you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your HSAC Shares, you may call [•], our proxy solicitor, at [•], or HSAC at 646-343-9280.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Business Combination. Under HSAC’s Amended and Restated Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Redemption Rights

Pursuant to HSAC’s Amended and Restated Certificate of Incorporation, a holder of HSAC Shares may demand that HSAC redeem such common stock for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [•], 2019 (at least two business days before the special meeting), that HSAC redeem your shares into cash; and (ii) submit your request in writing to HSAC’s transfer agent, at the address listed at the end of this section and delivering your shares to HSAC’s transfer agent physically or electronically using DTC’s DWAC system at least two business days prior to the vote at the meeting. In order to validly request redemption, you must send a request in writing to HSAC’s transfer agent. The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the HSAC Shares for which you are electing redemption at least two business days before the special meeting by either:

•        Delivering certificates representing HSAC’s Shares to HSAC’s transfer agent, or

•        Delivering the HSAC Shares electronically through the DWAC system.

HSAC stockholders will be entitled to redeem their HSAC Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.00 per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by HSAC’s transfer agent at least two business days before the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of HSAC shares as of the Record Date. Any public stockholder who holds shares of HSAC on or before [•], 2019 (at least two business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to HSAC’s transfer agent or deliver your shares to the transfer agent electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the special meeting.

If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and HSAC’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is HSAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. HSAC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their HSAC Shares before exercising their redemption rights and thus will be unable to redeem their HSAC Shares.

In the event that a stockholder tenders its HSAC Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its HSAC Shares, the stockholder may withdraw the tender. In the event that a stockholder tenders HSAC Shares and the business combination is not completed, these HSAC Shares will not be redeemed for cash and the physical certificates representing these HSAC Shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. HSAC anticipates that a stockholder who tenders HSAC Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such HSAC Shares soon after the completion of the Business Combination.

If properly demanded by HSAC’s public stockholders, HSAC will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the Record Date, this would amount to approximately $10.09 per share. If you exercise your redemption rights, you will be exchanging your HSAC Shares for cash and will no longer own the HSAC Shares.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act will be restricted from seeking redemption rights with respect to more than 20% of the HSAC Shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain condition, and as a result, would not be able to proceed with the Business Combination.

Tendering Common Stock Share Certificates in Connection with Redemption Rights

HSAC is requiring the HSAC public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to HSAC’s transfer agent, or to deliver their shares to the transfer agent electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option at least two business days before the special meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether HSAC requires holders seeking to exercise redemption rights to tender their HSAC Shares. The need to deliver HSAC Shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, HSAC will promptly return the share certificates to the public stockholder.

United States Federal Income Taxation Relating to Redeeming Stockholders

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of HSAC’s common stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of common stock holders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        regulated investment companies;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of Common Stock

If a U.S. Holder redeems common stock into the right to receive cash pursuant to the exercise of a shareholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

•        a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•        The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of HSAC common stock treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the HSAC common stock actually owned by such holder, but also the HSAC common stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our common stock owned directly, common stock owned by related individuals and entities in which such holder has an interest or which have an interest in such holder, as well as any common stock such holder has a right to acquire by exercise of an option, which would generally include common stock that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and common stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our common stock actually and constructively owned by such U.S. Holder is redeemed or (ii) all of our common stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the common stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our common stock is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our common stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed common stock will be added to the adjusted tax basis in such holder’s remaining common stock. If there are no remaining common stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Appraisal Rights

Appraisal rights are not available to holders of HSAC Shares in connection with the proposed Business Combination under Delaware law.

Proxies and Proxy Solicitation Costs

HSAC is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. HSAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. HSAC will bear the cost of solicitation. [•], a proxy solicitation firm that HSAC has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $[•] and be reimbursed out-of-pocket expenses.

HSAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HSAC will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

HSAC Initial Stockholders

Pursuant to a registration rights agreement between us and our initial stockholders are entitled to certain registration rights with respect to the HSAC Warrants held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that HSAC register such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these HSAC Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. HSAC will bear the expenses incurred in connection with the filing of any such registration statements.

In December 2019, HSAC issued an aggregate of 2,875,000 HSAC Shares to the Sponsor, which we refer to herein as “insider shares,” for an aggregate purchase price of $25,000.

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Share Exchange Agreement described in the section titled “The Share Exchange Agreement” is subject to, and is qualified in its entirety by reference to, the Share Exchange Agreement. The full text of the Share Exchange Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with Immunovant; Business Combination Consideration

Upon the closing of the Business Combination, the Sellers will sell to HSAC, and HSAC will purchase from the Sellers, all of the issued and outstanding Immunovant Shares and other equity interests in and of Immunovant, and HSAC will issue [•] HSAC Shares to the Sellers, including 10,000 shares of Series A Preferred Stock of HSAC issued to RSL, subject to pre-closing adjustment for certain indebtedness of Immunovant (other than indebtedness convertible into Immunovant capital stock). The issuance of HSAC Shares to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. The aggregate value of the consideration to be paid by HSAC in the Business Combination is approximately $[•] million (calculated as follows: [•] HSAC Shares to be issued to the Sellers, multiplied by $[•] (the deemed value of the shares in the Share Exchange Agreement). Upon consummation of the Business Combination, Immunovant will be a wholly owned subsidiary of HSAC, and HSAC will change its name to “Immunovant, Inc.”

After the Business Combination, assuming no redemptions of HSAC Shares for cash, HSAC’s current public stockholders will own approximately 21.0% of HSAC’s non-redeemable shares, HSAC’s current directors, officers and affiliates will own approximately 2.0% of HSAC’s non-redeemable shares, and the Sellers will own approximately 77.0% of HSAC’s non-redeemable shares. Assuming redemption by holders of 4,578,600 of HSAC Shares, the maximum number of HSAC Shares that may be redeemed, HSAC public stockholders will own approximately 13.8% of HSAC’s non-redeemable shares Company, HSAC’s current directors, officers and affiliates will own approximately 2.1% of HSAC’s non-redeemable shares, and the Sellers will own approximately 84.1% of HSAC’s non-redeemable shares.

Assuming the Business Combination Proposal is approved, the parties to the transaction expect to close the Business Combination on [•], 2019.

Background of the Business Combination

HSAC was incorporated as a blank check company on December 6, 2018, under the laws of the state of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although HSAC’s efforts to identify a prospective target business were not to be limited to any particular industry or geographic location, HSAC intended to focus on businesses in the healthcare and healthcare-related industries in North America or Europe.

On May 14, 2019, HSAC consummated the IPO of 10,000,000 Units. The Units sold in the IPO were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $100,000,000. Chardan Capital Markets LLC acted as sole book-running manager of the IPO. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-230893). The SEC declared the registration statement effective on May 9, 2019. HSAC granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at IPO price, less the underwriting discounts and commissions, which the underwriters in the IPO exercised in full simultaneously with the consummation of the IPO. The closing of the sale of 1,500,000 over-allotment units generating gross proceeds of $15,000,000 took place on May 14, 2019.

Simultaneously with the consummation of the IPO, HSAC consummated a private placement of an aggregate of 10,000,000 Private Warrants to the Sponsor at a price of $0.50 per Private Placement Warrant, generating total proceeds of $5,000,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Private Warrants are identical to the warrants underlying the HSAC Units, except that the Private Warrants are not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the private units, a total of $115,000,000 was deposited into the Trust Account established for the benefit of HSAC’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

In accordance with HSAC’s Amended and Restated Certificate of Incorporation, the amounts held in the Trust Account may only be used by HSAC upon the consummation of a business combination, except that there can be released to HSAC, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and HSAC’s liquidation. HSAC executed the Share Exchange Agreement on September 29, 2019 and it must liquidate unless a business combination is consummated by the date that is 24 months from the closing of the IPO, or May 14, 2021.

Immediately after the closing of the IPO on May 14, 2019, the officers and directors of HSAC began to contact potential candidates for a business combination. In addition, HSAC was contacted by a number of individuals and entities with respect to business combination opportunities.

HSAC believes its management team has a unique combination of experience as investors and incubators of life science companies and a wide and active network of relationships with particular focus on the biotechnology and medical technology sectors. Because of this combination of strengths, HSAC was able to rapidly and efficiently evaluate a wide range of potential business combination candidates, to determine which ones met its transaction criteria, and then to quickly submit proposals for a business combination to final candidates. Transaction criteria established by HSAC’s management team included the following:

•        Focus on companies developing innovative or transformative biopharmaceutical drugs or medical devices;

•        Strong prospects for regulatory approval;

•        Healthcare companies actively considering a public listing with a management team prepared for such business decision;

•        Companies having a value of between $200 million and $500 million; and

•        The potential to increase value post-Business Combination.

Between May 14, 2019 and July 31, 2019, HSAC reviewed approximately 25 potential business combination candidates and submitted four preliminary proposals to certain of these potential targets, including its initial proposal to Immunovant. Of the 25 potential business combination candidates, HSAC did not provide a formal proposal to 21 of them primarily due to candidate unresponsiveness, lack of a sufficiently innovative drug or device in development, or a management team that was not sufficiently experienced with publicly traded markets and companies. The HSAC management team held frequent discussions regarding various targets during this period both internally and with a wide range of management teams at potential targets. No discussions regarding a potential business combination with any candidate were held prior to HSAC’s IPO.

With regard to those three targets with which HSAC did not pursue a business combination:

Candidate One: Because of HSAC’s extensive network of investments and relationships in the life science space, Candidate One was known to the principals of HSAC as a leading private company focusing on innovative diagnostics and treatments for gastrointestinal and metabolic diseases. Subsequent to HSAC’s IPO, Candidate One emerged as a priority target for a potential business combination. On May 16, 2019, HSAC held a conference call with Candidate One’s management and financial advisors to discuss a potential transaction. Dr. Yalamanchi had a follow-up call with Candidate One’s CEO on May 17, 2019. The proposal included a pre-transaction valuation of $400 million and proposed a structure that would have issued 40,000,000 new HSAC Shares to Candidate One’s shareholders, resulting in Candidate One’s shareholders owning approximately 74% of the outstanding shares in the Combined Company, assuming no HSAC Shares were redeemed. HSAC presented an initial proposal on May 17, 2019. HSAC did not receive any substantive response and, as discussions with Immunovant advanced, HSAC did not pursue this opportunity further.

Candidate Two: Because of HSAC’s extensive network of investments and relationships in the life sciences space, Candidate Two was known to the principals of HSAC as a leading private company focused on treatments for endocrine disorders. Subsequent to HSAC’s IPO, Candidate Two emerged as a priority target for a potential business combination. On May 20, 2019, Dr. Yalamanchi held a conference call with Candidates Two’s Vice-President Business Development to discuss a potential transaction. On May 31, 2019, Dr. Yalamanchi had a follow-up call with Candidate Two’s CEO and Vice-President Business Development to present an initial proposal and to discuss the proposal’s structure and valuation and its advantages relative to other alternatives under consideration by Candidate Two. The proposal valued Candidate Two at between $250 million and $280 million and proposed a structure that would have issued 25,000,000 to 30,000,000 new HSAC Shares to Candidate Two’s shareholders, resulting in Candidate Two’s shareholders owning approximately 63% to 66% of the outstanding shares in the Combined Company, assuming no HSAC Shares were redeemed. No counter proposal was sent to HSAC by Candidate Two, and discussions with Candidate Two came to an end on June 20, 2019 when the company’s Vice-President Business Development informed HSAC management that Candidate Two would pursue a traditional IPO.

Candidate Three: Because of HSAC’s extensive network of investments and relationships in the life science space, Candidate Three was known to the principals of HSAC as a leading private company focused on treatments for cardiovascular disorders. Subsequent to HSAC’s IPO, Candidate Three emerged as a priority target for a potential business combination. On June 29, 2019, Dr. Yalamanchi discussed a potential transaction with the CEO of Candidate Three. Dr. Yalamanchi had a follow-up meeting the CEO, CFO and COO of Candidate Three on July 9, 2019. On July 10, 2019, Dr. Yalamanchi submitted an initial proposal to Candidate Three, which included the concept of a share exchange with HSAC as an alternative to a traditional IPO, but no valuation or substantive terms were included. However, discussions with Immunovant accelerated during this time. As a result, HSAC ended substantive discussions with Candidate Three.

The background of HSAC’s interaction with Immunovant:

On May 10, 2019, HSAC management held an internal meeting to discuss the autoimmune sector (in addition to the cardiovascular, endocrine and gastrointestinal disease sectors) as a focus for the search for a suitable target as it presented an opportunity to identify an innovative approach to treating certain diseases. HSAC management decided to pursue potential targets in the autoimmune sector because there are a number of drug classes being developed to treat a significant unmet need. The clinical programs and prospects for growth were discussed for several companies developing autoimmune therapeutics, including Immunovant. Of the 21 companies that did not receive a proposal, two were developing autoimmune therapeutics.

Immunovant was already known to the principals of HSAC as a leading company focused on autoimmune diseases and the anti-FcRn space. On December 28, 2018, RTW Entities purchased 2,604,166 Immunovant Shares, which represented at the time of investment approximately 3% interest in Immunovant, in exchange for approximately $10 million. RTW Investments, LP did not have a representative on the board of directors of Immunovant or in any other way influence it operations or policies. HSAC’s officers and directors did not discuss a potential transaction between HSAC and Immunovant until after the closing of HSAC’s IPO.

On May 11, 2019, Dr. Roderick Wong, Chief Executive Officer of HSAC, called Dr. Mayukh Sukhatme, a director of Immunovant, Inc. and President of Roivant Pharma, a business unit of RSL, to discuss the possibility of a transaction between HSAC and Immunovant.

Between May 11, 2019, and May 28, 2019, a series of emails and conference calls took place between Dr. Wong and Dr. Sukhatme to discuss technical, strategic, commercial and capital-raising plans and the prospects for a business combination with HSAC.

On May 29, 2019, Dr. Sukhatme called Dr. Wong and requested that HSAC submit a draft non-binding post-transaction valuation and capitalization proposal, which was delivered on May 30, 2019. The proposal valued Immunovant at a pre-transaction valuation of $400 million and proposed a structure that would have issued 40,000,000 new HSAC Shares to Immunovant’s shareholders resulting in Immunovant’s shareholders owning approximately 76% of the outstanding shares in the combined company, assuming no redemptions of HSAC Shares occurred. The proposal included earnouts based on share price during the six years following the closing of a business combination. The proposed earnouts provided that Immunovant’s former shareholders would receive 10,000,000 HSAC Shares if the share price reached $17.50 by 2023 and an additional 10,000,000 HSAC Shares if the share price reached $31.50 by 2025. Furthermore, the proposal provided that of the 2.875 million HSAC Shares held by the Sponsor, 0.9 million HSAC Shares would be cancelled unless the share price reached $17.50 by 2023 and an additional 0.9 million HSAC Shares would be cancelled unless the share price reached $31.50 by 2025.

Between June 14, 2019 and June 7, 2019, a series of emails and conference calls took place between Drs. Wong and Sukhatme to discuss Immunovant technology, development plans, and the terms of a proposed business combination. On June 7, 2019, Drs. Sukhatme and Wong discussed potential participation of RTW Investments, LP in a bridge financing which would precede a business combination.

Between June 29, 2019 and July 18, 2019, a series of emails and conference calls took place between Dr. Wong, and Dr. Naveen Yalamanchi, Chief Financial Officer of HSAC, and Immunovant’s management, including Dr. Peter Salzmann, Chief Executive Officer of Immunovant, Inc., Dr. Sandeep Kulkarni, Chief Operating Officer of Immunovant, Inc., Dr. John Strumbos, Senior Director of Finance of Roivant Sciences, Inc., Mr. Joe Bishop, Vice President of Finance of Roivant Sciences, Inc., Mr. W. Bradford Middlekauff, General Counsel of Immunovant, Inc., and Dr. Sukhatme, to discuss and modify provisions of the valuation proposal including transaction structure and tax implications; valuation range; post-transaction governance; timing; exclusivity; potential bridge financing; earnout shares; and treatment of HSAC Shares and warrants.

On July 1, 2019, Drs. Kulkarni and Wong discussed structure and terms of a potential bridge financing. Both parties agreed to pursue a bridge financing independent of a business combination, but concurrently with negotiations relating to a business combination.

On July 18, 2019, a conference call was held and attended by Drs. Yalamanchi and Kulkarni, and Mr. Middlekauff. Immunovant’s management expressed a desire to draft a non-binding merger term sheet. During the same conference call, Immunovant’s management asked RTW Investments, LP to draft a non-binding term sheet for bridge financing.

On July 22, 2019, HSAC and Immunovant entered into a confidentiality agreement relating to a potential transaction.

On July 22, 2019, Immunovant sent HSAC a draft non-binding business combination term sheet and a conference call was held to discuss the proposal, which was attended by Drs. Yalamanchi and Kulkarni and Mr. Middlekauff. The term sheet assumed the impact of a $35 million bridge financing, and valued Immunovant at a pre-transaction valuation of $435 million and proposed a structure that would have issued 43,500,000 new HSAC Shares to Immunovant’s shareholders, resulting in Immunovant’s shareholders owning approximately 78% of the outstanding shares in the Combined Company assuming no redemptions of HSAC Shares occurred. The proposal included two earnout structures based on share price during the six years following closing. The earnouts and share cancellation provisions were the same as in the original proposal.

On July 22, 2019, RTW Investments, LP sent a draft non-binding bridge financing term sheet to Immunovant.

On July 24, 2019, negotiations regarding the draft bridge financing term sheet took place between Immunovant’s management and Immunovant’s legal representatives at Cooley LLP, on the one hand, and RTW Investments, LP and RTW’s legal representatives at Loeb & Loeb LLP and Covington & Burling LLP, on the other hand.

On July 25, 2019, Immunovant’s management, including Dr. Robert Zeldin, Chief Medical Officer of Immunovant, Inc., Mr. Middlekauff and Drs. Salzmann and Kulkarni, travelled to HSAC’s offices to meet with Drs. Wong and Yalamanchi. The respective parties discussed the draft non-binding merger term sheet, including proposals on corporate structure and domicile following a business combination.

On July 26, 2019, RTW Investments, LP and Immunovant executed the draft bridge financing note term sheet.

Between July 27, 2019 and July 31, 2019, negotiations regarding the definitive bridge financing agreements took place between Immunovant’s management and Immunovant’s legal representatives at Cooley LLP, on the one hand, and RTW Investments, LP and RTW’s legal representatives at Loeb & Loeb LLP and Covington & Burling LLP, on the other hand.

On July 28, 2019, the parties orally agreed on the provisions of the non-binding draft merger term sheet and to proceed to a Letter of Intent (“LOI”). Between July 28 and July 31, 2019, negotiations regarding the term sheet and LOI took place between HSAC management, HSAC’S legal representatives at Loeb & Loeb LLP and Covington & Burling LLP, on the one hand, and Immunovant, and Immunovant’s legal representatives at Cooley LLP, on the other hand. The revised term sheet valued Immunocant at a pre-transaction valuation of $430 million and proposed structure that would have issued 43,000,000 new HSAC Shares to Immunovant’s shareholders, resulting in Immunovant’s shareholders owning approximately 77% of the outstanding shares in the Combined Company assuming no redemptions of HSAC Shares occurred. The remainder of the terms were substantially the same to those proposed on July 22, 2019. The LOI was executed on July 31, 2019.

On August 1, 2019, HSAC management briefed the Board on the progress of a search for a business combination and provided an update on the status of talks with Immunovant.

On August 1, 2019, the definitive bridge financing documents were executed pursuant to which the RTW Entities made an additional $25.0 million investment in Immunovant in exchange for two Promissory Notes, which automatically convert immediately prior to the consummation of the Business Combination into Immunovant Shares exchangeable for an aggregate of 2,500,000 HSAC Shares upon the closing of the Business Combination. The Promissory Notes bear interest at a rate of 5% per year, which interest will be waived and cancelled immediately prior to the closing of the Business Combination. In the event that the Business Combination is not consummated, the Promissory Notes will be convertible into Immunovant Shares in connection with certain qualified equity financings or other strategic transactions that Immunovant may enter into in the future.

On August 2, 2019, a conference call took place to discuss timing of tasks and plans for continuing due diligence between Immunovant and HSAC. The call was attended by senior members of Immunovant and HSAC management; Loeb & Loeb LLP; Cooley LLP; auditors for HSAC and Immunovant; and representatives from Chardan Capital Markets, financial advisor to HSAC.

Between August 1, 2019 and September 20, 2019, Drs. Wong and Yalamanchi along with members of Immunovant’s management met in various combinations and confidentially with fund managers, including certain stockholders of HSAC, to discuss Immunovant and the proposed business combination with HSAC to determine the potential level of market interest in a transaction between Immunovant and HSAC.

Between August 1, 2019 and September 20, 2019, HSAC continued its review of due diligence materials and the parties held periodic conference calls to review status and timing of tasks.

On August 9, 2019, HSAC provided an initial draft of the Share Exchange Agreement to Immunovant. Between August 9, 2019 and September 20, 2019, the various deal terms of the Share Exchange Agreement were negotiated. During those negotiations, the parties finalized minimum cash condition for closing, potential post-close board composition, potential post-close corporate governance and representation and warranty insurance, among other deal terms.

On September 20, 2019, HSAC held a special meeting of the Board to review the transaction with Immunovant. Attending the meeting were Roderick Wong, Naveen Yalamanchi, Pedro Granadillo, Gotham Makker, George Migauksy. Also attending the meeting was Loeb & Loeb LLP. At this meeting, the Board approved the transaction and authorized HSAC to enter into the definitive agreement with Immunovant to effect the Business Combination subject to there being no material changes in the business terms of the Share Exchange Agreement between that date and the approval of the transaction by Immunovant board of directors.

On September 24, 2019, a committee of the board of directors of RSL, acting pursuant to authority delegated by the full board of directors, approved the entry into Share Exchange Agreement and other ancillary agreements to effect the Business Combination between HSAC and Immunovant.

On September 26, 2019, the RTW Entities and RSL consented to the prepayment of $2.5 million aggregate principal amount of the Promissory Notes issued to the RTW Entities and $2.5 million principal amount of the Promissory Note issued to RSL; forgiveness of accrued interest on such prepaid principal amounts; and issuance of four additional Promissory Notes to entities affiliated with Biotechnology Value Fund (“BVF”) having an aggregate principal amount of $10.0 million. On September 26, 2019, $2.5 million aggregate principal amount of the Promissory Notes issued to the RTW Entities was repaid, $2.5 million principal amount of the Promissory Note issued to RSL was repaid, the accrued interest on such principal amounts was forgiven, and Promissory Notes having an aggregate principal amount of $10.0 million were issued to entities affiliated with BVF.

On September 29, 2019 the Immunovant board of directors approved by unanimous written consent the entry into the Share Exchange Agreement and other ancillary agreements to effect the Business Combination between HSAC and Immunovant.

On September 29, 2019, the Share Exchange Agreement was signed by HSAC, Immunovant, the Sellers, and the Sellers’ Representative and the transaction announced to the public.

On October 2, 2019, HSAC filed a Current Report on Form 8-K including a press release, a copy of the Share Exchange Agreement and a presentation for investors.

HSAC’s Board’s Reasons for the Approval of the Business Combination

In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by Immunovant. The financial data and materials evaluated included patient population data sourced from disease advocacy groups and public databases, public data disclosed by competitors in the anti-FcRn space and publicly disclosed pre-clinical and clinical data and timing of upcoming catalysts provided by Immunovant, including the following:

•        Anti-FcRn targeted drugs represent a potentially disruptive technology.    Immunovant is a clinical stage company focused primarily on the development of IMVT-1401, a novel, fully human monoclonal antibody which inhibits FcRn and promotes degradation of IgG. IgG represents the most prevalent form of immunoglobins in blood, and plays a key role in maintaining immunity against pathogens. Conversely, IgG’s are also implicated in many autoimmune diseases. FcRn is the main mechanism by which the body regulates and maintains IgG, effectively controlling the rate and time with which an IgG spends in circulation. Since FcRn is directly involved in controlling the level of IgG in serum it is believed that disrupting the FcRn may lead to faster degradation of IgG and effect outcomes in autoimmune diseases. IMVT-1401 is a leading subcutaneous anti-FcRn drug candidate for the treatment of autoimmune diseases, and it has demonstrated compelling phase 1 single and multiple ascending dose data, with a nearly 80% reduction in IgG. IMVT-1401’s lead indication is Graves’ ophthalmopathy (GO), an autoimmune disease that affects muscle and tissue around the eye. With no FDA-approved therapies, HSAC estimates that GO affects greater than 15,000 patients in the US and has the potential for peak annual sales exceeding $500 million. Other potential indications, including for MG and WAIHA, could add more than $1 billion in peak annual sales if IMVT-1401 is approved for those diseases.

•        Immunovant targets auto-immune diseases with sizeable patient populations.    The American Autoimmune and Related Diseases Association (“AARDA”) estimates the US autoimmune market as over $20 billion. Immunovant initially plans on pursuing three attractive indications of the autoimmune disease market. MG is a neuromuscular disorder which we estimate affects approximately 65,000 people in the United States; Graves’ ophthalmopathy is a thyroid eye disease which we estimate affects 15,000 to 20,000 patients in the United States per year; and WAIHA a disorder characterized by red blood cell destruction which we estimate affects 40,000 patients in the United States and over 65,000 patients in the E.U.

•        Immunovant has additional diversified opportunities.    As the IMVT-1401 program evolves Immunovant may be able to expand their development efforts. There are a broad range of potential applications for IMVT-1401 in IgG-mediated autoimmune diseases which could enable future commercial success in indications that are not currently being pursued by Immunovant. Examples include chronic inflammatory demyelinating polyneuropathy; neuromyelitis optica; idiopathic thrombocytopenic purpura; Guillian-Barré Syndrome; PLA2R+ nembranous nephropathy; and phemphigus vulgaris.

•        IMVT-1401 has the potential to deliver a class-leading profile.    A key differentiating feature of IMVT-1401 is its ability to be dosed subcutaneously via a short push (less than 10 seconds) injection device. This subcutaneous delivery form will potentially offer patients the flexibility and convenience to self-administer the compound in an at-home setting in the future. We believe most competitors are in clinical development for an intravenous infusion which can last up to 1 hour and likely cannot be administered in an at-home setting. In early clinical trials, four weekly doses of 680 mg subcutaneous IMVT-1401 has shown 78% IgG reduction without the need for intravenous induction. Although some competitors are pursuing subcutaneous formulations none has successfully delivered a product with a similar profile that is amenable to use in current trials.

•        Multiple clinical readouts could create value inflection points in the years ahead.    Immunovant anticipates initial Phase 2a trial results from the GO program in the first quarter of 2020, followed by results from a larger proof-of-concept study Phase 2b trial in early 2021. Immunovant also anticipates Phase 2a trial results from the MG program in the first half of 2020 and initial results from the Phase 2a WAIHA study in the fourth quarter of 2020. If one or more of the clinical datasets results in positive results, the potential for Immunovant to see future clinical and eventually commercial successes may be enhanced.

•        Continued participation by leading biotech private investors.    Immunovant stockholders include RSL and RTW Investments. No current investors are selling shares during the business combination, and all have approved the transaction. In addition, RSL and RTW Investments agreed to invest additional funds in the form of a bridge financing note. We believe the research and due diligence done by these investors represents validation of Immunovant’s technology, strategies and management.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Benefits Not Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•        Liquidation of HSAC.    The risks and costs to HSAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in HSAC being unable to effect a business combination by May 2021 and force HSAC to liquidate and the warrants to expire worthless.

•        Stockholder Vote.    The risk that HSAC’s stockholders may fail to provide the votes necessary to effect the Business Combination.

•        Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Other Risks.    Various other risks associated with the Business Combination, the business of the Company and the business of Immunovant described under the section titled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Share Exchange Agreement and the Business Combination:

The Board concluded that the potential benefits that it expected HSAC and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Share Exchange Agreement and the Business Combination were advisable, fair to, and in the best interests of, HSAC and its stockholders.

The Board recommends a vote “FOR” the Business Combination Proposal and each of the other Proposals — the Board have interests that may be different from, or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Summary of HSAC Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed by HSAC in connection with the valuation of Immunovant. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by us nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the Board. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be our view of the actual value of Immunovant. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by us. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying our financial analyses and the Board’s recommendation.

In performing our analyses, we made numerous material assumptions with respect to, among other things, timing of clinical trials, patient enrollment, timing of receipt of regulatory approvals that may be needed, characterization of the product candidates, the timing of, and amounts of, any royalty payments, milestone payments or other payments due to third parties by Immunovant, the entry by Immunovant into license or collaboration agreements, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of HSAC, Immunovant or any other parties to the Business Combination. None of Immunovant, HSAC, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Immunovant do not purport to be appraisals or reflect the prices at which Immunovant shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 20, 2019 and is not necessarily indicative of current market conditions.

Selected FcRn Inhibitor and Autoimmune Disease Public Comparable Company Analysis

HSAC reviewed certain financial information of Immunovant and compared it to certain publicly traded companies, selected based on HSAC’s experience and the professional judgment of its management team.

Because none of the selected companies is exactly the same as Immunovant, HSAC believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the selected public company analysis. Accordingly, HSAC also made qualitative judgments, based on its experience and the professional judgment of its management team, concerning differences between the operational, business and/or financial characteristics of Immunovant and the selected companies to provide a context in which to consider the results of the quantitative analysis.

HSAC considered certain financial and operating data for publicly traded FcRn inhibitor and autoimmune disease-oriented companies that HSAC deemed relevant for analysis. The selected companies were:

•        argenx SE

•        Momenta Pharmaceuticals

•        Apellis Pharmaceuticals

•        Ra Pharma

•        Principia Biopharma

None of the selected companies has characteristics identical to Immunovant. Companies were selected because they have a combination of comparable stage of drug development, comparable drug mechanism of action, or comparable target indications. Some of these companies have greater resources than does Immunovant, and their product candidates may be more advanced than Immunovant. An analysis of selected publicly traded companies is not purely quantitative; rather it involves complex consideration and judgements concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. HSAC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, HSAC also made qualitative judgments, based on its experience and the professional judgment of its management team, concerning differences between the operational, business and/or financial characteristics of Immunovant and the selected companies to provide a context in which to consider the results of the quantitative analysis.

Based on this analysis of these companies, which HSAC deemed relevant based on its professional judgment and expertise, HSAC applied a band of plus or minus 25% of the 30 day moving average share price weighted enterprise value (calculated using the average share price of each company between July 22 and August 30, 2019)

Company	Comparable trial(s)	Shares Outstanding per 2Q filing (MM)	30d moving avg price (Jun 19-Jul 31)	30d moving avg adjusted Market Cap ($MM)
argenx	Phase 2 and 3	38.107	$138.76	$5,288
Momenta	Phase 2 and 2/3	98.707	$11.62	$1,147
Apellis	Phase 2 and 3	63.695	$28.20	$1,796
Ra Pharma	Phase 2	47.014	$30.93	$1,454
Principia	Phase 2 and 3	23.971	$37.29	$894
Mean				$2,116

Although most of the companies in the foregoing list were in Phase 3 trials, HSAC believes it is important to include them as comparables because:

•        Momenta and argenx are the only companies primarily developing anti-FcRn drug candidates, and this characteristic was deemed to outweigh any difference in stage of development.

•        Apellis, Ra Pharma and Principia are primarily focused on the same diseases as Immunovant, and the overlap of disease targets was deemed to outweigh any difference in stage of development.

This analysis resulted in the following implied per share equity value range for Immunovant shares of $28.56 to $47.59:

Scenario	MEAN 30 DMA adjusted MC 1H19 ($MM)	Implied Per Share Equity Value Range
Mean minus 25%	$1,587	$28.56
Mean	$2,116	$38.07
Mean plus 25%	$2,645	$47.59

HSAC compared these ranges to the $10.00 valuation per HSAC Share (such valuation derived through negotiation between HSAC and the Sellers and was based in part on the initial public offering price of HSAC’s units) proposed to be paid to the holders of the Immunovant shares in the form of newly issued HSAC Shares pursuant to the Share Exchange Agreement.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and each of the other Proposals, you should keep in mind that HSAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

•        If a proposed business combination is not completed by the date that is 24 months from the closing of the IPO, HSAC will be required to liquidate. In such event, the 2,875,000 HSAC Shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such HSAC Shares had an aggregate market value of approximately $[•] based on the closing price of the HSAC Shares of $[•] on the Nasdaq Stock Market as of [•], 2019.

•        On December 28, 2018, RTW Entities purchased 2,604,166 Immunovant Shares, which represented at the time of investment approximately 3% interest in Immunovant, in exchange for approximately $10.0 million. On August 1, 2019, the RTW Entities made an additional $25.0 million investment in Immunovant in exchange for two Promissory Notes, which automatically convert immediately prior to the consummation of the Business Combination into Immunovant Shares exchangeable for an aggregate of 2,500,000 HSAC Shares upon the closing of the Business Combination. The Promissory Notes bear interest at a rate of 5% per year, which interest will be waived and cancelled immediately prior to the closing of the Business Combination. On September 26, 2019, $2.5 million aggregate principal amount of the Promissory Notes issued to the RTW Entities was repaid, and the accrued interest on such principal amount was forgiven. In the event that the Business Combination is not consummated, the Promissory Notes will be convertible into Immunovant Shares in connection with certain qualified equity financings or other strategic transactions that Immunovant may enter into in the future.

•        The exercise of HSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•        If the Business Combination with Immunovant is completed, Immunovant will designate six of the members to the Combined Company’s board of directors. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

•        Each of Frank M. Torti, M.D. and Myrtle S. Potter, proposed directors of the Combined Company, will receive options to purchase an estimated 24,868 shares upon closing of the Business Combination.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting HSAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Sellers are expected to have a majority of the voting power of the combined company, Immunovant will comprise all of the ongoing operations of the combined entity, Immunovant will comprise a majority of the governing body of the combined company, and Immunovant’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Immunovant issuing shares for the net assets of HSAC, accompanied by a recapitalization. The net assets of HSAC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Immunovant.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Share Exchange Agreement are not subject to additional federal or state regulatory requirements or approvals, except for a requirement for the companies to submit filings pursuant to HSR with the FTC and the Antitrust Division of the DOJ and the expiration or termination of the HSR waiting period, and permission of the Bermuda Monetary Authority, necessary to effectuate the transactions contemplated by the Share Exchange Agreement.

Under HSR and the rules and regulations promulgated thereunder, the Business Combination may not be completed until notification and report forms have been filed with the FTC, and the DOJ, and the applicable waiting period has expired or been terminated. Immunovant and HSAC filed notifications on October 11, 2019. On October 30, 2019, Immunovant and HSAC each received notice that the FTC granted early termination of the waiting period under HSR in connection with the Business Combination. Accordingly, the regulatory condition relating to the expiration or termination of the waiting period under HSR in respect of the Business Combination has been satisfied.

Even after the applicable waiting period under HSR expires or is terminated, the FTC and the Antitrust Division of the U.S. Department of Justice retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. Likewise, at any time before or after the consummation of the merger, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

THE SHARE EXCHANGE AGREEMENT

The following is a summary of the material provisions of the Share Exchange Agreement and the related agreements entered or to be entered into in connection therewith, copies of which are attached as Annex A to this proxy statement. You are encouraged to read the Share Exchange Agreement, including the exhibits attached thereto, in its entirety for a more complete description of the terms and conditions of the Business Combination.

The representations, warranties and covenants contained in the Share Exchange Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Share Exchange Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Share Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of HSAC without considering the entirety of public disclosure about HSAC as set forth in HSAC’s SEC filings. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Exchange Agreement, which subsequent information may or may not be fully reflected in this proxy statement or in other public disclosures by HSAC.

Business Combination with Immunovant; Acquisition Consideration

On September 29, 2019, HSAC entered into a Share Exchange Agreement with Immunovant, the Sellers and the Sellers’ Representative. As of the date of the Share Exchange Agreement, the Sellers owned 100% of the issued and outstanding Immunovant Shares. Upon the closing of the transactions contemplated in the Share Exchange Agreement, HSAC will acquire all of the Sellers’ Immunovant Shares for the consideration described below, and Immunovant will become a wholly owned subsidiary of HSAC. Upon the closing of the transactions, HSAC will change its name to “Immunovant, Inc.”

Upon the closing of the Business Combination, the Sellers will sell to HSAC, and HSAC will purchase from the Sellers, all of the issued and outstanding Immunovant Shares and other equity interests in and of Immunovant, and HSAC will issue [•] HSAC Shares to the Sellers, including 10,000 shares of Series A Preferred Stock of HSAC issued to RSL, subject to pre-closing adjustment for certain indebtedness of Immunovant (other than indebtedness convertible into Immunovant capital stock). The issuance of HSAC Shares to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. The aggregate value of the consideration to be paid by HSAC in the Business Combination is approximately [•] (calculated as follows: [•] HSAC Shares to be issued to the Sellers, multiplied by $10.00 (the deemed value of the shares in the Share Exchange Agreement).

The Sellers are entitled to receive up to an additional 20,000,000 Earnout Shares after the closing of the Business Combination if the volume-weighted average price of the HSAC Shares equals or exceeds the following prices for the Trading Period following the closing: (1) during any Trading Period prior to March 31, 2023, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $17.50 per share; and (2) during any Trading Period prior to March 31, 2025, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $31.50 per share. In the event that after closing of the Business Combination and prior to March 31, 2025, (i) there is a change of control of HSAC, (ii) any liquidation, dissolution or winding up of HSAC is initiated, (iii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against HSAC, or (iv) HSAC makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties, then any Earnout Shares that have not been previously issued by HSAC (whether or not previously earned) shall be deemed earned and due by HSAC to the Sellers, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the applicable Milestone share price thresholds described above.

In addition, on the closing date of the Business Combination, each option to purchase Immunovant capital stock (each, a “Company Option”) that is outstanding under Immunovant’s equity incentive plan immediately prior to the closing of the Business Combination, and each option or restricted stock units, whether vested or unvested, will, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HSAC and converted into an option to purchase HSAC Shares (each, a “Converted Option”), subject to pre-closing adjustment for certain indebtedness of Immunovant (other than indebtedness convertible into Immunovant capital stock). Each Converted Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately before the Closing (including expiration date, vesting conditions, and exercise provisions).

We refer to this transaction as the “Business Combination.”

Representations and Warranties

In the Share Exchange Agreement, Immunovant makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Share Exchange Agreement) relating to, among other things: (a) proper corporate organization of Immunovant and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter documents and corporate records; (f) related-party transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) employees; (q) employment and, labor and compensation matters; (r) taxes and audits; (s) environmental matters; (t) brokers and finders; (u) that Immunovant is in compliance with FDA regulations; and (v) pre-clinical development and clinical trials; (w) litigation; (x) real property; and (y) other customary representations and warranties.

In the Share Exchange Agreement, HSAC makes certain representations and warranties relating to, among other things: (a) title to shares capitalization; (b) proper corporate organization and similar corporate matters; (c) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) minimum trust fund amount; (g) validity of Nasdaq Stock Market listing; (h) SEC filing requirements and financial statements; (i) compliance with laws, including those relating to foreign corrupt practices and money laundering; (j) absence of certain changes or events; (k) properties; (l) material contracts; (m) insurance and; (n) taxes, (o) absence of conflicts, (p) board approval and (q) employees and employee benefit plans.

The representation and warranties contained in the Share Exchange Agreement will not survive the closing of the Share Exchange, other than for the sole purpose of recovery under the representation and warranty insurance policy further described below.

Conduct Prior to Closing; Covenants

Immunovant has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of HSAC (which shall not be unreasonably withheld, conditioned or delayed).

HSAC has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of Immunovant.

The Agreement also contains certain customary covenants, including covenants relating to:

•        Each of HSAC and Immunovant providing the other with applicable financial statements.

•        HSAC appropriately disbursing the funds in the Trust Account at the closing of the Business Combination.

•        Each of HSAC and Immunovant agreed not to solicit, maintain or recommend an alternative transaction by changing the board recommendation.

•        The filing of applicable notification pursuant to the Hart Scott Rodino Act.

Neither Immunovant nor HSAC is allowed to enter into a financing transaction or any agreement relating to the sale of such party’s assets or equity securities, or a merger or change of control agreement with respect to such party or its assets, without the prior written consent of the other party, other than certain Immunovant permitted financings and licensing by Immunovant in the ordinary course of business.

In addition, the parties agreed to take the following actions, among others, before the completion of the Business Combination:

•        Filing a proxy statement relating to the business combination with the SEC.

•        The post transaction company filing a registration statement with the SEC within 30 days after the closing of the Business Combination.

Representation and Warranty Insurance

In conjunction with entering into the Share Exchange Agreement, HSAC bound a representation and warranty insurance policy concurrently with executing the Share Exchange Agreement. The insurance policy is being provided by Indian Harbor Insurance Company with a policy limit of $10 million and an initial retention amount equal to approximately $0.9 million.

Conditions to Closing

General Conditions

Consummation of the Transaction is conditioned upon, among other things:

•        no applicable law or Order (as defined in the Share Exchange Agreement) that restrains, prohibits or imposes any condition on the consummation of the closing of the Business Combination shall be in force;

•        no Action being brought by any governmental Authority to enjoin or otherwise restrict the consummation of the closing of the Business Combination;

•        any waiting period under the HSR Act relating to the Transaction shall have expired or been terminated; and

•        the transaction expenses of each of HSAC and Immunovant shall have been paid.

Immunovant’s Conditions to Closing

The obligation of Immunovant to consummate the Business Combination, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

•        HSAC having performed in all material respects with its obligations required to be performed by it in the Agreement at or prior to closing of the Business Combination;

•        the representations and warranties of HSAC being true and correct on and as of the closing of the Business Combination as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the closing of the Business Combination, in which case such representations and warranties need only be true and correct as of such earlier date);

•        HSAC shall have caused the Sponsor to forfeit or cancel its 10,000,000 Private Warrants;

•        HSAC shall have an amount in cash equal to at least $65.0 million, which such amount shall include funds remaining in the Purchaser’s Trust Account (net of any redemptions of Purchaser Common Stock);

•        HSAC shall have received Nasdaq approval for listing;

•        the Amended and Restated Certificate of Incorporation of HSAC shall have been amended and restated in the form of the Amended Charter appended to this proxy statement as Annex B; and

•        HSAC shall have received stockholder approval of the Proposals.

HSAC’s Conditions to Closing

The obligations of HSAC to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

•        Immunovant having performed in all material respects its obligations required to be performed by it in the Share Exchange Agreement at or prior to closing of the Business Combination;

•        the representations and warranties of Immunovant being true and correct on and as of the closing of the Business Combination as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the closing of the Business Combination, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Material Adverse Effect, in each case without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein;

•        there shall have not occurred and be continuing any Material Adverse Effect (as defined in the Share Exchange Agreement) on Immunovant and its subsidiaries;

•        HSAC shall have received Schedules (as defined in the Share Exchange Agreement) updated as of the date the Business Combination is consummated; and

•        the effectiveness of the representations and warranties insurance policy pursuant to its terms.

Termination

The Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing of the Business Combination, whether before or after approval of the Proposals being presented to HSAC’s stockholders, by:

•        HSAC or Immunovant, if the Closing has not occurred on or prior to January 31, 2020 (the “Outside Closing Date”); provided, however, that a party shall not be permitted to provide notice of termination if the failure of the closing to occur prior to the Outside Closing Date is attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Share Exchange Agreement required to be performed by such party;

•        HSAC or Immunovant, in the event an governmental authority shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Exchange, which order is final and non-appealable; provided, however, that a party shall not be permitted to so terminate if such event is attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Share Exchange Agreement required to be performed by such party;

•        HSAC or Immunovant, in the event that HSAC fails to receive the approvals on the Proposals at the HSAC special meeting (subject to any adjournment or recess of such special meeting); provided that HSAC shall not be permitted to terminate if the failure to obtain such approval is proximately caused by any action or failure to act of HSAC that constitutes a breach of the Share Exchange Agreement;

•        the mutual written agreement of Immunovant and HSAC;

•        HSAC, if: (i) Immunovant shall have breached any representation, warranty, agreement or covenant contained in the Share Exchange Agreement to be performed on or prior to the Outside Closing Date, which has rendered the satisfaction of any of the applicable closing conditions impossible; and (ii) such breach shall not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Immunovant of a written notice from HSAC describing in reasonable detail the nature of such breach, except HSAC will not be allowed to so terminate if it is then in material breach of any representation, warranty, agreement or covenant;

•        Immunovant, if: (i) HSAC shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Outside Closing Date, which has rendered the satisfaction of any of the applicable closing conditions impossible; and (ii) such breach shall not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by HSAC of a written notice from Immunovant describing in reasonable detail the nature of such breach, except Immunovant will not be allowed to so terminate if it is then in material breach of any representation, warranty, agreement or covenant; or

•        Immunovant or HSAC, if a Triggering Event with respect to the other party shall have occurred. A “Triggering Event” shall include (a) a change of board recommendation, (b) HSAC failing to convene or hold the HSAC stockholder meeting, (c) breach of the non-solicitation clause and (d) failure of the HSAC board to reaffirm the its recommendation under certain circumstances.

Effect of Termination

In the event of termination of the Share Exchange Agreement by either HSAC or Immunovant, all further obligations of the parties shall terminate, other than for liability of any party for common law fraud.

Related Agreements

Sponsor Restricted Stock Agreement

In accordance with the Sponsor Restricted Stock Agreement, by and between HSAC and the Sponsor, the Sponsor has agreed that, concurrently with the closing of the Business Combination, the Sponsor will (a) forfeit a number of HSAC Shares equal to: (A) 1,800,000, multiplied by (B) (i) the number of HSAC Shares validly redeemed by holders thereof in connection with the Business Combination as reflected in the records of the Company’s transfer agent, divided by (ii) 11,500,000 (such number of shares, the “Cancelled Shares”), and (b) subject a number of HSAC shares equal to 1,800,000 minus the Cancelled Shares (the “Sponsor Earnout Shares”) to potential forfeiture in the event that the Milestones are not achieved. In the event of an Acceleration Event, all of the Sponsor Earnout Shares shall vest and no longer be subject to forfeiture, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the applicable Milestone share price thresholds described above. Any Sponsor Earnout Shares that have not vested on or prior to March 31, 2025 will be forfeited by the Sponsor after such date.

Lock-Up Agreements

Each Immunovant stockholder has entered into a Lock-up Agreement with HSAC, in substantially the form attached to the Share Exchange Agreement, with respect to their HSAC Shares (or any securities convertible into, or exchangeable for, or representing the rights to receive HSAC Shares) to be received by it in the Business Combination or during the Lock-up Period (as defined below) (such shares, the “Lock-up Shares”). In such Lock-up Agreement, each Immunovant stockholder has agreed that during the Lock-up Period, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-up Shares, whether any of these transactions are to be settled by delivery of any Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of HSAC.

The “Lock-up Period” means: (i) with respect to 50% of the Lock-up Shares, the shorter of (A) the period commencing on the date of closing of the Business Combination and ending on the date that is six months thereafter; and (B) the period commencing on the date of the closing of the Business Combination and ending on the date on which the last reported closing price of the HSAC Shares on the Nasdaq Capital Market (or such other exchange on which the HSAC Shares are then listed) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days during any 30 trading day period thereafter; and (ii) with respect to the remaining 50% of the Lock-up Shares, the period commencing on the date of the closing of the Business Combination and ending on the date that is six months thereafter. In addition, if within six months after the date of the closing of the Business Combination, there is a Change of Control (as defined in the Share Exchange Agreement), then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the foregoing restrictions.

Notwithstanding these restrictions, Immunovant stockholders will be permitted to make transfers or distributions to current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates or to the estates of any of the foregoing; by bona fide gift to a member of such stockholder’s immediate family or to a trust, the beneficiary of which is the stockholder or a member of the stockholder’s immediate family for estate planning purposes; by virtue of the laws of descent and distribution upon death of the Holder; or pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of a Lock-up Agreement.

Registration Rights Agreement

HSAC and Immunovant stockholders and the Sponsor have entered into the Registration Rights Agreement. Under the Registration Rights Agreement, the Immunovant stockholders and the Sponsor will hold registration rights that obligate HSAC to register for resale under the Securities Act, all or any portion of the HSAC Shares issued under the Share Exchange Agreement, including any Earnout Payments, as well as HSAC Shares held by the Sponsor. Each of the Sponsor and Sellers’ Representative, as well as the stockholders holding a majority-in-interest of all such registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of the their registrable securities, so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the closing of the Business Combination, the Combined Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Combined Company shall give notice to the Immunovant stockholders and the Sponsor as to the proposed filing and offer such stockholders an opportunity to register the sale of such number of their registrable securities as they request in writing. In addition, subject to certain exceptions, such stockholders will be entitled under the Registration Rights Agreement to request in writing that HSAC register the resale of any or all of their registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

Under the Registration Rights Agreement, HSAC has agreed to indemnify such stockholders and certain persons or entities related to such stockholders against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell registrable securities, unless such liability arose from their misstatement or omission, and such stockholders including registrable securities in any registration statement or prospectus will agree to indemnify the Combined Company and certain persons or entities related to HSAC against all losses caused by their misstatements or omissions in those documents.

Other Agreements

As of the Record Date, HSAC had entered into voting agreements with holders of 4,547,000 HSAC Shares pursuant to which such stockholders, including but not limited to the RTW Entities, Perceptive Advisors, Adage Capital Management, Cormorant Asset Management, and Eventide Asset Management, LLC, agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares.

In addition, as of the Record Date, HSAC had entered into agreements with other investors that agreed to purchase up to 2,374,400 HSAC Shares at HSAC’s request and not to redeem such HSAC Shares in connection with the closing of the Business Combination.

THE AMENDMENT PROPOSAL

The following table sets forth a summary of the principal changes proposed to be made between the current Charter and the proposed Amended Charter. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Amended Charter
Name Change	HSAC’s current name is Health Sciences Acquisitions Corporation.	Under the proposed Amended Charter, the Combined Company’s name will be Immunovant, Inc.
Common Stock	HSAC’s current charter authorizes the issuance of up to 30,000,000 shares of common stock.	The proposed Amended Charter will authorize the issuance of up to 500,000,000 shares of common stock.
Blank Check Preferred Stock	HSAC’s current charter does not authorize the issuance of any shares of preferred stock.

The proposed Amended Charter will authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Company’s board of directors to increase the number of outstanding shares and discourage a takeover attempt.

Series A Preferred Stock	HSAC’s current charter does not authorize the issuance of any shares of preferred stock.

The proposed Amended Charter will authorize the issuance of up to 10,000 shares of Series A Preferred Stock.

The holder(s) of a majority of the outstanding shares of Series A Preferred Stock will be entitled to elect: (1) four Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, (2) three Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, and (3) two Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors.

Each share of Series A Preferred Stock shall automatically convert into one share of common stock of the Combined Company upon transfer (subject to certain exceptions) and at such time as the holder(s) of Series A Preferred Stock hold less than 25% of the total voting power of the Combined Company’s outstanding shares.

	Current Charter	Proposed Amended Charter
Size of Board of Directors	HSAC’s current charter is silent on the number of directors; however, HSAC’s bylaws provide that HSAC’s board of directors shall consist of one or more members.	The proposed Amended Charter will provide that the number of directors constituting the board of directors of the Combined Company will be fixed at no less than seven.
Removal of Directors

HSAC’s current charter provides that directors may be removed only for cause and only by the affirmative vote of holders of more than 60% of the voting power of all then-outstanding shares of HSAC’s capital stock entitled to vote thereon.

The proposed Amended Charter provides that directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the Combined Company’s capital stock entitled to vote generally at an election of directors; provided that the Series A Preferred Directors may be removed without cause only by the holder(s) of Series A Preferred Stock.

Declassification of Board	HSAC’s current charter provides that HSAC’s board of directors shall be divided into three classes with staggered three-year terms.

The proposed Amended Charter does not include staggered terms for directors. Instead, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Actions by Stockholders	HSAC’s current charter does not specifically address the issue of stockholder actions pursuant to Section 228 of the Delaware General Corporation Law.

The proposed Amended Charter will provide that from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, no action shall be taken by the stockholders of the Combined Company except at an annual or special meeting of stockholders called in accordance with the Combined Company’s bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission; provided that the holder(s) of Series A Preferred Stock may at all times act by written consent or electronic transmission to exercise the right to elect or remove the Series A Preferred Directors or otherwise act as permitted pursuant to the proposed Amended Charter.

	Current Charter	Proposed Amended Charter
Section 203; Business Combinations

HSAC’s current charter provides that HSAC opts out of Section 203 of the Delaware General Corporation Law and further provides that it may not engage in certain “business combinations” with any “interested stockholder” (which excludes HSAC, its affiliates and any of their direct or indirect transferees and any group as to which such person is a part) for a three-year period following the time that the stockholder became an interested stockholder, unless (1) prior to the transaction, HSAC’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owned at least 85% of HSAC’s voting stock outstanding upon consummation of the transaction; or (3) at or subsequent to the transaction, the business combination is approved by HSAC’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The proposed Amended Charter will provide that the Combined Company opts out of Section 203 of the Delaware General Corporation Law.
Bylaws Amendment	HSAC’s current bylaws are silent on the requirements for a minimum vote to amend the bylaws.

The Combined Company’s bylaws will provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to the Combined Company’s bylaws will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

Charter Amendment	HSAC’s current charter is silent on the requirements for a minimum vote to amend the charter.

The proposed Amended Charter will provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to certain provisions of the Amended Charter will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors; provided that the Combined Company shall not amend any provision of its Amended Charter in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock without the approval of the holder(s) of a majority of the Series A Preferred Stock.

	Current Charter	Proposed Amended Charter
Provisions Specific to a Blank Check Company	Under HSAC’s current charter, Article VI sets forth various provisions related to its operations as a blank check company prior to the consummation of an initial business combination.

The proposed Amended Charter does not include these blank check company provisions because, upon consummation of the Business Combination, HSAC will cease to be a blank check company. In addition, the provisions requiring that the proceeds from its initial public offering be held in a trust account until a business combination or liquidation of HSAC and the terms governing HSAC’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.

Securities Act Disputes Forum	HSAC’s current charter does not provide an exclusive forum for causes of action arising under the Securities Act.

The proposed Amended Charter will provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Reasons for the Post-Merger Charter Amendments

Name Change

Changing the post-combination corporate name from “Health Sciences Acquisitions Corporation” to “Immunovant, Inc.” is desirable to reflect the business combination with Immunovant and to clearly identify the Combined Company as the publicly traded entity. Additionally, the Board believes the name of the post-combination company should more closely align with the name of the existing operating business of Immunovant.

Common Stock

The principal purpose of this proposal is to authorize additional shares of HSAC’s common stock, which will be used to issue shares pursuant to the Share Exchange Agreement, under the Equity Incentive Plan as proposed to be adopted by HSAC in connection with the Business Combination, and for general corporate purposes. Additionally, the Board believes that it is important for the Combined Company to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support the Combined Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Notwithstanding the foregoing, authorized but unissued common shares may enable the Combined Company’s board of directors to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company’s common shares. If, in the due exercise of its fiduciary obligations, for example, the Combined Company’s board of directors were to determine that a takeover proposal was not in the best interests of the Combined Company, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Combined Company to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Blank Check Preferred Stock

The Board believes that these shares of “blank check” preferred stock will provide the Combined Company with needed flexibility to issue shares in the future in a timely manner and under circumstances the Combined Company considers favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Notwithstanding the foregoing, authorized but unissued preferred stock may enable the Combined Company’s board of directors to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company. If, in the due exercise of its fiduciary obligations, for example, the Combined Company’s board of directors was to determine that a takeover proposal was not in the best interests of the Combined Company, such preferred stock could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the Combined Company’s board of directors to issue the authorized preferred stock on its own volition will enable the Combined Company to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

Series A Preferred Stock

The principal purpose of this proposal is to authorize the shares of Series A Preferred Stock that will be issued to RSL upon the closing of the Business Combination pursuant to the Share Exchange Agreement. The Board believes that the rights and preferences of the Series A Preferred Stock are a meaningful inducement for RSL to enter into the Share Exchange Agreement and consummate the Business Combination. The Board believes that providing for the election of Series A Preferred Directors by RSL through the voting rights of the Series A Preferred Stock will allow RSL to exercise oversight consistent with its position as a significant shareholder of the Combined Company and ensure that the Board maintains continuity and experience going forward.

Size of Board of Directors

The Board believes that having a board of directors with a range of skills and experience is important, as is maintaining a size that facilitates group discussion and collegiality. A minimum of seven directors will allow for a diverse membership with varying backgrounds and perspectives, and will help promote inclusiveness, enhance deliberations and enable the Combined Company’s board of directors to better serve stockholder interests.

Removal of Directors

The Board believes that a supermajority vote requirement will increase board continuity and the likelihood that experienced directors with familiarity of the Combined Company’s business operations would serve on the board of directors at any given time. The requirement that Series A Preferred Directors may be removed without cause only by the holder(s) of Series A Preferred Stock is intended to preserve such holder(s)’ right to elect Series A Preferred Directors, as described above.

Declassification of Board of Directors

The Board believes that declassifying the Board is consistent a commitment to strong corporate governance standards. The Board has considered the advantages and disadvantages of a classified board of directors in light of the goals and objectives of the Combined Company after the Business Combination, and believe that the advantages of allowing stockholders to review and express their opinions on the performance of all directors each year rather than over a three-year period outweigh the advantages of a classified board of directors.

Actions by Stockholders

Allowing for written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law as long as the Combined Company is a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, maximizes flexibility, particularly in the event where RSL’s share ownership would permit it to control any vote otherwise to be taken at a meeting itself.

Section 203; Business Combinations

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates. Opting out of Section 203 of the Delaware General Corporation Law allows such transactions to take place and maximizes flexibility, which RSL believes is appropriate in light of its share ownership of the Combined Company.

Bylaws Amendment

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors to make any amendment to the Combined Company’s bylaws, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, is intended to protect key provisions of the Combined Company’s bylaws from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Charter Amendment

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of to make any amendment to certain provisions of the Amended Charter, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, is intended to protect key provisions of the Amended Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. In addition, requiring the approval of the holder(s) of a majority of the Series A Preferred Stock to amend any provision of the proposed Amended Charter in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock is intended to preserve the rights of the Series A Preferred Stock as set forth therein.

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to HSAC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the proposed Amended Charter does not include the requirement to dissolve the Combined Company after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in HSAC’s current charter require that proceeds from the HSAC’s initial public offering be held in the trust account until a business combination or liquidation of HSAC has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the proposed Amended Charter.

Securities Act Disputes Forum

Adopting the federal district courts of the United States as the exclusive forum for certain stockholder litigation under the Securities Act is intended to assist the Combined Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.

Required Vote

Approval of the Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding HSAC Shares.

Board Recommendation

The Board recommends a vote “FOR” adoption of the Amendment Proposal.

THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Share Exchange Agreement, HSAC is required to issue more than 20% of the issued and outstanding HSAC Shares to the Sellers. Because of the issuance of in excess of 20% of the outstanding HSAC Shares, we are required to obtain shareholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of common stock to be issued is or will be equal to or in excess of 20% of the number of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, HSAC would issue shares representing more than 20% of the outstanding HSAC Shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to the HSAC stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of HSAC.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, HSAC would be in violation of Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of HSAC and Immunovant to close the Business Combination that the HSAC Shares remain listed on the Nasdaq Capital Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of HSAC Shares represented in person or by proxy at the special meeting of HSAC stockholders and entitled to vote thereon.

Board Recommendation

The Board recommends a vote “FOR” adoption of the Nasdaq Proposal.

THE EQUITY INCENTIVE PLAN PROPOSAL

Purpose of the Equity Incentive Plan Proposal

The following is a summary description of the Equity Incentive Plan as proposed to be adopted by HSAC in connection with the Business Combination. This summary is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, a copy of which is attached hereto as Annex D. HSAC stockholders should refer to the Equity Incentive Plan for more complete and detailed information about the terms and conditions of the Equity Incentive Plan.

The purpose of the Equity Incentive Plan is to provide a means whereby the Combined Company can align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders. In addition, the Board believes that the ability to grant options and other equity-based awards will help the Combined Company to attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to the Combined Company’s business and financial success.

Approval of the Equity Incentive Plan by the HSAC stockholders is required, among other things, in order to: (i) comply with Nasdaq rules requiring stockholder approval of equity compensation plans; and (ii) allow the grant of incentive stock options to participants in the Equity Incentive Plan.

If this Incentive Plan Proposal is approved by the HSAC stockholders, the Equity Incentive Plan will become effective as of the date of the closing of the Business Combination, and no further grants will be made under the Immunovant Sciences Ltd. 2018 Equity Incentive Plan (the “Immunovant 2018 Plan”). In the event that HSAC stockholders do not approve this Proposal, the Equity Incentive Plan will not become effective. Approval of the Equity Incentive Plan by HSAC’s stockholders will allow the Combined Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors or compensation committee following the closing of the Business Combination. The Equity Incentive Plan will also allow the Combined Company to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.

The Combined Company’s employee equity compensation program, as implemented under the Equity Incentive Plan, will allow the Combined Company to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. Approval of the Equity Incentive Plan will provide the Combined Company with the flexibility it needs to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and independent contractors who are important to the Combined Company’s long-term growth and success.

Best Practices Integrated into HSAC’s Equity Compensation Program and the Equity Incentive Plan

The Equity Incentive Plan includes provisions that are designed to protect the interests of the stockholders of the Combined Company and to reflect corporate governance best practices including:

•        No single trigger accelerated vesting upon change in control. The Equity Incentive Plan does not provide for automatic vesting of awards upon a change in control.

•        No liberal change in control definition. The change in control definition in the Equity Incentive Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Equity Incentive Plan to be triggered. It is not triggered, for example, upon the mere signing of a transaction agreement without the closing of the transaction having occurred.

•        No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Equity Incentive Plan must have an exercise or strike price equal to or greater than the fair market value of a share of Common Stock on the date the stock option or stock appreciation right is granted.

•        Material amendments require stockholder approval. Consistent with the rules and regulations of The Nasdaq Stock Market LLC, the Equity Incentive Plan requires stockholder approval of any material revisions to the Equity Incentive Plan. In addition, certain other amendments to the Equity Incentive Plan require stockholder approval.

•        Limit on non-employee director awards and other awards. The maximum number of shares subject to stock awards granted under the Equity Incentive Plan or otherwise during any calendar year to any of the Combined Company’s non-employee directors, taken together with any cash fees paid by the Combined Company to such non-employee director during such calendar year for service on the Combined Company’s board of directors, will not exceed $1,000,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Information Regarding Equity Incentive Program

It is critical to the Combined Company’s long-term success that the interests of its employees, directors and consultants are tied to its success as “owners” of the business. Approval of the Equity Incentive Plan will allow the Combined Company to grant stock options and other equity awards at levels it determines to be appropriate in order to attract new employees and directors, retain existing employees and directors and to provide incentives for such persons to exert maximum efforts for the Combined Company’s success and ultimately increase stockholder value. The Equity Incentive Plan allows the Combined Company to utilize a broad array of equity incentives with flexibility in designing equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance stock awards to offer competitive equity compensation packages in order to retain and motivate the talent necessary for the Combined Company.

This pool size set forth below under, “Shares Available for Awards” is necessary to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other participants.

Description of the 2019 Equity Incentive Plan

The material features of the Equity Incentive Plan are described below. The following description of the Equity Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan. Stockholders are urged to read the actual text of the Equity Incentive Plan in its entirety.

Purpose

The Equity Incentive Plan is designed to secure and retain the services of the Combined Company’s employees, directors and consultants, provide incentives for such employees, directors and consultants to exert maximum efforts for the success of the Combined Company and its affiliates, and provide a means by which the Combined Company’s employees, directors and consultants may be given an opportunity to benefit from increases in the value of its Common Stock. If the Equity Incentive Plan is approved by the HSAC stockholders, no additional awards will be granted under the Immunovant 2018 Plan following the effective date of the Equity Incentive Plan.

Types of Awards

The terms of the Equity Incentive Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for specified changes in the Combined Company’s capitalization, the aggregate number of HSAC Shares that may be issued under the Equity Incentive Plan (the “Share Reserve”), will not exceed [•] shares. In addition, the Share Reserve will automatically increase on April 1st of each year, for a period of not more than ten years, commencing on April 1st of the year following the year in which the effective date of the Equity Incentive Plan occurs, and ending on (and including) April 1, 2029, in an amount equal to 4% of the HSAC Shares outstanding on March 31st of the preceding calendar year; however the board of directors or compensation committee may act prior to April 1st of a given year to provide that there will be no April 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of HSAC Shares than would otherwise occur pursuant to the automatic increase.

The following HSAC Shares will become available again for issuance under the Equity Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by the Combined Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by the Combined Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

Eligibility

All of the Combined Company’s (including its affiliates’) [•] employees [•] non-employee directors and [•] consultants, each as of [•], 2019, will be eligible to participate in the Equity Incentive Plan following the closing of the Business Combination and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Equity Incentive Plan only to the Combined Company’s employees (including officers) and employees of its affiliates.

Non-Employee Director Compensation Limit

Under the Equity Incentive Plan, the maximum number of HSAC Shares subject to stock awards granted under the Equity Incentive Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by the Combined Company to such non-employee director during such calendar year for services on its board of directors, will not exceed $1,000,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The Equity Incentive Plan will be administered by the Combined Company’s board of directors, which may in turn delegate authority to administer the Equity Incentive Plan to a committee. The Combined Company’s board of directors will delegate concurrent authority to administer the Equity Incentive Plan to its compensation committee, but may, at any time, revest in itself some or all of the power delegated to its compensation committee. The Combined Company’s board of directors and its compensation committee are each considered to be a Plan Administrator for purposes of this Incentive Plan Proposal. Subject to the terms of the Equity Incentive

Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of HSAC Shares subject to or the cash value of awards, and the terms and conditions of awards granted under the Equity Incentive Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Equity Incentive Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of HSAC Shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of HSAC Shares that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

The Plan Administrator has the authority to modify outstanding awards under our Equity Incentive Plan, with the consent of any adversely affected participant. Subject to the terms of the Equity Incentive Plan, the Plan Administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under GAAP.

Stock Options

Stock options may be granted under the Equity Incentive Plan pursuant to stock option agreements. The Equity Incentive Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the Equity Incentive Plan may not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Equity Incentive Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Combined Company or one of its affiliates, if a participant’s service relationship with Combined Company or any of its affiliates, referred to in this Incentive Plan Proposal as continuous service, terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Combined Company or one of its affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with the Combined Company or one of its affiliates, if a participant’s continuous service is terminated for cause (as defined in the Equity Incentive Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Combined Company or one of its affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any Common Stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate the Combined Company’s insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of Common Stock pursuant to the exercise of a stock option under the Equity Incentive Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to the Combined Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to the Combined Company of HSAC Shares (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Equity Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Equity Incentive Plan may be subject to different vesting schedules as the Plan Administrator may determine. In addition, the Equity Incentive Plan provides that stock options may include a provision whereby the participant may elect to exercise the stock option as to any part or all of the HSAC Shares subject to the stock option prior to the full vesting of the stock option, following which any unvested shares may be subject to a repurchase right in favor of the Combined Company.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Equity Incentive Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Equity Incentive Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of HSAC Shares with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of the Combined Company’s stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of HSAC’s total combined voting power or that of any affiliate unless the following conditions are satisfied:

•        the exercise price of the ISO must be at least 110% of the fair market value of the Common Stock subject to the ISO on the date of grant; and

•        the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for specified changes in capitalization, the aggregate maximum number of HSAC Shares that may be issued pursuant to the exercise of ISOs under the Equity Incentive Plan is 27,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Equity Incentive Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the Common Stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in HSAC Shares, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Equity Incentive Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Equity Incentive Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Combined Company, the participant’s services performed for the Combined Company or any of its affiliates, or any other form of legal consideration acceptable to the Plan Administrator. HSAC Shares acquired under a restricted stock award may be subject to forfeiture to or repurchase by the Combined Company in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire HSAC Shares under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by the Combined Company.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Equity Incentive Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of HSAC Shares, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of HSAC Shares covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with the Combined Company or one of its affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Equity Incentive Plan allows the Combined Company to grant performance stock and cash awards.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the Equity Incentive Plan may be based on any one or more of the performance criteria set forth in the Equity Incentive Plan.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as set forth in the Plan.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other stock awards under the Equity Incentive Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of HSAC Shares to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that the Combined Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which HSAC’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired HSAC Shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Equity Incentive Plan and by which the Share Reserve may increase automatically each year; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class and maximum number of shares that may be awarded to any non-employee director; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction or a change in control (as defined in the Equity Incentive Plan), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between the Combined Company or one of its affiliates and the participant or in the Combined Company’s director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•        arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to the Combined Company’s stockholders pursuant to the corporate transaction);

•        arrange for the assignment of any reacquisition or repurchase rights held by the Combined Company in respect of common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•        accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided that the Plan Administrator may require participants to complete and deliver to the Combined Company a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•        arrange for the lapse of any reacquisition or repurchase rights held by the Combined Company with respect to the stock award;

•        cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration as the Plan Administrator may consider appropriate; and

•        make a payment, in such form as may be determined by the Combined Company’s board of directors equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. In addition, any holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between the Combined Company or one of its affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.

Change in Control

Under the Equity Incentive Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Equity Incentive Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with the Combined Company or one of its affiliates or in any director compensation policy, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Equity Incentive Plan at any time. However, except as otherwise provided in the Equity Incentive Plan or an award agreement, no amendment or termination of the Equity Incentive Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

The Combined Company will obtain stockholder approval of any amendment to the Equity Incentive Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Equity Incentive Plan after the tenth anniversary of the date the Equity Incentive Plan was adopted by the Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Combined Company with respect to participation in the Equity Incentive Plan, which will not become effective until the date of the closing of the Business Combination. No awards will be issued under the Equity Incentive Plan prior to the date of the closing of the Business Combination. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Equity Incentive Plan. The Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Combined Company’s ability to realize the benefit of any tax deductions described below depends on the Combined Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Combined Company’s tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Combined Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Combined Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Equity Incentive Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

The Combined Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Combined Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, and provided that either the employee includes that amount in income or the Combined Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Combined Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Combined Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Combined Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards granted under the Equity Incentive Plan to the Combined Company’s executive officers and other employees will be discretionary and are not subject to set benefits or amounts under the terms of the Equity Incentive Plan. The Equity Incentive Plan will not become effective until the closing of the Business Combination and neither the Board nor HSAC’s compensation committee has granted any awards under the Equity Incentive Plan subject to stockholder approval of this Incentive Plan Proposal. Accordingly, the benefits or amounts that will be received by or allocated to HSAC’s (or the Combined Company’s) executive officers and other employees under the Equity Incentive Plan, as well as the benefits or amounts which would have been received by or allocated to HSAC’s (or the Combined Company’s) executive officers and other employees for any prior period of time if the Equity Incentive Plan had been in effect, are not determinable.

Required Vote

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions will have no effect on this Proposal. Broker non-votes will have no effect with respect to the approval of this Proposal.

The approval and adoption of the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, and each other Proposal at the Special Meeting.

Board Recommendation

The Board recommends a vote “FOR” adoption of the Equity Incentive Plan Proposal.

THE BUSINESS COMBINATION ADJOURNMENT PROPOSAL

Purpose of the Business Combination Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with the approval of the Business Combination, the Board may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will HSAC seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after the date that is 24 months from the closing of the IPO, or May 14, 2021.

Required Vote

Approval of the Business Combination Adjournment Proposal requires the affirmative vote of the holders of a majority of the HSAC Shares as of the Record Date represented in person or by proxy at the special meeting of HSAC stockholders and entitled to vote thereon. Adoption of the Business Combination Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Board Recommendation

The Board recommends a vote “FOR” adoption of the Business Combination Adjournment Proposal.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND
OPERATING DATA OF Immunovant sciences LTD.

The following table contains selected historical financial data as of and for the six months ended September 30, 2019, for the six months ended September 30, 2018, as of and for the year ended March 31, 2019, as of March 31, 2018, and for the period from December 19, 2017 to March 31, 2018. Such data for the year ended March 31, 2019 and for the period from December 19, 2017 to March 31, 2018 have been derived from the audited financial statements of Immunovant, which are included elsewhere in this proxy statement. Such data for the six months ended September 30, 2019 and 2018 have been derived from the unaudited financial statements of Immunovant included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Immunovant Sciences Ltd.,” “Immunovant’s Business” and the financial statements and the notes related thereto, included elsewhere in this proxy statement.

	Six Months Ended September 30,		Year Ended March 31, 2019	Period from December 19, 2017 to March 31, 2018
	2019	2018
Statement of Operations Data:
Net loss	$(34,540,974)	$(10,718,364)	$(28,599,424)	$(34,185,142)
Net loss per common share – basic and diluted	$(0.44)	$(0.77)	$(0.63)	$(3.42)

Statement of Cash Flows Data:
Net cash used in operating activities	$(25,889,520)	$(8,509,520)	$(28,547,577)	$(32,074,325)
Net cash used in investing activities	(8,319)	—	(51,812)	—
Net cash provided by financing activities	37,904,399	13,556,436	35,584,478	32,074,325

Balance Sheet Data:
Total cash	$18,991,649		$6,985,089	$—
Total assets	24,153,522		13,827,979	113,170
Total liabilities	47,440,069		6,490,646	1,609,885
Total stockholders’ (deficit)/equity	(23,286,547)		7,337,333	(1,496,715)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IMMUNOVANT SCIENCES LTD.

You should read the following discussion and analysis of Immunovant’s financial condition and results of operations together with its combined and consolidated financial statements and the related notes thereto included elsewhere in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Immunovant’s plans and strategy for its business, includes forward-looking statements that involve risks and uncertainties. You should review the section titled “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Immunovant’s fiscal year ends on March 31.

Overview

Immunovant is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. Immunovant is developing a novel, fully human monoclonal antibody, IMVT-1401 (formerly referred to as RVT-1401), that selectively binds to and inhibits FcRn. IMVT-1401 is the product of a multi-step, multi-year research program to design a highly potent FcRn antibody optimized for subcutaneous delivery. These efforts have resulted in a product candidate that has been dosed at small volumes (2 mL or less) and with a small gauge needle, while still generating therapeutically relevant pharmacodynamic activity, important attributes that Immunovant believes will drive patient preference and market adoption. In preclinical studies and in clinical trials conducted to date, IMVT-1401 has been observed to reduce IgG antibody levels. High levels of pathogenic IgG antibodies drive a variety of autoimmune diseases and, as a result, Immunovant believes IMVT-1401 has the potential for broad application in these disease areas. Immunovant intends to develop IMVT-1401 for debilitating autoimmune diseases in which there is robust evidence that pathogenic IgG antibodies drive disease manifestation and in which reduction of IgG antibodies should lead to clinical benefit.

Immunovant intends to develop IMVT-1401 as a fixed-dose, self-administered subcutaneous injection on a convenient weekly, or less frequent, dosing schedule. As a result of Immunovant’s rational design, it believes that IMVT-1401, if approved for commercial sale, would be differentiated from currently available, more invasive treatments for advanced IgG-mediated autoimmune diseases, (e.g., MG, GO, WAIHA, idiopathic thrombocytopenic purpura, pemphigus vulgaris, chronic inflammatory demyelinating polyneuropathy, bullous pemphigoid, neuromyelitis optica, pemphigus foliaceus, Guillain-Barré syndrome and PLA2R+ membranous nephropathy). In 2017, these diseases had an aggregate prevalence of over 240,000 patients in the United States and 380,000 patients in Europe. To the extent Immunovant chooses to develop IMVT-1401 for certain of these rare diseases, Immunovant plans to seek orphan designation in the United States and Europe. Such designations would primarily provide financial and exclusivity incentives intended to make the development of orphan drugs financially viable. However, Immunovant has not yet sought such designation for any of its three target indications, and there is no certainty that it would obtain such designation, or maintain the benefits associated with such designation, if or when it does.

In August 2019, Immunovant initiated dosing in its ASCEND-MG trial, a Phase 2a clinical trial in patients with MG. Immunovant plans to report top-line results from this trial in the first half of 2020. In May 2019, Immunovant initiated dosing in its ASCEND-GO 1 trial, a Phase 2a clinical trial in Canada in patients with GO. Immunovant anticipates reporting initial results from this trial in the first quarter of 2020. Enrollment is ongoing in Immunovant’s ASCEND-GO 2 trial, a Phase 2b clinical trial for GO in the United States, Canada and Europe. Immunovant plans to report initial results from this trial in early 2021. In November 2019, Immunovant submitted its IND to the FDA for WAIHA and plans to report initial results from the Phase 2a WAIHA study in the fourth quarter of 2020. Immunovant was incorporated in July 2018 and its operations to date have been limited to organizing and staffing its company, acquiring the rights to IMVT-1401, and preparing for and conducting clinical trials. To date, Immunovant has not generated any revenue and has generated significant operating losses since inception. As of March 31, 2019 and September 30, 2019, Immunovant had an accumulated deficit of $24.8 million and $59.4 million, respectively. For the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019, Immunovant recorded net losses of $34.2 million and $28.6 million, respectively, and $10.7 million and $34.5 million for the six months ended September 30, 2018 and 2019. These factors raise substantial doubt about Immunovant’s ability to continue as a going concern.

Immunovant’s financial statements are derived by carving out the historical results of operations and historical cost basis of the assets and liabilities associated with IMVT-1401 that have been contributed to Immunovant by RSL, from RSL’s financial statements. Immunovant’s financial statements have been presented as if Immunovant had been a separate business since the acquisition of IMVT-1401 by RSG on December 19, 2017 and accordingly, the assets, liabilities and expenses relating to its operations have been separated from RSL in the financial statements for periods prior to and after its formation through March 31, 2019 and the six months ended September 30, 2019. The financial statements as of and for the period ended March 31, 2018, the six months ended September 30, 2018, the year ended March 31, 2019, and the six months ended September 30, 2019 include reasonable allocations for assets and liabilities and expenses attributable to Immunovant’s operations. Beginning on July 6, 2018 (date of formation), the combined and consolidated financial statements include the accounts of Immunovant and its wholly owned subsidiaries.

License Agreement with HanAll Biopharma Co., Ltd.

In December 2017, RSG entered into the HanAll Agreement. Under the HanAll Agreement, RSG received (1) the non-exclusive right to manufacture and (2) the exclusive, royalty-bearing right to develop, import and use the antibody referred to as IMVT-1401 and certain back-up and next-generation antibodies, and products containing such antibodies, and to commercialize such products, in the United States, Canada, Mexico, the E.U., the U.K., Switzerland, the Middle East, North Africa and Latin America (“the Licensed Territory”) for all human and animal uses, during the term of the agreement.

In December 2018, Immunovant obtained and assumed all rights, title, interest and obligations under the HanAll Agreement from RSG, including all rights to IMVT-1401 from RSG in the Licensed Territory, pursuant to an assignment and assumption agreement between RSG and its wholly owned subsidiary, ISG, for an aggregate purchase price of $37.8 million plus Swiss value-added tax of $2.9 million.

Under the HanAll Agreement, the parties will collaborate on a research program directed to the research and development of next generation FcRn inhibitors in accordance with an agreed plan and budget. Immunovant is obligated to reimburse HanAll for half of such research and development expenses incurred by HanAll, up to an aggregate reimbursement amount of $20.0 million. Intellectual property created by HanAll pursuant to this research program will be included in its license and intellectual property created by Immunovant pursuant to this research program will be included in HanAll’s license. Since the acquisition of IMVT-1401, Immunovant and RSL have performed all the development associated with IMVT-1401 and no amounts were incurred by HanAll to research or develop the technology for the period from December 19, 2017 to March 31, 2018, the year ended March 31, 2019, or the six months ended September 30, 2019.

Pursuant to the HanAll Agreement, RSG made an upfront payment of $30.0 million to HanAll. Immunovant will be responsible for future contingent payments and royalties, including up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestone events. Immunovant is also obligated to pay HanAll tiered royalties ranging from the mid-single digits to mid-teens on net sales of licensed products, subject to standard offsets and reductions as set forth in the HanAll Agreement. These royalty obligations apply on a product-by-product and country-by-country basis and end upon the latest of: (A) the date on which the last valid claim of the licensed patents expire, (B) the date on which the data or market exclusivity expires and (C) 11 years after the first commercial sale of the licensed product, in each case, with respect to a given product in a given country. See “Immunovant Sciences Ltd.’s Business — License Agreement with HanAll Biopharma Co., Ltd.” for further information. In May 2019, Immunovant achieved its first development and regulatory milestone which resulted in a $10.0 million milestone payment that Immunovant subsequently paid in August 2019.

Services Agreements with RSI and RSG

In August 2018, Immunovant entered into the Services Agreements with RSI and RSG, under which RSI and RSG agreed to provide services related to development, administrative and financial activities to Immunovant during its formative period. Under each Services Agreement, Immunovant will pay or reimburse RSI or RSG, as applicable, for any expenses it, or third parties acting on its behalf, incurs for Immunovant. For any general and administrative and research and development activities performed by RSI or RSG employees, RSI or RSG, as applicable, will charge back the employee compensation expense plus a pre-determined markup. RSI and RSG also provided such services prior to the formalization of the Services Agreements, and such costs have been recognized by Immunovant in the period in which the services were rendered. Employee compensation expense, inclusive of base salary and fringe benefits, is determined based upon the relative percentage of time utilized on Immunovant’s matters. All other costs will be billed back at cost. The term of the Services Agreements will continue until terminated by Immunovant, RSI or RSG, as applicable, upon 90 days’ written notice.

Financial Operations Overview

Revenue

Immunovant has not generated any revenue and has incurred significant operating losses since inception, and it does not expect to generate any revenue from the sale of any products unless or until it obtains regulatory approval of and commercialize IMVT-1401 or any future product candidates. Immunovant’s ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and eventual commercialization of IMVT-1401 and any future product candidates.

Research and Development Expenses

Since Immunovant’s incorporation, its operations have primarily been limited to organizing and staffing its company, acquiring rights to its product candidate, IMVT-1401, and preparing for and conducting clinical trials. Immunovant’s research and development expenses for the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019 were $33.8 million and $25.7 million, respectively and $28.8 million for the six months ended September 30, 2019. For the year ended March 31, 2019 and the six months ended September 30, 2019, research and development expenses primarily consisted of salaries, benefits, and other staff-related costs, including associated stock-based compensation, laboratory supplies, clinical studies and trials and related clinical manufacturing costs. Costs related to manufacturing preparation, fees paid to other entities that conduct certain research and development activities on Immunovant’s behalf, and facilities and allocated overhead and facility costs are also included within research and development. For the period from December 19, 2017 to March 31, 2018, research and development expenses consisted primarily of the upfront fee paid to HanAll under the HanAll Agreement. Following the closing of the Business Combination, Immunovant expects to significantly increase its research and development efforts as it initiates and conducts its Phase 2 clinical trials for IMVT-1401. Research and development expenses will include:

•        employee-related expenses, such as salaries, share-based compensation, benefits and travel expense for the research and development personnel that Immunovant plans to hire;

•        expenses incurred under agreements with CROs, as well as consultants that conduct preclinical studies designed to assist with the lead optimization of Immunovant’s product candidate;

•        manufacturing costs in connection with conducting preclinical studies and clinical trials;

•        milestone payments and other costs associated with the HanAll Agreement;

•        costs for sponsored research;

•        cost incurred under patent, technology, and know-how sublicense agreements;

•        upfront payments for the purchase of in-process research and development; and

•        costs allocated to Immunovant under its Services Agreements with RSI and RSG.

Research and development activities will continue to be central to Immunovant’s business model. Immunovant expects its research and development expenses to be significant over the next several years as it increases personnel and compensation costs and commence additional planned Phase 2 trials for IMVT-1401 and prepare to seek regulatory approval for its product candidate. It is difficult to determine with certainty the duration and completion costs of any clinical trial Immunovant may conduct.

The duration, costs and timing of clinical trials of IMVT-1401 and any future product candidates will depend on a variety of factors that include, but are not limited to:

•        the number of trials required for approval;

•        the per patient trial costs;

•        the number of patients that participate in the trials;

•        the number of sites included in the trials;

•        the countries in which the trial is conducted;

•        the length of time required to enroll eligible patients;

•        the number of doses that patients receive;

•        the drop-out or discontinuation rates of patients;

•        the potential additional safety monitoring or other studies requested by regulatory agencies;

•        the duration of patient follow-up;

•        the timing and receipt of regulatory approvals;

•        the efficacy and safety profile of the product candidate; and

•        the cost of manufacturing.

In addition, the probability of success for IMVT-1401 and any other product candidate will depend on numerous factors, including competition, manufacturing capability and commercial viability.

General and Administrative Expenses

General and administrative expenses consist primarily of employee salaries and related benefits, costs allocated under the Services Agreements and share-based compensation for general and administrative personnel services and legal and accounting fees and consulting services relating to Immunovant’s formation and corporate matters.

Immunovant anticipates that its general and administrative expenses will increase in the future to support its continued research and development activities and increased costs of operating as a public company. These increases will likely include patent costs for Immunovant’s product candidates and increased costs related to the hiring of additional personnel and fees to outside consultants for professional services. Additionally, Immunovant anticipates increased costs associated with being a public company, including expenses related to services associated with maintaining compliance with Nasdaq rules and SEC requirements, insurance and investor relations costs. In addition, if IMVT-1401 obtains regulatory approval for marketing, Immunovant expects that it would incur expenses associated with building a sales and marketing team.

Interest Expense

Interest expense consists of interest incurred on Immunovant’s convertible promissory notes.

Other Expense/(Income), Net

Other expense/(income), net consists primarily of foreign currency transaction gains and losses related to the impact of transactions denominated in foreign currencies.

Results of Operations for the Six Months Ended September 30, 2018 and 2019

The following table sets forth Immunovant’s results of operations for the six months ended September 30, 2018 and 2019.

	Six Months Ended September 30,
	2018	2019
Operating expenses:
Research and development	$10,080,112	$28,806,867
General and administrative	528,175	5,747,593
Total operating expenses	10,608,287	34,554,460
Interest expense	—	249,315
Other expense/(income), net	106,092	(318,806)
Loss before provision for income taxes	(10,714,379)	(34,484,969)
Income tax expense	3,985	56,005
Net loss	$(10,718,364)	$(34,540,974)

Research and Development Expenses

Research and development expenses increased by $18.7 million, from $10.1 million for the six months ended September 30, 2018 to $28.8 million for the six months ended September 30, 2019. This increase was primarily due to $10.0 million related to the achievement of the first development and regulatory milestone under the HanAll

Agreement in May 2019. Other increases include CMO costs, CRO costs and other third-party costs of $3.8 million, $2.6 million and $2.1 million, respectively, which were driven by advancement of clinical trials for the treatment of autoimmune disease, and personnel-related expenses and share-based compensation expense of $1.5 million and $1.6 million, respectively, which were due to our increased headcount to support our clinical operations. The overall increase was partially offset by decreases in non-clinical studies of $1.3 million and costs billed to Immunovant under the Services Agreements of $1.6 million.

General and Administrative Expenses

General and administrative expenses increased $5.2 million, from $0.5 million for the six months ended September 30, 2018 to $5.7 million for the six months ended September 30, 2019. This increase was primarily due to higher legal and professional fees of $2.9 million, higher personnel-related costs of $0.6 million, an increase in other costs of $0.2 million, an increase of $0.2 million in allocations to Immunovant by RSL based upon the relative percentage of time utilized by employees of RSL, RSG and RSI on its matters, and higher share-based compensation expense of $1.3 million in relation to options issued by Immunovant.

Interest Expense

Interest expense of $0.2 million for the six months ended September 30, 2019 is related to the convertible promissory notes entered into during the period.

Other Expense/(Income), Net

Other expense of $0.1 million for the six months ended September 30, 2018 changed to other income of $0.3 million for the six months ended September 30, 2019 primarily due to foreign exchange fluctuations.

Results of Operations from December 19, 2017 to March 31, 2018 and for the Year Ended March 31, 2019

The following table sets forth Immunovant’s results of operations for the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019.

	Period from December 19, 2017 to March 31, 2018	Year Ended March 31, 2019
Operating expenses:
Research and development	$33,815,863	$25,733,274
General and administrative	369,279	2,691,946
Total operating expenses	34,185,142	28,425,220
Other expense, net	—	155,480
Loss before provision for income taxes	(34,185,142)	(28,580,700)
Income tax expense	—	18,724
Net loss	$(34,185,142)	$(28,599,424)

Research and Development Expenses

Research and development expenses were $25.7 million for the year ended March 31, 2019 and primarily consisted of program-specific research and development costs for the treatment of autoimmune disease, which include CMO costs of $8.0 million, CRO costs of $6.1 million, non-clinical studies of $3.0 million, other third-party research and development costs of $3.6 million and personnel related expenses of $1.4 million. The remainder consisted primarily of costs billed to Immunovant under the Services Agreements of $2.4 million, including personnel expenses and third-party costs associated with the preparation of its clinical and other research programs, and share-based compensation expense of $1.2 million in relation to the RSL common share awards and options issued by RSL to employees of RSL, RSI, RSG and Immunovant, Inc.

Research and development expenses were $33.8 million for the period from December 19, 2017 to March 31, 2018 and consisted primarily of the upfront payment to HanAll of $30.0 million and the remainder consisted primarily of manufacturing and CRO costs of $3.0 million. The remainder consisted primarily of costs billed to Immunovant under the Services Agreement of $0.6 million and share-based compensation expense $0.2 million allocated to Immunovant by RSL based upon the relative percentage of time utilized by employees of RSL, RSG and RSI on its matters.

General and Administrative Expenses

General and administrative expenses were $2.7 million for the year ended March 31, 2019, which consisted primarily of legal and professional fees of $1.0 million, other costs of $0.2 million, personnel-related costs of $0.3 million, $1.1 million allocated to Immunovant by RSL based upon the relative percentage of time utilized by employees of RSL, RSG and RSI on its matters, and share-based compensation expense of $0.1 million in relation to the RSL common share awards and options issued by RSL to employees of RSL, RSI, RSG and Immunovant, Inc.

General and administrative expenses were $0.4 million for the period from December 19, 2017 to March 31, 2018 and consisted primarily of share-based compensation expense allocated to Immunovant by RSL based upon the relative percentage of time utilized by employees of RSL, RSG and RSI on its matters of approximately $0.3 million, and costs of $0.1 million billed to it under the Services Agreements, including personnel costs, overhead allocations and third-party costs.

Liquidity and Capital Resources

Overview

Immunovant had cash of $7.0 million and $19.0 million as of March 31, 2019 and September 30, 2019, respectively.

For the period from December 19, 2017 to March 31, 2018 and for year ended March 31, 2019, Immunovant had net losses of $34.2 million and $28.6 million, respectively. For the six months ended September 30, 2018 and 2019, Immunovant had net losses of $10.7 million and $34.5 million, respectively. As of September 30, 2019, Immunovant has never generated revenue. As a result, there is substantial doubt about Immunovant’s ability to continue as a going concern.

Immunovant expects to continue to incur significant and increasing operating losses at least for the next several years. Immunovant does not expect to generate product revenue unless and until it successfully completes development and obtains regulatory approval for IMVT-1401 or any future product candidate. Immunovant’s net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of its planned clinical trials and its expenditures on other research and development activities. Immunovant anticipates that its expenses will increase substantially as it:

•        funds its ongoing ASCEND-MG trial;

•        funds its ongoing ASCEND-GO 1 and ASCEND-GO 2 trials;

•        commences its planned ASCEND-WAIHA trial;

•        launches its anticipated Phase 2 proof-of-concept studies of IMVT-1401 in additional indications;

•        achieves milestones under its agreements with third parties, including the HanAll Agreement, that will require Immunovant to make substantial payments to those parties;

•        seeks to identify, acquire, develop and commercialize additional product candidates;

•        integrates acquired technologies into a comprehensive regulatory and product development strategy;

•        maintains, expands and protects its intellectual property portfolio;

•        hires scientific, clinical, quality control and administrative personnel;

•        adds operational, financial and management information systems and personnel, including personnel to support its drug development efforts;

•        seeks regulatory approvals for any product candidates that successfully complete clinical trials;

•        ultimately establishes a sales, marketing and distribution infrastructure and scales up external manufacturing capabilities to commercialize any drug candidates for which Immunovant may obtain regulatory approval; and

•        begins to operate as a public company.

Immunovant intends to use the proceeds of this Business Combination primarily to fund its ASCEND-MG trial, its ASCEND-GO 1 trial, its ASCEND-GO 2 trial, its planned ASCEND-WAIHA trial, and other clinical development activities. These funds will not be sufficient to enable Immunovant to complete all necessary development and commercially launch IMVT-1401. Immunovant anticipates that it will continue to incur net losses for the foreseeable future. To continue as a going concern, Immunovant will need, among other things, additional capital resources. Accordingly, Immunovant may be required to obtain further funding through other public or private offerings of its capital stock, debt financing, collaboration and licensing arrangements or other sources. Immunovant can provide no assurances that any sources of a sufficient amount of financing will be available to it on favorable terms, if at all. Although Immunovant believes that it will continue to raise capital to fund its operations, ASC 240-40, Going Concern, does not allow it to consider future financing activities in its assessment of its future cash burn for the purpose of its liquidity assessment. If Immunovant is unable to raise capital in sufficient amounts and on terms acceptable to Immunovant, it may have to significantly delay, scale back, or discontinue operations.

Until such time, if ever, as Immunovant can generate substantial product revenue from sales of IMVT-1401 or any future product candidate, Immunovant expects to finance its cash needs through a combination of equity offerings, debt financings and potential collaboration, license or development agreements. Immunovant does not currently have any committed external source of funds. To the extent that Immunovant raises additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting Immunovant’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If Immunovant raises additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, it may be required to relinquish valuable rights to future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to Immunovant. Adequate additional funding may not be available to Immunovant on acceptable terms, or at all. If Immunovant is unable to raise capital in sufficient amounts or on terms acceptable to it, Immunovant may be required to delay, limit, reduce or terminate its drug development or future commercialization efforts or grant rights to develop and market product candidates that it would otherwise prefer to develop and market itself or potentially discontinue operations.

Cash Flows

The following table sets forth a summary of Immunovant’s cash flows for the period from December 19, 2017 to March 31, 2018, for the year ended March 31, 2019 and for the six months ended September 30, 2018 and 2019:

	Period From December 19, 2017 to March 31, 2018	Year Ended March 31, 2019	Six Months Ended September 30, 2018	Six Months Ended September 30, 2019
Net cash used in operating activities	$(32,074,325)	$(28,547,577)	$(8,509,520)	$(25,889,520)
Net cash used in investing activities	—	(51,812)	—	(8,319)
Net cash provided by financing activities	$32,074,325	$35,584,478	$13,556,436	$37,904,399

Operating Activities

For the six months ended September 30, 2019, $25.9 million of cash was used in operating activities. This was primarily attributable to a net loss for the period of $34.5 million and unrealized foreign currency exchange translation adjustment of $0.3 million, partially offset by a net change in operating assets and liabilities of $3.9 million, share-based compensation of $3.7 million and write-off of deferred offering costs of $1.4 million. The change in Immunovant’s operating assets and liabilities was primarily due to an increase of $1.6 million in accounts payable and accrued expenses, an increase of $0.1 million in amounts due to RSL, partially offset by a decrease of $2.1 million in prepaid expenses and a decrease of $0.1 million in income tax receivable.

For the six months ended September 30, 2018, $8.5 million of cash was used in operating activities. This was primarily attributable to a net loss for the period of $10.7 million, partially offset by a net change in operating assets and liabilities of $1.2 million, share-based compensation of $0.8 million and unrealized foreign currency exchange translation adjustment of $0.1 million. The change in Immunovant’s operating assets and liabilities was primarily due to a net increase of $2.1 million in accounts payable and accrued expenses, partially offset by an increase of $0.9 million in prepaid expenses.

For the year ended March 31, 2019, $28.5 million of cash was used in operating activities. This was primarily attributable to a net loss for the period of $28.6 million and a net change in operating assets and liabilities of $1.4 million, which were partially offset by share-based compensation of $1.3 million and unrealized foreign currency exchange translation adjustment of $0.2 million. The change in Immunovant’s operating assets and liabilities was due to an increase of $2.5 million in prepaid expenses and an increase of $2.9 million in the Swiss value-added tax receivable related to the assignment of the HanAll License Agreement, partially offset by a net increase in accounts payable and accrued expenses of $4.0 million due to a ramp up in its research and development efforts.

For the period from December 19, 2017 to March 31, 2018, $32.1 million of cash was used in operating activities. The net loss for the period of $34.2 million was partially offset by share-based compensation $0.5 million, unrealized foreign currency exchange translation adjustment of $0.2 million, and a net change in operating assets and liabilities of $1.5 million. The change in Immunovant’s operating assets and liabilities was primarily due to an increase in accounts payable and accrued expenses of $1.6 million to support its research and development efforts, partially offset by an increase in prepaid expenses of $0.1 million.

Investing Activities

For the six months ended September 30, 2019, $8,319 of cash was used to purchase computer equipment.

For the six months ended September 30, 2018, no cash was used in investing activities.

For the year ended March 31, 2019, $0.1 million of cash was used to purchase computer equipment.

For the period from December 19, 2017 to March 31, 2018, no cash was used in investing activities.

Financing Activities

For the six months ended September 30, 2019, $37.9 million of cash provided by financing activities was due to $35.0 million in proceeds from convertible promissory notes payable to RTW Entities and BVF, $7.9 million in proceeds from promissory notes payable to RSL, and $0.6 million in capital contributions by RSL, partially offset by $5.0 million in repayments of convertible promissory notes payable to RTW Entities and RSL, and payment of deferred offering costs of $0.6 million.

For the six months ended September 30, 2018, $13.6 million of cash provided by financing activities was due to $8.5 million in capital contributions by RSL and $5.1 million of investments made by RSL.

For the year ended March 31, 2019, $35.6 million of cash provided by financing activities was due to $16.1 million in capital contributions by RSL, $14.9 million of net proceeds from the issuance of common shares and $5.1 million of investments made by RSL, partially offset by the payment of IPO costs of $0.5 million.

For the period from December 19, 2017 to March 31, 2018, cash provided by financing activities was $32.1 million, due to investments made by RSL.

Outlook

Based on the expected cash resources of the Combined Company, Immunovant’s research and development plans and its timing expectations related to the commencement of its development programs for IMVT-1401, Immunovant expects to be able to fund its operating expenses and capital expenditure requirements through at least the second half of 2021. However, Immunovant has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it expects.

Contractual Obligations and Commitments

As of March 31, 2019, other than contingent payments pursuant to the HanAll Agreement, Immunovant did not have any ongoing material financial commitments, such as lines of credit or guarantees that Immunovant expects to affect its liquidity over the next several years.

Immunovant enters into agreements in the normal course of business with CROs for clinical trials and with vendors for preclinical studies and other services and products for operating purposes, which are cancelable at any time by Immunovant, subject to payment of its remaining obligations under binding purchase orders and, in certain cases, nominal early termination fees. These commitments are not deemed significant.

Immunovant has not included the future payments potentially due under the HanAll Agreement in a table of contractual obligations because the payment obligations under this agreement are contingent upon future events. As of March 31, 2019, the aggregate maximum amount of milestone payments Immunovant could be required to make under the HanAll Agreement is $452.5 million upon the achievement of certain development, regulatory and sales milestone events. In May 2019, Immunovant achieved its first development and regulatory milestone under the HanAll Agreement resulting in a $10.0 million milestone payment that was paid by Immunovant in August 2019. Immunovant is also required to reimburse HanAll for half of budgeted research and development costs incurred by them with respect to IMVT-1401, up to an aggregate of $20.0 million.

Off-Balance Sheet Arrangements

During the periods presented, Immunovant did not have any off-balance sheet arrangements, as defined under SEC rules.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the potential loss arising from adverse changes in market rates and market prices such as interest rates, foreign currency rates and changes in the market value of equity instruments. As of March 31, 2018, Immunovant did not have any cash. As of March 31, 2019 and September 30, 2019, Immunovant had cash of $7.0 million and $19.0 million, respectively, consisting of non-interest-bearing deposits denominated in the U.S. dollar and Swiss franc. Immunovant does not believe it is currently exposed to any material market risk.

Critical Accounting Policies and Significant Judgments and Estimates

Immunovant management’s discussion and analysis of its financial condition and results of operations is based on its combined and consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these combined and consolidated financial statements requires Immunovant to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of expenses during the reporting period. In accordance with GAAP, Immunovant evaluates its estimates and judgments on an ongoing basis. Immunovant bases its estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Immunovant’s combined and consolidated financial statements are derived by carving out the historical results of operations and historical cost basis of the assets and liabilities associated with product candidate IMVT-1401, that have been contributed to Immunovant by RSL, from RSL’s financial statements. Because the transfer of assets and liabilities in Immunovant’s formation was between entities under the common control of RSL and/or its wholly owned subsidiaries, its combined and consolidated financial statements have been presented as if it had been a separate business when RSG acquired IMVT-1401 on December 19, 2017, and accordingly, the assets, liabilities and expenses relating to its operations have been separated from RSL in the combined and consolidated financial statements for periods prior to and after its formation through September 30, 2019.

Immunovant defines its critical accounting policies as those under GAAP that require it to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on its financial condition and results of operations, as well as the specific manner in which it applies those principles. While Immunovant’s significant accounting policies are more fully described in Note 2 to its combined and consolidated financial statements appearing elsewhere in this proxy statement, Immunovant believes the following are the critical accounting policies used in the preparation of its combined and consolidated financial statements that require significant estimates and judgments.

Share-Based Compensation

Immunovant recognizes share-based compensation expense related to stock options and restricted stock awards granted to employees based on the estimated fair value of the awards on the date of grant. Immunovant estimates the grant date fair value, and the resulting share-based compensation expense, using the Black-Scholes option-pricing model. The grant date fair value of the share-based awards is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective awards. Immunovant accounts for forfeitures as they occur. Immunovant estimates the grant date fair value, and the resulting share-based compensation expense, using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the use of highly subjective assumptions, which determine the fair value of share-based awards. These assumptions include:

Expected Term.    Immunovant’s expected term represents the period that its share-based awards are expected to be outstanding and is determined using the simplified method (based on the mid-point between the vesting date and the end of the contractual term).

Common Share Price.    Immunovant’s board of directors estimates the fair value of its common shares. Given the absence of a public trading market for its common shares, and in accordance with the American Institute of Certified Public Accountants’ Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, its board of directors exercises reasonable judgment and considers a number of objective and subjective factors to determine its best estimate of the fair value of its common shares, as further described below.

Expected Volatility.    Prior to this Business Combination, Immunovant was a privately-held company and did not have any trading history for its common shares and the expected volatility was estimated using weighted average measures of implied volatility and the historical volatility of its peer group of companies for a period equal to the expected life of the stock options. Immunovant’s peer group of publicly-traded biopharmaceutical companies was chosen based on their similar size, stage in the life cycle or area of specialty.

Risk-Free Interest Rate.    The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the stock options.

Expected Dividend.    Immunovant has never paid, and does not anticipate paying, cash dividends on its common shares. Therefore, the expected dividend yield was assumed to be zero.

A significant component of total share-based compensation expense relates to the RSL common share awards and options issued by RSL to its employees. Share-based compensation expense is allocated to Immunovant by RSL based upon the relative percentage of time utilized by RSL employees on its matters. The fair value of the RSL common share awards are determined on the date of grant and that fair value is recognized over the requisite service period. Significant judgment and estimates were used to estimate the fair value of these awards and options, as they are not publicly traded. RSL common share awards and options are subject to specified vesting schedules and requirements (a combination of time-based, performance-based and corporate event-based vesting terms, including targets for post-IPO market capitalization and future financing events of RSL). The fair value of each RSL option is estimated on the date of grant using the Black-Scholes closed-form option-pricing model.

Prior to this Business Combination, the fair value of Immunovant Shares was estimated on each grant date by its board of directors. In order to determine the fair value of Immunovant Shares, its board of directors considered, among other things, timely valuations of its common shares prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Given the absence of a public trading market for Immunovant’s Shares, its board of directors exercised reasonable judgment and considered a number of objective and subjective factors to determine the best estimate of the fair value of its common shares, including (1) its business, financial condition and results of operations, including related industry trends affecting its operations; (2) its forecasted operating performance and projected future cash flows; (3) the illiquid nature of its common shares; (4) the rights and privileges of its common shares; (5) market multiples of its most comparable public peers and (6) market conditions affecting its industry.

After the closing of the Business Combination, Immunovant’s board of directors will determine the fair value of each common share underlying share-based awards based on the closing price of its common shares as reported by Nasdaq on the date of grant and therefore it will not be necessary to determine the fair value of the new stock-based award pursuant to the methodology described above.

Research and Development Expense

Research and development costs with no alternative future use are expensed as incurred. Clinical trial costs are accrued over the service periods specified in the contracts and adjusted as necessary based on an ongoing review of the level of effort and costs actually incurred. Payments for a product license prior to regulatory approval of the product and payments for milestones achieved prior to regulatory approval of the product are expensed in the period incurred as research and development. Research and development costs are charged to expense when incurred and primarily consist of employee compensation, allocated costs from RSL and expenses from third parties who conduct research and development activities on Immunovant’s behalf.

Income Taxes

Immunovant accounts for income taxes in accordance with ASC 740, Income Taxes. Under the assets-and-liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Immunovant accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, Immunovant recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of September 30, 2019, Immunovant did not have any significant uncertain tax positions.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses on available-for-sale debt securities to be recorded through an allowance for credit losses instead of as a reduction in the amortized cost basis of the securities. ASU 2016-13 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period. The Company is currently evaluating the new standard and its impact on the combined and consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”). ASU No. 2018-13 removes, modifies, and adds certain recurring and nonrecurring fair value measurement disclosures, including removing disclosures around the amount(s) of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation process for Level 3 fair value measurements, among other things. ASU No. 2018-13 adds disclosure requirements around changes in unrealized gains and losses included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and a narrative description of measurement uncertainty. The amendments in ASU No. 2018-13 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty are to be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption, with all other amendments applied retrospectively to all periods presented. Early adoption is permitted. Immunovant is currently evaluating the new standard and its impact on the combined and consolidated financial statements.

Recently Adopted Accounting Pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU No. 2016-01”) which requires entities with financial liabilities measured using the fair value option in ASC 825 to recognize the changes in fair value of liabilities caused by a change in instrument-specific credit risk (own credit risk) in other comprehensive income. The ASU is effective for public business entities in fiscal years beginning after December 15, 2017. Entities can early adopt certain provisions of the new standard, including the provision related to financial liabilities measured under the fair value option. Immunovant adopted ASU No. 2016-01 as of April 1, 2018. The adoption of ASU No. 2016-01 did not have a material impact on Immunovant’s combined and consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU No. 2016-02”), a comprehensive new lease standard that amends various aspects of existing accounting guidance for leases. The core principle of ASU No. 2016-02 requires lessees to present the assets and liabilities that arise from leases on their consolidated balance sheets. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2018, with early adoption permitted. Immunovant adopted this ASU as of April 1, 2019, with no impact on its unaudited interim condensed combined and consolidated financial statements and related disclosures. Immunovant elected the optional transition method to apply the standard as of the effective date and therefore did not apply the standard to the comparative periods presented in the condensed combined and consolidated financial statements. Immunovant elected the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification, and initial direct costs. Immunovant did not elect the hindsight practical expedient, which permits the use of hindsight when determining lease term and impairment of right-of-use assets. Further, Immunovant elected a short-term lease exception policy to not apply the recognition requirements of this standard to short-term leases with terms of 12 months or less and an accounting policy to account for lease and non-lease components as a single component for certain classes of assets.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force) (“ASU No. 2016-18”). The amendments in this update require that amounts generally described as restricted cash and restricted cash equivalents be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU No. 2016-18 is effective for annual reporting periods beginning after December 15, 2017 and is required to be adopted using a retrospective approach, if applicable, with early adoption permitted. Immunovant adopted ASU No. 2016-18 on April 1, 2018. The adoption of ASU No. 2016-18 did not have a material impact on Immunovant’s combined and consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU No. 2017-01”), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU No. 2017-01 is effective for annual reporting periods beginning after December 15,

2017, and interim periods within those years, with early adoption permitted. Immunovant has adopted this ASU as of April 1, 2018, with no impact on its combined and consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU No. 2018-02”). ASU No. 2018-02 allows companies to reclassify stranded tax effects resulting from the Tax Cuts and Jobs Act, from accumulated other comprehensive (loss) income to retained earnings. ASU No. 2018-02 is effective for interim and annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The adoption of ASU 2018-02 on April 1, 2018 did not have a material impact on Immunovant’s combined and consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU No. 2018-07”). ASU No. 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. ASU No. 2018-07 is effective for interim and annual reporting periods beginning after December 15, 2018 and early adoption is permitted. Immunovant adopted this ASU as of April 1, 2019, with no impact on our unaudited interim condensed combined and consolidated financial statements and related disclosures.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Immunovant has irrevocably elected not to avail ourselves of this extended transition period, and, as a result, it will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

HSAC is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the unaudited historical condensed consolidated balance sheet of Immunovant as of September 30, 2019, with the unaudited historical condensed balance sheet of HSAC as of September 30, 2019, giving effect to the Business Combination, the conversion of the Promissory Notes and the issuance of shares arising from the Business Combination as if these events had occurred as of that date.

In August 2019, Immunovant issued $30.0 million of Promissory Notes, consisting of $25.0 million to the RTW Entities, and $5.0 million to RSL as a replacement of an existing $5.0 million promissory note payable to RSL in June 2019. In September 2019, Immunovant repaid $2.5 million aggregate principal amount of the Promissory Notes issued to the RTW Entities and $2.5 million principal amount of the Promissory Note issued to RSL, and the accrued interest on such principal amounts was forgiven. Subsequently, Immunovant issued four additional Promissory Notes having an aggregate principal amount of $10.0 million to entities affiliated with BVF. The Promissory Notes bear interest at 5% per annum, which interest will be waived and cancelled immediately prior to the closing of the Business Combination, and are due on March 31, 2020. The Promissory Notes automatically convert immediately prior to the consummation of the Business Combination into Immunovant Shares exchangeable for an aggregate of 3,500,000 HSAC Shares upon the closing of the Business Combination. As the Business Combination would trigger the automatic conversion of the Promissory Notes into common stock, the subsequent conversion of the Promissory Notes have been reflected as a pro forma adjustment in the unaudited pro forma condensed combined balance sheet.

The following unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2019 and the year ended March 31, 2019 combine the unaudited and audited historical combined and consolidated statements of operations of Immunovant for the six months ended September 30, 2019 and the year ended March 31, 2019, respectively, with the unaudited and audited historical condensed statements of operations of HSAC for the six months ended September 30, 2019 and year ended March 31, 2019, respectively, giving effect to the Business Combination, the conversion of the Promissory Notes and the issuance of shares arising from the Business Combination as if these events had occurred on April 1, 2018.

The historical financial information of Immunovant was derived from the combined and consolidated financial statements of Immunovant for the six months ended September 30, 2019 and the audited combined and consolidated financial statements of Immunovant for the year ended March 31, 2019, included elsewhere in this proxy statement. The historical financial information of HSAC as of and for the six months ended September 30, 2019 was derived from the unaudited financial statements of HSAC for the three months ended September 30, 2019 and the unaudited financial statements of HSAC for the three months ended September 30, 2019, included elsewhere in this proxy statement. The historical statement of operations of HSAC for the year ended March 31, 2019 was derived from the audited financial statements of HSAC for the period from December 6, 2018 (Inception) through December 31, 2018 and the unaudited financial statements of HSAC for the three months ended March 31, 2019, included elsewhere in this proxy statement. This information should be read together with Immunovant’s and HSAC’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Immunovant Sciences Ltd.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HSAC,” and other financial information included elsewhere in this proxy statement.

Description of the Share Exchange

Pursuant to the Share Exchange Agreement, HSAC will acquire 100% of the issued and outstanding securities of Immunovant, in exchange for approximately 42,180,277 HSAC Shares, calculated in accordance with the terms of the Share Exchange Agreement based on 43,000,000 shares, less 10,000 shares of Series A Preferred Stock issued to RSL in connection with the closing of the Business Combination and 809,723 shares representing the number of HSAC Shares to which the Immunovant option holders are entitled, as calculated on a treasury stock method. Such number of shares will be adjusted for any forfeitures or grants of Immunovant stock options through the closing date of the Business Combination. At closing, all vested or unvested outstanding options in Immunovant under its equity incentive plan will automatically be assumed by HSAC and converted into options to purchase shares of HSAC Shares with no substantial changes to their vesting conditions.

The Sellers are entitled to receive up to an additional 20,000,000 Earnout Shares after the closing of the Business Combination if the volume-weighted average price of the HSAC Shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (the “Trading Period”) following the closing: (1) during any Trading Period prior to March 31, 2023, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $17.50 per share; and (2) during any Trading Period prior to March 31, 2025, 10,000,000 Earnout Shares upon achievement of a volume-weighted average price of at least $31.50 per share (each, a “Milestone”). In the event that after closing of the Business Combination and prior to March 31, 2025, (i) there is a change of control of HSAC, (ii) any liquidation, dissolution or winding up of HSAC is initiated, (iii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against HSAC, or (iv) HSAC makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties (each, an “Acceleration Event”), then any Earnout Shares that have not been previously issued by HSAC (whether or not previously earned) shall be deemed earned and due by HSAC to the Sellers, unless in a change of control, the value of the consideration to be received in exchange for a HSAC Share is lower than the applicable Milestone share price thresholds described above.

Accounting for the Share Exchange

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting HSAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Sellers are expected to have a majority of the voting power of the combined company, Immunovant will comprise all of the ongoing operations of the combined entity, Immunovant will comprise a majority of the governing body of the combined company, and Immunovant’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Immunovant issuing shares for the net assets of HSAC, accompanied by a recapitalization. The net assets of HSAC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Immunovant.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and directly attributable to the Business Combination, the conversion of the Promissory Notes and the issuance of shares arising from the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements are based on currently available information and certain assumptions that both HSAC and Immunovant believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Immunovant and HSAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of HSAC Shares into cash:

•        Scenario 1 — Assuming no redemption:    This presentation assumes that no HSAC public stockholders exercise redemption rights with respect to their HSAC public shares upon consummation of the Business Combination; and

•        Scenario 2 — Assuming redemptions of 4,578,600 HSAC public shares:    This presentation assumes that HSAC public stockholders exercise their redemption rights with respect to a maximum of 4,578,600 HSAC public shares upon consummation of the Business Combination at a redemption price of approximately $10.09 per share. As of the Record Date, HSAC had entered into (1) voting agreements with holders of 4,547,000 HSAC Shares pursuant to which such stockholders, agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares, and (2) agreements with other investors that have agreed to purchase up to 2,374,400 HSAC Shares at HSAC’s request and not to redeem such HSAC Shares in connection with the closing of the Business Combination. This leads to a total maximum redemption value of $46.2 million calculated by multiplying the maximum of 4,578,600 HSAC public shares by the redemption price of approximately $10.09 per share. The estimated per share redemption value of $10.09 was calculated by dividing the amount of $116.0 million in the Trust Account as of September 30, 2019 by the 11,500,000 total HSAC public shares. Furthermore, a provision within the Share Exchange Agreement that requires a cash closing balance of $65.0 million for HSAC as a condition to the consummation of the Business Combination was considered. This requirement leads to a calculated potential redemption value of $51.0 million calculated as the difference between the balance of $116.0 million in the Trust Account as of September 30, 2019 and the cash closing requirement amount of $65.0 million. This scenario was not deemed to be the maximum redemption scenario because the voting agreements and the purchase agreements noted above would limit redemption to $46.2 million.

Shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements include the 42,180,277 HSAC Shares to be issued to the Sellers and exclude the 20,000,000 Earnout Shares. Because the terms of replacement share-based awards are not finalized yet, their accounting impact is not included in the unaudited pro forma condensed combined financial statements.

As a result of the Business Combination, assuming no HSAC stockholders elect to redeem their shares for cash, the Sellers will own approximately 77.0% of the non-redeemable shares of common stock of the Combined Company, the Sponsor will own approximately 2.0% of the non-redeemable shares of the Combined Company and HSAC public stockholders will own approximately 21.0% of the non-redeemable shares of the Combined Company, based on the number of HSAC Shares outstanding as of September 30, 2019 (in each case, not giving effect to any shares issuable upon exercise of HSAC Warrants and HSAC Unit purchase option, or Earnout Shares). The Private Warrants shall be forfeited and cancelled at the closing of the Business Combination.

If 4,578,600 HSAC Shares are redeemed for cash, which assumes the maximum redemption of HSAC Shares after giving effect to payments to redeeming stockholders, the Sellers will own approximately 84.1% of shares of the non-redeemable common stock of the Combined Company, the Sponsor will own approximately 2.1% of the non-redeemable shares of the Combined Company and HSAC public stockholders will own approximately 13.8% of the non-redeemable shares of the Combined Company, based on the number of shares of common stock of HSAC outstanding as of September 30, 2019 (in each case, not giving effect to any shares issuable upon exercise of HSAC Warrants and HSAC Unit purchase option, or Earnout Shares).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2019						As of September 30, 2019			As of September 30, 2019
	Immunovant (Historical)	HSAC (Historical)	Pro Forma Adjustments (Assuming Minimum Redemptions)		Debt Financing Adjustments		Pro Forma Combined (Assuming Minimum Redemptions)	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Current assets:
Cash	$18,991,649	$1,610,350	$116,024,698	(A)	$—		$129,427,639	$(46,193,972	)(I)	$83,233,667
			(4,025,000	)(D)
			(3,174,058	)(E)
Prepaid expenses	512,850	152,103					664,953			664,953
Income tax receivable	4,827	—					4,827			4,827
Value-added tax receivable	2,920,940	—					2,920,940			2,920,940
Total current assets	22,430,266	1,762,453	108,825,640		—		133,018,359	(46,193,972)		86,824,387
Property and equipment, net	45,327	—					45,327			45,327
Deferred offering costs	1,677,929	—	(1,677,929	)(E)			—			—
Cash and marketable securities held in Trust Account	—	116,024,698	(116,024,698	)(A)			—			—
Total assets	$24,153,522	$117,787,151	$(8,876,987)		$—		$133,063,686	$(46,193,972)		$86,869,714

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities:
Accounts payable	$1,176,236	$—	$—		$—		$1,176,236	$—		$1,176,236
Accrued expenses	8,195,749	306,115			(190,411	)(H)	8,311,453			8,311,453
Due to Roivant Sciences Ltd.	3,057,298	—			(20,548	)(H)	3,036,750			3,036,750
Convertible promissory note payable to Roivant Sciences Ltd.	2,500,000				(2,500,000	)(G)	—			—
Convertible promissory notes payable	32,500,000	—			(32,500,000	)(G)	—			—
Income tax payable	10,786	31,510					42,296			42,296
Total current liabilities	47,440,069	337,625	—		(35,210,959)		12,566,735	—		12,566,735
Deferred underwriting fee payable	—	4,025,000	(4,025,000	)(D)			—			—
Total liabilities	47,440,069	4,362,625	(4,025,000)		(35,210,959)		12,566,735	—		12,566,735

Commitments and Contingencies:
Common stock subject to possible redemption, 10,842,452 shares at redemption value	—	108,424,520	(108,424,520	)(C)			—			—

Stockholders’ Equity/(Deficit):
Series A preferred shares	—	—	1	(B)	—		1	—		1
Preferred shares	—	—					—			—
Common shares	789	353	(251	)(B)	3,500	(G)	5,475	(458	)(I)	5,017
			1,084	(C)
Additional paid-in capital	36,090,133	4,692,712	250	(B)	34,996,500	(G)	179,657,985	(46,193,514	)(I)	133,464,471
			108,423,436	(C)
			(4,851,987	)(E)
			306,941	(F)
Accumulated other comprehensive income	1,378	—					1,378			1,378
(Accumulated deficit)/retained earnings	(59,378,847)	306,941	(306,941	)(F)	210,959(H)		(59,167,888)			(59,167,888)
Total stockholders’ (deficit)/equity	(23,286,547)	5,000,006	103,572,533		35,210,959		120,496,951	(46,193,972)		74,302,979
Total liabilities and stockholders’ (deficit)/equity	$24,153,522	$117,787,151	$(8,876,987)		$—		$133,063,686	$(46,193,972)		$86,869,714

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six Months Ended September 30, 2019						Six Months Ended September 30, 2019
	Immunovant (Historical)	HSAC (Historical)	Pro Forma Adjustments (Assuming Minimum & Maximum Redemptions)		Debt Financing Adjustments (Assuming Minimum & Maximum Redemptions)		Pro Forma Combined (Assuming Minimum & Maximum Redemptions)
Operating expenses:
Research and development	$28,806,867	$—					$28,806,867
General and administrative	5,747,593	512,099	(438,620	)(BB)			5,821,072
Total operating expenses	34,554,460	512,099	(438,620)		—		34,627,939
Loss from operations	(34,554,460)	(512,099)	438,620				(34,627,939)
Interest expense	249,315	—	—		(249,315	)(CC)	—
Interest income	—	(1,024,698)	1,024,698(AA)				—
Other (income)/expense, net	(318,806)	—	—		38,356	(CC)	(280,450)
(Loss)/income before provision for income taxes	(34,484,969)	512,599	(586,078)		210,959		(34,347,489)
Income tax expense	56,005	204,760	(204,760	)(AA)			56,005
Net (loss)/income	$(34,540,974)	$307,839	$(381,318)		$210,959		$(34,403,494)

(Net Loss)/Income per Share – Minimum Redemption Scenario
Net loss per non-redeemable common share – basic and diluted	$(0.44)	$(0.16)					$(0.63)
Weighted average non-redeemable common shares outstanding – basic and diluted	78,906,250	2,875,000					54,755,277
Net income per redeemable common share – basic and diluted		$0.07
Weighted average redeemable common shares outstanding – basic and diluted		11,500,000

(Net Loss)/Income per Share – Maximum Redemption Scenario
Net loss per non-redeemable common share – basic and diluted	$(0.44)	$(0.16)					$(0.69)
Weighted average non-redeemable common shares outstanding – basic and diluted	78,906,250	2,875,000					50,176,677
Net income per redeemable common share – basic and diluted		$0.07
Weighted average redeemable common shares outstanding – basic and diluted		11,500,000

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended March 31, 2019	Period from December 6, 2018 (Inception) to March 31, 2019		Year Ended March 31, 2019
	Immunovant (Historical)	HSAC (Historical)	Pro Forma Adjustments (Assuming Minimum & Maximum Redemptions)	Pro Forma Combined (Assuming Minimum & Maximum Redemptions)
Operating expenses:
Research and development	$25,733,274	$—		$25,733,274
General and administrative	2,691,946	898		2,692,844
Total operating expenses	28,425,220	898	—	28,426,118
Loss from operations	(28,425,220)	(898)		(28,426,118)
Other expense, net	155,480	—		155,480
Loss before provision for income taxes	(28,580,700)	(898)	—	(28,581,598)
Income tax expense	18,724	—		18,724
Net loss	$(28,599,424)	$(898)	$—	$(28,600,322)

Net Loss per Share – Minimum Redemption Scenario
Net loss per non-redeemable common share – basic and diluted	$(0.63)	$(0.00)		$(0.52)
Weighted average non-redeemable common shares outstanding – basic and diluted	45,333,048	2,500,000		54,755,277

Net Loss per Share – Maximum Redemption Scenario
Net loss per non-redeemable common share – basic and diluted	$(0.63)	$(0.00)		$(0.57)
Weighted average non-redeemable common shares outstanding – basic and diluted	45,333,048	2,500,000		50,176,677

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Immunovant and HSAC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Immunovant’s shares outstanding as of September 30, 2019, assuming the Business Combination occurred on April 1, 2018. As the unaudited pro forma condensed statements of operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

(A)    Reflects the reclassification of $116.0 million of cash and cash equivalents held in the Trust Account that becomes available following the Business Combination.

(B)    Reflects the adjustment to present the non-redeemable outstanding shares of common stock and Series A Preferred Stock upon consummation of the Business Combination of 54,755,277 and 10,000 shares, respectively, at a par value $0.0001 per share (assuming minimum redemption).

(C)    Reflects the reclassification of $108.4 million of common shares (10,842,452 shares at redemption value) subject to possible redemption to permanent equity.

(D)    Reflects the settlement of $4.0 million of deferred underwriters’ fees incurred during the IPO that are due upon completion of the Business Combination.

(E)    Reflects the adjustment of $4.9 million to additional paid-in capital for transaction costs expected to be incurred in relation to the Business Combination (of which $1.7 million was already incurred by Immunovant and capitalized as deferred financing costs).

(F)    Reflects the reclassification of HSAC’s historical retained earnings.

(G)    Reflects the conversion of the outstanding principal balance of Promissory Notes due to the RTW Entities, RSL and entities affiliated with BVF in the aggregate amount of $35.0 million to common shares and additional paid in capital.

(H)    Reflects the adjustment for the forgiveness of accrued interest of $0.2 million upon the conversion of the Promissory Notes due to RTW Entities, RSL and entities affiliated with BVF.

(I)     Reflects the maximum redemption of 4,578,600 HSAC Shares for $46.2 million at a redemption price of $10.09 per share. The entire redemption price is allocated to common shares and additional paid-in capital in the accompanying unaudited pro forma condensed combined balance sheet.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2019 and year ended March 31, 2019 are as follows:

(AA) Elimination of interest income on the Trust Account and related tax impact due to reclassification of the cash and marketable securities held in the Trust Account that becomes available to fund the business combination. HSAC’s tax provision for the six months ended September 30, 2019 was solely due to the interest income generated during the period and, as such, the entire provision for income taxes of $0.2 million was eliminated.

(BB) Elimination of transaction costs previously recorded by HSAC of $0.4 million related to the Business Combination.

(CC) Elimination of interest expense and forgiveness of interest previously recorded in relation to outstanding Promissory Notes due to the RTW Entities, RSL and entities affiliated with BVF.

3. Earnings per Share

Earnings per share represents the net earnings per share calculated using the historical weighted-average Immunovant units and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2018. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

As part of the Business Combination, up to 1,800,000 shares held by the Sponsor will become subject to vesting requirements (“Sponsor Restricted Shares”), with the actual number dependent on the percentage of HSAC public shares redeemed. An equivalent percentage of Sponsor Restricted Shares as the percentage of HSAC public shares redeemed, would be forfeited, and the remaining Sponsor Restricted Shares would be subject to the following vesting requirements: (1) 50% of the Sponsor Restricted Shares will vest if the volume weighted sale price is $17.50 during the Trading Period prior to March 31, 2023; and (2) 50% of the Sponsor Restricted Shares will vest if the volume weighted sale price is $31.50 during the Trading Period prior to March 31, 2025. The Sponsor Restricted Shares are participating securities.

•        Assuming Minimum Redemptions: Under this scenario, 1,800,000 Sponsor Restricted Shares would be subject to vesting requirements and, as such, would be excluded from the shares outstanding in the calculation of basic and diluted pro forma earnings per share.

•        Assuming Maximum Redemptions: Under this scenario, 716,650 Sponsor Restricted Shares would be forfeited and cancelled as 39.8% of the HSAC public shares would be redeemed. Accordingly, these shares would be excluded from the shares outstanding in the calculation of basic and diluted pro forma earnings per share. The remaining 1,083,350 shares that were not forfeited would be subject to vesting requirements and as such, would be excluded from the shares outstanding in the calculation of basic and diluted pro forma earnings per share. Accordingly, similar to the minimum redemption scenario, the total number of Sponsor Restricted Shares is excluded from pro forma shares outstanding.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of HSAC Shares into cash:

	Assuming Minimum Redemption	Assuming Maximum Redemption
Pro Forma Shares Outstanding – Basic and Diluted
HSAC merger consideration shares	42,180,277	42,180,277
Founder shares	2,875,000	2,875,000
Common shares held by current HSAC stockholders	11,500,000	6,921,400
Sponsor restricted shares	(1,800,000)	(1,800,000)
Pro forma non-redeemable shares outstanding – basic and diluted	54,755,277	50,176,677
	Six Months Ended September 30, 2019		Year Ended March 31, 2019
	Assuming Minimum Redemption	Assuming Maximum Redemption	Assuming Minimum Redemption	Assuming Maximum Redemption
Pro Forma Basic and Diluted Net Loss Per Share
Pro forma net loss attributable to common stockholders	$(34,403,494)	$(34,403,494)	$(28,600,322)	$(28,600,322)
Basic and diluted non-redeemable shares outstanding	54,755,277	50,176,677	54,755,277	50,176,677
Pro forma basic and diluted net loss per share	$(0.63)	$(0.69)	$(0.52)	$(0.57)

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for HSAC and Immunovant and unaudited pro forma condensed combined per share information of HSAC after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•        Assuming Minimum Redemptions:    This presentation assumes that no additional public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions:    This presentation assumes that HSAC public stockholders exercise their redemption rights with respect to a maximum of 4,578,600 HSAC public shares upon consummation of the Business Combination at a redemption price of approximately $10.09 per share. As of the Record Date, HSAC had entered into (1) voting agreements with holders of 4,547,000 HSAC Shares pursuant to which such stockholders, agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares, and (2) agreements with other investors that have agreed to purchase up to 2,374,400 HSAC Shares at HSAC’s request and not to redeem such HSAC Shares in connection with the closing of the Business Combination. This leads to a total maximum redemption value of $46.2 million calculated by multiplying the maximum of 4,578,600 HSAC public shares by the redemption price of approximately $10.09 per share. The estimated per share redemption value of $10.09 was calculated by dividing the amount of $116.0 million in the Trust Account as of September 30, 2019 by the 11,500,000 total HSAC public shares. Furthermore, a provision within the Share Exchange Agreement that requires a cash closing balance of $65.0 million for HSAC as a condition to the consummation of the Business Combination was considered. This requirement leads to a calculated potential redemption value of $51.0 million calculated as the difference between the balance of $116.0 million in the Trust Account as of September 30, 2019 and the cash closing requirement amount of $65.0 million. This scenario was not deemed to be the maximum redemption scenario because the voting agreements and the purchase agreements noted above would limit redemption to $46.2 million.

The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2019. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on April 1, 2018.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of HSAC and Immunovant and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of HSAC and Immunovant is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of HSAC and Immunovant would have been had the companies been combined during the periods presented.

	Immunovant (Historical)	HSAC (Historical)	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Six Months Ended September 30, 2019
Book value per share(1)	$(0.30)	$0.43	$2.20	$1.48
Net loss per non-redeemable share – basic and diluted	$(0.44)	$(0.16)	$(0.63)	$(0.69)
Weighted average non-redeemable shares outstanding – basic and diluted	78,906,250	2,875,000	54,755,277	50,176,677
Net income per redeemable share – basic and diluted		$0.07
Weighted average redeemable shares outstanding – basic and diluted		11,500,000
As of and for the Year Ended March 31, 2019
Book value per share	N/A	N/A	N/A	N/A
Net loss per share – basic and diluted(2)	$(0.63)	$(0.00)	$(0.52)	$(0.57)
Weighted average non-redeemable shares outstanding – basic and diluted(2)	45,333,048	2,500,000	54,755,277	50,176,677

____________

(1)      Book value per share = Total stockholders’ equity (deficit)/Total basic (or diluted) outstanding shares.

(2)      Historical net loss per share and weighted average shares outstanding for HSAC are based on the period from December 6, 2018 (Inception) through March 31, 2019.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses
(No Redemption Scenario — assuming no redemptions of the outstanding HSAC public shares by the public stockholders)

Sources		Uses
Cash in Trust Account(1)	$116,024,698	Cash to Balance Sheet	$141,169,092
Immunovant Shareholder Equity Rollover	395,000,000	Equity Issued to Immunovant Shareholders	395,000,000
Promissory Notes(2)	35,000,000	Estimated Transaction Costs	9,855,606
Sponsor Promote(3)	10,750,000	Sponsor Promote(3)	10,750,000
Total Sources	$556,774,698	Total Uses	$556,774,698

____________

(1)      Assumes no public stockholder has exercised their redemption rights to receive cash from the Trust Account.

(2)      $35.0 million financing led by RTW Entities, RSL and entities affiliated with BVF in the form of the Promissory Notes convertible into HSAC Shares at $10.00 per share.

(3)      Sponsor Promote is comprised of 2,875,000 HSAC Shares held by the Sponsor less 1,800,000 Sponsor Restricted Shares, at $10.00 per share.

Sources & Uses
(Maximum Redemption Scenario — assuming redemptions of approximately 39.8% of the outstanding HSAC public shares by the public stockholders)

Sources		Uses
Cash in Trust Account(1)	$69,830,726	Cash to Balance Sheet	$94,975,120
Immunovant Shareholder Equity Rollover	395,000,000	Equity Issued to Immunovant Shareholders	395,000,000
Promissory Notes(2)	35,000,000	Estimated Transaction Costs	9,855,606
Sponsor Promote(3)	10,750,000	Sponsor Promote(3)	10,750,000
Total Sources	$510,580,726	Total Uses	$510,580,726

____________

(1)      Assumes 39.8% of outstanding HSAC public shares have been redeemed by the public stockholders to receive cash from the Trust Account.

(2)      $35.0 million financing led by RTW Entities, RSL and entities affiliated with BVF in the form of the Promissory Notes convertible into HSAC Shares at $10.00 per share.

(3)      Sponsor Promote is comprised of 2,875,000 HSAC Shares held by the Sponsor, less 1,800,000 Sponsor Restricted Shares, at $10.00 per share.

immunovant sciences LTD.’s BUSINESS

Overview

Immunovant is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. Immunovant is developing a novel, fully human monoclonal antibody, IMVT-1401 (formerly referred to as RVT-1401), that selectively binds to and inhibits FcRn. IMVT-1401 is the product of a multi-step, multi-year research program to design a highly potent FcRn antibody optimized for subcutaneous delivery. These efforts have resulted in a product candidate that has been dosed at small volumes (2 mL or less) and with a small gauge needle, while still generating therapeutically relevant pharmacodynamic activity, important attributes that Immunovant believes will drive patient preference and market adoption. In preclinical studies and in clinical trials conducted to date, IMVT-1401 has been observed to reduce IgG antibody levels. High levels of pathogenic IgG antibodies drive a variety of autoimmune diseases and, as a result, Immunovant believes IMVT-1401 has the potential for broad application in these disease areas. Immunovant intends to develop IMVT-1401 for debilitating autoimmune diseases in which there is robust evidence that pathogenic IgG antibodies drive disease manifestation and in which reduction of IgG antibodies should lead to clinical benefit.

Autoimmune diseases are conditions where an immune response is inappropriately directed against the body’s own healthy cells and tissues. Approximately 50 million people in the United States suffer from one of more than 100 diagnosed autoimmune diseases according to the American Autoimmune Related Diseases Association, Inc. Predisposing factors may include genetic susceptibility, environmental triggers and other factors not yet known. Many of these diseases are associated with high levels of pathogenic IgG antibodies, which are the most abundant type of antibody produced by the human immune system, accounting for approximately 75% of antibodies in the plasma of healthy people. IgG antibodies are important in the defense against pathogens, such as viruses and bacteria. In many autoimmune diseases, IgG antibodies inappropriately develop against normal proteins found in the body, directing the immune system to attack specific organs or organ systems. Current treatment regimens for IgG-mediated autoimmune diseases include corticosteroids and immunosuppressants in early stage disease, followed by more invasive treatments, such as IVIg, and plasma exchange, as the disease progresses. Such treatments are often limited by delayed onset of action, waning therapeutic benefit over time and unfavorable safety profiles.

FcRn plays a pivotal role in preventing the degradation of IgG antibodies. The physiologic function of FcRn is to modulate the catabolism of IgG antibodies, and inhibition of FcRn, such as through use of an FcRn targeting antibody, has been shown to reduce levels of pathogenic IgG antibodies. Completed clinical trials of other anti-FcRn antibodies in IgG-mediated autoimmune diseases have generated promising results, suggesting that FcRn is a therapeutically important pharmaceutical target to reduce levels of these disease-causing IgG antibodies.

In several preclinical studies and Phase 1 clinical trials in healthy volunteers, intravenous and subcutaneous delivery of IMVT-1401 demonstrated dose-dependent IgG antibody reductions and was observed to be well tolerated. In the highest dose cohort from the multiple-ascending dose portion of the Phase 1 clinical trial, four weekly subcutaneous administrations of 680 mg resulted in a mean maximum reduction of serum IgG levels of 78%, and the standard deviation of the reduction was 2%. In addition, no headaches, an adverse event seen with some FcRn agents, have been noted to date in any of the subjects receiving IMVT-1401 in the 680 mg multiple-dose cohort.

Immunovant intends to develop IMVT-1401 as a fixed-dose, self-administered subcutaneous injection on a convenient weekly, or less frequent, dosing schedule. As a result of Immunovant’s rational design, it believes that IMVT-1401, if approved for commercial sale, would be differentiated from currently available, more invasive treatments for advanced IgG-mediated autoimmune diseases, (e.g., MG, GO, WAIHA, idiopathic thrombocytopenic purpura, pemphigus vulgaris, chronic inflammatory demyelinating polyneuropathy, bullous pemphigoid, neuromyelitis optica, pemphigus foliaceus, Guillain-Barré syndrome and PLA2R+ membranous nephropathy). In 2017, these diseases had an aggregate prevalence of over 240,000 patients in the United States and 380,000 patients in Europe. To the extent Immunovant chooses to develop IMVT-1401 for certain of these rare diseases, Immunovant plans to seek orphan designation in the United States and Europe. Such designations would primarily provide financial and exclusivity incentives intended to make the development of orphan drugs financially viable. However, Immunovant has not yet sought such designation for any of its three target indications, and there is no certainty that it would obtain such designation, or maintain the benefits associated with such designation, if or when it does.

Immunovant’s first target indication for IMVT-1401 is MG, an autoimmune disease associated with muscle weakness with an estimated prevalence of one in 5,000, with up to 65,000 cases in the United States. In MG, patients develop pathogenic IgG antibodies that attack critical signaling proteins at the junction between nerve and muscle cells. The majority of MG patients suffer from progressive muscle weakness, with maximum weakness occurring within six months of disease onset in most patients. In severe cases, MG patients can experience myasthenic crisis, in which respiratory function is weakened to the point where it becomes life-threatening, requiring intubation and mechanical ventilation.

In August 2019, Immunovant initiated dosing in its ASCEND-MG trial, a Phase 2a clinical trial in patients with MG. Immunovant plans to report top-line results from this trial in the first half of 2020.

Immunovant’s second target indication for IMVT-1401 is GO, an autoimmune inflammatory disorder that affects the muscles and other tissues around the eyes, which can be sight-threatening. GO has an estimated annual incidence of 16 in 100,000 women and 2.9 in 100,000 men in North America and Europe. Initial symptoms may include a dry and gritty ocular sensation, sensitivity to light, excessive tearing, double vision and a sensation of pressure behind the eyes.

In May 2019, Immunovant initiated dosing in its ASCEND-GO 1 trial, a Phase 2a clinical trial in Canada in patients with GO. Immunovant anticipates reporting initial results from this trial in the first quarter of 2020. In October 2019, Immunovant initiated dosing in its ASCEND-GO 2 trial, a Phase 2b clinical trial for GO in the United States, Canada and Europe. Immunovant plans to report initial results from this trial in early 2021.

Immunovant is also developing IMVT-1401 for the treatment of WAIHA, a rare hematologic disease in which autoantibodies mediate hemolysis, or the destruction of RBCs. Based on published estimates, Immunovant believes that there are approximately 42,000 patients in the United States and 66,000 patients in Europe living with WAIHA. The clinical presentation is variable and most commonly includes symptoms of anemia, such as fatigue, weakness, skin paleness and shortness of breath. In severe cases, hemoglobin levels are unable to meet the body’s oxygen demand, which can lead to heart attacks, heart failure and even death.

In November 2019, Immunovant submitted its IND to the FDA for WAIHA and plans to report initial results from the Phase 2a WAIHA study in the fourth quarter of 2020.

Immunovant obtained rights to IMVT-1401 pursuant to the HanAll Agreement. Pursuant to the HanAll Agreement, Immunovant will be responsible for future contingent payments and royalties, including up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestone events. Immunovant is also obligated to pay HanAll tiered royalties ranging from the mid-single digits to mid-teens on net sales of licensed products, subject to standard offsets and reductions as set forth in the HanAll Agreement.

Immunovant’s goal is to become a leading biopharmaceutical company in the development and commercialization of innovative therapies for autoimmune diseases with significant unmet need. To execute Immunovant’s strategy, it plans to:

•        Maximize the probability of success of IMVT-1401.    Immunovant plans to leverage IMVT-1401’s differentiated profile in target indications where the anti-FcRn mechanism has already established clinical proof-of-concept. Immunovant intends to identify and target a variety of IgG-mediated autoimmune indications based on the following factors:

•        Inadequacy of the standard of care;

•        Disease severity that warrants novel therapies;

•        Ability to rapidly establish proof-of-concept through comparatively short duration clinical trials using validated clinical endpoints; and

•        Ability to rapidly initiate pivotal trial programs and potentially receive regulatory approval.

•        Strategically target indications for IMVT-1401.    Immunovant intends to be the first to study FcRn inhibition in target indications with clear biologic rationale and no known in-class competitors in clinical development.

•        Rapidly advance development of IMVT-1401 for the treatment of MG, GO and WAIHA.    Immunovant is currently developing IMVT-1401 for the treatment of MG, GO and WAIHA by leveraging the strong biologic rationale of targeting FcRn to reduce IgG antibody levels and the clinical and regulatory insights gained from other FcRn-targeted therapies in MG. In August 2019, Immunovant initiated its dose-confirmation ASCEND-MG trial of IMVT-1401 for the treatment of MG. Immunovant expects to report top-line data from this trial by the first half of 2020, following which Immunovant aims to commence a pivotal Phase 3 clinical trial of IMVT-1401 for the treatment of MG in 2020. In May 2019, Immunovant initiated dosing its ASCEND-GO 1 trial in Canada in patients with GO. In October 2019, Immunovant initiated dosing in its ASCEND-GO 2 trial in the United States, Canada and Europe. Immunovant expects to report initial results of its ASCEND-GO 1 and ASCEND-GO 2 trials in the first quarter of 2020 and in early 2021, respectively. In November 2019, Immunovant submitted its IND to the FDA for WAIHA and plans to report initial results from the Phase 2a WAIHA study in the fourth quarter of 2020.

•        Identify and acquire or in-license additional innovative therapies for autoimmune diseases.     Immunovant’s parent company, RSL, and its subsidiaries have a track record of acquiring or in-licensing products in a range of therapeutic areas and Immunovant expects that RSL will continue to support Immunovant in identifying and evaluating potential acquisition and in-licensing opportunities in support of its goal to develop and commercialize innovative therapies for autoimmune diseases with significant unmet need.

The prevalence of certain IgG-mediated autoimmune diseases are set forth in the following table:

	ESTIMATED PREVALENCE (2017)
Indication	U.S.	Europe
Myasthenia Gravis	65,000	104,000
Warm Autoimmune Hemolytic Anemia	42,000	66,000
Graves’ Ophthalmopathy	33,000	52,000
Idiopathic Thrombocytopenic Purpura	31,000	49,000
Pemphigus Vulgaris	28,000	45,000
Chronic Inflammatory Demyelinating Polyneuropathy	16,000	25,000
Bullous Pemphigoid	8,000	13,000
Neuromyelitis Optica	7,000	12,000
Pemphigus Foliaceus	7,000	11,000
Guillain-Barré Syndrome	3,000	5,000
PLA2R+ Membranous Nephropathy	2,000	4,000
Total	242,000	386,000

____________

*        Europe includes all E.U. countries, U.K. and Switzerland

FcRn, IgG Antibody Recycling and IMVT-1401 Mechanism of Action

The neonatal fragment crystallizable receptor is a cellular receptor that can bind IgG antibodies and guide their transport through cells. FcRn is named as such given its critical role in transferring maternal IgG antibodies contained in breast milk across the gut into the neonate’s bloodstream, providing passive immunity until such time as the child is sufficiently mature to produce its own antibodies. FcRn is also involved in the transfer of maternal IgG antibodies across the placenta in the developing fetus.

In adults, FcRn is the primary protein responsible for preventing the degradation of IgG antibodies and albumin, the most abundant protein found in the blood. IgG antibodies are constantly being removed from circulation and internalized in cellular organelles called endosomes. The role of FcRn is to bind to the IgG antibodies under the more acidic conditions of the endosome and transport them to the cell surface, where the neutral pH causes them to be released back into circulation. This FcRn mechanism of action and IgG antibody recycling is depicted in the graphic below.

FcRn and IgG Antibody Recycling

Blood (physiological pH)
Endocytic vesicle
FcRn binds to IgG in acidified endosome
IgG dissociates at physiological pH
Acidified endosome
Lysosome
FcRn-IgG complexes are sorted from unbound proteins
Non-receptor bound proteins are degraded in lysosome
Monocyte or endothelial cell
Key:
IgG
FcRn
Serum protein

Immunovant’s product candidate, IMVT-1401, is designed to block the recycling of IgG antibodies, resulting in their removal from circulation. IMVT-1401 binds to FcRn, blocking the ability of FcRn to bind to IgG antibodies under the more acidic conditions of the endosome. As a result, the bound IMVT-1401 and FcRn are transported to the cell surface, where FcRn is prevented from further recycling IgG antibodies as IMVT-1401 remains bound to FcRn even in the pH neutral environment outside the endosome. Meanwhile, the unbound IgG antibodies are degraded in the lysosome rather than being transported by FcRn for release back into circulation. This IMVT-1401 mechanism of action is depicted in the graphic below.

IMVT-1401’s Mechanism of Action

Blood (physiological pH)
Endocytic vesicle
IMVT-1401 binds to FcRn in acidified endosome
IMVT-1401 remains bound at physiological pH
Acidified endosome
Lysosome
FcRn-IMVT-1401 complexes are sorted from unbound proteins
Non-receptor bound proteins and IgG are degraded in lysosome
Monocyte or endothelial cell
Key:
IMVT-1401
IgG
FcRn
Serum protein

IMVT-1401

Overview

IMVT-1401 is a novel, fully human monoclonal antibody that selectively binds to and inhibits FcRn. In Phase 1 clinical trials, IMVT-1401 has demonstrated dose-dependent reductions in serum levels of IgG antibodies and was well-tolerated following subcutaneous and intravenous administration to healthy volunteers. In addition, completed clinical trials of other anti-FcRn antibodies have produced positive proof-of-concept activity in multiple IgG-mediated autoimmune diseases. Immunovant believes that these data support FcRn as a viable pharmaceutical target with the potential to address multiple IgG-mediated autoimmune diseases. Immunovant intends to develop IMVT-1401 as a fixed-dose, self-administered subcutaneous injection on a convenient weekly, or less frequent, dosing schedule.

Generation of IMVT-1401 and In Vitro Properties

IMVT-1401 is the result of a multi-step, multi-year research program conducted by Immunovant’s partner, HanAll Biopharma Co., Ltd. (“HanAll”) to engineer an antibody with the potency, specificity, safety, and pharmacokinetic (“PK”) properties optimized for subcutaneous administration. The selection of initial candidates was the result of screening a library of nearly 10,000 antibodies generated from both transgenic animal systems as well as phage-display libraries. These initial candidates were prioritized based on:

•        Potency and specificity for FcRn;

•        Ability to block the IgG-FcRn interaction;

•        Ability to remain bound to FcRn regardless of pH;

•        High production and stability in standard antibody production cell lines;

•        Ability to achieve high concentrations appropriate for subcutaneous delivery; and

•        Lack of immunogenicity.

IMVT-1401 was generated using the OmniAb transgenic rat platform from Open Monoclonal Technology (“OMT”). OMT was later acquired by Ligand Pharmaceuticals in 2015. As of May 2019, there are 12 OmniAb-derived clinical-stage antibody programs and greater than 300 active research programs.

IMVT-1401 has been engineered to express specific known mutations that eliminate effector function. Traditional antibodies contain amino acid sequences that can trigger antibody-dependent cell-mediated cytotoxicity (“ADCC”) or complement-dependent cytotoxicity (“CDC”) in which bound antibodies are recognized by effector components of the immune system which leads to inflammation. While this is an important mechanism for elimination of pathogens, triggering ADCC or CDC can lead to unintended immune activation and side effects. For this reason, IMVT-1401 was engineered with specific and validated mutations known to reduce ADCC and CDC.

Potential Benefits of IMVT-1401

As a result of Immunovant’s rational design for IMVT-1401, Immunovant believes that IMVT-1401, if approved for use, could provide the following benefits:

•        Subcutaneous delivery.    Based on clinical data, Immunovant believes it will be able to obtain therapeutically relevant levels of IgG reduction using one or two mL volume subcutaneous injections. Immunovant’s current formulation is concentrated at 170 mg/mL.

•        Simple dosing schedule.    Immunovant is developing IMVT-1401 as a fixed-dose subcutaneous administered regimen without the need for preceding intravenous induction doses or lengthy subcutaneous infusions. If approved, Immunovant intends to market IMVT-1401 as a fixed-dose pre-filled syringe, which would allow for convenient self-administration, eliminating the need for frequent and costly clinic visits, and reduce complexity and errors associated with calculating individual doses.

•        Low immunogenicity risk.    IMVT-1401 is a fully human monoclonal antibody, and therefore contains only amino acid sequences native to humans. Preliminary data from the Phase 1 multiple ascending dose study showed no treatment emergent anti-drug antibodies.

•        Low effector function.    IMVT-1401 has been engineered to prevent activation of other components of the immune system, and, as a result, unintended immune response to IMVT-1401. Specifically, well-characterized and validated mutations introduced into the fragment crystallizable domain of IMVT-1401 have reduced its ability to cause ADCC and CDC. There have been no reports of severe systemic allergic reactions to study therapy.

Clinical Development for IMVT-1401

Immunovant is developing IMVT-1401 as a fixed-dose subcutaneous injection for a variety of IgG-mediated autoimmune diseases, with an initial focus on the treatment of MG, GO and WAIHA.

Phase 1 Clinical Trials of IMVT-1401 in Healthy Volunteers

As of June 30, 2019, Immunovant has dosed 99 healthy volunteers in multi-part, placebo-controlled Phase 1 clinical trials conducted in Australia and Canada, both as an intravenous infusion and as a subcutaneous injection. In these trials, 77 subjects received at least one dose of IMVT-1401 and 22 subjects received placebo. Immunovant expects this multi-part, placebo-controlled Phase 1 clinical trial in healthy volunteers to continue to support its IND submissions to the FDA for IMVT-1401 in each of Immunovant’s current target indications, MG, GO and WAIHA. The preliminary results of this trial are presented below.

Trial Design of Multi-Part Phase 1 Clinical Trial of IMVT-1401

Single Ascending Dose SC
Single Ascending Dose IV
Multiple Ascending Dose SC
Fixed 765 mg
N = 6:2
Fixed 500 mg
N = 6:2
Fixed 340 mg
N = 6:2
5.0 mg/kg
N = 6:2
1.5 mg/kg
N = 6:2
0.5 mg/kg
N = 3:0
Fixed 1530 mg
N = 6:2
Fixed 765 mg
N = 6:2
Fixed 340 mg
N = 6:2
Fixed 100 mg
N = 6:2
0.1 mg/kg
N = 4:0
Fixed weekly 680 mg dose x4
N = 8:2
Fixed weekly 340 mg dose x4
N = 8:2
Key
Canada
Australia

Numbers presented as subjects receiving IMVT-1401 relative to placebo

Pharmacokinetic Data

In the single-ascending dose portion of Immunovant’s Phase 1 clinical trial, IMVT-1401 demonstrated a PK profile that varies with increase in dose, consistent with the characteristics expected of a drug exhibiting target-mediated disposition. Following subcutaneous administration of IMVT-1401, the median time to peak concentrations ranged from less than a day for the lowest dose administered to approximately three days for the highest dose of 765 mg.

Pharmacodynamic Data

Immunovant tested single administrations of fixed intravenous doses of IMVT-1401, ranging from 0.1 mg/kg to 1530 mg as a fixed dose. The 1530 mg fixed intravenous dose resulted in mean maximum reduction of serum IgG antibody levels of 67%. Maximal reductions were observed between 10 and 14 days after dose administration. In addition, single administrations of per kilogram and fixed subcutaneous doses of IMVT-1401, ranging from 0.5 to 5 mg/kg and 340 mg to 765 mg, respectively, led to dose-dependent mean maximum reductions in serum IgG antibody levels of between 14% and 47%. Maximal reductions were observed between seven and 14 days after dose administration.

Total Mean Reduction of IgG Levels in Phase 1 Clinical Trial of IMVT-1401
After Single Dose in Healthy Volunteers

Percent Serum IgG Reduction from Baseline
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
Placebo
0.5mg/kg SC
1.5mg/kg SC
5.0mg/kg SC
340mg SC
500mg SC
765mg SC
0
7
14
21
28
35
42
49
56
Nominal Day After First Dose

In the multiple-ascending dose portion of Immunovant’s Phase 1 clinical trial, two dose levels were tested. After four weekly subcutaneous administrations of 340 mg, a mean maximum reduction of serum IgG levels of 63% was observed during the treatment period, and the standard deviation of the reduction was 11%. In the second and final multiple-dose cohort, four weekly subcutaneous administrations resulted in a mean maximum reduction of serum IgG levels of 78% during the treatment period, and the standard deviation of the reduction was 2%.

Total Mean Reduction of IgG Levels in Phase 1 Clinical Trial of IMVT-1401
After Four Weekly Doses in Healthy Volunteers

Percent Serum IgG Reduction from Baseline
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
0
7
14
21
28
35
42
49
56
Nominal Day After First Dose
Placebo
340mg SC
680mg SC

In this Phase 1 clinical trial, Immunovant also analyzed reductions in lgG antibodies by subclasses. The lgG class of antibodies is composed of four different subtypes of lgG molecules, called the lgG subclasses, which are designated lgG1, lgG2, lgG3 and lgG4. In the multiple-dose cohorts, administration of IMVT-1401 resulted in dose-dependent reductions across all lgG subclasses. Immunovant observed mean maximal reductions of greater than 78% and 63% for the lgG1, lgG3 and lgG4 subclasses in subjects receiving the 680 mg and 340 mg fixed subcutaneous doses, respectively. lgG2 was reduced from baseline following 680 mg and 340 mg fixed subcutaneous doses with observed mean maximum reductions of 70% and 50%, respectively.

IgG1
IgG2
IgG3
IgG4
Percent Serum IgG Reduction from Baseline
20%
0%
-20%
-40%
-60%
-80%
-100%
0
7
14
21
28
35
42
49
56
Nominal Day After First Dose
Placebo
340 mg SC
680 mg SC

The IgG reductions Immunovant observed in this multi-part, placebo-controlled Phase 1 clinical trial support the continued development of IMVT-1401, however, this trial did not include pre-specified endpoints for IgG reduction, and Immunovant cannot be certain that similar IgG reductions will be observed in any future clinical trials.

Safety Data

In Immunovant’s multi-part, placebo-controlled Phase 1 clinical trial, IMVT-1401 has been observed to be well-tolerated with no Grade 3 or Grade 4 AEs and no discontinuations due to AEs. The most commonly reported AE has been mild erythema and swelling at the injection site, which typically resolved within hours and had a similar incidence between subjects receiving IMVT-1401 and placebo. These reactions at the injection site were not considered dose-related and did not increase with multiple administrations of IMVT-1401 in the multiple-dose cohorts. To date, two serious AEs have been reported, both of which have been assessed as unrelated to IMVT-1401 by the study investigator. There have been no treatment-related serious AEs reported.

A summary of the most commonly reported AEs, meaning the AE reported occurred in more than one subject, is set forth in the table below.

Most Common Adverse Events Reported in Phase 1 Clinical Trial of IMVT-1401

	SINGLE ASCENDING DOSE												MULTIPLE ASCENDING DOSE SUBCUTANEOUS INJECTION
	INTRAVENOUS INFUSION						SUBCUTANEOUS INJECTION
Number of Subjects	0.1 mg/ kg n=4	100 mg n=6	340 mg n=6	765 mg n=6	1530 mg n=6	Placebo n=8	0.5 mg/ kg n=3	1.5 mg/ kg n=6	5 mg/ kg n=6	340 mg n=6	500 mg n=6	765 mg n=6	Placebo n=10	340 mg n=8	680 mg n=8	Placebo n=4
MedDRA Preferred Term
Abdominal pain									1					1
Abdominal pain upper													2	1
Abnormal sensation in eye					1					1
Back pain						2					1		1	1
Constipation						1								1
Cough											1		2
Diarrhea														2
Dizziness						1							1			1
Dry skin													1		1
Erythema							1								1
Fatigue	1			1	1	1	1			1			1
Headache	1	1	1	1	1			1	1	4	1		1	2
Injection site erythema									5	1	5	6	7	8	7	4
Injection site pain											1			2		1
Injection site swelling									3		2	4	3	7	6	2
Insomnia									1					4
Myalgia														1	1
Nasal congestion									1		1		1	1
Nausea									1	1			1		1	1
Ocular hyperaemia															2
Oropharyngeal pain	1			1	2				1		1		1	2
Pain in extremity						1							1
Procedural complication								1		1
Procedural dizziness					2						1
Pyrexia			1	1					1
Rash					2				2				2		1
Rhinorrhoea									1				2
Sinusitis			1										1
Somnolence		1							1
Upper respiratory tract infection	1	1	1				3		1	1				1
Vision blurred					1					1

In November 2018, one serious AE (malpighian carcinoma) occurred in a 51-year-old subject who had received a single 765 mg subcutaneous administration of IMVT-1401. Fifty-five days after study drug administration, the subject presented to his personal physician with a left-sided neck mass. Biopsy results determined the mass to be a poorly differentiated malpighian carcinoma, which was assessed as unrelated to IMVT-1401 by the study investigator. In February 2019, a 25-year-old subject who received a single dose 1530 mg of IMVT-1401 by intravenous infusion presented five days later with uncomplicated acute appendicitis and the presence of an appendiceal stone. The subject underwent laparoscopic appendectomy and recovered with an uneventful post-operative course. The event was considered unrelated to study drug by the study investigator.

While headaches, some of which have been considered severe, have been reported in third-party clinical trials of some other anti-FcRn antibodies, no headaches have been noted in any of the subjects receiving IMVT-1401 in the 680 mg multiple-dose cohort. In the 340 mg cohort, two of eight subjects experienced headaches, one mild and one moderate. The moderate headache occurred six days after the final dose of IMVT-1401 was administered.

Dose-dependent and reversible albumin reductions were observed in the single-ascending and multiple-ascending dose cohorts. In the 680 mg multiple-ascending dose cohort, most subjects reached nadir before administration of the final dose. Mean reduction in albumin levels at day 28 were 20% in the 340 mg multiple-dose cohort, and 31% in the 680 mg multiple-dose cohort. For subjects in the 340 mg and 680 mg cohorts, the mean albumin levels at day 28 were 37.5 g/L and 32.4 g/L, respectively (normal range 36-51 g/L). These reductions were not associated with any AEs or clinical symptoms, and did not lead to any study discontinuations. The clinical relevance of isolated, mild hypoalbuminemia is unknown, however, a hereditary syndrome associated with deficient albumin production has been described (Congenital Analbumenia). In this syndrome, despite extremely low or absent levels of albumin, those affected have only mild symptoms, including fatigue, low blood pressure and edema. It is believed that compensatory mechanisms through the production of other proteins may allow for relatively normal physiologic function in this population.

Immunogenicity Data

The development of anti-drug antibodies (ADA) to IMVT-1401 was assessed across all dosed cohorts following single (IV and SC formulations) and multiple (SC formulation) administrations of IMVT-1401. Preliminary data show a similar frequency of treatment-emergent ADA development among subjects who received at least one administration of IMVT-1401 or placebo (8% and 6%, respectively). The antibody titers were low (≤ 1:16) consistent with the high sensitivity of the ADA assay. All ADAs had resolved by the end of the monitoring period. No subjects in either the 340 mg or 680 mg multiple ascending dose (MAD) cohorts developed ADAs with treatment. ADAs will continue to be monitored throughout the development program.

Preclinical Studies of IMVT-1401

Cynomolgus monkeys were selected as the primary species for preclinical testing, given the high degree of sequence homology to human FcRn and IMVT-1401’s strong binding affinity for monkey FcRn. Immunovant’s partner, HanAll, completed five preclinical studies of IMVT-1401 (referred as HL161BKN for the purposes of these studies) in cynomolgus monkeys. Immunovant is conducting two additional studies in cynomolgus monkeys. These studies are listed in the table below.

NAME OF STUDY	Duration	Animals tested	Route of Administration: Dose (frequency)
Evaluation of IgG Catabolism and PK of HL161 Candidates (HL161AN and HL161BKN) in Cynomolgus Monkey (Study TR-127-161)	4 weeks	N = 20[a]	IV: 5, 20 mg/kg/dose (Days 0, 7, 14, 21)
Evaluation of IgG Catabolism and PK of HL161AN and HL161BKN Following IV and SC Administration (Study TR-140-161)	2 weeks	N = 36[a]	IV: 5, 10 mg/kg/dose; SC: 5, 10 mg/kg/dose (Days 0, 3, 7, 10)
Evaluation of Low-dose PK-PD Cynomolgus Monkey for Selection of Maximum Recommended Start Dose (MRSD) of HL161BKN in Humans (Study TR-166-161)	2 weeks	N = 12	IV: 0.5, 1.5, 5 mg/kg/dose (Days 0, 3, 7, 10)
HL161BKN 1-Week Repeat-Dose Range-Finding Toxicity, PK, and PD Study in the Cynomolgus Monkey (Study 8348379)	1 week	N = 16[a]	SC: 25, 100 mg/kg/dose IV: 100 mg/kg/dose (Days 1, 4, 8)
HL161BKN A Six-Week Subcutaneous and Intravenous Administration Toxicity Study in Cynomolgus Monkeys with a Nine-Week Treatment-Free Period (Study 8348381)	6 weeks	N = 48[a]	SC: 25, 50, 100 mg/kg/dose; IV: 25, 100 mg/kg/dose (twice weekly)
12-Week Subcutaneous Injection and Intravenous Infusion Toxicity and Toxicokinetic Study with RVT-1401 in Cynomolgus Monkeys Followed by a 10-Week Recovery Period (Study 8386882)	12 weeks	N = 60[a]	SC: 10, 25, 100 mg/kg/dose; IV: 10, 100 mg/kg/dose
26-Week Subcutaneous Injection and Intravenous Infusion Toxicity and Toxicokinetic Study with RVT-1401 in Cynomolgus Monkeys Followed by a 10-Week Recovery Phase (Study 8391434)[b]	26 weeks	N = 40[a]	SC: 100 mg/kg/dose (twice weekly); IV: 50, 100 mg/kg/dose

____________

a:       includes vehicle control group animals.

b:       final study report will be available in January 2020

Three pharmacology studies were performed to screen molecules and to define the efficacious dose based on the PK and pharmacodynamics (“PD”), profile, and two toxicology studies were performed. In the pharmacology studies, IMVT-1401 demonstrated a consistent PD response of reduced IgG levels that correlated with the PK of IMVT-1401 with observed IgG reductions ranging between approximately 53%, and 78% across all three studies. The following chart sets forth the range of trough IgG levels from percentage of baseline.

PHARMACOLOGY STUDIES	TROUGH IgG % OF BASELINE (MEAN ± sd)
Evaluation of IgG Catabolism and PK of HL161 Candidates (HL161AN and HL161BKN) in Cynomolgus Monkey (Study TR-127-161)	IV 5 mg/kg: -57 ± 5 IV 20 mg/kg: -74 ± 7
Evaluation of IgG Catabolism and PK of HL161AN and HL161BKN Following IV and SC Administration (Study TR-140-161)	IV 5 mg/kg: -78 ± 7 IV 10 mg/kg: -73 ± 10 SC 5 mg/kg: -74 ± 4 SC 10 mg/kg: -77 ± 10
Evaluation of Low-dose PK-PD Cynomolgus Monkey for Selection of Maximum Recommended Start Dose (MRSD) of HL161BKN in Humans (Study TR-166-161)	IV 0.5 mg/kg: -53 ± 16 IV 1.5 mg/kg: -58 ± 9 IV 5 mg/kg: -75 ± 13

In the six-week and 12-week toxicology studies (Study 8348381, Study 8386882, respectively), exposure to IMVT-1401, a fully human monoclonal antibody, resulted in the development of an ADA response that led to immune complex formation in isolated animals. In the six-week study, at least one sampling point tested positive for ADA in 37 of the 38 animals that received IMVT-1401 twice weekly by subcutaneous or intravenous administration. Some animals with ADA had reduced PK and PD responses. However, the majority of animals still had measurable circulating levels of IMVT-1401 that translated to reduced IgG levels. In the 12-week toxicology study all animals developed ADA by Day 22 of the treatment phase of the study, and IMVT-1401 exposures on Days 43 and 78 were generally lower compared to Day 1, particularly with low subcutaneous doses. An abrogation of the PD response was observed following development of ADA in the lower dose cohorts but was maintained in the higher dose cohorts. Overall, in these preclinical studies, there was a robust PK and PD correlation in cynomolgus monkeys after removing the confounding element of ADA.

The immunogenicity response to human proteins generated in nonclinical species is generally not predictive of that in the human. This was confirmed in the multiple dose cohorts of the on-going Phase 1 clinical trial, where after 4 weeks of IMVT-1401 treatment, no subject in either dose cohort developed a confirmed ADA response. Nevertheless, subjects in clinical trials with IMVT-1401 will be carefully monitored for any AEs, including those related to immunogenicity.

IMVT-1401 for the Treatment of Myasthenia Gravis

Myasthenia Gravis Overview

MG is an autoimmune disorder associated with muscle weakness. MG patients develop antibodies that lead to an immunological attack on critical signaling proteins at the junction between nerve and muscle cells, thereby inhibiting the ability of nerves to communicate properly with muscles. This leads to muscle weakness, which can be localized to the ocular muscles or which can be more generalized throughout the body. Patients with localized disease suffer from the mildest symptoms, including droopy eyelids and blurred or double vision due to partial paralysis of eye movements. The majority of MG patients demonstrate elevated serum levels of acetylcholine receptor (“AChR”), antibodies, which disrupt signal transmission between neurons and muscle fibers, ultimately leading to muscle weakness and fatigue.

The prevalence of MG is estimated to be one in 5,000, with up to 65,000 cases in the United States. MG can occur at any age; however, the age of onset tends to follow a bimodal distribution. Early onset disease usually occurs in individuals between 10 to 30 years old and predominantly affects females. Later onset disease usually occurs in individuals over 50 years old and predominantly affects males. As with many autoimmune diseases, there are no known genetic alterations that specifically cause MG, and in most patients, it arises spontaneously. Approximately 3% of patients have a primary relative with MG, suggesting that there are genetic factors that may predispose development of the disease, but these genes have yet to be identified.

The symptoms of the disease can be transient and in the early stages of the disease can remit spontaneously. However, as the disease progresses, symptom-free periods become less frequent and disease exacerbations can last for months. After 15 to 20 years, weakness often becomes fixed, with the most severely affected muscles frequently becoming atrophic. Many patients find it difficult to perform daily activities due to both insufficient improvement in symptoms even after treatment and the long-term side effects of oral corticosteroids, a common treatment for MG. Approximately 15% to 20% of MG patients will experience at least one myasthenic crisis over their lifetimes. During myasthenic crisis, the impairment of muscles required to breathe can become life-threatening, leading to death in approximately 2% to 5% of cases. Up to 90% of patients in myasthenic crisis require intubation and mechanical ventilation, leading to hospital stays lasting a median of 17 days. Over half of patients who survive such a crisis are functionally dependent upon discharge from the hospital.

These broad classes of MG severity are often referred to by a clinical classification system described by the Myasthenia Gravis Foundation of America (“MGFA”) the only national volunteer health agency in the United States dedicated solely to the fight against MG. The MGFA clinical classification divides MG patients into five classes: Class I represents patients with weakness restricted to ocular muscles, while Classes II through V represent generalized MG with severity of symptoms increasing in each Class.

MGFA Clinical Classification
Class	Symptoms
I	Weakness in ocular muscles
II	Mild weakness in limb, head and trunk, or respiratory muscles
III	Moderate weakness in limb, head and trunk, or respiratory muscles
IVa	Severe weakness in non-ocular muscles, predominantly affecting muscles in limb, axial muscles, or both. May also have lesser involvement of oropharyngeal muscles.
IVb	Severe weakness in non-ocular muscles, predominantly affecting oropharyngeal, respiratory muscles, or both. May also have lesser or equal involvement of limb, axial muscles, or both.
V	Requires intubation

Clinicians have developed a quantitative scoring system to follow a patient’s disease severity called the Quantitative Myasthenia Gravis (“QMG score”), which measures muscle weakness. The QMG score is divided into 13 sections, each measuring the weakness of different sets of muscles such as that of outstretched limbs, grip strength, breathing, swallowing, eye movement, speech and neck strength. Each item is assessed on a four-point scale where a score of zero represents no weakness and a score of three represents severe weakness for a maximum total score of 39. Clinicians also use the MG Activities of Daily Living (“MG-ADL”) score, a clinically validated measurement of the severity of MG symptoms. The MG-ADL score measures the effect of MG symptoms on eight functions as reported by the patient, including talking, chewing, swallowing, breathing and vision. Each item is assessed on a three-point scale where a score of zero represents no symptoms and a score of three represents severe symptoms for a maximum total of 24.

Previously completed clinical trials of anti-FcRn antibodies have generated promising results. In a completed Phase 2 clinical trial conducted by argenx to evaluate efgartigimod, an anti-FcRn antibody fragment, for the treatment of MG, patients dosed with intravenous drug product showed clinically meaningful and statistically significant improvement in MG-ADL scores compared to placebo after four weeks of treatment.

The most common proteins that have been targeted by autoimmune antibodies are the AChR protein within the neuromuscular junction that binds to the acetylcholine neurotransmitter released by the nerve, and muscle-specific kinase (“MuSK”), a tyrosine kinase involved in propagating neuronal signals. Anti-AChR and anti-MuSK antibodies are found in approximately 85% and 8% of MG patients, respectively. The presence of these autoimmune antibodies blocks the signaling from neurons to muscles which results in an impaired ability for the muscle to contract and outward signs of muscle weakness and fatigue.

Current Treatment Paradigm

Very early stage MG is symptomatically treated with acetylcholinesterase inhibitors such as pyridostigmine, which block the breakdown of acetylcholine, thereby increasing its concentration in the neuromuscular junction. As the disease progresses, patients are typically treated with immunomodulating agents such as glucocorticoids, mycophenolate mofetil and cyclosporine, each of which is associated with significant side effects and can lead to disease exacerbation. Thymectomy may be indicated for treatment in patients with evidence of a thymoma and can be considered for treatment in some patients who do not have thymoma. As MG becomes more advanced, patients can be treated with IVIg, which provides therapeutic benefit through multiple potential mechanisms including the saturation of FcRn. However, IVIg requires burdensome infusions to obtain significant reductions in symptoms, and the large volumes of intravenous fluid associated with the administration of IVIg can lead to significant side effects, including pulmonary edema and renal complications.

Physicians direct patients with more advanced disease and patients in crisis to therapies that reduce levels of circulating IgG antibodies. One method of reducing IgG levels is to take blood from a patient and physically remove IgG antibodies from the plasma before returning it to the patient in a process called plasma exchange. This is a slow process that typically takes two hours. Furthermore, this process often needs to be repeated several times over a number of days to achieve a significant initial reduction in IgG antibody levels. A variant of this procedure is immunoadsorption, in which bacterial proteins are used to selectively remove IgG antibodies from serum. The table below sets forth an overview of these treatments for MG. The most recent agent approved for MG is eculizumab, a complement C5 inhibitor, the use of which is limited to patients with anti-AChR-positive MG. Anti-MuSK antibodies have a low propensity to activate complement proteins, thus C5 inhibition may not be therapeutically relevant in anti-MuSK-positive patients. Studies indicating that patients with MuSK-positive disease are more likely to become treatment refractory thus present a need unaddressed by this latest treatment option. Approximately 10% of MG patients are refractory to current treatments, while up to 80% fail to achieve complete stable remission.

Overview of Current Treatment Options for Advanced Myasthenia Gravis

	IVIg	Immunoadsorption	Plasma Exchange	Eculizumab
Mechanism of Action	Not fully known	Removal of autoantibodies	Removal of autoantibodies	Complement inhibition (only approved in anti-AChR MG)
Pathogenic IgG Reduction*	~30% to 70%	~55% to 90%	~65% to 75%	N/A
Mode of Administration	Intravenous or subcutaneous	Intravenous	Intravenous	Intravenous
Typical Regimen	Each session requires 2-4 hours over 2-5 consecutive days Subcutaneous options require ~ 1 hour	Each session requires 3-4 hours over 2-4 consecutive days Repeat every 2-4 weeks	Each session requires ~2 hours Repeat daily, weekly or monthly	Weekly for the first five weeks, then every other week
Setting	Home or clinic administration	Clinic	Clinic	Clinic

____________

*        Company estimates based on literature review across autoimmune indications.

ASCEND-MG Trial

In August 2019, Immunovant initiated dosing in a randomized, blinded, placebo-controlled Phase 2a clinical trial of IMVT-1401 for the treatment of MG. The ASCEND-MG trial assesses safety and efficacy of IMVT-1401 in an anticipated 21 patients with MG symptoms, as defined by MGFA Class II through IVa, and QMG scores greater than or equal to 12. In the ASCEND-MG trial, patients with MG who have confirmed anti-AChR antibodies will receive one of two dose levels of IMVT-1401 (680 mg or 340 mg) or placebo delivered by subcutaneous injection on a weekly schedule for six weeks followed by a six-week open-label extension period, in which patients will be able to receive up to three further injections of IMVT-1401 administered every other week. There are then three follow-up visits during a six-week post-dosing period. The primary endpoints of this trial are assessment of the safety and tolerability of IMVT-1401 and identification of optimal dosing for Phase 3 administration through measurement of the changes from baseline in levels of total IgG subclasses and anti-AChR IgG. Secondary endpoints include PK and changes from baseline in various clinical scores such as QMG, MG-ADL and quality of life measures. Exploratory endpoints include assessment of multiple biomarkers including gene expression profiles, pro-inflammatory markers and receptor occupancy. Immunovant anticipates reporting top-line results from this trial in the first half of 2020.

Trial Design of ASCEND-MG Trial

IMVT-1401 for the Treatment of Graves’ Ophthalmopathy

Graves’ Ophthalmopathy Overview

GO is an autoimmune inflammatory disorder that affects the muscles and other tissues around the eyes, which can be sight-threatening. Initial symptoms may include a dry and gritty ocular sensation, sensitivity to light, excessive tearing, double vision and a sensation of pressure behind the eyes. By the time that GO is clinically diagnosed, many patients have retraction of their upper eyelids, swelling and redness surrounding the eyes and protrusion of the eyes. In some cases, swelling and stiffness of the muscles that move the eyes cause the eyes to no longer line up with each other or for the eyelids to no longer be able to close. Approximately 3% to 5% of GO patients have a severe manifestation of the disease, with intense pain, inflammation and sight-threatening corneal ulcers or optic neuropathy that requires surgical intervention. Decompression surgery to improve ocular function or rehabilitative surgery to improve quality of life is required in up to 20% of GO patients.

GO, also known as thyroid eye disease, is most commonly caused by IgG autoantibodies that form against the thyroid-stimulating hormone receptor (“TSHR”). These antibodies activate certain cell types, such as fibroblasts and adipocytes, present in the extraocular space, which are known to highly express TSHR. The activation of these fibroblasts causes them to proliferate and to produce hyaluronan, a substance that contributes directly to the swelling associated with GO. Hyaluronan also serves as an inflammatory signal leading to the synthesis of cytokines that cause recruitment of lymphocytes and extensive tissue inflammation and remodeling. Exposure to other inflammatory agents, such as cigarette smoke, lead to exacerbation of the disease resulting in more severe symptoms. Anti-TSHR antibodies also increase the proliferation of adipose or fat cells as well as myofibroblasts, smooth muscle-like cells. Levels of anti-TSHR autoantibodies correlate positively with clinical features of GO and influence its prognosis.

In addition to anti-TSHR autoantibodies, antibodies that activate the insulin-like growth factor 1 receptor (“IGF1R”) have been described in the literature. TSHR and IGF1R have functional overlaps and stimulation of either receptor may lead to activation of similar biochemical pathways in certain cell types, including the ones implicated in GO. Published studies investing this pathway have led to the discovery that the IGF1R and TSHR form a receptor complex where IGF1R can augment the signaling of TSHR. The exact nature of the interaction between IGF1R and TSHR continues to be investigated; however, experimental evidence suggest that the effects of TSHR stimulating antibodies are only partially blocked by an IGF1R antagonist while they may be completely blocked with a TSHR antagonist.

GO has an estimated annual incidence of 16 in 100,000 women and 2.9 in 100,000 men in North America and Europe. The natural history of GO begins with an inflammatory phase lasting between six and 24 months that is characterized by lymphocyte infiltration, fibroblast proliferation and increases in adipose tissue. Treatment of patients with immunosuppressive therapies during this active inflammatory phase can lead to reduction in symptoms and can alter the course of the disease. However, once the initial inflammatory phase is over, immunosuppressive therapies are ineffective and levels of fibrosis that have developed as the result of acute inflammation are only reversible by surgery. Immunovant estimates that 15,000 to 20,000 patients in the United States have active inflammatory GO disease and are eligible for treatment.

Clinicians use the GO Clinical Activity Score (“CAS”) to measure disease activity in GO patients and is based on seven parameters, including spontaneous pain behind the eye, pain with eye movement, redness of the eyelids, redness of the conjunctiva, swelling of the eyelids, swelling of the caruncle and swelling of the conjunctiva. A score is calculated based on the number of parameters that are positive with scores of four or above considered to be cases of active disease. Changes in disease severity over time are determined by changes in proptosis, or protrusion of the eyeball, eye movements and visual acuity.

Relationship between GO and Graves’ Disease

Graves’ ophthalmopathy is so named because it often develops in parallel with Graves’ disease, a related but clinically distinct autoimmune disease. In Graves’ disease, anti-TSHR autoantibodies cause the thyroid to become overactive, resulting in a condition called hyperthyroidism, in which the thyroid overproduces thyroid hormone. If left untreated, hyperthyroidism can cause serious problems with the heart, bones, muscles, menstrual cycle and fertility.

A close temporal relationship exists between the onset of Graves’ disease and the onset of GO. Regardless of which condition occurs first, in 80% of patients, the other condition develops within 18 months. Approximately one in 20 patients with Graves’ disease present with moderate-to-severe GO, which is characterized by swelling and redness of eyelids, proptosis, double vision and, in severe cases, corneal ulceration and decreased visual acuity. Graves’ disease can be treated with antithyroid drugs or removal of the thyroid through a procedure called a thyroidectomy. While some studies of these treatments have shown autoimmune antibodies decreasing or disappearing with treatment, others have shown no change in antibody levels after treatment.

Current Treatment Paradigm

There are no FDA-approved therapies for GO, and Immunovant believes there is a significant unmet medical need for an effective and safe treatment. As a first option, patients with active GO are treated with immunosuppressive therapy such as high-doses of corticosteroids, typically administered intravenously or orally. Corticosteroids are not effective in all patients, and approximately one-third of patients will relapse. This therapy is associated with an increased risk of acute and severe organ damage, bone thinning, weight gain, diabetes, hypertension, osteoporosis and depression.

Orbital radiation therapy is used as a means of reducing the infiltration of lymphocytes and can be used in conjunction with corticosteroids or immunosuppressive therapy. Similar to these anti-inflammatory and immunosuppressive drugs, radiation therapy is most effective in the active stage of GO.

Patients with moderate-to-severe active GO which is still in the active stage and who do not respond adequately to corticosteroids can be treated with cyclosporine or mycophenolate mofetil, two broad immunosuppressive drugs. These powerful drugs are associated with numerous side effects related both to their general immunosuppressive effects as well as to inherent toxicities, such as hypertension, kidney disease and gastrointestinal toxicity.

Small case studies have identified rituximab as an alternate way of inducing immunosuppression in patients with GO. Rituximab (Roche) is a monoclonal antibody that binds to an antigen specific to B cells, leading to their destruction. However, rituximab is associated with the potential for serious side effects, such as infusion-related reactions. Rare cases of progressive multifocal encephalopathy and other viral infections have also been reported.

Surgery is considered to be a treatment option in patients with a high CAS who have been treated with corticosteroids or immunosuppressive therapy but continue to have progressive disease. The goal of surgery is to reduce the pressure causing proptosis, reduced eye movement and loss of visual acuity. Because of its invasive nature, surgery is typically reserved for inactive disease.

Immunovant believes that a therapy for GO focused on addressing the cause of the disease, namely the presence of autoimmune antibodies, represents an attractive approach that has the potential to avoid many of the serious side effects of current therapies. In previously conducted third-party studies, levels of autoimmune antibodies were reduced through plasmapheresis and IVIg and resulted in therapeutic benefit. Immunovant expects that IMVT-1401 has the potential to deliver similar benefits. Because the mode of action of IMVT-1401 is independent of the antigen recognized by the autoimmune antibodies, Immunovant believes that IMVT-1401 can address GO that arises through any IgG autoantibody mechanism whether it be anti-TSHR, anti-IGF1R, or any other IgG autoantibodies.

ASCEND-GO 1 Trial

In May 2019, Immunovant initiated dosing in its ASCEND-GO 1 trial, an open label single-arm Phase 2a clinical trial of IMVT-1401 in Canada in patients with GO. Patients recruited for this trial have moderate-to-severe active GO with confirmed autoantibodies to TSHR. An anticipated eight patients will be dosed weekly with subcutaneous injections for six weeks. This trial will utilize an induction and maintenance strategy, using only subcutaneous injections. Patients will receive a 680 mg dose for the first two administrations of study followed by a 340 mg dose for the final four administrations. The primary endpoints of this trial will be safety and tolerability of IMVT-1401 over the six-week treatment period, as well as the change from baseline in levels of anti-TSHR antibodies, total IgG antibodies and IgG antibodies by subclasses. Secondary clinical endpoints will include mean changes in proptosis, or protrusion of the eyeball, the proptosis responder rate, defined as the percentage of patients with a greater than or equal to 2 mm reduction in proptosis in the study eye without deterioration in the fellow eye, PK and anti-drug antibodies. Exploratory endpoints include assessment of multiple biomarkers including gene expression profiles, pro-inflammatory markers, receptor occupancy and changes as measured by computerized tomography (CT) scans. Immunovant anticipates reporting initial results from this trial in the first quarter of 2020.

Trial Design of ASCEND-GO 1 Trial

ASCEND-GO 2 Trial

In October 2019, Immunovant initiated dosing in its ASCEND-GO 2 trial, a randomized, masked, placebo-controlled Phase 2b clinical trial in 77 patients with moderate-to-severe active GO with confirmed autoantibodies to TSHR. The ASCEND-GO-2 trial explores the potential of IMVT-1401 to improve proptosis, and assesses the safety and tolerability of IMVT-1401 in this population. Patients in this trial will be treated with one of three doses of IMVT-1401 (680 mg, 340 mg or 255 mg) or placebo administered weekly by subcutaneous injection for 12 weeks. The primary endpoints of this trial are the proptosis responder rate measured at week 13, defined as the percentage of patients with a greater than or equal to 2 mm reduction in proptosis in the study eye without deterioration in the fellow eye, and safety and tolerability. Secondary endpoints include the proptosis responder rate measured at weeks 2, 3, 4, 5, 6, 8, 10, 12, 14, 16 and 20, the proportion of patients with a CAS of 0 or 1, the mean change from baseline in proptosis, CAS, diplopia, ophthalmic improvement and GO-QOL and PK, PD, defined as anti-TSHR antibodies and total IgG and IgG antibodies by subclasses, and anti-drug antibodies. Exploratory endpoints include assessment of CT-measured muscle volume, fat volume, total orbital volume and proptosis, as well as multiple biomarkers including gene expression profiles, pro-inflammatory markers and receptor occupancy. Immunovant anticipates reporting initial results from this trial in early 2021.

Trial Design of ASCEND-GO 2 Trial

Screening	Treatment Phase	Follow Up

Key Inclusion Criteria:

- Male or female ≥ 18 years of age
- Clinical of diagnosis of Graves' disease with hyperthyroidism associated with active, moderate to severe GO with a clinical activity score ≥ 4
- Onset of active GO within 9 months of screening
- Documented evidence at screening of detectable autoantibodies
- Euthyroid with the baseline disease under control or have mild hypo- or hyperthyroidism

Double-Blind — 77 patients*

IMVT-1401 680 mg/wk x 12 wks
IMVT-1401 340 mg/wk x 12 wks
IMVT-1401 255 mg/wk x 12 wks
Placebo x 12 wks

3-6 weeks | 12 weeks | 8 weeks

*Anticipated enrollment

IMVT-1401 for the Treatment of Warm Autoimmune Hemolytic Anemia

In November 2019, Immunovant submitted its IND to the FDA for WAIHA and plans to report initial results from the Phase 2a WAIHA study in the fourth quarter of 2020.

Warm Autoimmune Hemolytic Anemia Overview

WAIHA is a rare hematologic disease in which autoantibodies mediate hemolysis, or the destruction of RBCs. The clinical presentation is variable and most commonly includes non-specific symptoms of anemia such as fatigue, weakness, skin paleness and shortness of breath. Symptoms typically develop chronically over several weeks to months, however rapid progression over a span of days has also been observed.

In severe cases, hemoglobin levels are unable to meet the body’s oxygen demand, which can lead to heart attacks, heart failure and even death. Though the exact causes of WAIHA are unknown, roughly half of cases occur in patients with an underlying lymphoproliferative or autoimmune disease, most commonly chronic lymphocytic leukemia, rheumatoid arthritis or systemic lupus erythematosus.

In WAIHA, autoantibodies react with surface proteins on RBCs at temperatures at or above 37°Celsius, or normal body temperature. These antibodies are of the IgG subtype in the majority of patients. WAIHA is differentiated from cold autoimmune hemolytic anemia, or cold agglutinin disease, which shares a similar clinical presentation but is triggered by autoantibodies that react at temperatures below 37° Celcius. In WAIHA, antibody-coated RBCs are removed from circulation primarily in the spleen, where they are destroyed by macrophages. Studies have suggested the severity of WAIHA correlates with the amount and potency of autoantibodies present.

The laboratory evaluation of WAIHA begins with a peripheral blood analysis revealing evidence of extravascular hemolysis (spherocytes, low haptoglobin, elevated bilirubin and elevated LDH). In over 97% of cases, patients have a positive direct antiglobulin test, which detects the presence of IgG or complement proteins bound to the surface of RBCs.

The annual incidence of WAIHA in the United States and Europe is estimated at one to three in 100,000 persons. Based on published estimates, Immunovant believes that there are approximately 42,000 patients in the United States and 66,000 patients in Europe living with WAIHA. The disease may be more common in females, with some sources suggesting a 2:1 female predominance. Peak incidence occurs during the sixth and seventh decades of life, however, WAIHA can occur in children as well.

Current Treatment Paradigm

High doses of corticosteroids (>1 mg/kg of prednisone) are typically the first-line treatment option for WAIHA, and lead to initial disease control in approximately 70-85% of cases. Once initial disease control is achieved, doses of steroids are tapered. However, only 33% of patients maintain sustained disease control once steroids are discontinued and, as a result, the majority of patients will require either long-term steroid treatment or additional therapies.

There are few studies to guide which treatment options to use in patients failing corticosteroids. Until recently, splenectomy had been a common second-line treatment option for patients not responding adequately to corticosteroids. The therapeutic benefit of splenectomy is thought to be twofold: first, it eliminates the major site of RBC destruction in WAIHA; second, removal of the spleen reduces the total lymphoid tissue capable of producing autoantibodies. However, because of the lack of reliable predictors of the outcome, morbidity and potential operative complications of splenectomy, rituximab has become the default second-line option despite not being approved for use in WAIHA. In case studies looking at patients with relapsed disease after treatment with steroids, single-agent rituximab led to responses in 65% to 90% of patients. In such a course of treatment, maximal therapeutic effect is not immediate. Rituximab is associated with the potential for serious side effects, such as infusion-related reactions, increase in infections, aggravation of other immune diseases, such as inflammatory bowel disease, and increased risk of developing cancer.

Patients with persistent disease despite use of corticosteroids and rituximab may be offered a course of other immunosuppressive drugs, such as cyclophosphamide, mycophenolate mofetil or azathioprine sirolimus. These powerful drugs are associated with numerous side effects related both to their general immunosuppressive effects as well as to inherent toxicities, such as hypertension and are associated with an increased risk of developing malignancy, especially lymphoma.

IVIg is not routinely used alone for the treatment of WAIHA, however, small case series have suggested some evidence for a therapeutic effect in patients suffering from life-threatening complications of the disease. In these reports, IVIg has been given at high doses (greater than or equal to 1 g/kg per day), and the results have been inconsistent, requiring repeated courses of treatment in at least one case.

RBC transfusions are indicated in patients who require immediate stabilization. Such patients are monitored closely for evidence of a transfusion reaction.

In contrast to other treatment modalities that lead to nonspecific suppression of the immune system, IMVT-1401 may offer a more targeted approach for reducing levels of the causative IgG species responsible for most cases of WAIHA. Immunovant believes this could provide a favorable therapeutic window and avoid the significant side effects associated with less targeted immunosuppression.

ASCEND-WAIHA Trial

In November 2019, Immunovant submitted its IND to the FDA for WAIHA and plans to report initial results from the Phase 2a WAIHA study in the fourth quarter of 2020. The ASCEND-WAIHA trial will explore the potential of IMVT-1401 to increase hemoglobin levels and assess the safety and tolerability of IMVT-1401 in this population. Patients in this trial will be treated with one of two doses of IMVT-1401 (680 mg or 340 mg) administered weekly by subcutaneous injection for 12 weeks. The primary endpoint of this trial is the proportion of responders, defined as patients achieving a hemoglobin level of at least 10 g/dL and at least a 2 g/dL increase from baseline. Secondary endpoints include change from baseline in other hematologic and chemistry parameters, time to response, patient reported outcome measures, total IgG antibodies and IgG antibodies by subclasses. Immunovant plans to report initial results from the first treatment cohort of this trial in the fourth quarter of 2020.

Trial Design of ASCEND-WAIHA Trial

License Agreement with HanAll Biopharma Co., Ltd.

In December 2017, RSG entered into the HanAll Agreement. Under the HanAll Agreement, RSG received (1) the non-exclusive right to manufacture and (2) the exclusive, royalty-bearing right to develop, import and use the antibody referred to as IMVT-1401 and certain back-up and next-generation antibodies, and products containing such antibodies, and to commercialize such products, in the United States, Canada, Mexico, the E.U., the U.K., Switzerland, the Middle East, North Africa and Latin America (“the Licensed Territory”) for all human and animal uses, during the term of the agreement. With respect to these licenses, RSG also received the right to grant a sublicense, with prior written notice to HanAll of such sublicense, to: (1) a third party in any country in the Licensed Territory outside of the United States and E.U.; (2) an affiliate of RSG in any country in the Licensed Territory; and (3) a third party in the United States and E.U. only after submission of a BLA in the United States or an MAA in the E.U. Pursuant to the HanAll Agreement, RSG granted to HanAll an exclusive, royalty-free license under certain RSG patents, know-how and other intellectual property controlled by RSG relating to such antibodies and products to develop, manufacture and commercialize such antibodies and products for use outside of the Licensed Territory. HanAll also reserves the right to conduct discovery or research activities with the IMVT-1401 antibody, and certain back-up and next-generation antibodies, with or through a contract research organization or service provider in the Licensed Territory.

In December 2018, Immunovant obtained and assumed all rights, title, interest and obligations under the HanAll Agreement from RSG, including all rights to IMVT-1401 from RSG in the Licensed Territory, pursuant to an assignment and assumption agreement between RSG and Immunovant’s wholly owned subsidiary, ISG, for an aggregate purchase price of $37.8 million plus Swiss value-added tax of $2.9 million.

Under the HanAll Agreement, the parties will collaborate on a research program directed to the research and development of next generation FcRn inhibitors in accordance with an agreed plan and budget. Immunovant is obligated to reimburse HanAll for half of such research and development expenses incurred by HanAll, up to an aggregate reimbursement amount of $20.0 million. Intellectual property created by HanAll pursuant to this research program will be included in Immunovant’s license and intellectual property created by it pursuant to this research program will be included in HanAll’s license. In May 2019, Immunovant achieved its first development and regulatory milestone, which resulted in the payment of a $10.0 million milestone payment in August 2019.

Pursuant to the HanAll Agreement, RSG made an upfront payment of $30.0 million to HanAll. Immunovant will be responsible for future contingent payments and royalties, including up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestone events. Immunovant is also obligated to pay HanAll tiered royalties ranging from the mid-single digits to mid-teens on net sales of licensed products, subject to standard offsets and reductions as set forth in the HanAll Agreement. These royalty obligations apply on a product-by-product and country-by-country basis and end upon the latest of: (A) the date on which the last valid claim of the licensed patents expire, (B) the date on which the data or market exclusivity expires and (C) 11 years after the first commercial sale of the licensed product, in each case, with respect to a given product in a given country.

Except for cost-sharing in connection with the research program, Immunovant is solely responsible, at Immunovant’s expense, for all other activities related to the research, development and commercialization of licensed products for the Licensed Territory. Immunovant may use a third party for manufacturing activities necessary for the research, development and commercialization of licensed products for the Licensed Territory. In addition, under the HanAll Agreement, Immunovant has agreed to use commercially reasonable efforts to develop and commercialize licensed products in the Licensed Territory. Each party has agreed that neither it nor certain of its affiliates will clinically develop or commercialize certain competitive products in the Licensed Territory.

Under the HanAll Agreement, Immunovant has the sole right, but not the obligation, to control the prosecution, defense and enforcement of the licensed patents, and HanAll has backup rights to prosecution, defense and enforcement with respect to any licensed patents for which Immunovant elects not to exercise such rights.

The HanAll Agreement will expire on a product-by-product basis on the expiration of the last royalty term with respect to a given licensed product, unless earlier terminated. Immunovant may terminate the HanAll Agreement in its entirety without cause upon 180 days’ written notice following 30 days of discussion. Either party may terminate the HanAll Agreement upon 60 days’ written notice for uncured material breach (or 30 days in the case of non-payment), or immediately upon written notice if the other party files a voluntary petition, is subject to a substantiated involuntary petition or for certain other solvency events. HanAll may terminate the HanAll Agreement if Immunovant or its affiliates challenge the validity or enforceability of any of the licensed patents.

Immunovant is a Vant within the Roivant Family of Companies

Immunovant is a majority-owned subsidiary of Roivant and has benefited from its ability to leverage the Roivant model and the greater Roivant platform. The period of time between Immunovant’s formation and its operational maturation was shortened based on the support from centralized Roivant functions available since its creation. This includes operational functions as well as access to Roivant’s proprietary technology and digital innovation platforms. Consistent with its model, Roivant has also provided Immunovant with access to an embedded team of scientific experts, physicians and technologists to help optimize clinical development and commercial strategies. In the future, Immunovant may have the ability to benefit from Roivant’s economies of scale and scope, including but not limited to the opportunity to:

•        leverage business development engine and vast network of industry relationships of Roivant’s business unit Roivant Pharma for the identification of, and access to, new assets and synergistic partnerships;

•        enter channel partnerships with other Vants in the Roivant family of companies (including but not limited to technology-focused Vants built by Roivant’s business unit Roivant Health), with the goal of delivering efficiencies in the development and commercialization process;

•        access Roivant’s human capital engine to recruit new employees from within and beyond the biopharmaceutical industry;

•        enable its employees to participate in Roivant’s career development program which facilitates employee mobility across Vants in the Roivant family of companies;

•        benefit from shared learnings, best practices, and external industry relationships across the Roivant family of companies; and

•        derive certain benefits of scale upon becoming a commercial-stage company.

Sales and Marketing

Immunovant does not currently have its own marketing, sales or distribution capabilities. In order to commercialize IMVT-1401 or any future product candidate, if approved for commercial sale, Immunovant would have to develop a sales and marketing infrastructure. Immunovant intends to build a small, targeted sales organization in the United States, targeting specialist physicians that treat high numbers of patients with autoimmune conditions. Immunovant believes these physicians treat a majority of patients with the autoimmune indications that it intends to target and most often serve as the diagnosing and treating physicians for such indications. Immunovant may opportunistically seek strategic collaborations to maximize the commercial opportunities for IMVT-1401 or any future product candidates inside and outside the United States.

Manufacturing

Immunovant does not currently own or operate manufacturing facilities for the production of clinical or commercial quantities of IMVT-1401, and there are a limited number of manufacturers that operate under the cGMP requirements (particularly for the development of antibodies) of the FDA that might be capable of manufacturing for Immunovant. Immunovant currently relies and intends to continue to rely on contract manufacturing organizations (“CMOs”), for both drug substance and drug product. Currently, Immunovant contracts with two well-established third-party manufacturers, one for the manufacture of its drug substance and another for the manufacture of its drug product. Immunovant expects to engage additional third party manufacturers to support any pivotal clinical trials for IMVT-1401 as well as commercialization of IMVT-1401, if approved, in the United States or other jurisdictions. In addition, Immunovant intends to recruit personnel with experience to manage the CMOs producing its product candidate and other product candidates or products that Immunovant may develop in the future.

Immunovant’s outsourced approach to manufacturing relies on CMOs to first develop cell lines and manufacturing processes that are compliant with cGMP then produce material for preclinical studies and clinical trials. Immunovant’s agreements with CMOs may obligate them to develop a production cell line, establish master and working cell banks, develop and qualify upstream and downstream processes, develop drug product process, validate (and in some cases develop) suitable analytical methods for test and release as well as stability testing, produce drug substance for preclinical testing, produce cGMP-compliant drug substance, or produce cGMP-compliant drug product. Immunovant conducts audits of CMOs prior to initiation of activities under these agreements and monitor operations to ensure compliance with the mutually agreed process descriptions and cGMP regulations.

Competition

Immunovant expects to face intense competition from other biopharmaceutical companies who are developing agents for the treatment of autoimmune diseases, including multiple agents which are in the same class as IMVT-1401. Immunovant is aware of several FcRn inhibitors that are in clinical development. These include ABY-039 (Affibody AB/Alexion Pharmaceuticals), efgartigimod (argenx), nipocalimab (Momenta Pharmaceuticals), rozanolixizumab (UCB) and ALXN1830 (Alexion Pharmaceuticals). Each of efgartigimod, nipocalimab, and rozanolixizumab is currently under development for the treatment of MG. In addition, nipocalimab and ALXN1830 are being developed for the treatment of WAIHA.

In a Phase 1 trial conducted by argenx, efgartigimod was observed to reduce mean IgG levels by approximately 50% after two 20 mg/kg intravenous induction doses followed by eight weekly 300 mg subcutaneous doses. In a Phase 2 trial conducted in MG, UCB’s rozanolixizumab was infused subcutaneously, over 30 minutes, and was observed to reduce mean IgG levels by approximately 56% and approximately 68% after three and six weekly 7 mg/kg infusions, respectively. In a Phase 1 trial conducted by Affibody AB/Alexion Pharmaceuticals, ABY-039 was observed to reduce mean IgG levels by approximately 45% after a single subcutaneous 200 mg dose. Momenta’s nipocalimab and Alexion’s ALXN1830 are not yet in clinical development with a subcutaneous formulation.

IMVT-1401, if approved, may also face competition from agents with different mechanisms of action. The most commonly prescribed first-line agents for the treatment of MG are acetylcholinesterase inhibitors, such as pyridostigmine, which are marketed by several manufacturers of generic medicines. IVIg is also routinely used for patients with MG. Eculizumab (marketed by Alexion), an antibody inhibitor of the C5 protein, was approved in 2017 for the treatment of generalized MG in patients who are positive for anti-AChR antibodies. The first line of treatment for GO and WAIHA patients is generally immunosuppressive therapy, including high doses of corticosteroids. Other broad immunosuppressive drugs, such as cyclosporine, cyclophosphamide, mycophenolate mofetil and azathioprine, are used when patients do not respond adequately to corticosteroids. Rituximab (Roche), a monoclonal antibody that binds to an antigen specific to antibody-producing B cells, may also be used as a treatment for GO, WAIHA and other IgG-mediated autoimmune diseases.

In addition, other product candidates in development for the treatment of MG include: zilucoplan (Ra Pharma), a peptide inhibitor of C5, which has finished a Phase 2 trial in a similar patient population; amifampridine (Catalyst Pharmaceuticals), a neuronal potassium channel blocker, for MG patients with the MuSK form of the disease, which is currently in late-stage development; and Myasterix (CuraVac), a therapeutic vaccine against B and T cells, which is being tested in early stage trials in MG patients. There are at least two agents in development for the treatment of GO, including: teprotumumab (Horizon Therapeutics), an anti-IGF-1R antibody, whose BLA is currently under review by the FDA; and tocilizumab (Roche), an IL6 receptor antibody, which has been evaluated in an investigator-sponsored trial. Other product candidates in development for the treatment of WAIHA include: fostamatinib (Rigel Pharmaceuticals), a syk kinase inhibitor, which is in Phase 3 development; and sutimlimab (Sanofi), an anti-C1s antibody, and APL-2 (Apellis Pharmaceuticals), a C3 inhibitor, each of which is currently in Phase 1/2 clinical development. Drug development is highly competitive and subject to rapid and significant technological advancements. Immunovant’s ability to compete will significantly depend upon its ability to complete necessary clinical trials and regulatory approval processes, and effectively market any drug that it may successfully develop. Immunovant’s current and potential future competitors include pharmaceutical and biotechnology companies, as well as academic institutions and government agencies. The primary competitive factors that will affect the commercial success of any product candidate for which Immunovant may receive marketing approval include efficacy, safety and tolerability profile, dosing convenience, price, coverage, reimbursement and public opinion. Many of Immunovant’s existing or potential competitors have substantially greater financial, technical and human resources than Immunovant does and significantly greater experience in the discovery and development of product candidates, as well as in obtaining regulatory approvals of those product candidates in the United States and in foreign countries.

Immunovant’s current and potential future competitors also have significantly more experience commercializing drugs that have been approved for marketing. Mergers and acquisitions in the pharmaceutical, biotechnology and gene therapy industries could result in even more resources being concentrated among a small number of Immunovant’s competitors.

Accordingly, competitors may be more successful than Immunovant in obtaining regulatory approval for therapies and in achieving widespread market acceptance of their drugs. It is also possible that the development of a cure or more effective treatment method for any of Immunovant’s indications by a competitor could render Immunovant’s product candidate non-competitive or obsolete, or reduce the demand for its product candidate before it can recover its development and commercialization expenses.

Intellectual Property

Immunovant’s commercial success depends in part on its ability to obtain and maintain proprietary protection for IMVT-1401 and any of its future product candidates, novel discoveries, product development technologies and know-how; to operate without infringing on the proprietary rights of others; and to prevent others from infringing Immunovant’s proprietary rights. Immunovant’s policy is to seek to protect its proprietary position by, among other methods, filing or in-licensing U.S. and foreign patents and patent applications related to its proprietary technology, inventions and improvements that are important to the development and implementation of its business. Immunovant also relies on trademarks, trade secrets, know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain its proprietary position.

While Immunovant seeks broad coverage under its existing patent applications, there is always a risk that an alteration to any products Immunovant develops or processes Immunovant uses may provide sufficient basis for a competitor to avoid infringing its patent claims. In addition, patents, if granted, expire and Immunovant cannot provide any assurance that any patents will be issued from its pending or any future applications or that any potentially issued patents will adequately protect its products or product candidates.

Following Immunovant’s assumption of all rights, title, interest and obligations under the HanAll Agreement from RSG in December 2018, by virtue of the license of patent rights under the HanAll Agreement, Immunovant is the exclusive licensee of a patent family directed to IMVT-1401, and certain back-up and next-generation antibodies, and products containing such antibodies, in the United States, Canada, Mexico, the E.U., the U.K., Switzerland, the Middle East, North Africa and Latin America. As of September 30, 2019, this patent family includes patent applications pending in the United States, Argentina, Brazil, Canada, European Patent Office, Egypt, Israel, Mexico and Saudi Arabia. These patent applications disclose the antibody, pharmaceutical composition thereof, methods of treating autoimmune disease using the same, polynucleotide encoding the antibody, expression vector including such polynucleotide, host cell transfected with such recombinant expression vector, methods of manufacturing the antibody and methods of detecting FcRn in vivo or in vitro using the antibody. Generally, the term of any patent granted from a patent application in the in-licensed HanAll patent family directed to the IMVT-1401 composition of matter and methods of use has a projected natural expiration and will expire on April 30, 2035 in the United States and in other jurisdictions, subject to such terms as may be modified by, for example, terminal disclaimer or any adjustment or extension of patent term that may be available in a particular jurisdiction. Notably, in this patent family, a U.S. patent in the patent family was issued on July 2, 2019, with claims directed to an isolated anti-FcRn antibody or antigen –binding fragment thereof, and a pharmaceutical composition comprising such antibody or antigen-binding fragment thereof. Furthermore, in this patent family, a Notice of Allowance was received on September 24, 2019 in a U.S. patent application with claims directed to an isolated anti-FcRn antibody or antigen-binding fragment thereof, a pharmaceutical composition comprising such antibody or antigen-binding fragment thereof as well as methods of treating various autoimmune diseases using the antibody, polynucleotides and expression vectors encoding the antibody, host cells capable of expressing the antibody and methods of producing the antibody. Additionally, Immunovant has filed provisional patent applications in the U.S. directed to methods of treating autoimmune disease using IMVT-1401 in November 2018, January 2019 and May 2019. Assuming patents issue from the corresponding non-provisional filings of these provisionally filed patent applications, the projected natural expiry for each of these patent families is November 2039, January 2040 and May 2040, respectively.

In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date, as the term of a patent granted on a utility patent application filed after June 8, 1995 expires 20 years after the non-provisional U.S. filing date (or any earlier filing date relied upon under 35 U.S.C. 120, 121, or 365(c)), with the timely payment of maintenance fees. In certain instances, the patent term may be adjusted to add additional days to compensate for certain delays incurred by the USPTO in the examination process, issuing the patent and/or the patent term may be extended for a period of time to compensate for at least a portion of the time a product candidate was undergoing FDA regulatory review. However, the patent extension granted for FDA regulatory review is only applied to a single patent that covers either the product candidate or a method of using or manufacturing the same which has not expired at the time of FDA approval. Additionally, the period of time the patent is extended may not exceed five years, and the total patent term, including the period of time the patent is extended, must not exceed 14 years following FDA approval. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically is also 20 years after from the earliest effective non-provisional filing date. The protection afforded by a patent with respect to a particular product varies on a product-by-product basis, from country to country, and depends upon many factors, including the type of patent, its coverage, the availability of regulatory-related extensions, the availability of legal remedies in the particular country and the validity and enforceability of the patent under the local laws. Immunovant Sciences GmbH owns a trademark for IMMUNOVANT, the corporate logo, and a composite trademark for its corporate logo with the IMMUNOVANT mark. As of October 9, 2019, this trademark portfolio included registration of the Immunovant trademark in the United States, Australia, Brazil, Israel, the International Register, Mexico, Norway, Russian Federation, Saudi Arabia, Singapore and Switzerland, plus registration of the Immunovant logo trademark in Switzerland, and registration of the composite trademark in the International Register and Switzerland. Additionally, trademark applications are pending for the Immunovant trademark in the United States and 33 foreign jurisdictions, and for the composite trademark in the United States and 23 foreign jurisdictions. Under the HanAll Agreement, Immunovant has the right to market IMVT-1401 in the territory defined as the United States, Canada, Mexico, the E.U., the U.K., Switzerland, the Middle East, North Africa and Latin America under the trademark(s) of Immunovant’s choice, subject to regulatory approval. However, upon termination of the HanAll Agreement, Immunovant must assign to HanAll all right, title and interest in and to any and all trademarks Immunovant uses in the development, manufacture or commercialization of the licensed products.

Furthermore, Immunovant relies upon trade secrets and know-how and continuing technological innovation to develop and maintain its competitive position. Immunovant seeks to protect its proprietary information, in part, by using confidentiality and invention assignment agreements with its commercial partners, collaborators, employees and consultants. These agreements are designed to protect Immunovant’s proprietary information and, in the case of the invention assignment agreements, to grant it ownership of technologies that are developed through a relationship with a third party. These agreements may be breached, and Immunovant may not have adequate remedies for any breach. In addition, Immunovant’s trade secrets may otherwise become known or be independently discovered by competitors. To the extent that Immunovant’s commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for Immunovant, disputes may arise as to the rights in related or resulting know-how and inventions.

Immunovant’s commercial success will also depend in part on not infringing upon the proprietary rights of third parties. It is uncertain whether the issuance of any third-party patent would require Immunovant to alter its development or commercial strategies for Immunovant’s product candidates or processes, or to obtain licenses or cease certain activities. Immunovant’s breach of any license agreements or failure to obtain a license to proprietary rights that it may require to develop or commercialize its future products may have an adverse impact on Immunovant. If third parties prepare and file patent applications in the United States that also claim technology to which Immunovant has rights, Immunovant may have to participate in interference or derivation proceedings in the USPTO to determine priority of invention.

Government Regulation

The FDA and other regulatory authorities at federal, state, and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring, and post-approval reporting of biologics such as those Immunovant is developing. Immunovant, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which Immunovant wishes to conduct studies or seek approval or licensure of IMVT-1401 or any future product candidate.

FDA Drug Approval Process

In the United States, the FDA regulates biologics under both the Federal Food, Drug and Cosmetic Act (“FDCA”) and the Public Health Services Act and their implementing regulations. The process required by the FDA before biologic product candidates may be marketed in the United States generally involves the following:

•        completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices regulations;

•        submission to the FDA of an IND, which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;

•        approval by an IRB or ethics committee at each clinical site before the trial is commenced;

•        performance of adequate and well-controlled human clinical trials to establish the safety, purity and potency of the proposed biologic product candidate for its intended purpose;

•        preparation of and submission to the FDA of a BLA after completion of all pivotal clinical trials that includes substantial evidence of safety, purity and potency from results of nonclinical testing and clinical trials; satisfactory completion of an FDA Advisory Committee review, if applicable;

•        a determination by the FDA within 60 days of its receipt of a BLA to file the application for review;

•        satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with cGMP and to assure that the facilities, methods and controls are adequate to preserve the biological product’s continued safety, purity and potency, and of selected clinical investigation sites to assess compliance with Good Clinical Practices (“GCP”); and

•        FDA review and approval, or licensure, of the BLA to permit commercial marketing of the product for particular indications for use in the United States.

Preclinical and Clinical Development

Prior to beginning the first clinical trial with a product candidate in the United States, Immunovant must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, PK, pharmacology, and PD characteristics of the product candidate; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold until the IND sponsor and the FDA resolve the outstanding concerns or questions. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. For new indications, a separate new IND may be required. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries. For purposes of BLA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

•        Phase 1 — The investigational product is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism, distribution and elimination of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

•        Phase 2 — The investigational product is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

•        Phase 3 — The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called Phase 4 studies may be made a condition to approval of the BLA. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the biological characteristics of the product candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product, or for biologics, the safety, purity and potency. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

BLA Submission, Review and Approval

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications. The BLA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. The submission of a BLA requires payment of a substantial application user fee to FDA, unless a waiver or exemption applies.

Once a BLA has been submitted, the FDA’s goal is to review standard applications within ten months after it accepts the application for filing (a 60-day process), or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. In both standard and priority reviews, the review process can be significantly extended by FDA requests for additional information or clarification. The FDA reviews a BLA to determine, among other things, whether a product is safe, pure and potent and the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued safety, purity and potency. The FDA may convene an advisory committee to provide clinical insight on application review questions. Before approving a BLA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates a BLA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a Complete Response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A Complete Response letter will describe all of the deficiencies that the FDA has identified in the BLA, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response letter without first conducting required inspections, testing submitted product lots, and/or reviewing proposed labeling. In issuing the Complete Response letter, the FDA may recommend actions that the applicant might take to place the BLA in condition for approval, including requests for additional information or clarification. The FDA may delay or refuse approval of a BLA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the BLA with a Risk Evaluation and Mitigation Strategy (“REMS”), to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.

Expedited Development and Review Programs

Any marketing application for a biologic submitted to the FDA for approval may be eligible for FDA programs intended to expedite the FDA review and approval process, such as priority review, fast track designation, breakthrough therapy and accelerated approval.

A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or to provide a significant improvement in the treatment, diagnosis or prevention of a serious disease or condition compared to marketed products. For products containing new molecular entities, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (compared with ten months under standard review).

To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need by providing a therapy where none exists or a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast track designation provides opportunities for frequent interactions with the FDA review team to expedite development and review of the product. The FDA may also review sections of the BLA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and FDA agree on a schedule for the submission of the application sections, and the sponsor pays any required user fees upon submission of the first section of the BLA. The review clock does not begin until the final section of the BLA is submitted.

In addition, under the provisions of the Food and Drug Administration Safety and Innovation Act (“FDASIA”) passed in July 2012, a sponsor can request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs or biologics designated as breakthrough therapies are also eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy.

Additionally, products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review and approval will not be shortened. Furthermore, priority review, fast track designation, breakthrough therapy designation, and accelerated approval do not change the standards for approval but may expedite the development or approval process.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States for which there is no reasonable expectation that the cost of developing and making available in the United States a drug or biologic for this type of disease or condition will be recovered from sales in the United States for that drug or biologic. Orphan designation must be requested before submitting a BLA. After the FDA grants orphan designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation does not convey any advantage in, or automatically shorten the duration of, the regulatory review or approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan exclusivity does not prevent FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the BLA application fee. A designated orphan product may not receive orphan exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Post-Approval Requirements

Any products manufactured or distributed by Immunovant pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to quality control and quality assurance, record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing user fee requirements, under which FDA assesses an annual program fee for each product identified in an approved BLA. Biologic manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon Immunovant and its third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon Immunovant and any third-party manufacturers that it may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including AEs of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•        restrictions on the marketing or manufacturing of a product, mandated modification of promotional materials or issuance of corrective information, issuance by FDA or other regulatory authorities of safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product, or complete withdrawal of the product from the market or product recalls;

•        fines, warning or untitled letters or holds on post-approval clinical studies;

•        refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

•        product seizure or detention, or refusal of the FDA to permit the import or export of products; or

•        injunctions, consent decrees or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising and promotion of biologics. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by Immunovant and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products.

Biosimilars and Reference Product Exclusivity

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, “the ACA”) signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-approved reference biological product. To date, a number of biosimilars have been licensed under the BPCIA, and numerous biosimilars have been approved in Europe. The FDA has issued several guidance documents outlining its approach to the review and approval of biosimilars.

Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. Complexities associated with the larger, and often more complex, structures of biological products, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation, and impact of the BPCIA is subject to significant uncertainty.

Other U.S. Healthcare Laws and Compliance Requirements

In the United States, Immunovant’s current and future operations are subject to regulation by various federal, state and local authorities in addition to the FDA, including but not limited to, the Centers for Medicare and Medicaid Services (“CMS”) other divisions of the U.S. Department of Health and Human Services (“HHS”) (such as the Office of Inspector General, Office for Civil Rights and the Health Resources and Service Administration), the U.S. Department of Justice (“DOJ”) and individual U.S. Attorney offices within the DOJ, and state and local governments. For example, Immunovant’s clinical research, sales, marketing and scientific/educational grant programs may have to comply with the anti-fraud and abuse provisions of the Social Security Act, the false claims laws, the privacy and security provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) and similar state laws, each as amended, as applicable. Immunovant’s business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors and customers may be subject to healthcare laws, regulations and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which Immunovant conducts its business. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, privacy and security, price reporting, and physician sunshine laws. Some of Immunovant’s pre-commercial activities are subject to some of these laws.

The federal Anti-Kickback Statute prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term remuneration has been interpreted broadly to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between therapeutic product manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. The exceptions and safe harbors are drawn narrowly and practices that involve remuneration that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Immunovant’s practices may not in all cases meet all of the criteria for protection under a statutory exception or regulatory safe harbor.

Additionally, the intent standard under the Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (“Affordable Care Act”), to a stricter standard such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations of the Anti-Kickback Statute can result in significant civil and criminal fines and penalties, imprisonment, and exclusion from federal healthcare programs. In addition, the Affordable Care Act codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (“FCA”) (discussed below).

The federal false claims and civil monetary penalty laws, including the FCA, which imposes significant penalties and can be enforced by private citizens through civil qui tam actions, prohibit any person or entity from, among other things, knowingly presenting, or causing to be presented, a false or fraudulent claim for payment to, or approval by, the federal government, including federal healthcare programs, such as Medicare and Medicaid, knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government, or knowingly making a false statement to improperly avoid, decrease or conceal an obligation to pay money to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. For instance, historically, pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of the product for unapproved, off-label, and thus generally non-reimbursable, uses. Penalties for federal civil False Claims Act violations may include up to three times the actual damages sustained by the government, plus significant mandatory civil penalties, and exclusion from participation in federal healthcare programs.

HIPAA created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payors, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Like the Anti-Kickback Statute, the Affordable Care Act amended the intent standard for certain healthcare fraud statutes under HIPAA such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Immunovant may be subject to data privacy and security regulations by both the federal government and the states in which Immunovant conducts its business. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and its implementing regulations, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to business associates, which are independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, many state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways, are often not pre-empted by HIPAA, and may have a more prohibitive effect than HIPAA, thus complicating compliance efforts.

Additionally, the federal Physician Payments Sunshine Act (the “Sunshine Act”) within the Affordable Care Act, and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) report annually to CMS information related to certain payments or other transfers of value made or distributed to physicians and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually certain ownership and investment interests held by physicians and their immediate family members. Failure to report accurately could result in penalties. In addition, many states also govern the reporting of payments or other transfers of value, many of which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts.

Many states have similar statutes or regulations to the above federal laws that may be broader in scope and may apply regardless of payor. Immunovant may also be subject to state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, and/or state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, drug pricing or marketing expenditures. These laws may differ from each other in significant ways and may not have the same effect, further complicating compliance efforts. Additionally, to the extent that Immunovant has business operations in foreign countries or sell any of Immunovant’s products in foreign countries and jurisdictions, including Canada or the E.U., Immunovant may be subject to additional regulation.

Immunovant may develop products that, once approved, may be administered by a physician. Under currently applicable U.S. law, certain products not usually self-administered (including injectable drugs) may be eligible for coverage under Medicare through Medicare Part B. Medicare Part B is part of original Medicare, the federal health care program that provides health care benefits to the aged and disabled, and covers outpatient services and supplies, including certain biopharmaceutical products, that are medically necessary to treat a beneficiary’s health condition. As a condition of receiving Medicare Part B reimbursement for a manufacturer’s eligible drugs, the manufacturer is required to participate in other government healthcare programs, including the Medicaid Drug Rebate Program and the 340B Drug Pricing Program. The Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of HHS as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. Under the 340B Drug Pricing Program, the manufacturer must extend discounts to entities that participate in the program.

In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price (“ASP”) and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. It is difficult to predict how Medicare coverage and reimbursement policies will be applied to Immunovant’s products in the future and coverage and reimbursement under different federal healthcare programs are not always consistent. Medicare reimbursement rates may also reflect budgetary constraints placed on the Medicare program.

In order to distribute products commercially, Immunovant must comply with state laws that require the registration of manufacturers and wholesale distributors of drug and biological products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing, and to prohibit certain other sales and marketing practices. All of Immunovant’s activities are potentially subject to federal and state consumer protection and unfair competition laws.

Ensuring business arrangements with third parties comply with applicable healthcare laws and regulations is a costly endeavor. If Immunovant’s operations are found to be in violation of any of the federal and state healthcare laws described above or any other current or future governmental regulations that apply to Immunovant, it may be subject to penalties, including without limitation, civil, criminal and/or administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government programs, such as Medicare and Medicaid, injunctions, private “qui tam” actions brought by individual whistleblowers in the name of the government, or refusal to allow Immunovant to enter into government contracts, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, additional reporting obligations and oversight if Immunovant becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of Immunovant’s operations, any of which could adversely affect its ability to operate its business and results of operations.

Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which Immunovant may obtain regulatory approval. In the United States and in foreign markets, sales of any products for which Immunovant receives regulatory approval for commercial sale will depend, in part, on the extent to which third-party payors provide coverage and establish adequate reimbursement levels for such products. In the United States, third-party payors include federal and state healthcare programs, private managed care providers, health insurers and other organizations. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid in the United States, and commercial payors are critical to new product acceptance.

Immunovant’s ability to commercialize any products successfully also will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from third-party payors, which decide which therapeutics they will pay for and establish reimbursement levels. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a therapeutic is:

•        a covered benefit under its health plan;

•        safe, effective and medically necessary;

•        appropriate for the specific patient;

•        cost-effective; and

•        neither experimental nor investigational.

Immunovant cannot be sure that coverage or reimbursement will be available for any product that Immunovant commercializes and, if coverage and reimbursement are available, what the level of reimbursement will be. Coverage may also be more limited than the purposes for which the product is approved by the FDA or comparable foreign regulatory authorities. Reimbursement may impact the demand for, or the price of, any product for which Immunovant obtains regulatory approval.

Third-party payors are increasingly challenging the price, examining the medical necessity, and reviewing the cost-effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy. Obtaining reimbursement for Immunovant’s products may be particularly difficult because of the higher prices often associated with branded drugs and drugs administered under the supervision of a physician. Immunovant may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of its products, in addition to the costs required to obtain FDA approvals. Immunovant’s product candidates may not be considered medically necessary or cost-effective. Obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require Immunovant to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of Immunovant’s product on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. Adequate third-party reimbursement may not be available to enable Immunovant to maintain price levels sufficient to realize an appropriate return on its investment in product development. If reimbursement is not available or is available only at limited levels, Immunovant may not be able to successfully commercialize any product candidate that it successfully develops.

Different pricing and reimbursement schemes exist in other countries. In the E.U., governments influence the price of biopharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to establish their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country.

The marketability of any product candidates for which Immunovant receives regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care, the increasing influence of health maintenance organizations, and additional legislative changes in the United States has increased, and Immunovant expects will continue to increase, the pressure on healthcare pricing. The downward pressure on the rise in healthcare costs in general, particularly prescription medicines, medical devices and surgical procedures and other treatments, has become very intense. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which Immunovant receives regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Healthcare Reform

In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect the ability to profitably sell product candidates for which marketing approval is obtained. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

For example, the Affordable Care Act has substantially changed healthcare financing and delivery by both governmental and private insurers. Among the Affordable Care Act provisions of importance to the pharmaceutical and biotechnology industries, in addition to those otherwise described above, are the following:

•        an annual, nondeductible fee on any entity that manufactures or imports certain specified branded prescription drugs and biologic agents apportioned among these entities according to their market share in some government healthcare programs;

•        an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program to 23% and 13% of the average manufacturer price for most branded and generic drugs, respectively, and capped the total rebate amount for innovator drugs at 100% of the Average Manufacturer Price (“AMP”);

•        a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts, which through subsequent legislative amendments, has been increased to 70%, starting in 2019, off negotiated prices of applicable branded drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturers’ outpatient drugs to be covered under Medicare Part D;

•        extension of manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

•        expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals and by adding new mandatory eligibility categories for individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability;

•        expansion of the entities eligible for discounts under the 340B Drug Discount Program;

•        a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research;

•        expansion of healthcare fraud and abuse laws, including the FCA and the Anti-Kickback Statute, new government investigative powers, and enhanced penalties for noncompliance;

•        a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected;

•        requirements to report certain financial arrangements with physicians and teaching hospitals;

•        a requirement to annually report certain information regarding drug samples that manufacturers and distributors provide to physicians;

•        establishment of a Center for Medicare and Medicaid Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending; and

•        a licensure framework for follow on biologic products.

Some of the provisions of the Affordable Care Act have yet to be implemented, and there have been legal and political challenges to certain aspects of the Affordable Care Act. Since January 2017, President Trump has signed two executive orders and other directives designed to delay, circumvent, or loosen certain requirements mandated by the Affordable Care Act. In December 2017, Congress repealed the tax penalty for an individual’s failure to maintain Affordable Care Act-mandated health insurance as part of a tax reform bill. Further, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain Affordable Care Act-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. Moreover, the Bipartisan Budget Act of 2018 (the “BBA”), among other things, amended the Affordable Care Act, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” More recently, in July 2018, CMS published a final rule permitting further collections and payments to and from certain qualified health plans and health insurance issuers under the Affordable Care Act risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. In addition, TCJA included a provision that repealed, effective January 1, 2019, the tax-based shared responsibility payment imposed by the Affordable Care Act on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On December 14, 2018, a U.S. District Court Judge in the Northern District of Texas ruled that the individual mandate is a critical and inseverable feature of the Affordable Care Act, and therefore, because it was repealed as part of the TCJA, the remaining provisions of the Affordable Care Act are invalid as well. While the Trump administration and CMS have both stated that the ruling will have no immediate effect, it is unclear how this decision, subsequent appeals, if any, and other efforts to repeal and replace the Affordable Care Act will impact the Affordable Care Act and Immunovant’s business.

Immunovant anticipates that the Affordable Care Act, if substantially maintained in its current form, will continue to result in additional downward pressure on coverage and the price that it receives for any approved product, and could seriously harm its business. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent Immunovant from being able to generate revenue, attain profitability, or commercialize its products. Such reforms could have an adverse effect on anticipated revenue from product candidates that Immunovant may successfully develop and for which it may obtain regulatory approval and may affect its overall financial condition and ability to develop product candidates.

Further legislation or regulation could be passed that could harm Immunovant’s business, financial condition and results of operations. Other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. For example, in August 2011, President Obama signed into law the Budget Control Act of 2011, which, among other things, included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect beginning on April 1, 2013 and will stay in effect through 2027 unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget proposals for fiscal years 2019 and 2020 contain further drug price control measures that could be enacted during the budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Further, the Trump administration released a “Blueprint,” or plan, to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products, and reduce the out of pocket costs of drug products paid by consumers. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control biopharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”), prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring Immunovant to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Additional Regulation

In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect Immunovant’s business. These and other laws govern Immunovant’s use, handling and disposal of various biological, chemical and radioactive substances used in, and wastes generated by, Immunovant’s operations. If Immunovant’s operations result in contamination of the environment or expose individuals to hazardous substances, Immunovant could be liable for damages and governmental fines. Immunovant believes that it is in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on its business. Immunovant cannot predict, however, how changes in these laws may affect its future operations.

Other Regulations

Immunovant is also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. Immunovant may incur significant costs to comply with such laws and regulations now or in the future.

Employees

As of September 30, 2019, Immunovant had no employees, and Immunovant’s wholly owned subsidiary, Immunovant, Inc., had 17 employees, including 13 who are engaged in research and development activities. The employees of Immunovant, Inc. provide services to Immunovant and its subsidiaries pursuant to an intercompany services agreement by and among Immunovant, Immunovant, Inc. and ISG.

Facilities

Immunovant’s registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda and Immunovant’s principal office is located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom. Immunovant, Inc. maintains its headquarters at 320 West 37th Street, New York, New York 10018 and also conducts business operations at 324 Blackwell Street, Suite 1220, Durham, North Carolina 27701. ISG maintains its headquarters at Viaduktstrasse 8, 4051 Basel, Switzerland. Immunovant intends to add new facilities or expand Immunovant’s existing facilities as Immunovant adds employees, and Immunovant believes that suitable additional or substitute space will be available as needed to accommodate any such expansion of Immunovant’s operations.

Legal Proceedings

Immunovant is not currently a party to any material legal proceedings, and it is not aware of any pending or threatened legal proceeding against it that it believes could have an adverse effect on its business, operating results or financial condition.

SELECTED HISTORICAL FINANCIAL INFORMATION OF HSAC

HSAC’s balance sheet data as of September 30, 2019 and statement of operations data for the six months ended September 30, 2019 are derived from HSAC’s unaudited financial statements included elsewhere in this proxy statement. HSAC’s balance sheet data as of December 31, 2018 and statement of operations data for the period from December 6, 2018 (inception) through December 31, 2018 are derived from HSAC’s audited financial statements included elsewhere in this proxy statement.

The historical results of HSAC included below and elsewhere in this proxy statement are not necessarily indicative of the future performance of HSAC. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HSAC” and the financial statements and the related notes appearing elsewhere in this proxy statement.

	Nine Months Ended September 30, 2019	For the Period from December 6, 2018 (inception) through December 31, 2018
Revenue	$—	$—
Loss from operations	(512,549)	(448)
Interest income on marketable securities	1,024,698	—
Provision for income taxes	(204,760)	—
Net income (loss)	307,389	(448)
Basic and diluted net income per share, redeemable common stock	0.07	—
Weighted average shares outstanding – basic and diluted, redeemable common stock	11,500,000	—
Basic and diluted net loss per share, non-redeemable common stock	0.07	(0.00)
Weighted average shares outstanding – basic and diluted, non-redeemable common stock	2,875,000	2,500,000
Balance Sheet Data:	As of September 30, 2019	As of December 31, 2018
Working capital (deficit)	$1,272,725	$(55,448)
Trust Account	116,024,698	—
Total assets	117,787,151	405,000
Total liabilities	4,362,625	380,448
Value of common stock subject to redemption	108,424,520	—
Stockholders’ equity	5,000,006	24,552

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF HSAC

The following discussion should be read in conjunction with HSAC’s Financial Statements and footnotes thereto contained in this report.

Overview

HSAC was incorporated as a blank check company on December 6, 2018, under the laws of the state of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with a target business.

HSAC presently has no revenue, has had losses since inception from incurring formation costs and has no other operations other than the active solicitation of a target business with which to complete a business combination. HSAC has relied upon the sale of its securities and loans from its officers and directors to fund its operations.

Offering Proceeds Held in Trust

On May 14, 2019, HSAC consummated the IPO of 11,500,000 HSAC Units, which included full exercise of the underwriters’ over-allotment option. The HSAC Units were sold at an offering price of $10.00 per HSAC Unit, generating total gross proceeds of $115,000,000.

Simultaneously with the closing of the IPO, HSAC consummated a private placement with the Sponsor of 10,000,000 Private Warrants at a price of $0.50 per Private Warrant, generating total proceeds of $5,000,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $115,000,000 was deposited into the Trust Account, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of [•], 2019, a total of $[•] was in the Trust Account established for the benefit of HSAC’s public stockholders.

HSAC’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

HSAC has neither engaged in any operations nor generated any revenues to date. HSAC’s only activities from inception through May 14, 2019 were organizational activities and those necessary to prepare for the IPO, described below. Subsequent to May 14, 2019, HSAC has been seeking a target business to acquire. HSAC does not expect to generate any operating revenues until after the completion of HSAC’s Business Combination. HSAC expects to generate non-operating income in the form of interest income on marketable securities held after the IPO. HSAC expects that it will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

For the three months ended September 30, 2019, HSAC had net income of $125,090, which consists of interest income on marketable securities held in the Trust Account of $683,140, offset by operating costs of $419,757 and a provision for income taxes of $138,293.

For the nine months ended September 30, 2019, HSAC had net income of $307,389, which consists of interest income on marketable securities held in the Trust Account of $1,024,698, offset by operating costs of $512,549 and a provision for income taxes of $204,760.

Liquidity and Capital Resources

Until the consummation of the IPO, HSAC’s only source of liquidity was an initial purchase of HSAC Shares by the Sponsor and loans and advances from HSAC’s Sponsor.

On May 14, 2019, HSAC consummated the IPO of 11,500,000 Units at a price of $10.00 per Unit, which includes the full exercise by the underwriters of the over-allotment option, at $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the closing of the IPO, HSAC consummated the sale of 10,000,000 Private Warrants to the Sponsor at a price of $0.50 per warrant, generating gross proceeds of $5,000,000.

Following the IPO, the exercise of the over-allotment option and the sale of the Private Warrants, a total of $115,000,000 was placed in the Trust Account. HSAC incurred $6,907,415 in transaction costs, including $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees and $582,415 of other costs.

For the nine months ended September 30, 2019, cash used in operating activities was $532,235. Net income of $307,389 was offset by interest earned on marketable securities held in the Trust Account of $1,024,698. Changes in operating assets and liabilities provided $185,074 of cash from operating activities.

As of September 30, 2019, HSAC had cash and marketable securities held in the Trust Account of $116,024,698. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2019, HSAC did not withdraw any interest earned on the Trust Account.

HSAC intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and income taxes payable), to complete the Business Combination. To the extent that HSAC’s capital stock or debt is used, in whole or in part, as consideration to complete the Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue HSAC’s growth strategies.

As of September 30, 2019, HSAC had $1,610,350 of cash held outside of the Trust Account. HSAC will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the initial stockholders or their affiliates may, but are not obligated to, loan HSAC funds as may be required. If HSAC completes a Business Combination, it would repay such loaned amounts. In the event that a Business Combination does not close, HSAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from HSAC’s Trust Account would be used for such repayment. Up to $200,000 of such loans may be convertible into warrants identical to the Private Warrants, at a price of $0.50 per warrant at the option of the lender.

HSAC does not believe it will need to raise additional funds in order to meet the expenditures required for operating our business. However, if its estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, HSAC may have insufficient funds available to operate its business prior to the Business Combination. Moreover, HSAC may need to obtain additional financing either to complete the Business Combination or because HSAC become obligated to redeem a significant number of HSAC’s public shares upon consummation of the Business Combination, in which case HSAC may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, HSAC would only complete such financing simultaneously with the completion of the Business Combination. If HSAC is unable to complete the Business Combination because HSAC does not have sufficient funds available, it will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, HSAC may need to obtain additional financing in order to meet its obligations.

Off-Balance Sheet Arrangements

HSAC has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2019. It do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. HSAC has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

HSAC does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial support. HSAC began incurring these fees on May 9, 2019 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. HSAC has identified the following critical accounting policies:

Common stock subject to possible redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our balance sheets.

Net income (loss) per common share

We apply the two-class method in calculating earnings per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A redeemable common stock outstanding for the period. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing the net income, less income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable common stock outstanding for the periods.

HSAC’S BUSINESS

Overview

HSAC was incorporated as a Delaware corporation blank check company on December 6, 2018, under the laws of the state of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with a target business.

HSAC’s Amended and Restated Certificate of Incorporation provides that its corporate existence will cease and it will liquidate the Trust Account (described herein) and distribute the funds included therein to the holders of HSAC Shares sold in its IPO if it does not consummate a Business Combination by the date that is 24 months from the closing of the IPO, or May 14, 2021.

Offering Proceeds Held in Trust

On May 14, 2019, HSAC consummated the IPO of 11,500,000 HSAC Units, which included full exercise of the underwriters’ over-allotment option. The HSAC Units were sold at an offering price of $10.00 per HSAC Unit, generating total gross proceeds of $115,000,000. Chardan Capital Markets LLC acted as sole book-running manager of the IPO. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-230893). The SEC declared the registration statement effective on May 9, 2019.

Simultaneously with the closing of the IPO, HSAC consummated a private placement with the Sponsor of 10,000,000 Private Warrants at a price of $0.50 per Private Warrant, generating total proceeds of $5,000,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Private Warrants are identical to the HSAC Warrants, except that the Private Warrants are not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $115,000,000 was deposited into the Trust Account, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Business Combination Activities

On September 29, 2019, HSAC entered into a Share Exchange Agreement by and among Immunovant, the Sellers and the Sellers’ Representative. As of the date of the Share Exchange Agreement, the Sellers owned 100% of the issued and outstanding shares in Immunovant. HSAC will acquire all of the Sellers’ Immunovant Shares. As a result of the transaction, Immunovant will become a wholly owned subsidiary of HSAC, and HSAC will change its name to “Immunovant, Inc.” In the event that the Business Combination is not consummated by May 14, 2021, HSAC’s corporate existence will cease and HSAC will distribute the proceeds held in the Trust Account to its public stockholders. See “The Share Exchange Agreement” for more information.

Redemption Rights

Pursuant to HSAC’s Amended and Restated Certificate of Incorporation, HSAC stockholders (except the initial stockholders and the officers and directors of HSAC) will be entitled to redeem their HSAC Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.00 per HSAC Share for stockholders) net of taxes payable.

HSAC will consummate its initial business combination only if public stockholders holding [•] HSAC Shares elect to redeem their HSAC Shares for cash based on the financial numbers as of [December 31, 2019].

HSAC’s initial stockholders do not have redemption rights with respect to any HSAC Shares owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such HSAC Shares if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If HSAC does not complete a business combination within 24 months from the consummation of the IPO, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of HSAC’s Amended and Restated Certificate of Incorporation. As a result, this has the same effect as if HSAC had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from HSAC’s stockholders to commence such a voluntary winding up, dissolution and liquidation. If HSAC is unable to consummate its initial business combination within such time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of HSAC’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay its taxes, and then seek to liquidate and dissolve. However, HSAC may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. In the event of its dissolution and liquidation, the public warrants will expire and will be worthless.

If HSAC is forced to liquidate the Trust Account, HSAC anticipates that it will distribute to its public stockholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, HSAC would be required to assess all claims that may be potentially brought against HSAC by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over its public stockholders with respect to amounts that are owed to them. HSAC cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, HSAC’s stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event HSAC enters an insolvent liquidation. Furthermore, while HSAC will seek to have all vendors and service providers (which would include any third parties HSAC engaged to assist in any way in connection with its search for a target business) and prospective target businesses execute agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with HSAC, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of HSAC’s initial stockholders and its sponsor has agreed to waive its rights to participate in any liquidation of its Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which HSAC submits to a vote of stockholders. There will be no distribution from the Trust Account with respect to its warrants or rights, which will expire worthless.

If HSAC is unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share distribution from the Trust Account would be $10.00.

The proceeds deposited in the Trust Account could, however, become subject to the claims of HSAC’s creditors which would be prior to the claims of its public stockholders. Although HSAC will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities HSAC engages execute agreements with HSAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against HSAC’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, HSAC would perform an analysis of the alternatives available to it if it chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where HSAC may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, HSAC’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to HSAC than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with HSAC and will not seek recourse against the Trust Account for any reason.

HSAC’s sponsor has agreed that, if it liquidates the Trust Account prior to the consummation of a business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by HSAC for services rendered or contracted for or products sold to it in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, HSAC cannot assure you that he will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than $10.00 due to claims of creditors. Additionally, if HSAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in HSAC bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, HSAC cannot assure you it will be able to return to its public stockholders at least $10.00 per share.

Facilities

HSAC maintains its principal executive offices at 412 West 15th Street, Floor 9, New York, NY 10011. HSAC’s sponsor, Health Sciences Holdings, LLC, is providing HSAC this space for a fee of $10,000 per month. HSAC considers its current office space adequate for its current operations.

Employees

HSAC has four executive officers. These individuals are not obligated to devote any specific number of hours to its matters and intend to devote only as much time as they deem necessary to its affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to HSAC affairs) than they would prior to locating a suitable target business. HSAC presently expects its executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while HSAC is trying to locate a potential target business to a majority of their time as it moves into serious negotiations with a target business for a business combination). HSAC does not intend to have any full time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

HSAC’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
Roderick Wong, M.D.	41	President and Chief Executive Officer and Chairman
Naveen Yalamanchi, M.D.	42	Executive Vice President, Chief Financial Officer and Director
Alice Lee, J.D.	48	Vice President of Operations, Secretary and Treasurer
Stephanie A. Sirota	44	Vice President of Corporate Strategy and Corporate Communications
Sukumar Nagendran, M.D.	52	Director
Pedro Granadillo	71	Director
George Migausky	64	Director
Gotham Makker, M.D.	45	Director

Roderick Wong, M.D., our President and Chief Executive Officer and Chairman of our board of directors, has served as our President and Chief Executive Officer since January 2019 and on our board since the company’s inception in December 2018. Dr. Wong has more than 15 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW, a healthcare-focused investment firm managing $1.9 billion in regulatory assets under management. Prior to forming RTW, Dr. Wong was a Managing Director and sole Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and research roles at Sigma Capital Partners and Cowen & Company. Other current and previous directorships include Rocket Pharmaceuticals, Inc., where Dr. Wong has served as Chairman of the board of directors, a position he has held since Rocket’s inception in July 2015, and Attune Pharmaceuticals, a portfolio company of RTW, where he has served as a director since June 2018; and Milestone Pharmaceuticals and Stoke Therapeutics, portfolio companies of RTW, where he serves as an observer to the board of directors. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals in 2010. He simultaneously received an MD from the University of Pennsylvania Medical School and an MBA from Harvard Business School, and graduated Phi Beta Kappa with a BS in Economics from Duke University. We believe that Dr. Wong is qualified to sit on our board due to his extensive experience in evaluating medical and scientific assets in the biopharmaceutical industry and his expansive knowledge of extracting and delivering shareholder value when serving in a board leadership position.

Naveen Yalamanchi, M.D., our Executive Vice President and Chief Financial Officer, has served as our Executive Vice President and Chief Financial Officer since January 2019 and as a member of our board of directors since the company’s inception. Dr. Yalamanchi has more than 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has been a Partner and Portfolio Manager at RTW. Prior to joining RTW, Dr. Yalamanchi was Vice President and Co-Portfolio Manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from 2012 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management, RTW and Davidson Kempner Capital Management, where he worked with Dr. Wong. Dr. Yalamanchi graduated Phi Beta Kappa with a BS in Biology from the Massachusetts Institute of Technology and received an MD from the Stanford University School of Medicine. He completed his surgical internship at UCLA Medical Center. Other current directorships include Rocket Pharmaceuticals, Inc., where he has served as a director since Rocket’s inception in July 2015, and DermTech, Ancora Heart, and Magnolia Medical Technologies, portfolio companies of RTW, where Dr. Yalamanchi serves as an observer to the board of directors. We believe that Dr. Yalamanchi is qualified to sit on our board due to his years of experience in the healthcare industry, as a clinician as well as an investor who possesses unique insight into medical technology and biotechnology assets, in addition to his strong service to Rocket stockholders.

Alice Lee, J.D., our Vice President of Operations, has served as our Vice President of Operations since January 2019 and as our Secretary and Treasurer since the company’s inception. Ms. Lee has served as RTW’s Senior Counsel since October 2017 and Chief Compliance Officer since February 2019 and has nearly a decade of experience advising life sciences companies in corporate and transactional matters. Prior to joining RTW, she most recently served as a senior associate in the Life Sciences practice at Ropes & Gray LLP from 2015 to 2017. Prior to that, she worked in the Intellectual Property Transactions and Technology practice at Sullivan & Cromwell LLP from 2010 to 2015, and she began her legal career in the Mergers & Acquisitions practice at Cravath, Swaine & Moore LLP. Ms. Lee received her law degree from Columbia Law School, where she served as a Senior Editor of Columbia Law

Review and was a Harlan Fiske Stone Scholar. She earned an MS from Stanford University in Computer Science (with an emphasis in Bioinformatics), completed two years of pre-clinical coursework at the Stanford University School of Medicine, where she was an MD candidate, and graduated Phi Beta Kappa and summa cum laude with a BA in Philosophy from Columbia University. Prior to law school, Ms. Lee worked as a computational biologist at the H. Lee Moffitt Cancer Center & Research Institute at the University of South Florida and co-authored “The promise of gene signatures in cancer diagnosis and prognosis” included in the Encyclopedia of Genetics, Genomics, Proteomics and Bioinformatics and “Fundamentals of Cancer Genomics and Proteomics” included in Surgery: Basic Science and Clinical Evidence. She also worked as a software development engineer intern at Amazon.com. We believe Ms. Lee will be additive to our executive team due to her depth of knowledge across science and the law as it pertains to corporate and financial transactions in the life sciences space.

Stephanie A. Sirota, our Vice President of Corporate Strategy and Corporate Communications, has served as our Vice President of Corporate Strategy and Corporate Communications since April 2019. Ms. Sirota has served as a Partner and Chief Business Officer at RTW since 2012. Ms. Sirota is responsible for strategy and oversight of RTW’s business development and strategic partnerships with counterparties including banks and academic institutions. She is also responsible for shaping the firm’s governance policies underscoring impact and sustainability. Ms. Sirota has a decade of deal experience in financial services. Prior to joining RTW, from 2006 to 2010, she served as a director at Valhalla Capital Advisors, a macro and commodity investment manager. From 2000 to 2003, Ms. Sirota worked in the New York and London offices of Lehman Brothers, where she advised on various mergers & acquisitions, IPOs, and capital market financing transactions with a focus on cross-border transactions for the firm’s global corporate clients. She began her career on the Fixed Income trading desk at Lehman Brothers, structuring derivatives for municipal and issuers from 1997 to 1999. Ms. Sirota graduated with honors from Columbia University and also received a Master’s Degree from the Columbia Graduate School of Journalism. She has contributed to Fortune Magazine and ABCNews.com. Ms. Sirota is a supporter of the arts, science, and children’s initiatives. She serves as Co-Chairman of the Council of the Phil at the New York Philharmonic. She also serves as President of RTW Charitable Foundation.

Pedro Granadillo has agreed to serve on our board of directors since March 14, 2019. He has more than 40 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality control, and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. He currently serves on the board of directors of Haemonetics Corporation, a position he has held since 2004, and Rocket Pharmaceuticals, Inc., a position he has held since January 2018. Mr. Granadillo has previously served on the boards of directors at Dendreon Corporation and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which was sold to Shire for $5.2 billion in 2015. He graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to sit on our board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies. We especially believe that his expertise in human resources and corporate governance will be key areas where he will add value.

Sukumar Nagendran, M.D., has agreed to serve on our board of directors since March 14, 2019. From September 2015 to June 2018, Dr. Nagendran served as the Chief Medical Officer and Senior Vice President of AveXis, Inc., where he was responsible for overseeing all of AveXis’s clinical development, medical affairs strategies and efforts for advancing its pipeline. From 2013 to 2015, he served as Vice President/Head of Global Medical Affairs at Quest Diagnostics Inc., the largest lab/diagnostics provider in the world, where he was instrumental in building the medical affairs function. He has held key leadership positions across multiple medical functions to drive support for many innovative products, including clinical trials and operations, field medical, medical product team, national and regional payer efforts, publications, advocacy and genetic counseling activities and oversight. Prior to joining Quest Diagnostics, Dr. Nagendran served as Vice President and Head of Medical Affairs at Reata Pharmaceuticals. Prior to that, he was therapeutic-area head for new product development, medical affairs, clinical operations and biometrics, at Daiichi Sankyo, where he oversaw several therapeutic areas, including oncology, cardiovascular disease and diabetes. He has held other senior positions related to clinical development and medical affairs at Pfizer and Novartis. Dr. Nagendran has been a director of Solid Biosciences Inc. since September 2018 and a director of Neurogene, Inc. since February 2019. In addition, Dr. Nagendran is a founding member of the Robert Wood Johnson Legacy Society and also the sponsor for the Vivian Fonseca and Nagendran Family Diabetes Research Award at the American Diabetes Association to enhance research in minority populations and the Sukumar and Ann Nagendran International Medical Study Scholarship at Rutgers Medical School. He also has significant clinical practice experience. Dr. Nagendran practiced in a large internal medicine physician group and was a staff physician at three hospitals in Phoenix, Arizona, and a member of the PrimeCare managed care committee for Phoenix-based Banner

Health Systems, one of the largest nonprofit healthcare systems in the United States. Dr. Nagendran’s research on gene therapy, cardiovascular disease, diabetes, oncology, pulmonary medicine and other areas of medicine has been published in a number of peer-reviewed publications, including NEJM, Endocrine Practice, Current Medical Research & Opinion, Neurology and Journal of Clinical Lipidology. He serves as a member of the Advisory Board of Medocity, Inc., a member of the Advisory Board of Medivo/Prognos Inc. and an Advisor of Brandix I3. Dr. Nagendran completed his internal medicine training at The Mayo Clinic in Rochester, Minnesota and was inducted into the prestigious Mayo Alumni Laureate Group. Dr. Nagendran earned a BA in biochemistry from Rutgers University and his MD from the Robert Wood Johnson Medical School at Rutgers University, where he was awarded academic excellence awards in Internal Medicine, Radiology, Psychiatry and the Robert Wood Johnson Alumni award for the class of 1994. We believe that Dr. Nagendran is qualified to sit on our board due to his years of public company management and board of director experience, and his extensive clinical and research expertise.

George Migausky has agreed to serve on our board of directors since March 14, 2019. Mr. Migausky has more than 30 years of experience in the life sciences industry, having served as Chief Financial Officer for several public biopharmaceutical and clinical diagnostic companies. In 2017, Mr. Migausky served as interim Chief Financial Officer for Ocular Therapeutix, Inc. Prior to that, he served as Executive Vice President and Chief Financial Officer of Dyax Corp. a position he held from 2008 through the company’s acquisition by Shire for $6.4 billion in 2016. Before joining Dyax, Mr. Migausky served as Chief Financial Officer of Wellstat Management Company from 2007 to 2008; and Chief Financial Officer of IGEN International and BioVeris Corporation from 1986 through their acquisitions by F. Hoffman LaRoche in 2004 and 2007, respectively. Current directorships include Hyperion Catalysis International, a position he has held since 2008, and the Massachusetts Eye and Ear Institute, where he has served as a trustee since 2015. Mr. Migausky has previously served on the board of directors as Chair of the audit committee at Dimension Therapeutics, a position he held from 2015 until the company was acquired in 2017. Mr. Migausky received his BS from Boston College and his MBA from Babson College. We believe that Mr. Migausky’s qualifications to sit on our board include his experience both in the capacity of an executive as well as a director, along with his expertise in strategic planning, corporate financing and financial reporting, business development and human resources.

Gotham Makker, M.D., has agreed to serve on our board of directors since March 14, 2019. Dr. Makker has 20 years of healthcare industry experience. Since 2005, Dr. Makker has served as Chief Executive Officer of Simran Investment Group, LLC, an equity investment fund. Prior to Simran, Dr. Makker was a healthcare portfolio manager and principal at Citadel Investment Group LLC, a position he held from 2002 to 2005. Prior to joining Citadel, Dr. Makker served as an analyst at Oracle Partners LP covering biotechnology and medical device sectors from 2000 to 2001. He began his financial career in 1999, as a senior analyst on the life sciences investment banking team at Hambrecht & Quist. Current directorships include Rocket Pharmaceuticals, Inc., a position he has held since January 2018. Dr. Makker received an MD from the University of Nebraska Medical School and went on to complete the Sarnoff cardiovascular research fellowship at Columbia University, College of Physicians & Surgeons, and at Harvard Medical School, Brigham & Women’s Hospital. We believe that Dr. Makker’s qualifications to sit on our board include his extensive knowledge of the healthcare industry as a clinician as well as an investor.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages HSAC’s independent accountants, reviewing their independence and performance; reviews HSAC’s accounting and financial reporting processes and the integrity of its financial statements; the audits of HSAC’s financial statements and the appointment, compensation, qualifications, independence and performance of HSAC’s independent auditors; HSAC’s compliance with legal and regulatory requirements; and the performance of the HSAC’s internal audit function and internal control over financial reporting.

The members of the Audit Committee are Messrs. Migausky, Granadillo and Makker, each of whom is an independent director under listing standards. George Migausky is the Chairperson of the audit committee. The Board has determined that George Migausky qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee reviews annually HSAC’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers HSAC’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of HSAC may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. HSAC’s executive officers do not play a role in suggesting their own salaries. Neither HSAC nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of HSAC’s existing stockholders, including its directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Messrs. Granadillo and Makker, each of whom is an independent director under listing standards. Pedro Granadillo is the Chairperson of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Exchange Act requires HSAC’s executive officers, directors and persons who beneficially own more than 10% of a registered class of its equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of HSAC Shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish HSAC with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on HSAC’s review of such forms furnished to it and written representations from certain reporting persons, it believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Ethics

In connection with the Business Combination, the Combined Company will amended and restate HSAC’s code of conduct and ethics. The Combined Company’s code of conduct and ethics will be applicable to its directors, officers and employees in accordance with applicable federal securities laws. The code of ethics will codify the business and ethical principles that govern all aspects of its business.

Directors and Executive Officers after the Business Combination

The Combined Company’s executive officers and directors are expected to be as follows (ages as of September 30, 2019):

Name	Age	Position
Peter Salzmann, M.D., M.B.A.	52	Principal Executive Officer and Chief Executive Officer of Immunovant, Inc. and Director
Pamela Yanchik Connealy, M.B.A.	58	Chief Financial Officer of Immunovant, Inc.
Julia G. Butchko, Ph.D.	48	Chief Development and Technology Officer of Immunovant, Inc.
Sandeep C. Kulkarni, M.D.	38	Chief Operating Officer of Immunovant, Inc.
W. Bradford Middlekauff, J.D.	58	General Counsel of Immunovant, Inc.
Robert K. Zeldin, M.D., FAAAAI	56	Chief Medical Officer of Immunovant, Inc.
Frank M. Torti, M.D.	40	Chairperson of the Board of Directors
Myrtle S. Potter	60	Director
Atul Pande, M.D.	65	Director
Andrew Fromkin	53	Director
Douglas Hughes	58	Director
George Migausky	64	Director

Peter Salzmann, M.D., M.B.A. has served as the Principal Executive Officer of Immunovant, Inc. and the Chief Executive Officer of Immunovant, Inc. since June 2019. From November 2018 to June 2019, he served as Global Brand Development Leader in Immunology at Eli Lilly and Company, where he designed and executed a comprehensive indication development strategy and oversaw Phase 2 and 3 clinical trial execution. From March 2013 to October 2018, Dr. Salzmann was Head of U.S. Immunology at Eli Lilly, and Managing Director of Lilly Alps from January 2011 to April 2013. From January 2008 to December 2010, Dr. Salzmann was the Head of Marketing for Eli Lilly China. Dr. Salzmann earned a B.A. in Chemistry from Northwestern University, an M.D. from University of Chicago’s Pritzker School of Medicine, and an M.B.A. from Stanford University’s Graduate School of Business.

Pamela Yanchik Connealy, M.B.A. has served as the Chief Financial Officer of Immunovant, Inc. since November 2019. From August 2018 to November 2019, Ms. Connealy served as the Chief Financial Officer, Chief Operating Officer and Chief Human Resources Officer of Kiva Microfunds, a San Francisco based nonprofit organization. From April 2014 to June 2018, Ms. Connealy served as Global Head of Talent at The Bill & Melinda Gates Foundation focused on talent management, compensation, benefits, and global mobility. From March 2012 to November 2013, she served as Vice President of Business Operations at Salesforce, a software company, and from March 2002 to April 2010, Ms. Connealy served as Vice President and Corporate Officer at Genentech, a biotechnology company, with roles including Chief Financial Officer of Research & Development, Global Head of Procurement and other Commercial and Technology roles. Ms. Connealy earned a B.S. in Chemistry from Gannon University and an M.B.A in Finance from the University of St. Thomas in Houston, Texas.

Julia G. Butchko, Ph.D. has served as the Chief Development and Technology Officer of Immunovant, Inc. since November 2019. From March 2018 to June 2019, she served as the Chief of Staff for the BioMedicine’s Business Unit at Eli Lilly and Company, a pharmaceutical company, where she was responsible for Immunology and Neurology Strategy and Operations. From June 2014 to May 2016, Dr. Butchko was the Vice President of Oncology Portfolio Management and Clinical Development, and from September 2012 to May 2014, she participated in a rotational program completing assignments in Autoimmune Market Research and Men’s Health Marketing. She also served as Senior Director of Biologics and Device Project Management in Lilly’s Research and Development organization from July 2009 to September 2012. Dr. Butchko earned a B.S. in Chemistry from the State University of New York, College at Fredonia, a Ph.D. in Chemistry from Pennsylvania State University and a Business Certificate from the Kelley School of Business at Indiana University.

Sandeep C. Kulkarni, M.D. has served as the Chief Operating Officer of Immunovant, Inc. since October 2018. From July to October 2018, he served as Vice President, Special Projects, at Roivant Sciences, Inc., (“RSI”). From September 2017 to February 2018, Dr. Kulkarni was Senior Investment Analyst at Consonance Capital, a healthcare investment firm, and Investment Analyst on the Life Sciences team at QVT Financial LP from April 2013 to August 2017. From August 2009 to May 2012, Dr. Kulkarni was a Consultant, then Project Leader at the Boston Consulting Group, Inc., where he focused on the biopharma sector. Dr. Kulkarni earned a B.A. in Economics from Harvard College and an M.D. from the University of California, San Francisco.

W. Bradford Middlekauff, J.D. has served as General Counsel of Immunovant, Inc. since April 2019. From October 2015 to April 2019, he served as Senior Vice President, General Counsel and Secretary of PDS Biotechnology Corporation (formerly known as Edge Therapeutics, Inc.), a publicly traded biotechnology company. From October 2014 to October 2015, Mr. Middlekauff was Executive-in-Residence at Princeton University. From December 2008 to August 2013, Mr. Middlekauff was Chief Legal Officer, General Counsel and Secretary at Kolltan Pharmaceuticals, Inc., where he also ran the business development function. From March 2000 to April 2008, he was Senior Vice President, General Counsel and Secretary of Medarex, Inc., a publicly traded biotechnology company. Mr. Middlekauff serves on the Board of Directors of ProteoDesign, S.L., a privately-held biotechnology company based in Barcelona, Spain. Mr. Middlekauff earned a B.A. in Political Science from Brown University and a J.D. from Yale Law School.

Robert K. Zeldin, M.D., FAAAAI has served as the Chief Medical Officer of Immunovant, Inc. since July 2019. From June 2018 to April 2019, he served as Chief Medical Officer of Acceleron Pharma. From December 2015 to June 2018, Dr. Zeldin was Chief Medical Officer of Belgium-based Ablynx NV, where he directed the Phase 3 development program and regulatory filings for caplacizumab, which has been approved for the treatment of thrombotic thrombocytopenic purpura in the U.S. and Europe. From January 2011 to November 2015, he was Senior Vice President and Head of Global Clinical Development at Stallergenes SA. From 2005 to 2010, Dr. Zeldin worked at Novartis, first as Executive Medical Director and later as Vice President and U.S. Medical Franchise Head of Respiratory and Dermatology. Dr. Zeldin earned a B.A. from the Johns Hopkins University and an M.D. from Tufts University School of Medicine.

Myrtle Potter has served as a member of Immunovant’s board of directors since June 2019. Ms. Potter has served as Vant Operating Chair of Roivant Sciences, Inc. since July 2018. Ms. Potter founded Myrtle Potter & Company, LLC, a private healthcare and life sciences consulting firm, in September 2005, and served as the Chief Executive Officer until July 2018. From August 2009 until December 2014, Ms. Potter served as Founder and Chief Executive Officer of Myrtle Potter Media, Inc., a consumer healthcare company. From 2000 to 2004, Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as the President, Commercial Operations and Executive Vice President of Genentech. Prior to that, Ms. Potter held various positions, including President, Cardiovascular/Metabolics at Bristol-Myers Squibb and a vice president at Merck & Co. Ms. Potter currently serves as chairperson of the board of directors of Urovant Sciences Ltd. and on the boards of directors of Arbutus Biopharma Corp., Myovant Sciences Ltd., Axovant Sciences Ltd., Liberty Mutual Holding Company Inc., a diversified global insurance company, Axsome Therapeutics, Inc., a biopharmaceutical company, and a number of privately held companies, including Dermavant Sciences Ltd. Ms. Potter previously served on the boards of directors of Rite Aid Corporation, a leading drug store chain, from December 2013 to October 2018, INSMED Inc., a biopharmaceutical company, from December 2014 to November 2018, Everyday Health, Inc., a leading provider of digital health and wellness solutions, from October 2010 until its acquisition in December 2016, and Amazon.com, Inc., a leading e-commerce company, from 2004 to 2009. She also served on the boards of directors of Medco Health Solutions Inc. and Express Scripts Holding Co., subsequent to its acquisition of Medco Health Solutions, as well as other privately held companies. Ms. Potter earned a B.A. from the University of Chicago. Immunovant’s board of directors believes that Ms. Potter’s extensive operational experience leading biopharmaceutical companies and her expertise in commercializing prescription drugs qualifies her to serve as a member of its board of directors.

Frank Torti, M.D. has served as Chairperson of Immunovant’s board of directors since June 2019. Dr. Torti has served as Vant Investment Chair of Roivant Sciences, Inc. (“RSI”), since August 2018. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates (“NEA”), specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti presently serves as chairperson of the board of directors of Arbutus Biopharma Corp. and Axovant Sciences Ltd., and on the boards of directors of Urovant Sciences Ltd. and Myovant Sciences Ltd., and has also previously served on the boards of directors of several development and commercial stage private healthcare companies, including Annexon Biosciences, Inc., Eargo Inc., Galera Therapeutics, Inc., NeoTract, Inc., Novast Pharmaceuticals Ltd., OrphoMed, Inc., Tarveda Therapeutics, Inc. and XOC Pharmaceuticals, Inc. and as chairman of the board of directors of Dermavant Sciences Ltd. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina. Immunovant’s board of directors believes that Dr. Torti’s extensive experience in healthcare investing, as well as his clinical trial background, qualifies him to serve on its board of directors.

Atul Pande, M.D. has served as a member of Immunovant’s board of directors since October 2019. Dr. Pande has extensive experience in treatment development across multiple disease areas. He is currently an independent board member of Axovant Gene Therapies, Karuna Therapeutics, Autifony Therapeutics, and Perception Neurosciences. He previously served as the Chief Medical Officer of PureTech Health, Chief Medical Officer of Tal Medical, and medical advisor to PureTech Health. Since April 2014, he has also served as President of Verity BioConsulting, a drug development consulting firm that provides services to clients in the biopharmaceutical business. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline. He has also held senior roles at Pfizer R&D, Parke-Davis/Warner-Lambert and Lilly Research Laboratories. He has been on the Scientific Advisory Boards of Cennerv Pharma and Centrexion Corporation. Dr. Pande is a physician who completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University. Immunovant’s board of directors believes that Dr. Pande’s medical background and his significant knowledge of the biopharmaceutical industry qualifies him to serve as a member of its board of directors.

Andrew Fromkin has served as a member of Immunovant’s board of directors since October 2019. Since March 2015, Mr. Fromkin has served as Chief Executive Officer of Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.). From 2005 until 2011, Mr. Fromkin served in various roles for Clinical Data, Inc., including Executive Vice President (October 2005 until May 2006), President, Chief Executive Officer and Director (May 2016 until May 2011). Prior to Clinical Data, Mr. Fromkin served as President and Chief Executive Officer of DoctorQuality, Inc., President, Chief Executive Officer and Director of Endo Surgical Devices, Inc. and Corporate Vice President, Business Development, for Merck-Medco, a wholly-owned subsidiary of Merck & Co. Mr. Fromkin began his career at Health Information Technologies, Inc. as General Manager of its subsidiary, MCA, and Director of Marketing and Payer Alliances for the parent company. From 2014 until 2016, Mr. Fromkin served on the board of Regado Biosciences, Inc. which became Tobira Therapeutics, Inc. in 2015. Mr. Fromkin received a B.A. from Brandeis University. Immunovant’s board of directors believes that Mr. Fromkin’s significant experience in the biopharmaceutical industry and his knowledge of healthcare ventures qualifies him to serve as a member of its board of directors.

Douglas Hughes has served as a member of Immunovant’s board of directors since October 2019. Since 2018, Mr. Hughes has served as Chief Financial Officer of Kalera Medical, an early stage medical device company. From 2011 until 2018, Mr. Hughes was Chief Financial Officer for NeoTract, Inc., a Urology company. Prior to that time, he served as Chief Financial Officer and Chief Operating Officer for Nellix, Inc., an endovascular graft biotechnology company. Before joining Nellix, Inc., Mr. Hughes served as Chief Financial officer for Evalve Inc., a medical device company, from 2009 until 2010. Prior to 2010, Mr. Hughes held a variety of senior finance management positions at Boston Scientific, Guidant Corporation and The Clorox Company. Mr. Hughes is currently a director at Kalera Medical, Inc., a position held since 2018. Mr. Hughes received a B.S. in Finance from San Francisco State University and an M.B.A. from University of Chicago. Immunovant’s board of directors believes that Mr. Hughes’ expertise in successfully leading high-growth companies, his experience in strategic planning and his knowledge of mergers and acquisitions qualifies him to serve as a member of its board of directors.

For a biography of George Migausky, see “Directors, Executive Officers, Executive Compensation and Corporate Governance — Current Directors and Executive Officers.”

Family Relationships

There are no family relationships between the Combined Company’s board of directors and any of its executive officers.

Board of Directors

Business and affairs will be managed under the direction of the board of directors of the Combined Company following the Business Combination. Each member of the Combined Company’s board of directors following the Business Combination will serve a one-year term expiring at the Combined Company’s next annual meeting of stockholders, subject to his or her office being vacated sooner pursuant to the Combined Company’s amended and restated Bylaws to be in effect upon the closing of the Business Combination. Pursuant to the Amended Charter, the authorized number of directors of the Combined Company will be no less than seven directors, and may be changed only by resolution approved by a majority of its board of directors, including the directors appointed by the holder(s) of the Series A Preferred Stock.

Pursuant to the Amended Charter, the holder(s) of the Series A Preferred Stock will be entitled to elect four directors upon the closing of the Business Combination, which individuals shall be [•],[•], [•] and [•].

Director Independence and Controlled Company Exemptions

After the closing of the Business Combination, the Combined Company will be a “controlled company” within the meaning of the listing rules of Nasdaq. The Combined Company will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by RSL or the RSL designated directors control all matters presented to its board of directors for a vote. As such, the Combined Company intends to avail itself of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, the Combined Company will not be required to have a majority of “independent directors” on its board of directors, as defined under the Nasdaq listing rules, or to have a compensation committee or a committee of the Combined Company’s board of directors performing the director nominating function composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. The Combined Company may continue to rely on these exemptions so long as the Combined Company is allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the audit committee, and the Combined Company intends to comply with the requirements of Rule 10A-3 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing rules, which rules require that the Combined Company’s audit committee be composed of at least three members. Under Rule 10A-3 of the Exchange Act, the

Combined Company is permitted to phase in its compliance with the independent audit committee requirements set forth in Rule 10A-3 of the Exchange Act as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing.

The Board has undertaken a review of the independence of the directors of the Combined Company and considered whether any director has a material relationship with the Combined Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, its board of directors has determined that and representing of the proposed members of the Combined Company’s board of directors, are independent, as that term is defined under the applicable rules and regulations of the SEC, and the Nasdaq listing rules. The Board has determined that Ms. Potter and Dr. Torti are not independent under applicable SEC and the Nasdaq listing rules. The Combined Company plans to comply with the corporate governance requirements of the SEC and the Nasdaq listing rules.

Audit Committee

Immediately after the consummation of the Business Combination, the audit committee will consist of [•], [•] and [•], with [•] as the chairperson of the audit committee. The audit committee will consist solely of directors who are independent under Nasdaq’s listing standards and meet the independence standards set forth in Rule 10A-3 of the Exchange Act. A copy of the charter for the audit committee is available at [•]. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Compensation Committee

Immediately after the consummation of the Business Combination, the compensation committee will consist of [•], [•] and [•], with [•] as the chairperson of the compensation committee. A copy of the charter for the compensation committee is available at [•]. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Nominating and Corporate Governance Committee

Immediately after the consummation of the Business Combination, the nominating and corporate governance committee will consist of [•], [•] and [•], with [•] as the chairperson of the nominating and corporate governance committee. A copy of the charter for the nominating and corporate governance committee is available at [•]. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Compensation of Directors and Executive Officers

Employment Agreements

HSAC has not entered into any employment agreements with its executive officers, and has not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No executive officer has received any cash compensation for services rendered to HSAC. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of its existing stockholders, including HSAC directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on HSAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than HSAC board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Compensation of Officers and Directors of Immunovant

Summary Compensation Table for Year Ended March 31, 2019

During the year ended March 31, 2019, Sandeep C. Kulkarni, M.D. was Immunovant’s only executive officer. The following table summarizes the total compensation awarded or paid to or earned by or Mr. Kulkarni for the year ended March 31, 2019.

Name and Principal Position	Salary(2)	Non-Equity Incentive Plan Compensation(2)	Total
Sandeep C. Kulkarni, M.D.(1)	$137,500	$127,664	$265,164
Chief Operating Officer of Immunovant, Inc.

____________

(1)      Dr. Kulkarni is an employee of Immunovant’s affiliate, RSI. He provides services to Immunovant pursuant to the Services Agreement with RSI. See the section titled “Certain Transactions — Certain Transactions of Immunovant — Affiliate Services Agreements” for further information. Dr. Kulkarni was named an executive officer of Immunovant, Inc. in October 2018.

(2)     Represents the pro-rated salary and non-equity incentive bonus amounts earned by Dr. Kulkarni, and allocated to Immunovant, Inc. pursuant to the Services Agreement with RSI, for the year ended March 31, 2019. The non-equity incentive bonus amount was based on an assessment of Dr. Kulkarni’s performance as an executive officer of Immunovant, Inc.

Outstanding Equity Awards at March 31, 2019

At March 31, 2019, Dr. Kulkarni did not hold any Immunovant equity awards.

2018 Equity Incentive Plan

In September 2018, Immunovant’s board of directors and its shareholder adopted its 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan provides for the grant of incentive options within the meaning of Section 422 of the Code to Immunovant employees and its parent and subsidiary corporations’ employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to Immunovant’s employees, including officers, consultants and directors. The 2018 Plan also provides for the grant of performance cash awards to Immunvovant’s employees, consultants and directors. Upon closing of the Business Combination, all option awards under the 2018 Plan will automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HSAC and converted into an option to purchase HSAC Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of HSAC Shares as of September 30, 2019 pre-Business Combination and immediately after the consummation of the Business Combination by:

•        each person known by HSAC to be the beneficial owner of more than 5% of HSAC Shares as of September 30, 2019 (pre-Business Combination) or of HSAC Shares upon the closing of the Business Combination;

•        each of HSAC’s executive officers and directors;

•        each person who will become executive officer or director of the Combined Company upon the closing of the Business Combination; and

•        all executive officers and directors of the Combined Company as a group upon the closing of the Business Combination.

As of the Record Date, HSAC had 14,375,000 HSAC Shares issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, HSAC believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all HSAC stock that they beneficially own, subject to applicable community property laws. All HSAC stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership under the header “Pre-Business Combination” in the table below does not reflect record of beneficial ownership of any common stock issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of September 30, 2019.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 56,565,277 HSAC Shares to be outstanding upon consummation of the Business Combination and reflects the automatic conversion of 86,044,267 Immunovant Shares into approximately 42,180,277 HSAC Shares at the closing of the Business Combination, but does not take into account (a) any warrants, options other convertible securities issued and outstanding as of the date hereof (see the section titled “Description of HSAC’s Securities” for a discussion of all HSAC’s securities that are currently outstanding), and (b) any valuation adjustments to the number of merger consideration shares that will be issued to the Immunovant stockholders except for those disclosed in the unaudited pro forma financial statements included in this proxy statement/prospectus, and (c) payment of any Earnout Shares in the Share Exchange Agreement. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by HSAC’s existing stockholders in HSAC will be different.

The expected beneficial ownership of common stock post-Business Combination under the header “Post-Business Combination — Assuming No Redemption” assumes none of the HSAC Shares having been redeemed.

The expected beneficial ownership of common stock post-Business Combination under the header “Post-Business Combination — Assuming Maximum Redemption” assumes 4,578,600 HSAC Shares having been redeemed. As of the Record Date, HSAC had entered into (1) voting agreements with holders of 4,547,000 HSAC Shares pursuant to which such stockholders, agreed to vote in favor of the transactions contemplated by the Share Exchange Agreement and to not redeem or sell their shares, and (2) agreements with other investors that have agreed to purchase up to 2,374,400 HSAC Shares at HSAC’s request and not to redeem such HSAC Shares in connection with the closing of the Business Combination.

	Pre-Business Combination		Post-Business Combination
	Number of Shares		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Class	Number of Shares	% of Class	Number of Shares	% of Class
Health Sciences Holdings, LLC (HSAC’s sponsor)(2)	2,775,000	19.3%	2,775,000	4.9%	2,058,350	4.0%
Roivant Sciences Ltd.(3)	—	—	37,024,917	65.5	37,024,917	72.2
Adage Capital Partners, L.P.(4)	1,020,000	7.1	1,020,000	1.8	1,020,000	2.0
Cormorant Asset Management, LP(5)	1,080,000	7.5	1,080,000	1.9	1,080,000	2.1
RTW Entities(6)	—	—	3,526,907	6.2	3,526,907	6.9
Roderick Wong, M.D.(6)	—	—	3,526,907	6.2	3,526,907	6.9
Naveen Yalamanchi, M.D.	—	—	—	—	—	—
Alice Lee, J.D.	—	—	—	—	—	—
Stephanie A Sirota	—	—	—	—	—	—
Pedro Granadillo	20,000	*	20,000	*	20,000	*
Sukumar Nagendran, M.D.	20,000	*	20,000	*	20,000	*
Gotham Makker, M.D.	20,000	*	20,000	*	20,000	*
George Migausky	20,000	*	20,000	*	20,000	*
Peter Salzmann, M.D., M.B.A.	—	—	—	—	—	—
Sandeep C. Kulkarni, M.D.(7)	—	—	104,453	*	104,453	*
Robert K. Zeldin, M.D., FAAAAI	—	—	—	—	—	—
W. Bradford Middlekauff, J.D.	—	—	—	—	—	—
Myrtle S. Potter	—	—	—	—	—	—
Frank M. Torti, M.D.	—	—	—	—	—	—
Atul Pande, M.D.	—	—	—	—	—	—
Andrew Fromkin	—	—	—	—	—	—
Douglas Hughes	—	—	—	—	—	—
All directors and executive officers (10 individuals) as a group post-Business Combination	20,000	*	124,453	*	124,453	*

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is 412 West 15th Street, Floor 9, New York, New York 10011.

(2)      The shares held by the Sponsor post-Business Combination assuming no redemption and maximum redemption includes 1,800,000 shares and 1,083,350 shares, respectively, that would be subject to forfeiture in accordance with the Sponsor Restricted Stock Agreement. See “The Share Exchange Agreement — Related Agreements — Sponsor Restricted Stock Agreement.” HSAC’s sponsor is governed by a board of directors consisting of three directors: Roderick Wong, M.D., Naveen Yalamanchi, M.D., and Alice Lee. Each director has one vote, and the approval of a majority of the directors is required to approve an action of HSAC sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of HSAC’s sponsor exercises voting or dispositive control over any of the securities held by HSAC sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(3)      Includes 10,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at any time at the option of the holder into one share of common stock. RSL will own all of the authorized and outstanding shares of Series A Preferred Stock upon closing of the Business Combination, and will be entitled to elect a specified number of directors to the Combined Company’s board of directors. See the sections titled “The Amendment Proposal” and “Description of the Combined Company’s Securities.” Sakshi Chhabra, Andrew Lo, Patrick Machado, Keith Manchester, M.D., Ilan Oren and Vivek Ramaswamy are the members of the board of directors of RSL and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by this entity. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The principal business address of RSL is Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom.

(4)      Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116. Adage Capital Partners, L.P. has the power to dispose of and the power to vote the HSAC Shares beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP. L.L.C. Adage Capital Advisors, L.L.C., as managing member of Adage Capital Partners GP, L.L.C., directs the operations of Adage Capital Partners GP, L.L.C. Robert Atchinson and Phillip Gross are managing members of Adage Capital Advisors, L.L.C. and have shared power to vote the HSAC Shares beneficial owned by Adage Capital Partners, L.P.

(5)      Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116. Shares reported herein for Cormorant Asset Management, LP represent shares which are beneficially by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and Cormorant Private Healthcare Fund II, LP (“Fund II”), as reported herein, and a managed account (the “Account”). Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund, Fund II and the Account. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP.

(6)      Consists of shares owned by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. Roderick Wong M.D. has voting and dispositive power over the shares owned by the RTW Entities.

(7)      Consists of shares issuable pursuant to an option exercisable within 60 days after September 30, 2019.

CERTAIN TRANSACTIONS

Certain Transactions of HSAC

Insider Shares

In December 2018, HSAC’s sponsor purchased an aggregate of 2,875,000 shares for an aggregate purchase price of $25,000.

Health Sciences Holdings, LLC, HSAC’s sponsor, purchased from HSAC an aggregate of 10,000,000 warrants, or “private warrants,” at $0.50 per private warrant (for a total purchase price of $5,000,000), with each warrant exercisable for one share of common stock at an exercise price of $11.50 per share simultaneously with the closing of HSAC’s IPO.

The holders of HSAC’s insider shares issued and outstanding on the date of the prospectus covering the HSAC Shares, as well as the holders of the Private Warrants (and all underlying securities) and any securities HSAC’s initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to HSAC, are entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands that HSAC register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these HSAC Shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans made to HSAC can elect to exercise these registration rights at any time after HSAC consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to HSAC consummation of a business combination. HSAC will bear the expenses incurred in connection with the filing of any such registration statements.

Potential Conflicts of Interest

To minimize potential conflicts of interest, HSAC has agreed not to consummate a business combination with an entity which is affiliated with any of HSAC’s initial stockholders unless HSAC obtains an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of HSAC’s existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of Immunovant

Note Financing Transactions

On June 11, 2019, Immunovant issued an interest-free promissory note to RSL in the amount of $5.0 million, which was due and payable at the earlier of December 12, 2019 or upon demand by RSL. Subsequently, on August 7, 2019, Immunovant cancelled this note and entered into a Promissory Note with RSL in the amount of $5.0 million under the same terms as the Promissory Notes in the aggregate principal amount of $25.0 million entered into with the RTW Entities. On September 26, 2019, Immunovant repaid $2.5 million of the principal amount of the Promissory Note issued to RSL and $2.5 million of the aggregate principal amount of the Promissory Notes issued to the RTW Entities, and the accrued interest on such amounts was forgiven.

The outstanding Promissory Notes with RSL and the RTW Entities automatically convert immediately prior to the consummation of the Business Combination into Immunovant Shares exchangeable for an aggregate of 2,500,000 HSAC Shares upon the closing of the Business Combination. In addition, the Promissory Notes bear interest at a rate of 5% per year, which interest will be waived and cancelled immediately prior to the closing of the Business Combination. In the event that the Business Combination is not consummated, the Promissory Notes will be convertible into Immunovant Shares in connection with certain qualified equity financings or other strategic transactions that Immunovant may enter into in the future.

In July 2019, ISG issued a promissory note to RSL in the amount of $2.9 million with a 180-day term. The promissory note does not have a stated interest rate and is payable on demand upon the expiration of the term.

Investors’ Rights and Right of First Refusal and Co-Sale Agreements

In December 2018, Immunovant entered into an investors’ rights agreement and a right of first refusal and co-sale agreement with RSL, Immunovant’s controlling shareholder, and the other investors party thereto. These agreements, among other things, provided such stockholders certain registration rights with respect to the Immunovant Shares, including the right to demand that Immunovant files a registration statement or request that their shares be covered by a registration statement that Immunovant is otherwise filing, and right of first refusal and co-sale rights. Upon the closing of the Business Combination the right of first refusal and co-sale agreement will terminate. Immunovant’s investors will continue to have the registration rights granted under the investors’ rights agreement.

HanAll Agreement Assignment and Sublicense

In December 2018, Immunovant obtained and assumed all rights, title, interest and obligations under the HanAll Agreement from RSG, including all rights to IMVT-1401 from RSG in the Licensed Territory, pursuant to an assignment and assumption agreement between RSG and Immunovant’s wholly owned subsidiary, ISG, for an aggregate purchase price of $37.8 million plus value-added tax of $2.9 million.

Affiliate Services Agreements

Immunovant has entered into services agreements with each of Roivant Sciences, Inc. and Roivant Sciences GmbH, wholly owned subsidiaries of Immunovant’s controlling shareholder RSL, each as further described below. Pursuant to these services agreements, for the period from Immunovant’s formation through March 31, 2019, Immunovant incurred expenses of $2.3 million, inclusive of the mark-up under these agreements.

Roivant Sciences, Inc. Services Agreement

Effective as of August 20, 2018, Immunovant and Immunovant’s wholly owned subsidiaries, Immunovant, Inc. and ISG, entered into a services agreement with RSI, a wholly owned subsidiary of RSL (the “RSI Services Agreement”) pursuant to which RSI provides Immunovant with various services, including, but not limited to, services related to development, administrative and financial activities. Following the closing of the Business Combination, Immunovant expects that Immunovant’s reliance on RSI will decrease over time as Immunovant, Immunovant, Inc., ISG and any other future subsidiary of Immunovant continue to hire the necessary personnel to manage the development and potential commercialization of IMVT-1401 or any future product candidates.

Under the terms of the RSI Services Agreement, Immunovant is obligated to pay or reimburse RSI for the costs it, or third parties acting on its behalf, incur(s) in providing services to Immunovant. In addition, Immunovant is obligated to pay to RSI a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting, tax, health, safety, environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSI Services Agreement, RSI has agreed to indemnify Immunovant, Immunovant, Inc. and ISG, and each Immunovant’s respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. In addition, Immunovant, Immunovant, Inc. and ISG have agreed to indemnify RSI and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. Such indemnification obligations will not exceed the payments made by Immunovant, by Immunovant, Inc. and by ISG under the RSI Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSI Services Agreement will continue until terminated upon 90 days’ written notice by RSI or by either Immunovant, Inc. or ISG with respect to the services either such party receives thereunder.

Roivant Sciences GmbH Services Agreement

Effective as of August 20, 2018, ISG entered into a services agreement with RSG, a wholly owned subsidiary of RSL (the “RSG Services Agreement”) pursuant to which RSG provides ISG with various services, including, but not limited to, services related to development, administrative and financial activities. Following the closing of this Business Combination, Immunovant expects that reliance on RSG by ISG will decrease over time as ISG hires the necessary personnel to manage the development and potential commercialization of IMVT-1401 or any future product candidates.

Under the terms of the RSG Services Agreement, ISG is obligated to pay or reimburse RSG for the costs it, or third parties acting on its behalf, incur(s) in providing services to Immunovant. In addition, ISG is obligated to pay to RSG a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety, environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to drug discovery and development from target identification through regulatory approval.

Under the RSG Services Agreement, RSG has agreed to indemnify ISG, and each of its officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. ISG has also agreed to indemnify RSG and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. Such indemnification obligations will not exceed the payments made by ISG under the RSG Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSG Services Agreement will continue until terminated by RSG or ISG upon 90 days’ written notice.

RSL Information Sharing and Cooperation Agreement

In December 2018, Immunovant entered into an amended and restated information sharing and cooperation agreement (the “Cooperation Agreement”) with RSL. The Cooperation Agreement, among other things: (1) obligates Immunovant to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements; (2) requires Immunovant to supply certain material information to RSL to assist it in preparing any future SEC filings; and (3) requires Immunovant to implement and observe certain policies and procedures related to applicable laws and regulations. Immunovant has agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a shareholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to Immunovant or any of Immunovant’s subsidiaries, subject to certain limitations set forth in the Cooperation Agreement. No amounts have been paid or received under this agreement; however, Immunovant believes this agreement is material to Immunovant’s business and operations.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of (1) the mutual written consent of the parties or (2) the later of when RSL is no longer (a) required by GAAP to consolidate Immunovant’s results of operations and financial position, account for its investment in Immunovant under the equity method of accounting or, by any rule of the SEC, include Immunovant’s separate financial statements in any filings it may make with the SEC and (b) has the right to elect directors constituting a majority of Immunovant’s board of directors.

Employment Arrangements

Prior to the Business Combination, each of Immunovant’s executive officers has been employed by Immunovant’s wholly owned subsidiary, Immunovant, Inc., and provides services to Immunovant pursuant to an inter-company services agreement between Immunovant and Immunovant, Inc. and ISG. Immunovant, Inc. has an employment agreement or offer letter with each of Immunovant’s executive officers that sets forth the initial terms and conditions of employment.

Certain Transactions of the Combined Company

Indemnification Agreements

In connection with the Business Combination, the Combined Company will enter into indemnification agreements with each of its directors and executive officers. These indemnification agreements will provide the directors and executive officers with contractual rights to indemnification and expense advancement.

Related Person Transaction Policy

The Combined Company expects to adopt a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective upon the consummation of the Business Combination. For purposes of the Combined Company’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Combined Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Combined Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Combined Company’s voting securities, including RSL, and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Combined Company’s management must present information regarding the related person transaction to the Combined Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Combined Company’s board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Combined Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Combined Company will collect information that the Combined Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Combined Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Combined Company’s Code of Conduct that the Combined Company expects to adopt prior to the closing of this Business Combination, the Combined Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Combined Company’s audit committee, or other independent body of its board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•        the risks, costs and benefits to the Combined Company;

•        the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Combined Company’s audit committee, or other independent body of the Combined Company’s board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Combined Company’s best interests and those of the Combined Company’s stockholders, as the Combined Company’s audit committee, or other independent body of the Combined Company’s board of directors, determines in the good faith exercise of its discretion.

DESCRIPTION OF HSAC’S SECURITIES

General

HSAC’s certificate of incorporation currently authorizes the issuance of 30,000,000 HSAC Shares, par value $0.0001 per share. As of the date of this proxy statement, [•] HSAC Shares are issued and outstanding, held by the Sponsor, its directors, and affiliates of its management team.

Units

Each HSAC Unit consists of one HSAC Share and one HSAC Warrant. Each HSAC Warrant entitles the holder thereof to purchase one-half of an HSAC Share at a price of $11.50 per whole share, subject to adjustment as described in the prospectus covering the HSAC Shares. Each HSAC Warrant will become exercisable on the later of one year after the closing of the IPO or the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption. Pursuant to the warrant agreement, a warrantholder may exercise its HSAC Warrants only for a whole number of HSAC Shares. This means that only an even number of HSAC Shares may be exercised at any given time by a warrantholder. For example, if a warrant holder holds one HSAC Warrant to purchase one-half of one share, such HSAC Warrant shall not be exercisable. If a warrantholder holds two HSAC Warrants, such HSAC Warrants will be exercisable for one share.

Common Stock

HSAC holders of record of HSAC Shares are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve an initial business combination, its insiders, officers and directors, have agreed to vote the HSAC Shares owned by them immediately prior to the IPO, including both the insider shares and any shares acquired in the IPO or following the IPO in the open market, in favor of a proposed business combination.

HSAC will consummate its initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause its net tangible assets to be less than $5,000,001 and a majority of the outstanding HSAC Shares voted are voted in favor of the business combination.

Pursuant to HSAC’s certificate of incorporation, if it does not consummate the initial business combination within 24 months from the closing of the IPO, HSAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to HSAC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. HSAC’s insiders have agreed to waive their rights to share in any distribution with respect to their insider shares.

HSAC stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the HSAC Shares, except that public stockholders have the right to sell their shares to HSAC in any tender offer or have their HSAC Shares converted to cash equal to their pro rata share of the Trust Account if they vote on the proposed business combination and the business combination is completed. If HSAC hold a stockholder vote to amend any provisions of its certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which HSAC has to complete a business combination), HSAC will provide its public stockholders with the opportunity to redeem their HSAC Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to HSAC to pay its franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the Trust Account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Warrants

Each HSAC Warrant entitles the registered holder to purchase one-half (1/2) of an HSAC Share at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of one year after the closing of the IPO or the consummation of an initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its HSAC Warrants only for a whole number of shares. This means that only an even number of HSAC Warrants may be exercised at any given time by a warrantholder. However, no HSAC Warrants will be exercisable for cash unless HSAC has an effective and current registration statement covering the HSAC Shares issuable upon exercise of the HSAC Warrants and a current prospectus relating to such HSAC Shares. Notwithstanding the foregoing, if a registration statement covering the HSAC Shares issuable upon exercise of the HSAC Warrants is not effective within 120 days from the closing of HSAC’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when HSAC shall have failed to maintain an effective registration statement, exercise HSAC Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The HSAC Warrants will expire five years from the closing of HSAC’s initial business combination at 5:00 p.m., New York City time.

The Private Warrants are identical to the HSAC Warrants underlying the HSAC Units except that (i) each Private Warrant is exercisable for one HSAC Share at an exercise price of $11.50 per share, and (ii) such Private Warrants will be exercisable for cash (even if a registration statement covering the HSAC Shares issuable upon exercise of such Private Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by HSAC, in each case so long as they are still held by the initial purchasers or their affiliates.

HSAC may call the outstanding HSAC Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $.01 per HSAC Warrant:

•        at any time while the HSAC Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the HSAC Shares equals or exceeds $16.50 per share,

•        for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the HSAC Shares,

underlying such HSAC Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the HSAC Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a HSAC Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such HSAC Warrant.

The redemption criteria for the HSAC Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the HSAC Warrant exercise price so that if the HSAC Share price declines as a result of HSAC’s redemption call, the redemption will not cause the share price to drop below the exercise price of the HSAC Warrants.

If HSAC calls the HSAC Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise HSAC Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the HSAC Warrants for that number of HSAC Shares equal to the quotient obtained by dividing (x) the product of the number of HSAC Shares underlying the HSAC Warrants, multiplied by the difference between the exercise price of the HSAC Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of HSAC Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of HSAC Warrants. Whether HSAC will exercise its option to require all holders to exercise their HSAC Warrants on a “cashless basis” will depend on a variety of factors including the price of HSAC Shares at the time the HSAC Warrants are called for redemption, its cash needs at such time and concerns regarding dilutive share issuances.

The HSAC Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and HSAC. The warrant agreement provides that the terms of the HSAC Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding HSAC Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of HSAC Shares issuable on exercise of the HSAC Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or HSAC’s recapitalization, reorganization, merger or consolidation. However, the HSAC Warrants will not be adjusted for issuances of HSAC Shares at a price below their respective exercise prices.

The HSAC Warrants may be exercised upon surrender of the HSAC Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the HSAC Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to HSAC, for the number of HSAC Warrants being exercised. The warrant holders do not have the rights or privileges of holders of HSAC Shares and any voting rights until they exercise their HSAC Warrants and receive HSAC Shares. After the issuance of HSAC Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no HSAC Warrants will be exercisable for cash and HSAC will not be obligated to issue HSAC Shares unless at the time a holder seeks to exercise such HSAC Warrant, a prospectus relating to the HSAC Shares issuable upon exercise of the HSAC Warrants is current and the HSAC Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the HSAC Warrants. Under the terms of the warrant agreement, HSAC has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the HSAC Shares issuable upon exercise of the HSAC Warrants until the expiration of the HSAC Warrants. However, HSAC cannot assure you that it will be able to do so and, if it does not maintain a current prospectus relating to the HSAC Shares issuable upon exercise of the HSAC Warrants, holders will be unable to exercise their HSAC Warrants and it will not be required to settle any such warrant exercise. If the prospectus relating to the HSAC Shares issuable upon the exercise of the HSAC Warrants is not current or if the HSAC Shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the HSAC Warrants reside, HSAC will not be required to net cash settle or cash settle the HSAC Warrant exercise, the HSAC Warrants may have no value, the market for the HSAC Warrants may be limited and the HSAC Warrants may expire worthless.

HSAC Warrant holders may elect to be subject to a restriction on the exercise of their HSAC Warrants such that an electing HSAC Warrant holder would not be able to exercise their HSAC Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the HSAC Shares outstanding.

No fractional shares will be issued upon exercise of the HSAC Warrants. If, upon exercise of the HSAC Warrants, a holder would be entitled to receive a fractional interest in a share, HSAC will, upon exercise, round down to the nearest whole number of HSAC Shares to be issued to the warrant holder.

Contractual Arrangements with respect to Certain Warrants

HSAC has agreed that so long as the Private Warrants are still held by the initial purchasers or their affiliates, it will not redeem such Private Warrants and HSAC will allow the holders to exercise such Private Warrants on a cashless basis (even if a registration statement covering the HSAC Shares issuable upon exercise of such Private Warrants is not effective). However, once any of the foregoing Private Warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the Private Warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the Private Warrants for cash even if a registration statement covering the HSAC Shares issuable upon exercise of such Private Warrants is not effective and receive unregistered HSAC Shares.

Dividends

HSAC has not paid any cash dividends on HSAC Shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon HSAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of HSAC’s then board of directors. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

HSAC’s Transfer Agent and Warrant Agent

The transfer agent for HSAC Shares and warrant agent for HSAC Warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and the HSAC’s Certificate of Incorporation and By-Laws

HSAC is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 10% or more of HSAC’s outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of HSAC’s assets. However, the above provisions of Section 203 do not apply if:

•        the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of HSAC’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded HSAC Shares; or

•        on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of HSAC’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Special Meeting of Stockholders

HSAC’s bylaws provide that special meetings of its stockholders may be called only by a majority vote of the Board, by its chief executive officer or by its chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

HSAC’s bylaws provide that stockholders seeking to bring business before its annual meeting of stockholders, or to nominate candidates for election as directors at HSAC’s annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to HSAC’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. HSAC’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude HSAC’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at HSAC’s annual meeting of stockholders.

Authorized but Unissued Shares

HSAC’s authorized but unissued HSAC Shares and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of HSAC by means of a proxy contest, tender offer, merger or otherwise.

HSAC’s Transfer Agent

The transfer agent for HSAC’s securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES

The following is a summary of the rights of the Combined Company’s common stock and preferred stock. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is appended to this proxy statement as Annex B.

General

Following the closing of the Business Combination, the authorized capital stock of the Combined Company will consist of 500,000,000 shares of common stock, par value $0.0001 per share, 10,000 shares of Series A preferred Stock, par value $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Common Stock

Holders of the common stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than the directors that holders of Series A Preferred Stock are entitled to elect or any directors that the holders of any undesignated preferred stock that may be issued in the future may be entitled to elect. Subject to preferences of the Series A Preferred Stock and any preferences that may be applicable to any then outstanding blank check preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Series A Preferred Stock

Holder(s) of the Series A Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the Record Date for determining stockholders entitled to vote on such matter, and do not have cumulative voting rights.

The holder(s) of a majority of outstanding shares of Series A Preferred Stock, exclusively and as a separate class, will be entitled to elect: (1) four Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, (2) three Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, and (3) two Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors. Any Series A Preferred Director so elected may be removed without cause by, and only by, the affirmative vote of the Series A Preferred Holder(s), given either at a special meeting of the Series A Preferred Holder(s) duly called for that purpose or pursuant to a written consent of the Series A Preferred Holder(s).

Each share of Series A Preferred Stock is convertible at any time at the option of the holder into one share of common stock. After the closing of the Business Combination, on any transfer of shares of Series A Preferred Stock, whether or not for value, each such transferred share will automatically convert into one share of common stock, except for certain transfers described in the Amended Charter.

Each share of Series A Preferred Stock will automatically convert into one share of common stock of the Combined Company at such time as the holder(s) of Series A Preferred Stock hold less than 25% of the total voting power of the Combined Company’s outstanding shares.

Blank Check Preferred Stock

Under the terms of the Amended Charter, which will be in effect immediately prior to the closing of the Business Combination, the Combined Company’s board of directors has the authority, without further action by its stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting, and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The Combined Company’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Combined Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Liquidation Rights

In the event of the Combined Company’s liquidation, dissolution, or winding up, the holder(s) of the Series A Preferred Stock will receive first an amount per share equal to $0.01 and then the holders of the Series A Preferred stock and the common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of the Combined Company’s debts and other liabilities, subject any blank check preferred stock then outstanding.

No Preemptive or Similar Rights

Holders of the Series A Preferred Stock and common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Series A Preferred Stock and common stock.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to present proposals for inclusion in HSAC’s proxy materials for the next Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. HSAC anticipate holding its next annual meeting on [•], 2020. To be eligible, the stockholder proposals must be received by its Secretary at its principal executive office on or before [•], 2020. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of HSAC’s outstanding stock in order to submit a proposal which you seek to have included in HSAC’s proxy materials. HSAC may, subject to SEC review and guidelines, decline to include any proposal in HSAC’s proxy materials.

Stockholders who wish to make a proposal at the next Annual Meeting, other than one that will be included in HSAC’s proxy materials, must notify HSAC no later than [•], 2020. If a stockholder who wishes to present a proposal fails to notify HSAC by [•], 2020, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Management of HSAC knows of no other matters which may be brought before the HSAC special meeting. If any matter other than the proposed Business Combination or related matters should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

HSAC is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the Securities and Exchange Commission.

The SEC’s rules allow HSAC to “incorporate by reference” information into this proxy statement, which means that HSAC can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. HSAC has filed the documents listed below with the SEC, and these documents are incorporated herein by reference:

•        The financial statements of HSAC for the nine months ended September 30, 2019 are incorporated herein by reference to pages 1-12 of HSAC’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2019.

•        The financial statements of HSAC for the year ended December 31, 2018 are incorporated herein by reference to pages F-1 – F-14 of HSAC’s Registration Statement on Form S-1 filed with the SEC on May 3, 2019.

Neither HSAC nor Immunovant has authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to HSAC stockholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

IMMUNOVANT SCIENCES LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Immunovant Sciences Ltd.

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of Immunovant Sciences Ltd. (the Company) as of March 31, 2019 and 2018, the related combined and consolidated statements of operations, comprehensive loss, equity and cash flows for the year ended March 31, 2019 and the period from December 19, 2017 to March 31, 2018, and the related notes (collectively referred to as the “combined and consolidated financial statements”). In our opinion, the combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended March 31, 2019 and the period from December 19, 2017 to March 31, 2018 in conformity with U.S. generally accepted accounting principles.

The Company’s ability to continue as a going concern

The accompanying combined and consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1[B] to the financial statements, the Company has incurred losses from operations since inception, has insufficient capital to fund its operations, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1[B]. The combined and consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

Iselin, New Jersey
May 29, 2019

IMMUNOVANT SCIENCES LTD.

Combined and Consolidated Balance Sheets

	MARCH 31,
	2018	2019
Assets
Current assets:
Cash	$—	$6,985,089
Prepaid expenses	113,170	2,632,044
Income tax receivable	—	48,876
Value-added tax receivable	—	2,912,809
Total current assets	113,170	12,578,818
Property and equipment, net	—	54,108
Deferred initial public offering costs	—	1,195,053
Total assets	$113,170	$13,827,979
Liabilities and Equity
Current liabilities:
Accounts payable	$1,135,865	$207,524
Accrued expenses	474,020	6,224,566
Due to Roivant Sciences Ltd.	—	58,556
Total liabilities	1,609,885	6,490,646
Commitments and contingencies (Note 9)
Equity:
Common shares, par value $0.00001 per share, 1,000,000,000 shares authorized, 78,906,250 issued and outstanding at March 31, 2019	—	789
Common shares subscribed	—	(750)
Additional paid-in capital	—	31,829,654
Net parent investment	(1,657,695)	—
Accumulated other comprehensive income	160,980	345,513
Accumulated deficit	—	(24,837,873)
Total equity	(1,496,715)	7,337,333
Total liabilities and equity	$113,170	$13,827,979

The accompanying notes are an integral part of these audited combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

Combined and Consolidated Statements of Operations

	Period from December 19, 2017 to March 31, 2018	Year Ended March 31, 2019
Operating expenses:
Research and development (includes $203,406 and $1,192,770 of share-based compensation expense during the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019, respectively)(1)	$33,815,863	$25,733,274
General and administrative (includes $249,716 and $115,494 of share-based compensation expense during the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019, respectively)(2)	369,279	2,691,946
Total operating expenses	34,185,142	28,425,220
Other expense, net	—	155,480
Loss before provision for income taxes	(34,185,142)	(28,580,700)
Income tax expense	—	18,724
Net loss	$(34,185,142)	$(28,599,424)
Net loss per common share – basic and diluted	$(3.42)	$(0.63)
Weighted average common shares outstanding – basic and diluted	10,000,000	45,333,048

____________

(1)      Includes $843,773 and $3,582,269 of costs allocated from Roivant Sciences Ltd. during the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019, respectively.

(2)      Includes $369,279 and $1,179,789 of costs allocated from Roivant Sciences Ltd. during the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019, respectively.

The accompanying notes are an integral part of these audited combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

Combined and Consolidated Statements of Comprehensive Loss

	Period from December 19, 2017 to March 31, 2018	YEAR ENDED MARCH 31, 2019
Net loss	$(34,185,142)	$(28,599,424)
Other comprehensive income:
Foreign currency translation adjustment	160,980	184,533
Total other comprehensive income	160,980	184,533
Comprehensive loss	$(34,024,162)	$(28,414,891)

The accompanying notes are an integral part of these audited combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

Combined and Consolidated Statements of Equity

	COMMON SHARES		COMMON SHARES SUBSCRIBED	ADDITIONAL PAID-IN- CAPITAL	NET PARENT INVESTMENT	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL EQUITY
	SHARES	AMOUNT
Balance at December 19, 2017	—	$—	$—	$—	$—	$—	$—	$—
Net transfers from parent	—	—	—	—	32,527,447	—	—	32,527,447
Foreign currency translation adjustment	—	—	—	—	—	—	160,980	160,980
Net loss	—	—	—	—	(34,185,142)	—	—	(34,185,142)
Balance at March 31, 2018	—	$—	$—	$—	$(1,657,695)	$—	$160,980	$(1,496,715)
Net transfers from parent	—	—	—	—	5,419,246	—	—	5,419,246
Foreign currency translation adjustment	—	—	—	—	—	—	34,729	34,729
Net loss	—	—	—	—	(4,368,384)	—	—	(4,368,384)
Balance at July 6, 2018 (date of formation)	10,000,000	$100	$(100)	$—	$(606,833)	$—	$195,709	$(411,124)
Common share subscription	65,000,000	650	(650)	—	—	—	—	—
Issuance of common shares, net	3,906,250	39	—	14,745,721	—	—	—	14,745,760
Transfer to Accumulated Deficit	—	—	—	—	606,833	(606,833)	—	—
Cash contribution	—	—	—	13,900,550	—	—	—	13,900,550
Capital contribution – share-based compensation	—	—	—	922,181	—	—	—	922,181
Capital contribution – expenses allocated from Roivant Sciences, Ltd.	—	—	—	2,230,398	—	—	—	2,230,398
Share-based compensation	—	—	—	30,804	—	—	—	30,804
Foreign currency translation adjustment	—	—	—	—	—	—	149,804	149,804
Net loss	—	—	—	—	—	(24,231,040)	—	(24,231,040)
Balance at March 31, 2019	78,906,250	$789	$(750)	$31,829,654	$—	$(24,837,873)	$345,513	$7,337,333

The accompanying notes are an integral part of these audited combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

Combined and Consolidated Statements of Cash Flows

	PERIOD FROM DECEMBER 19, 2017 TO MARCH 31, 2018	YEAR ENDED MARCH 31, 2019
Cash flows from operating activities:
Net loss	$(34,185,142)	$(28,599,424)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	453,122	1,308,264
Depreciation expense	—	10,240
Unrealized currency translation adjustment	160,980	184,533
Changes in operating assets and liabilities:
Prepaid expenses	(113,170)	(2,518,874)
Income tax receivable	—	(48,876)
Value-added tax receivable	—	(2,912,809)
Accounts payable	1,135,865	(928,341)
Accrued expenses	474,020	4,911,690
Due to Roivant Sciences Ltd.	—	46,020
Net cash used in operating activities	(32,074,325)	(28,547,577)
Cash flows from investing activities:
Purchases of property and equipment	—	(51,812)
Net cash used in investing activities	—	(51,812)
Cash flows from financing activities:
Capital contributions	—	16,130,948
Net Parent investment	32,074,325	5,063,967
Net proceeds from issuance of common shares	—	14,910,760
Payment of deferred initial public offering costs	—	(521,197)
Net cash provided by financing activities	32,074,325	35,584,478
Net change in cash	—	6,985,089
Cash – beginning of period	—	—
Cash – end of period	$—	6,985,089
Non-cash investing and financing activities:
Purchase of property and equipment in amounts due to Roivant Sciences Ltd.	$—	$12,536
Reclassification of net parent investment to accumulated deficit	$—	$606,833
Common share issuance costs in accrued expenses	$—	$165,000
Deferred initial public offering costs in accrued expenses	$—	$673,856
Supplementary disclosure of cash paid:
Income taxes	$—	$67,500

The accompanying notes are an integral part of these audited combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 1 — Description of Business and Liquidity

[A] Description of Business:

Immunovant Sciences Ltd. and its subsidiaries (collectively, the “Company”) is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for patients suffering from debilitating autoimmune diseases. The Company is developing a fully human monoclonal antibody (“IMVT-1401”) that selectively binds to and inhibits the neonatal fragment crystallizable receptor. The Company intends to develop IMVT-1401 for indications in which there is robust evidence that pathogenic immunoglobulin G antibodies drive disease manifestation and in which reduction of these antibodies should lead to clinical benefit for patients with debilitating autoimmune diseases.

The Company was founded on July 6, 2018 as a Bermuda Exempted Limited Company and a wholly owned subsidiary of Roivant Sciences Ltd. (“RSL”). In July 2018, the Company incorporated as its wholly owned subsidiaries, Immunovant Sciences Holdings Ltd. (“ISHL”), a private limited company incorporated under the laws of England and Wales and Immunovant, Inc., a Delaware corporation based in the United States of America. In August 2018, the Company incorporated its wholly owned subsidiary, Immunovant Sciences GmbH (“ISG”), a limited liability company formed under the laws of Switzerland. ISG holds all of the Company’s intellectual property rights.

On December 19, 2017, Roivant Sciences GmbH (“RSG”), a wholly owned subsidiary of RSL, entered into a license agreement (the “HanAll Agreement”) with HanAll BioPharma Co., Ltd., a Korean limited liability company (“HanAll”). Under the HanAll Agreement, RSG received (1) the non-exclusive right to manufacture and (2) the exclusive, royalty-bearing right to develop, import, use and commercialize the antibody referred to as IMVT-1401 and certain back-up and next-generation antibodies, and products containing such antibodies, in the United States, Canada, Mexico, the European Union, the United Kingdom, Switzerland, the Middle East, North Africa and Latin America. On December 7, 2018, RSG entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with ISG to assign this technology, as well as RSG’s know how and patents necessary for the development, manufacture or commercialization of any compound or product based on the technology licensed from HanAll. These patents and know-how, initially sublicensed by the Company from RSG in August 2018, formed the basis of the Company’s development of its primary investigational product, IMVT-1401. Please refer to Note 3 for further details.

Since its inception, the Company has devoted substantially all of its efforts to organizing and staffing the Company, acquiring product candidates, and preparing for and advancing them into clinical development. The Company has determined that it has one operating and reporting segment as it allocates resources and assesses financial performance on a consolidated basis.

[B] Going Concern and Management’s Plans:

The Company has not been capitalized with sufficient funding to conduct its operations. Certain costs of conducting the Company’s operations were paid by RSL or RSL’s wholly owned subsidiaries, Roivant Sciences, Inc. (“RSI”) and RSG. The Company has not generated any revenues and does not anticipate generating any revenues unless and until it successfully completes development and obtains regulatory approval for IMVT-1401 or any future product candidate. Since the Company has limited cash on hand to complete its clinical development and no credit facilities, the Company is dependent upon RSL and its affiliates to provide services and funding to support the operations of the Company until, at least, such time as an external financing is completed.

The accompanying combined and consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The combined and consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, it can obtain marketing approval to sell, and then generate significant sales from a product. Substantial additional

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 1 — Description of Business and Liquidity (cont.)

financing will be needed by the Company to fund its operations and to develop and commercialize a product. As a result, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the sale of debt or equity financings, or other arrangements; however, there can be no assurance that the Company will be able to raise additional capital when needed or under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to shareholders. If the Company is unable to obtain such additional financing, operations would need to be scaled back or discontinued. The Company is currently exploring external financing alternatives which will be needed by the Company to fund its operations.

The Company’s future operations are highly dependent on a combination of factors, including (1) the timely and successful completion of additional financing discussed above; (2) the success of its research and development programs; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies, (4) the Company’s ability to manage growth of the organization; (5) the Company’s ability to protect its technology and products; and, ultimately (6) regulatory approval and market acceptance of a product.

Note 2 — Summary of Significant Accounting Policies

[A] Basis of Presentation:

The Company’s fiscal year ends on March 31. The accompanying combined and consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The Company’s financial statements are derived by carving out the historical results of operations and historical cost basis of the assets and liabilities associated with product candidate IMVT-1401, that have been contributed to the Company by RSL, from RSL’s financial statements. Because the transfer of assets and liabilities in the formation of the Company were between entities under the common control of RSL and/or its wholly owned subsidiaries (See Note 3), the financial statements of the Company have been presented as if the Company had been a separate business since the acquisition of IMVT-1401 by RSG on December 19, 2017 and accordingly, the assets, liabilities and expenses relating to the Company’s operations have been separated from RSL in the financial statements for periods prior to and after the Company’s formation through March 31, 2019. The financial statements as of and for the period ended March 31, 2018, and for the year ended March 31, 2019 include reasonable allocations for assets and liabilities and expenses attributable to the Company’s operations. Beginning on July 6, 2018 (date of formation), the combined and consolidated financial statements include the accounts of Immunovant Sciences Ltd. and its wholly owned subsidiaries, ISHL, Immunovant, Inc., and ISG. The Company has no unconsolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The carve-out financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of the upfront license fees paid to HanAll, salaries of research and development employees directly involved in the Company’s activities, share-based compensation for such employees, preclinical and clinical trial related expenses, research expenses and fees paid to scientific advisors. The indirect expenses consist of allocated employee costs, share-based compensation, legal, professional and consulting fees attributable to the Company and general and administrative overhead allocated as a proportion of the time spent by employees directly involved in the Company’s activities compared to the total time spent by all the RSI employees.

Prepaid expenses, other current assets, fixed assets, accounts payable, and accrued liabilities reflect 100% of the assets and liabilities directly related to the Company’s operations. Compensation and related expenses were allocated

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

based on the relative percentage of time utilized on company matters by the respective RSI employee. The allocation of all other assets, liabilities and expenses was based on management estimates.

The Company believes that the assumptions underlying the allocations of direct and indirect expenses as well as assets and liabilities in the carve-out financial information are reasonable, however, the financial position, results of operations and cash flows may have been materially different if the Company had operated as a stand-alone entity for the period from December 19, 2017 to March 31, 2018 and for the period from April 1, 2018 to July 6, 2018 (date of formation).

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from RSL.

In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has irrevocably elected not to avail itself of this extended transition period, and, as a result, the Company will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

[B] Use of Estimates:

The preparation of combined and consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined and consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to assets, liabilities, share-based compensation, research and development costs and income taxes. The Company bases its estimates and assumptions on historical experience and on various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

[C] Risks and Uncertainties:

The Company is subject to risks common to early stage companies in the biopharmaceutical industry including, but not limited to, uncertainties related to commercialization of products, regulatory approvals, dependence on key products, third-party service providers such as contract research organizations, protection of intellectual property rights and the ability to make milestone, royalty or other payments due under any license, collaboration or supply agreements.

[D] Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk include cash. At March 31, 2019 substantially all of the cash balance is deposited in two banking institutions that the Company believes are of high credit quality and are in excess of federally insured levels. The Company maintains its cash with accredited financial institutions and accordingly, such funds are subject to minimal credit risk. The Company has not experienced any losses on its cash deposits.

[E] Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. At March 31, 2019, cash consisted of cash in bank deposits held at financial institutions.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

[F] Property and Equipment:

Property and equipment, consisting of computers, is recorded at cost. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed to operations as incurred. Upon disposal, retirement or sale, the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in the combined and consolidated statements of operations. Depreciation is recorded using the straight-line method over the estimated useful life of three years.

The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. Recoverability is measured by comparison of the book values of the assets to future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the book value of the assets exceed their fair value, which is measured based on the projected discounted future net cash flows arising from the assets.

[G] Contingencies:

The Company may be, from time to time, a party to various disputes and claims arising from normal business activities. The Company continually assesses litigation to determine if an unfavorable outcome would lead to a probable loss or reasonably possible loss which could be estimated. The Company accrues for all contingencies at the earliest date at which the Company deems it probable that a liability has been incurred and the amount of such liability can be reasonably estimated. If the estimate of a probable loss is a range and no amount within the range is more likely than another, the Company accrues the minimum of the range. In the cases where the Company believes that a reasonably possible loss exists, the Company discloses the facts and circumstances of the litigation, including an estimable range, if possible.

[H] Research and Development Expense:

Research and development costs with no alternative future use are expensed as incurred. Payments for a product license prior to regulatory approval of the product and payments for milestones achieved prior to regulatory approval of the product are expensed in the period incurred as research and development. Milestone payments made in connection with regulatory approvals are capitalized and amortized to cost of product sales over the remaining useful life of the asset. Research and development expenses primarily consist of employee-related costs and expenses from third parties who conduct research and development activities on behalf of the Company. The estimated costs of research and development activities conducted by third-party service providers, which primarily include the conduct of clinical trials and contract manufacturing activities, are accrued over the service periods specified in the contracts and adjusted as necessary based upon an ongoing review of the level of effort and costs actually incurred. The estimate of the work completed is developed through discussions with internal personnel and external services providers as to the progress toward completion of the services and the agreed-upon fee to be paid for such services. As actual costs become known, the accrued estimates are adjusted. Such estimates are not expected to be materially different from amounts actually incurred, however the Company’s understanding of the status and timing of services performed, the number of subjects enrolled, and the rate of subject enrollment may vary from estimates and could result in reporting amounts that are higher or lower than incurred in any particular period. The estimate of accrued research and development expense is dependent, in part, upon the receipt of timely and accurate reporting from clinical research organizations and other third-party service providers.

[I] Income Taxes:

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the combined and consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between amounts in the combined and consolidated financial statements

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income tax (benefit) expense in the accompanying statement of operations in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

[J] Share-based Compensation:

Share-based awards to employees and directors are valued at fair value on the date of the grant and that fair value is recognized as share-based compensation expense over the requisite service period. The Company values its stock options that only have service vesting requirements or performance-based awards without market conditions using the Black-Scholes option pricing model. For performance-based awards with market conditions, the Company determines the fair value of awards as of the grant date using a Monte Carlo simulation model.

Certain assumptions need to be made with respect to utilizing the Black-Scholes option pricing model, including the expected life of the award, volatility of the underlying shares, the risk-free interest rate and the fair value of the Company’s common shares. Since the Company has no option exercise history, it has generally elected to estimate the expected life of an award based upon the “simplified method” with the continued use of this method extended until such time the Company has sufficient exercise history. The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the equity award. The expected share price volatility for the Company’s common shares is estimated by taking the average historical price volatility for industry peers. The Company accounts for pre-vesting award forfeitures when they occur.

As part of the valuation of share-based compensation under the Black-Scholes option pricing model, it is necessary for the Company to estimate the fair value of its common shares. Given the absence of a public trading market, and in accordance with the American Institute of Certified Public Accountants’ Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, the Company exercised reasonable judgment and considered numerous objective and subjective factors to determine its best estimate of the fair value of its common shares. The estimation of the fair value of the common shares considered factors including the following: the estimated present value of the Company’s future cash flows; the Company’s business, financial condition and results of operations; the Company’s forecasted operating performance; the illiquid nature of the Company’s common shares; industry information such as market size and growth; market capitalization of comparable companies and the estimated value of transactions such companies have engaged in; and macroeconomic conditions.

Determining the appropriate amount to expense for performance-based awards based on the achievement of stated goals requires judgment. The estimate of expense is revised periodically based on the probability of achieving the required performance targets and adjustments are made as appropriate. The cumulative impact of any revisions is reflected in the period of change. If any applicable financial performance goals are not met, no compensation expense is recognized, and any previously recognized compensation cost is reversed.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

[K] Financial Instruments:

The Company applies a fair value framework in order to measure and disclose its financial assets and liabilities. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Fair values are determined by utilizing quoted prices for similar assets and liabilities in active markets or other market observable inputs such as interest rates and yield curves.

•        Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s financial instruments consist of cash, accounts payable, and accrued expenses. These financial instruments are stated at their respective historical carrying amounts, which approximates fair value due to their short-term nature.

[L] Foreign Currency:

The Company has operations in the United States, the United Kingdom, Bermuda, and Switzerland. The results of its non-U.S. dollar based functional currency operations are translated to U.S. dollars at the average exchange rates during the period. The Company’s assets and liabilities are translated using the current exchange rate as of the combined and consolidated balance sheet date and equity is translated using historical rates. Adjustments resulting from the translation of the combined and consolidated financial statements of the Company’s foreign functional currency subsidiaries into U.S. dollars are excluded from the determination of net loss and are accumulated in a separate component of equity. Foreign exchange transaction gains and losses are included in other income (expense), net in the combined and consolidated statements of operations.

[M] Net Loss Per Common Share:

Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss applicable to common shareholders by the diluted weighted-average number of common shares outstanding during the period calculated in accordance with the treasury stock method. For the period from December 19, 2017 to March 31, 2018, there were no instruments outstanding and the net loss per share was calculated as if the shares issued at formation were outstanding for the period ended March 31, 2018. For the year ended March 31, 2019, options to purchase 387,000 common shares were not included in the calculation of diluted weighted-average number of common shares outstanding because they were anti-dilutive given the net loss of the Company. The Company was formed on July 6, 2018 and basic and diluted net loss per common share was calculated assuming the shares issued at formation were outstanding for the period prior to incorporation adjusted for subsequent share issuances during the period.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

[N] Recently Issued Accounting Pronouncements:

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU No. 2016-02”), a comprehensive new lease standard that amends various aspects of existing accounting guidance for leases. The core principle of ASU No. 2016-02 requires lessees to present the assets and liabilities that arise from leases on their consolidated balance sheets. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2018. Early adoption is permitted.

The Company plans to adopt the requirements of the new lease standard effective April 1, 2019. The Company will elect the optional transition method to apply the standard as of the effective date and therefore will not apply the standard to the comparative periods presented in the financial statements. The Company will elect the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification, and initial direct costs. The Company will not elect the hindsight practical expedient, which permits the use of hindsight when determining lease term and impairment of right-of-use assets. Further, the Company will elect a short-term lease exception policy to not apply the recognition requirements of this standard to short-term leases with terms of 12 months or less and an accounting policy to account for lease and non-lease components as a single component for certain classes of assets. The Company does not expect the adoption of the standard to have a material impact on the combined and consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation-Stock Compensation (Topic 718):    Improvements to Nonemployee Share-Based Payment Accounting,” or ASU No. 2018-07. ASU No. 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. ASU No. 2018-07 is effective for interim and annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is currently evaluating the new standard and its impact on the Company’s combined and consolidated financial position, results of operations and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement,” or ASU No. 2018-13. ASU No. 2018-13 removes, modifies, and adds certain recurring and nonrecurring fair value measurement disclosures, including removing disclosures around the amount(s) of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation process for Level 3 fair value measurements, among other things. ASU No. 2018-13 adds disclosure requirements around changes in unrealized gains and losses included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and a narrative description of measurement uncertainty. The amendments in ASU No. 2018-13 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty are to be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption, with all other amendments applied retrospectively to all periods presented. Early adoption is permitted. The Company is currently evaluating the new standard and its impact on the combined and consolidated financial statements.

[O] Recently Adopted Accounting Pronouncements:

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall (Subtopic 825-10):    Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU No. 2016-01”) which requires entities with financial liabilities measured using the fair value option in ASC 825 to recognize the changes in fair value of liabilities caused by a change in instrument-specific credit risk (own credit risk) in other comprehensive income. The ASU is effective for public business entities in fiscal years beginning after December 15, 2017. Entities can early adopt certain provisions of the new standard, including the provision related to financial liabilities measured under the fair value

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

option. The Company adopted ASU No. 2016-01 as of April 1, 2018. The adoption of ASU No. 2016-01 did not have a material impact on the Company’s combined and consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force, or ASU No. 2016-18. The amendments in this update require that amounts generally described as restricted cash and restricted cash equivalents be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU No. 2016-18 is effective for annual reporting periods beginning after December 15, 2017 and is required to be adopted using a retrospective approach, if applicable, with early adoption permitted. The Company adopted ASU No. 2016-18 on April 1, 2018. The adoption of ASU No. 2016-18 did not have a material impact on the Company’s combined and consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU No. 2017-01”), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU No. 2017-01 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company has adopted this ASU as of April 1, 2018, with no impact on its financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU No. 2018-02”). ASU No. 2018-02 allows companies to reclassify stranded tax effects resulting from the Tax Cuts and Jobs Act, from accumulated other comprehensive (loss) income to retained earnings. ASU No. 2018-02 is effective for interim and annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The adoption of ASU 2018-02 on April 1, 2018 did not have a material impact on the Company’s combined and consolidated financial statements.

Note 3 — License Agreement

On December 19, 2017, RSG, a wholly owned subsidiary of RSL, entered into the HanAll Agreement with HanAll. Under the HanAll Agreement, RSG received (1) the non-exclusive right to manufacture and (2) the exclusive, royalty-bearing right to develop, import, use and commercialize the antibody referred to as IMVT-1401 and certain back-up and next-generation antibodies, and products containing such antibodies, in the United States, Canada, Mexico, the European Union, the United Kingdom, Switzerland, the Middle East, North Africa and Latin America.

In exchange for this license, RSG provided or agreed to provide the following consideration:

•        Upfront, non-refundable payment of $30.0 million;

•        Up to $20.0 million in shared (50%) research, development, and out-of-pocket costs incurred by HanAll;

•        Up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestones; and

•        Tiered royalties ranging from the mid-single digits to mid-teens on net product sales subject to reduction on a product-by-product and country-by-country basis, until the later of (1) expiration of patent and regulatory exclusivity or (2) the 11th anniversary of the first commercial sale of such product in such country.

Since acquisition of IMVT-1401, RSL and the Company have performed all the development associated with IMVT-1401 and no amounts were incurred by HanAll to research or develop the technology for the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 3 — License Agreement (cont.)

The initial in-license by RSG in December 2017 did not meet the definition of a business as the Company only received inputs in the form of an in-process research and development asset (“IPR&D”) that was licensed from HanAll. RSG did not hire, or receive, any workforce or employees working on IMVT-1401, or any research, clinical or manufacturing equipment that would qualify as processes. Further, RSG did not assume any contracts, licenses or agreements between HanAll and any third party with respect to IMVT-1401. RSG had to independently develop all clinical processes and procedures for its clinical trials through the use of internal and external resources once appropriate and acceptable resources have been identified and obtained. Therefore, the initial transaction with HanAll was not considered a business combination. Further, since the IPR&D asset had not reached technological feasibility and had no alternative future use, the $30.0 million upfront payment made by RSG was expensed as research and development expenses. The upfront payment incurred by RSL has been included in the combined and consolidated statements of operations for the period from December 19, 2017 to March 31, 2018.

On August 18, 2018, RSG entered into a sublicense agreement (the “Sublicense Agreement”) with ISG to sublicense this technology, as well as RSG’s know how and patents necessary for the development, manufacture or commercialization of any compound or product that pertain to immunology. On December 7, 2018, RSG issued a notice to terminate the Sublicense Agreement with ISG and entered into the Assignment Agreement to assign all the rights, title, interest, and future obligations under the HanAll Agreement from RSG, including all rights to IMVT-1401 from RSG in the Licensed Territory, for an aggregate purchase price of $37,750,000. The aggregate purchase price was determined based on the historical costs incurred by RSL prior to the assignment of IMVT-1401 which are reflected in the accompanying combined and consolidated financial statements of the Company as described in the basis of presentation Note 2[A]. As a result of the assignment of IMVT-1401 by RSG to ISG, the Company recorded a Swiss value-added tax receivable of $2,912,809 as of March 31, 2019 which is reflected as a capital contribution from RSL as of March 31, 2019.

The Company evaluated the initial sublicense and subsequent assignment of IMVT-1401 from RSG and assumption of all of the net liabilities related to IMVT-1401 from RSG pursuant to the guidance in ASC No. 805-50, Business Combinations-Related Issues, related to the transfer of assets between entities under common control. The initial sublicense and subsequent assignment of IMVT-1401 was not considered to be a transfer of a business as substantially all the fair value of the transferred assets was concentrated in the IPR&D asset. Transfers of assets between entities under common control that do not qualify as transfers of a business, are accounted for prospectively and the Company would record the recognized assets and liabilities at the carrying amounts based on the historical cost of its parent, RSL. Since the initial in-license of, IMVT-1401 on December 19, 2017, was expensed by RSL as described above, the IPR&D asset initially sub-licensed and subsequently assigned from RSG did not have a carrying value (no cost basis). Accordingly, no asset was recognized in the Company’s combined and consolidated financial statements related to the sublicense of IMVT-1401.

In May 2019 the Company achieved its first development and regulatory milestone which will result in a $10.0 million milestone payment. (See Note 10)

Note 4 — Accrued Expenses

Accrued expenses consist of the following:

	March 31,
	2018	2019
Research and development expenses	$474,020	$4,814,926
Legal and other professional fees	—	1,105,446
Other expenses	—	304,194
Total accrued expenses	$474,020	$6,224,566

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 5 — Related Party Transactions

In addition to the agreements discussed in Note 3, in August 2018, the Company entered into services agreements (the “Services Agreements”) with RSI and RSG, under which RSI and RSG agreed to provide services related to development, administrative and financial activities to the Company during its formative period. Under each Services Agreement, the Company will pay or reimburse RSI or RSG, as applicable, for any expenses it, or third parties acting on its behalf, incurs for the Company. For any general and administrative and research and development activities performed by RSI or RSG employees, RSI or RSG, as applicable, will charge back the employee compensation expense plus a pre-determined markup. RSI and RSG also provided such services prior to the formalization of the Services Agreements, and such costs have been recognized by the Company in the period in which the services were rendered. Employee compensation expense, inclusive of base salary and fringe benefits, is determined based upon the relative percentage of time utilized on Company matters. All other costs will be billed back at cost. The term of the Services Agreements will continue until terminated by us or RSI or RSG, as applicable, upon 90 days’ written notice. The combined and consolidated financial statements also include third-party expenses that have been paid by RSI, RSG and RSL since the inception of the Company. Total expense, inclusive of base salary, fringe benefits and share-based compensation, is proportionately allocated to the Company based upon the relative percentage of time utilized on the Company’s matters. From the inception of the Company through March 31, 2019 the Company was charged $2,270,961 by RSI, RSG and RSL which $2,230,398 and $40,563 were treated as deemed capital contributions and amounts due to Roivant Sciences Ltd. in the accompanying combined and consolidated financial statements, respectively.

Note 6 — Equity

[A] Overview:

The Company’s Memorandum of Association, filed on July 6, 2018 in Bermuda, authorized the creation of one class of shares. As of March 31, 2019 the Company had 1,000,000,000 shares authorized with a par value of $0.00001 per share. On September 20, 2018 the Company increased its issued and outstanding shares to 75,000,000 post stock split as discussed in [C] below.

[B] Transactions:

Upon the Company’s formation, RSL subscribed for 100 shares of the Company’s share capital and an additional 650 shares in September 2018 prior to the stock split.

During the year ended March 31, 2019, RSL made aggregate cash contributions of $13,900,550 to the Company.

In December 2018 and January 2019, the Company issued 2,604,166 and 1,302,084 common shares respectively, at $3.84 per share to unrelated investors for total net proceeds of $14,745,760.

[C] Stock Split:

On September 20, 2018 upon approval of the Board of Directors and the Company’s sole member, RSL, the Company effected a stock split of its authorized, issued and outstanding shares at a ratio of 100,000-to-1. The stock split increased the total number of authorized shares from 10,000 to 1,000,000,000, increased the number of shares outstanding from 750 to 75,000,000, and decreased the par value from $1.00 to $0.00001. All information in the accompanying combined and consolidated financial statements and notes thereto regarding common share amounts and prices per common share has been adjusted to reflect the application of the stock split on a retroactive basis.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 7 — Income Taxes

	YEAR ENDED MARCH 31, 2018	YEAR ENDED MARCH 31, 2019
Loss before income taxes:
United States	$—	$(1,034,420)
Switzerland	(34,185,142)	(27,246,911)
Bermuda	—	(405,313)
United Kingdom	—	(19,958)
Other	—	125,902
Total loss before income taxes:	$(34,185,142)	$(28,580,700)

Current taxes:
United States – Federal	$—	$6,813
United States – State	—	11,911
Switzerland	—	—
Bermuda	—	—
United Kingdom	—	—
Other	—	—
Total current tax expense:	—	18,724
Deferred taxes:
United States – Federal	—	—
Switzerland	—	—
Bermuda	—	—
United Kingdom	—	—
Other	—	—
Total deferred tax expense:	—	—
Total income tax provision:	$—	$18,724

The Company is not subject to taxation under the laws of Bermuda as it is a Bermuda Exempted Limited Company. A reconciliation of income tax provision computed at the Bermuda statutory rate (0%) to income tax provision reflected in the consolidated financial statements is as follows:

	Year Ended March 31, 2018	Year Ended March 31, 2019
Income tax provision	$—	$—
Foreign rate differential	(3,710,522)	(3,847,028	)*
Valuation Allowance	3,710,522	5,144,004
Rate Changes		(673,295	)**
Credits	—	(604,957)
Total income tax provision:	$—	$18,724

____________

*        Primarily related to operations, including permanent differences in Switzerland, the United Kingdom, and the United States at rates different than the Bermuda rate.

**      Related to rate changes in Switzerland and the United Kingdom

The Company’s effective tax rate for the year ended March 31, 2018 was 0.00%, and for the year ended March 31, 2019 was (0.07)%, driven by the Company’s jurisdictional earnings by location and a valuation allowance that eliminates the Company’s global net deferred tax assets.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 7 — Income Taxes (cont.)

Deferred taxes reflect the tax effects of the differences between the amounts recorded as assets and liabilities for financial reporting purposes and the comparable amounts recorded for income tax purposes. Significant components of the deferred tax assets (liabilities) at March 31, 2019 are as follows:

	Year Ended March 31, 2018	Year Ended March 31, 2019
Deferred Tax Assets:
Intangible Assets	$3,406,155	$5,000,391
Net Operating Losses	393,563	3,022,799
Share Based Compensation	—	289,900
Credits	—	559,518
Bonuses not yet paid		65,482
Subtotal	3,799,718	8,938,090
Valuation Allowance:	(3,799,718)	(8,910,048)
Deferred Tax Liabilities:
Other		(16,674)
Depreciation	—	(11,368)
Total Net Deferred Taxes:	$—	$—

As of March 31, 2019, the Company has net operating loss carryforwards in the following jurisdictions: Switzerland of approximately $22.9 million, which will expire as of March 31, 2026, and the United Kingdom of approximately $0.2 million, which has an indefinite carryforward. The Company has research and development credit carryforwards in the United States in the amount of $0.6 million which will begin to expire in the fiscal year ending March 31, 2039.

The Company assesses the realizability of the net deferred tax assets at each balance sheet date based on available positive and negative evidence in order to determine the amount which is more likely than not to be realized and record a valuation allowance as necessary. Due to the Company’s cumulative loss position which provides significant negative evidence difficult to overcome, the Company has recorded a valuation allowance of $3.8 million, for the year ended March 31, 2018, and $8.9 million for the year ended March 31, 2019, representing the portion of the net deferred tax assets that is not more likely than not to be realized. The amount of the net deferred tax assets considered realizable, could be adjusted for future factors that would impact the assessment of the objective and subjective evidence of the Company. The Company will continue to assess the realizability of net deferred tax assets at each consolidated balance sheet date in order to determine the proper amount, if any, required for a valuation allowance.

There are outside basis differences related to our investment in subsidiaries for which no deferred taxes have been recorded as these would not be subject to tax on repatriation as Bermuda has no tax regime for Bermuda exempted limited companies, and the United Kingdom tax regime relating to company distributions generally provides for exemption from tax for most overseas profits, subject to certain exceptions.

The Company is subject to tax and will file initial income tax returns in the United Kingdom, Switzerland, and United States federal, state, and local jurisdictions. The Company will be subject to tax examinations once those returns are filed in all applicable income tax jurisdictions. Tax audits and examinations can involve complex issues, interpretations and judgments. The resolution of matters may span multiple years particularly if subject to litigation or negotiation. The Company believes it has appropriately recorded its tax position using reasonable estimates and assumptions, however the potential tax benefits may impact the consolidated results of operations or cash flows in the period of resolution, settlement or when the statutes of limitations expire. There are no uncertain tax benefits recorded as of March 31, 2018 or as of March 31, 2019.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 8 — Share-Based Compensation

Stock Options:

In September 2018, the Company adopted its 2018 Equity Incentive Plan (the “2018 Plan”), under which 7,500,000 common shares are reserved for grant. The Company’s employees, directors and consultants are eligible to receive non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards under the plan. Generally, each option will have an exercise price equal to the fair market value of the Company’s common shares on the date of grant. For grants of incentive stock options, if the grantee owns, or is deemed to own, 10% or more of the total voting power of the Company, then the exercise price shall be 110% of the fair market value of the Company’s common shares on the date of grant and the option will have a ten-year contractual term. Options that are forfeited or expire are available for future grants.

At March 31, 2019, a total of 7,113,000 common shares were available for future issuance under the 2018 Plan.

The Company estimated the fair value of each option on the date of grant using the Black-Scholes option pricing model applying the assumptions in the following table:

Year ended march 31, 2019
Risk-free interest rate	2.38% – 2.97%
Expected term, in years	6.04 – 6.07
Expected volatility	74.79% – 75.11%
Expected dividend yield	—%

[A] Stock Options Granted to Employees:

During the year ended March 31, 2019, the Company granted stock option awards for 387,000 common shares under the 2018 Plan to employees of the Company. These options had a weighted-average exercise price of $2.01 per share at the grant date and a weighted-average fair value of $1.35 per share at the grant date. The weighted average remaining contractual life was 9.64 years as of March 31, 2019. The total intrinsic value of options outstanding was $707,130 for the year ended March 31, 2019. The intrinsic value is the difference between the estimated fair value of the Company’s common shares, as determined by the Board of Directors, and the exercise price of the stock option.

For the year ended March 31, 2019, share-based compensation expense under the 2018 Plan was as follows:

year ended March 31, 2019
Research and development expenses	$28,510
General and administrative expenses	2,294
Total share-based compensation	$30,804

At March 31, 2019, total unrecognized compensation expense related to non-vested stock option awards was $491,574 and is expected to be recognized over the remaining weighted-average service period of 3.52 years. There were no vested or exercisable options outstanding. The Company accounts for forfeitures as they occur.

[B] Share-Based Compensation Allocated to the Company by RSL:

In relation to the RSL common share awards and options issued by RSL to employees of RSL, RSI, RSG and Immunovant, Inc., the Company recorded share-based compensation expense of $453,122 and $1,277,460 for the period from December 19, 2017 to March 31, 2018 and for the year ended March 31, 2019, respectively.

IMMUNOVANT SCIENCES LTD.

Notes to Combined and Consolidated Financial Statements

Note 8 — Share-Based Compensation (cont.)

The RSL common share awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service period. Significant judgment and estimates were used to estimate the fair value of these awards, as they are not publicly traded. RSL common share awards are subject to specified vesting schedules and requirements (a mix of time-based and performance-based events). The fair value of each RSL common share award is based on various corporate event-based considerations, including targets for RSL’s post-IPO market capitalization and future financing events. The fair value of each RSL option on the date of grant is estimated using the Black-Scholes option-pricing model.

Shared-based compensation expense is allocated to the Company over the required service period over which these RSL common share awards and RSL options would vest and is based upon the relative percentage of time utilized by RSL, RSI, and RSG employees on Company matters.

Note 9 — Commitments and Contingencies

As of March 31, 2018, the Company did not have any ongoing material financial commitments other than the Sublicense Agreement entered into with RSG. As of March 31, 2019, the Company did not have any ongoing material financial commitments. The Company expects to enter into other commitments as the business further develops.

Note 10 — Subsequent Events

The Company has evaluated subsequent events through May 29, 2019 the date these combined and consolidated financial statements were available to be issued.

In May 2019, the Company achieved its first development and regulatory milestone under the HanAll Agreement which will result in a $10.0 million milestone payment that the Company expects to pay during the second quarter of the year ending March 31, 2020.

IMMUNOVANT SCIENCES LTD.

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2019	September 30, 2019
Assets
Current assets:
Cash	$6,985,089	$18,991,649
Prepaid expenses	2,632,044	512,850
Income tax receivable	48,876	4,827
Value-added tax receivable	2,912,809	2,920,940
Total current assets	12,578,818	22,430,266
Property and equipment, net	54,108	45,327
Deferred offering costs	1,195,053	1,677,929
Total assets	$13,827,979	$24,153,522
Liabilities and Equity/(Deficit)
Current liabilities:
Accounts payable	$207,524	$1,176,236
Accrued expenses	6,224,566	8,195,749
Due to Roivant Sciences Ltd.	58,556	3,057,298
Convertible promissory note payable to Roivant Sciences Ltd.	—	2,500,000
Convertible promissory notes payable	—	32,500,000
Income tax payable	—	10,786
Total liabilities	6,490,646	47,440,069
Commitments and contingencies (Note 8)
Equity/(deficit):
Common shares, par value $0.00001 per share, 1,000,000,000 shares authorized, 78,906,250 issued and outstanding at March 31, 2019 and September 30, 2019	789	789
Common shares subscribed	(750)	—
Additional paid-in capital	31,829,654	36,090,133
Accumulated other comprehensive income	345,513	1,378
Accumulated deficit	(24,837,873)	(59,378,847)
Total equity/(deficit)	7,337,333	(23,286,547)
Total liabilities and equity/(deficit)	$13,827,979	$24,153,522

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended September 30,
	2018	2019
Operating expenses:
Research and development (includes $799,377 and $2,372,150 of share-based compensation expense for the six months ended September 30, 2018 and 2019, respectively)(1)	$10,080,112	$28,806,867
General and administrative (includes $38,697 and $1,337,302 of share-based compensation expense for the six months ended September 30, 2018 and 2019, respectively)(2)	528,175	5,747,593
Total operating expenses	10,608,287	34,554,460
Interest expense	—	249,315
Other expense/(income), net	106,092	(318,806)
Loss before provision for income taxes	(10,714,379)	(34,484,969)
Income tax expense	3,985	56,005
Net loss	$(10,718,364)	$(34,540,974)
Net loss per common share – basic and diluted	$(0.77)	$(0.44)
Weighted average common shares outstanding – basic and diluted	13,907,104	78,906,250

____________

(1)      Includes $2,734,441 and $152,435 of costs allocated from Roivant Sciences Ltd. for the six months ended September 30, 2018 and 2019, respectively.

(2)      Includes $292,723 and $513,995 of costs allocated from Roivant Sciences Ltd. for the six months ended September 30, 2018 and 2019, respectively.

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Six Months Ended September 30,
	2018	2019
Net loss	$(10,718,364)	$(34,540,974)
Other comprehensive income/(loss):
Foreign currency translation adjustment	140,527	(344,135)
Total other comprehensive income/(loss)	140,527	(344,135)
Comprehensive loss	$(10,577,837)	$(34,885,109)

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF EQUITY/(DEFICIT)

(UNAUDITED)

	Common Shares		Common Shares Subscribed	Additional Paid-In-Capital	Net Parent Investment	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Equity/ (Deficit)
	Shares	Amount
Balance at March 31, 2018	—	$—	$—	$—	$(1,657,695)	$—	$160,980	$(1,496,715)
Net transfers from parent	—	—	—	—	5,419,246	—	—	5,419,246
Foreign currency translation adjustment	—	—	—	—	—	—	34,729	34,729
Net loss	—	—	—	—	(4,368,384)	—	—	(4,368,384)
Balance at July 6, 2018 (date of formation)	10,000,000	$100	$(100)	$—	$(606,833)	$—	$195,709	$(411,124)
Common share subscription	65,000,000	650	(650)	—	—	—	—	—
Transfer to Accumulated Deficit	—	—	—	—	606,833	(606,833)	—	—
Cash contribution	—	—	—	7,020,869	—	—	—	7,020,869
Capital contribution – share-based compensation	—	—	—	481,471	—	—	—	481,471
Capital contribution – expenses allocated from Roivant Sciences Ltd.	—	—	—	1,471,600	—	—	—	1,471,600
Share-based compensation	—	—	—	1,324	—	—	—	1,324
Foreign currency translation adjustment	—	—	—	—	—	—	105,798	105,798
Net loss	—	—	—	—	—	(6,349,980)	—	(6,349,980)
Balance at September 30, 2018	75,000,000	$750	$(750)	$8,975,264	$—	$(6,956,813)	$301,507	$2,319,958
	Common Shares		Common Shares Subscribed	Additional Paid-In-Capital	Net Parent Investment	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Equity/(Deficit)
	Shares	Amount
Balance at March 31, 2019	78,906,250	$789	$(750)	$31,829,654	$—	$(24,837,873)	$345,513	$7,337,333
Settlement of common share subscription	—	—	750	—	—	—	—	750
Capital contribution – share-based compensation	—	—	—	53,344	—	—	—	53,344
Capital contribution – expenses allocated from Roivant Sciences Ltd.	—	—	—	551,027	—	—	—	551,027
Share-based compensation	—	—	—	3,656,108	—	—	—	3,656,108
Foreign currency translation adjustment	—	—	—	—	—	—	(344,135)	(344,135)
Net loss	—	—	—	—	—	(34,540,974)	—	(34,540,974)
Balance at September 30, 2019	78,906,250	$789	$—	$36,090,133	$—	$(59,378,847)	$1,378	$(23,286,547)

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

CONDENSED COMBINED AND consolidated STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended September 30,
	2018	2019
Cash flows from operating activities:
Net loss	$(10,718,364)	$(34,540,974)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	838,074	3,709,452
Depreciation expense	—	9,795
Unrealized currency translation adjustment	140,527	(344,135)
Loss on disposal of property and equipment	—	13,307
Write-off of deferred offering costs	—	1,397,743
Other	—	(38,356)
Changes in operating assets and liabilities:
Prepaid expenses	(874,830)	2,119,194
Income tax receivable	—	44,049
Value-added tax receivable	—	(8,131)
Accounts payable	(698,173)	962,710
Accrued expenses	2,803,246	663,870
Due to Roivant Sciences Ltd.	—	111,170
Income tax payable	—	10,786
Net cash used in operating activities	(8,509,520)	(25,889,520)
Cash flows from investing activities:
Purchases of property and equipment	—	(8,319)
Net cash used in investing activities	—	(8,319)
Cash flows provided by financing activities:
Capital contributions	8,492,469	551,027
Net parent investment	5,063,967	—
Payment of deferred offering costs	—	(554,128)
Proceeds from notes payable to Roivant Sciences Ltd.	—	7,906,750
Repayment of convertible promissory note payable to Roivant Sciences Ltd.	—	(2,500,000)
Proceeds from convertible promissory notes payable	—	35,000,000
Repayment of convertible promissory notes payable	—	(2,500,000)
Settlement of common shares subscribed	—	750
Net cash provided by financing activities	13,556,436	37,904,399
Net change in cash	5,046,916	12,006,560
Cash – beginning of period	—	6,985,089
Cash – end of period	$5,046,916	$18,991,649
Non-cash investing and financing activities:
Purchase of property and equipment in accounts payable	$31,710	$6,002
Reclassification of net parent investment to accumulated deficit	$606,833	$—
Deferred offering costs in accrued expenses	$—	$1,177,929

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 — Description of Business and Liquidity

[A] Description of Business:

Immunovant Sciences Ltd. and its subsidiaries (collectively, the “Company”) is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. The Company is developing a fully human monoclonal antibody (“IMVT-1401”) that selectively binds to and inhibits the neonatal fragment crystallizable receptor. The Company intends to develop IMVT-1401 for indications in which there is robust evidence that pathogenic immunoglobulin G antibodies drive disease manifestation and in which reduction of these antibodies should lead to clinical benefit for patients with debilitating autoimmune diseases.

The Company was founded on July 6, 2018 as a Bermuda Exempted Limited Company and a wholly owned subsidiary of Roivant Sciences Ltd. (“RSL”). In July 2018, the Company incorporated as its wholly owned subsidiaries, Immunovant Sciences Holdings Ltd. (“ISHL”), a private limited company incorporated under the laws of England and Wales and Immunovant, Inc., a Delaware corporation based in the United States of America. In August 2018, the Company incorporated its wholly owned subsidiary, Immunovant Sciences GmbH (“ISG”), a limited liability company formed under the laws of Switzerland. ISG holds all of the Company’s intellectual property rights.

Since its inception, the Company has devoted substantially all of its efforts to organizing and staffing the Company, acquiring product candidates, and preparing for and advancing them into clinical development. The Company has determined that it has one operating and reporting segment.

[B] Going Concern and Management’s Plans:

The Company has not been capitalized with sufficient funding to conduct its operations. Certain costs of conducting the Company’s operations were paid by RSL or RSL’s wholly owned subsidiaries, Roivant Sciences, Inc. (“RSI”) and Roivant Sciences GmbH (“RSG”). The Company has not generated any revenues and does not anticipate generating any revenues unless and until it successfully completes development and obtains regulatory approval for IMVT-1401 or any future product candidate. Since the Company has limited cash on hand to complete its clinical development and no credit facilities, the Company is dependent upon RSL and its affiliates to provide services and funding to support the operations of the Company until, at least, such time as an external financing is completed.

The accompanying condensed combined and consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed combined and consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, it can obtain marketing approval to sell, and then generate significant sales from a product. Substantial additional financing will be needed by the Company to fund its operations and to develop and commercialize a product. As a result, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the sale of debt or equity financings, or other arrangements; however, there can be no assurance that the Company will be able to raise additional capital when needed or under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to shareholders. If the Company is unable to obtain such additional financing, operations would need to be scaled back or discontinued. The Company is currently exploring external financing alternatives which will be needed by the Company to fund its operations.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 — Description of Business and Liquidity (cont.)

The Company’s future operations are highly dependent on a combination of factors, including (1) the timely and successful completion of additional financing discussed above; (2) the success of its research and development programs; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies, (4) the Company’s ability to manage growth of the organization; (5) the Company’s ability to protect its technology and products; and, ultimately (6) regulatory approval and market acceptance of a product.

Note 2 — Summary of Significant Accounting Policies

[A] Basis of Presentation:

The Company’s fiscal year ends on March 31. The accompanying interim condensed combined and consolidated balance sheet as of September 30, 2019 and the interim condensed combined and consolidated statements of operations, comprehensive loss, cash flows and equity/(deficit) for the six months ended September 30, 2018 and 2019 are unaudited. The unaudited interim condensed combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and follow the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. The unaudited interim condensed combined and consolidated financial statements have been prepared on the same basis as the audited combined and consolidated financial statements. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the unaudited interim condensed combined and consolidated financial statements include all the adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position at September 30, 2019 and the combined and consolidated results of operations and cash flows for the six months ended September 30, 2018 and 2019. The results for the six months ended September 30, 2019 are not necessarily indicative of the results to be expected for the year ending March 31, 2020 or for any future period. The condensed combined and consolidated balance sheet as of March 31, 2019 included herein was derived from the audited financial statements as of that date. These interim condensed combined and consolidated financial statements should be read in conjunction with the Company’s audited financial statements.

Prior to July 6, 2018 (date of formation), the Company’s financial statements were derived by carving out the historical results of operations and historical cost basis of the assets and liabilities associated with product candidate IMVT-1401, that have been contributed to the Company by RSL, from RSL’s financial statements. Because the transfer of assets and liabilities in the formation of the Company were between entities under the common control of RSL and/or its wholly owned subsidiaries (See Note 3), the financial statements of the Company have been presented as if the Company had been a separate business since the acquisition of IMVT-1401 by RSG on December 19, 2017. Prior to July 6, 2018 (date of formation), the Company’s financial statements include reasonable allocations for assets and liabilities and expenses attributable to the Company’s operations. Beginning on July 6, 2018 (date of formation), the condensed combined and consolidated financial statements include the accounts of Immunovant Sciences Ltd. and its wholly owned subsidiaries, ISHL, Immunovant, Inc., and ISG. The Company has no unconsolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The Company believes that the assumptions underlying the allocations of expenses as well as assets and liabilities in the carve-out financial information are reasonable, however, the financial position, results of operations and cash flows may have been materially different if the Company had operated as a stand-alone entity prior to July 6, 2018 (date of formation).

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from RSL.

In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has irrevocably elected not to avail itself of this extended transition period, and, as a result, the Company will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

[B] Use of Estimates:

The preparation of condensed combined and consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed combined and consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to assets, liabilities, share-based compensation, research and development costs and income taxes. The Company bases its estimates and assumptions on historical experience and on various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

[C] Risks and Uncertainties:

The Company is subject to risks common to early stage companies in the biopharmaceutical industry including, but not limited to, uncertainties related to commercialization of products, regulatory approvals, dependence on key products, third-party service providers such as contract research organizations, protection of intellectual property rights and the ability to make milestone, royalty or other payments due under any license, collaboration or supply agreements.

[D] Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk include cash. At September 30, 2019, substantially all of the cash balance is deposited in two banking institutions that the Company believes are of high credit quality and are in excess of federally insured levels. The Company maintains its cash with accredited financial institutions and accordingly, such funds are subject to minimal credit risk. The Company has not experienced any losses on its cash deposits.

[E] Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. At September 30, 2019, cash consisted of cash in bank deposits held at financial institutions.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

[F] Research and Development Expense:

Research and development costs with no alternative future use are expensed as incurred. Payments for a product license prior to regulatory approval of the product and payments for milestones achieved prior to regulatory approval of the product are expensed in the period incurred as research and development. Milestone payments made in connection with regulatory approvals are capitalized and amortized to cost of product sales over the remaining useful life of the asset. Research and development expenses primarily consist of employee-related costs and expenses from third parties who conduct research and development activities on behalf of the Company. The estimated costs of research and development activities conducted by third-party service providers, which primarily include the conduct of clinical trials and contract manufacturing activities, are accrued over the service periods specified in the contracts and adjusted as necessary based upon an ongoing review of the level of effort and costs actually incurred. The estimate of the work completed is developed through discussions with internal personnel and external services providers as to the progress toward completion of the services and the agreed-upon fee to be paid for such services. As actual costs become known, the accrued estimates are adjusted. Such estimates are not expected to be materially different from amounts actually incurred, however the Company’s understanding of the status and timing of services performed, the number of subjects enrolled, and the rate of subject enrollment may vary from estimates and could result in reporting amounts that are higher or lower than incurred in any particular period. The estimate of accrued research and development expense is dependent, in part, upon the receipt of timely and accurate reporting from clinical research organizations and other third-party service providers.

[G] Financial Instruments:

The Company applies a fair value framework in order to measure and disclose its financial assets and liabilities. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Fair values are determined by utilizing quoted prices for similar assets and liabilities in active markets or other market observable inputs such as interest rates and yield curves.

•        Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company’s financial instruments consist of cash, accounts payable, accrued expenses, amounts due to Roivant Sciences Ltd., convertible promissory note payable to Roivant Sciences Ltd. and convertible promissory notes payable. These financial instruments are stated at their respective historical carrying amounts, which approximates fair value due to their short-term nature.

[H] Foreign Currency:

The Company has operations in the United States, the United Kingdom, Bermuda, and Switzerland. The results of its non-U.S. dollar based functional currency operations are translated to U.S. dollars at the average exchange rates during the period. The Company’s assets and liabilities are translated using the current exchange rate as of the condensed combined and consolidated balance sheet date and equity is translated using historical rates. Adjustments resulting from the translation of the condensed combined and consolidated financial statements of the Company’s foreign functional currency subsidiaries into U.S. dollars are excluded from the determination of net loss and are accumulated in a separate component of equity. Foreign exchange transaction gains and losses are included in other expense/(income), net in the condensed combined and consolidated statements of operations.

[I] Net Loss per Common Share:

Basic net loss per common share is computed by dividing net loss applicable to common shareholder by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss applicable to common shareholder by the diluted weighted-average number of common shares outstanding during the period calculated in accordance with the treasury stock method. The Company was formed on July 6, 2018 and basic and diluted net loss per common share was calculated assuming the shares issued at formation were outstanding for the period prior to incorporation adjusted for subsequent share issuances during the period. For the six months ended September 30, 2018 and 2019, options to purchase 243,000 and 6,401,154 common shares, respectively, and the convertible promissory notes issued in the six months ended September 30, 2019 were not included in the calculation of diluted weighted-average number of common shares outstanding because they were anti-dilutive given the net loss of the Company.

[J] Deferred Offering Costs

Offering costs comprised of legal, accounting, underwriting fees and other costs incurred through June 30, 2019 were directly related to the Company’s proposed initial public offering. In August 2019, the Company’s Board of Directors decided to discontinue the Company’s initial public offering registration process. Accordingly, the Company has written off deferred offering costs previously capitalized in the amount of $1,397,743, in general and administrative expense in the accompanying condensed combined and consolidated statement of operations for the six months ended September 30, 2019.

On September 29, 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Health Sciences Acquisitions Corporation (“HSAC”) (See Note 3). Legal, accounting and other costs that are directly related to the proposed business combination pursuant to the Share Exchange Agreement are capitalized as deferred offering costs and will be charged to equity upon completion of the proposed business combination.

[K] Recently Issued Accounting Pronouncements:

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses on available-for-sale debt securities to be recorded through an allowance for credit losses instead of as a reduction in the amortized cost basis of the securities. ASU 2016-13 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period. The Company is currently evaluating the new standard and its impact on the combined and consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”). ASU No. 2018-13 removes, modifies, and adds certain recurring and nonrecurring fair value measurement disclosures, including removing disclosures around the amount(s) of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation process for Level 3 fair value measurements, among other things. ASU No. 2018-13 adds disclosure requirements around changes in unrealized gains and losses included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and a narrative description of measurement uncertainty. The amendments in ASU No. 2018-13 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty are to be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption, with all other amendments applied retrospectively to all periods presented. Early adoption is permitted. The Company is currently evaluating the new standard and its impact on the combined and consolidated financial statements.

[L] Recently Adopted Accounting Pronouncements:

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU No. 2016-02”), a comprehensive new lease standard that amends various aspects of existing accounting guidance for leases. The core principle of ASU No. 2016-02 requires lessees to present the assets and liabilities that arise from leases on their consolidated balance sheets. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this ASU as of April 1, 2019, with no impact on the Company’s condensed combined and consolidated financial statements and related disclosures. The Company elected the optional transition method to apply the standard as of the effective date and therefore will not apply the standard to the comparative periods presented in the condensed combined and consolidated financial statements. The Company elected the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification, and initial direct costs. The Company did not elect the hindsight practical expedient, which permits the use of hindsight when determining lease term and impairment of right-of-use assets. Further, the Company elected a short-term lease exception policy to not apply the recognition requirements of this standard to short-term leases with terms of 12 months or less and an accounting policy to account for lease and non-lease components as a single component for certain classes of assets.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU No. 2018-07”). ASU No. 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees,

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

with certain exceptions. ASU No. 2018-07 is effective for interim and annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company has adopted this ASU as of April 1, 2019, with no impact on the Company’s condensed combined and consolidated financial statements and related disclosures.

Note 3 — Material Agreements

License Agreement

On December 19, 2017, RSG, a wholly owned subsidiary of RSL, entered into a license agreement (the “HanAll Agreement”) with HanAll. Under the HanAll Agreement, RSG received (1) the non-exclusive right to manufacture and (2) the exclusive, royalty-bearing right to develop, import, use and commercialize the antibody referred to as IMVT-1401 and certain back-up and next-generation antibodies, and products containing such antibodies, in the United States, Canada, Mexico, the European Union, the United Kingdom, Switzerland, the Middle East, North Africa and Latin America.

In exchange for this license, RSG provided or agreed to provide the following consideration:

•        Upfront, non-refundable payment of $30.0 million;

•        Up to $20.0 million in shared (50%) research, development, and out-of-pocket costs incurred by HanAll;

•        Up to an aggregate of $452.5 million upon the achievement of certain development, regulatory and sales milestones; and

•        Tiered royalties ranging from the mid-single digits to mid-teens on net product sales subject to reduction on a product-by-product and country-by-country basis, until the later of (1) expiration of patent and regulatory exclusivity or (2) the 11th anniversary of the first commercial sale of such product in such country.

Since acquisition of IMVT-1401, RSL and the Company have performed all the development associated with IMVT-1401 and no amounts were incurred by HanAll to research or develop the technology for the six months ended September 30, 2018 and 2019.

On August 18, 2018, RSG entered into a sublicense agreement (the “Sublicense Agreement”) with ISG to sublicense this technology, as well as RSG’s know how and patents necessary for the development, manufacture or commercialization of any compound or product that pertain to immunology. On December 7, 2018, RSG issued a notice to terminate the Sublicense Agreement with ISG and entered into the Assignment and Assumption Agreement to assign to ISG all the rights, title, interest, and future obligations under the HanAll Agreement from RSG, including all rights to IMVT-1401 from RSG in the Licensed Territory, for an aggregate purchase price of $37,750,000. As a result of the assignment of IMVT-1401 by RSG to ISG, the Company recorded a Swiss value-added tax receivable of $2,920,940 as of September 30, 2019 which is reflected as a capital contribution from RSL as of September 30, 2019.

In May 2019, the Company achieved its first development and regulatory milestone under the HanAll Agreement which resulted in a $10.0 million milestone payment that the Company subsequently paid on August 2, 2019. The milestone payment was recorded as research and development expense in the accompanying condensed combined and consolidated statements of operations for the six months ended September 30, 2019.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 3 — Material Agreements (cont.)

Share Exchange Agreement

On September 29, 2019, the Company entered into the Share Exchange Agreement with HSAC and RSL which is subject to approval by HSAC’s stockholders. Upon the closing of the transactions contemplated in the Share Exchange Agreement (the “Closing”), among other things, HSAC will acquire all of the issued and outstanding shares of the Company, and the Company will become a wholly owned subsidiary of HSAC. Upon the Closing, HSAC will change its name to “Immunovant, Inc.” and RSL will hold a majority interest in the combined company.

As a result of the transaction, an aggregate of approximately 43,000,000 shares of HSAC’s common stock will be issued (or reserved for issuance pursuant to currently exercisable options) and exercisable options that are issued and outstanding as of immediately prior to the Closing, subject to pre-closing adjustment for certain indebtedness of the Company (other than indebtedness convertible into the Company’s capital stock).

On Closing, under the Share Exchange Agreement, any outstanding options to purchase the Company’s common shares, whether vested or unvested, will be converted into an option to purchase shares of HSAC’s common stock, subject to pre-closing adjustment for certain indebtedness of the Company (other than indebtedness convertible into the Company’s common shares).

Note 4 — Accrued Expenses

Accrued expenses consist of the following:

	March 31, 2019	September 30, 2019
Research and development expenses	$4,814,926	$5,109,808
Legal and other professional fees	1,105,446	2,394,343
Other expenses	304,194	691,598
Total accrued expenses	$6,224,566	$8,195,749

Note 5 — Related Party Transactions

In addition to the agreements discussed in Note 3, in August 2018, the Company entered into services agreements (the “Services Agreements”) with RSI and RSG, under which RSI and RSG agreed to provide services related to development, administrative and financial activities to the Company during its formative period. Under each Services Agreement, the Company will pay or reimburse RSI or RSG, as applicable, for any expenses it, or third parties acting on its behalf, incurs for the Company. For any general and administrative and research and development activities performed by RSI or RSG employees, RSI or RSG, as applicable, will charge back the employee compensation expense plus a pre-determined mark-up. RSI and RSG also provided such services prior to the formalization of the Services Agreements, and such costs have been recognized by the Company in the period in which the services were rendered. Employee compensation expense, inclusive of base salary and fringe benefits, is determined based upon the relative percentage of time utilized on Company matters. All other costs will be billed back at cost. The term of the Services Agreements will continue until terminated by the Company, RSI or RSG, as applicable, upon 90 days’ written notice. The condensed combined and consolidated financial statements also include third-party expenses that have been paid by RSI, RSG and RSL since the inception of the Company. Total expense, inclusive of base salary, fringe benefits and share-based compensation, is proportionately allocated to the

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 5 — Related Party Transactions (cont.)

Company based upon the relative percentage of time utilized on the Company’s matters. For the six months ended September 30, 2019, the Company was charged $613,086 by RSI, RSG and RSL of which $551,027 was treated as deemed capital contributions and $62,059 as amounts due to Roivant Sciences Ltd. in the accompanying condensed combined and consolidated financial statements.

On June 11, 2019, the Company entered into an interest-free promissory note payable with RSL in the amount of $5,000,000 (the “June Promissory Note”). The June Promissory Note was due and payable at the earlier of December 12, 2019 or upon demand by RSL. Subsequently, on August 7, 2019, the Company replaced the June Promissory Note and entered into a convertible promissory note with RSL in the amount of $5,000,000 (the “RSL Convertible Promissory Note”) under the same terms as other convertible promissory notes entered into with RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. (the “RTW Entities”) (See Note 9). On September 26, 2019, each of RSL and the RTW Entities consented to the prepayment of $2,500,000 aggregate principal amount of the RSL Convertible Promissory Note bringing the principal balance of the RSL Convertible Note to $2,500,000.

On July 17, 2019, the Company entered into an interest-free promissory note payable with RSL in the amount of $2,906,750 (the “July Promissory Note”). The July Promissory Note has a 180-day term and is payable on demand upon the expiration of the term. The July Promissory Note along with $150,548 other payables due to Roivant Sciences Ltd. are included in the accompanying condensed combined and consolidated balance sheet as of September 30, 2019.

Note 6 — Income Taxes

The Company’s effective tax rate for the six months ended September 30, 2018 was (0.04)%, and for the six months ended September 30, 2019 was (0.16)%, driven by the Company’s jurisdictional earnings by location and a valuation allowance that eliminates the Company’s global net deferred tax assets.

Note 7 — Share-Based Compensation

Stock Options:

In September 2018, the Company adopted its 2018 Equity Incentive Plan (the “2018 Plan”), under which 7,500,000 common shares are reserved for grant. Subsequently, in July 2019, the 2018 Plan was amended and restated to increase the number of common shares reserved for grant to 9,750,000. The Company’s employees, directors and consultants are eligible to receive non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards under the plan. Generally, each option will have an exercise price equal to the fair market value of the Company’s common shares on the date of grant. For grants of incentive stock options, if the grantee owns, or is deemed to own, 10% or more of the total voting power of the Company, then the exercise price shall be 110% of the fair market value of the Company’s common shares on the date of grant and the option will have a ten-year contractual term. Options that are forfeited or expire are available for future grants.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 7 — Share-Based Compensation (cont.)

At September 30, 2019, a total of 3,348,846 common shares were available for future issuance under the 2018 Plan.

The Company estimated the fair value of each option on the date of grant using the Black-Scholes option pricing model applying the weighted average assumptions in the following table:

Six Months Ended September 30, 2019
Risk-free interest rate	1.78 – 2.25%
Expected term, in years	5.75 – 6.11
Expected volatility	74.69 – 75.73%
Expected dividend yield	—%

[A] Stock Options Granted:

A summary of the Company’s stock option activity under the 2018 Plan is as follows:

	Options Outstanding
	Number of options	Weighted- Average Exercise Price	Remaining Contractual Term (Years)
Balance – March 31, 2019	387,000	$2.01	9.64
Granted	6,970,284	$3.84
Forfeited/Cancelled	(956,130)	$3.63
Balance – September 30, 2019	6,401,154	$3.76	9.71
Exercisable – September 30, 2019	275,935	$3.38	9.56

There were no options exercised during the six months ended September 30, 2019. The options granted during the six months ended September 30, 2019 had a weighted-average fair value of $2.55 per share at the grant date.

For the six months ended September 30, 2019, share-based compensation expense under the 2018 Plan was as follows:

	Six Months Ended September 30,
	2018	2019
Research and development expenses	$1,193	$2,369,491
General and administrative expenses	131	1,286,617
Total share-based compensation	$1,324	$3,656,108

At September 30, 2019, total unrecognized compensation expense related to non-vested stock option awards was $14,269,809 and is expected to be recognized over the remaining weighted-average service period of 3.53 years. There were 275,935 vested and exercisable options outstanding as of September 30, 2019. The Company accounts for forfeitures as they occur.

[B] Share-based Compensation Allocated to the Company by RSL:

In relation to the RSL common share awards and options issued by RSL to employees of RSL, RSI, RSG and Immunovant, Inc., the Company recorded share-based compensation expense of $836,750 and $53,344 for the six months ended September 30, 2018 and 2019, respectively.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 7 — Share-Based Compensation (cont.)

The RSL common share awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service period. Significant judgment and estimates were used to estimate the fair value of these awards, as they are not publicly traded. RSL common share awards are subject to specified vesting schedules and requirements (a mix of time-based and performance-based events). The fair value of each RSL common share award is based on various corporate event-based considerations, including targets for RSL’s post-IPO market capitalization and future financing events. The fair value of each RSL option on the date of grant is estimated using the Black-Scholes option-pricing model.

Shared-based compensation expense is allocated to the Company over the required service period over which these RSL common share awards and RSL options would vest and is based upon the relative percentage of time utilized by RSL, RSI, and RSG employees on Company matters.

Note 8 — Commitments and contingencies

As of September 30, 2019, the Company did not have any ongoing material financial commitments. The Company expects to enter into other commitments as the business further develops. In the normal course of business, the Company enters into agreements with contract service providers to assist in the performance of its R&D activities. Expenditures to contract research organizations (“CROs”) and contract manufacturing organizations (“CMOs”) represent significant costs in the Company’s clinical development of its product candidates. Subject to required notice periods and the Company’s obligations under binding purchase orders, the Company can elect to discontinue the work under these agreements at any time. The Company expects to enter into additional collaborative research, contract research, manufacturing, and supplier agreements in the future, which may require upfront payments and long-term commitments of capital resources.

Note 9 — Convertible promissory notes payable

On August 1, 2019, the Company issued two convertible promissory notes for an aggregate principal amount of $25,000,000 (the “RTW Convertible Promissory Notes”) payable to the RTW Entities, investors of the Company. The RTW Convertible Promissory Notes bear interest at 5% per annum and are due on March 31, 2020, the date upon which all unpaid interest and principal shall be due and payable. Prepayment of the RTW Convertible Promissory Notes prior to the maturity date is not permitted without the consent of the note holders of at least a majority of the outstanding principal amount of the convertible promissory notes issued by the Company. On September 26, 2019, the RTW Entities and RSL consented to the prepayment of $2,500,000 aggregate principal amount of the RTW Convertible Promissory Notes.

On September 26, 2019, the Company issued four convertible promissory notes for an aggregate principal amount of $10,000,000 (the “BVF Convertible Promissory Notes”) payable to entities affiliated with Biotechnology Value Fund, L.P. (“BVF”). The BVF Convertible Promissory Notes bear interest at 5% per annum and are due on March 31, 2020, the date upon which all unpaid interest and principal shall be due and payable. Prepayment of the BVF Convertible Promissory Notes prior to the maturity date is not permitted without the consent of the note holders of at least a majority of the outstanding principal amount of the convertible promissory notes issued by the Company.

The RSL Convertible Promissory Note (See Note 5), RTW Convertible Promissory Notes and BVF Convertible Promissory Notes (together, the “Convertible Promissory Notes”) include various conversion and redemption rights upon merger, certain financing events, change in control or maturity. The Convertible Promissory Notes will automatically convert immediately prior to the consummation of the transaction contemplated in the Share Exchange Agreement (See Note 3) for an aggregate of 3,500,000 shares of common stock of HSAC upon the closing of the transaction.

IMMUNOVANT SCIENCES LTD.

NOTES TO CONDENSED COMBINED AND consolidated FINANCIAL STATEMENTS

(UNAUDITED)

Note 9 — Convertible promissory notes payable (cont.)

The embedded conversion features of the Convertible Promissory Notes are determined to be contingent beneficial conversion features. As such, no conversion feature will be separated from the related debt instrument at issuance. As a result, the Company did not record any amounts for the embedded conversion and redemption features at issuance and as of September 30, 2019. During the six months ended September 30, 2019, the conditions allowing holders of the Convertible Promissory Notes to convert or redeem were not met.

The Convertible Promissory Notes were entered into to provide the Company with additional resources to conduct its business. As of September 30, 2019, the aggregate outstanding principal balance of the RTW Convertible Promissory Notes and BVF Convertible Promissory Notes is $32,500,000. Interest expense of $190,411 incurred on the RTW Convertible Promissory Notes and BVF Convertible Promissory Notes is recognized within interest expense in the accompanying condensed combined and consolidated statements of operations for the six months ended September 30, 2019 and accrued expenses in the accompanying condensed combined and consolidated balance sheet as of September 30, 2019.

Note 10 — Subsequent events

The Company has evaluated subsequent events through November 25, 2019, the date these condensed combined and consolidated financial statements were available to be issued and determined that no subsequent events have occurred that would require recognition in the condensed combined and consolidated financial statements or disclosures in the notes.

Annex A

SHARE EXCHANGE AGREEMENT

dated

September 29, 2019

by and among

Immunovant Sciences Ltd., a Bermuda exempted limited company,

the stockholders of the Company,

Roivant Sciences Ltd., a Bermuda exempted limited company,

and

Health Sciences Acquisitions Corporation, a Delaware corporation

Annex A-i

Annex A-ii

Annex A-iii

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of September 29, 2019, by and among Immunovant Sciences Ltd., a Bermuda registered exempted limited company (the “Company”), the stockholders of the Company (each, a “Stockholder” and, collectively, the “Stockholders”), Roivant Sciences Ltd., a Bermuda exempted limited company (the “Stockholders’ Representative”), and Health Sciences Acquisitions Corporation, a Delaware corporation (the “Purchaser”).

W I T N E S E T H :

A.     The Company and its Subsidiaries (the “Company Group”) are in the business of developing innovative therapies for patients suffering from debilitating autoimmune diseases (the “Business”);

B.     The Purchaser is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

C.     The Stockholders own all of the Company’s outstanding equity securities;

D.     The parties desire that the Purchaser purchase 100% of the Company’s outstanding equity securities from the Stockholders in exchange for the Closing Payment Shares, subject to the terms and conditions set forth herein (the “Share Exchange”);

E.     Concurrently with this Agreement, the Sponsor Restricted Stock Agreement, Lock-Up Agreements and Registration Rights Agreement have been executed by the parties thereto; and

F.     The parties intend for the Share Exchange to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of the Company and the Purchaser are to be parties under Section 368(b) of the Code.

The parties accordingly agree as follows:

Article I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1     “AAA” has the meaning set forth in Section 3.2(c).

1.2     “Acceleration Event” has the meaning set forth in Section 3.3(c).

1.3     “Acquisition Proposal” means any agreement, offer, proposal or indication of interest (other than this Agreement and the transactions contemplated hereby), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) any acquisition or purchase by any Person or Group, directly or indirectly, of any securities of the Purchaser or any member of the Company Group, or any tender offer or exchange offer, (B) any merger, consolidation, business combination, share exchange or similar transaction involving the Purchaser or any member of the Company Group, (C) any sale, acquisition, disposition, mortgage, pledge or other transfer of any of the assets of the Purchaser or any member of the Company Group, (D) any strategic joint venture, partnership, joint development, license or similar transaction or (E) any liquidation or dissolution of the Purchaser or any member of the Company Group, or any extraordinary dividend, whether of cash or other property, in each case of the foregoing clauses, in any single transaction or series of related transactions; provided, for the avoidance of doubt, that in no event shall (i) any issuance of Company Common Shares upon exercise of Company Options, (ii) any grant of Company Options in the ordinary course of business, (iii) any issuance or incurrence of any Company Convertible Debt or the conversion to the underlying securities pursuant to the terms of such Company Convertible Debt, (iv) any equity issuance pursuant to Schedule 1.23 or (v) any other bona fide financing by the Company (subject to the Purchaser’s consent, not to be unreasonably withheld, conditioned or delayed) be deemed an Acquisition Proposal (each, a “Company Permitted Financing”).

Annex A-1

1.4     “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.5     “Additional Agreements” means the Registration Rights Agreement, Lock-Up Agreements, the Sponsor Restricted Stock Agreement and Indemnification Agreements.

1.6     “Advised Parties” has the meaning set forth in Section 13.19(b).

1.7     “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person (but excluding, with respect to the Company, any portfolio companies of venture capital or investment funds that are, or otherwise affiliated with, Stockholders, which portfolio companies may otherwise be deemed to be under common Control with the Company).

1.8     “Arbitrator” has the meaning set forth in Section 11.1(a).

1.9     “Audited Financial Statements” has the meaning set forth in Section 4.10(a).

1.10     “Authority” means any governmental, quasi-governmental, regulatory or administrative body, agency, instrumentality, department or authority, any court, tribunal, judicial authority, administrative hearing body, arbitrator, commission or other similar dispute-resolving panel or body, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.11     “Balance Sheet Date” has the meaning set forth in Section 4.10(a).

1.12     “Balance Sheet” has the meaning set forth in Section 4.10(a).

1.13     “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.14     “Business” has the meaning set forth in the Recitals.

1.15     “Business Combination” has the meaning set forth in Section 5.11.

1.16     “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, are authorized to close for business.

1.17     “Cash Closing Requirement” shall mean an amount in cash equal to $65 million, which such amount shall include funds remaining in the Purchaser’s Trust Account (net of any redemptions of Purchaser Common Stock (the “Redemptions”)). Such amount does not include any amount raised by the Company in a bridge financing prior to the date of this Agreement.

1.18     “Change of Control” has the meaning set forth in Section 3.3(c).

1.19     “Change of Recommendation” has the meaning set forth in Section 7.7.

1.20     “Charter Documents” has the meaning set forth in Section 4.6.

1.21     “Closing Date” has the meaning set forth in Section 2.3.

1.22     “Closing Indebtedness” means, as of the Reference Time, the aggregate amount of all Indebtedness for borrowed money of the Company Group, on a consolidated basis, determined in accordance with U.S. GAAP in excess of the Company Base Indebtedness.

1.23     “Closing Payment Shares” means stock certificates representing, in the aggregate, (a) 43,000,000 shares of Purchaser Common Stock less (i) the number of shares of Purchaser Preferred Stock issued to Roivant Sciences Ltd. in connection with the Closing and (ii) the number of shares of Purchaser Common Stock to which the Company Options are entitled pursuant to Section 2.2(a), as calculated on a treasury stock method, less (b) the quotient of the Stockholders’ pro rata portion of the Closing Indebtedness divided by $10.00, provided, that the foregoing calculation shall be made on an iterative basis, issuable to the Stockholders and in such amounts set forth opposite each Stockholder’s name on Schedule 1.23, with a deemed price per share of no less than $10.00

Annex A-2

(which amounts shall be calculated based upon the Company’s capitalization as of the date of this Agreement). Company will provide to Purchaser an updated Schedule 1.23 at least five (5) Business Days prior to Closing (which amounts shall be calculated based upon the Company’s capitalization as of the Closing).

1.24     “Closing Press Release” has the meaning set forth in Section 7.5(b).

1.25     “Closing Statement” has the meaning set forth in Section 3.2(a).

1.26     “Closing” has the meaning set forth in Section 2.3.

1.27     “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.28     “Code” means the Internal Revenue Code of 1986, as amended.

1.29     “Company Base Indebtedness” means $2.9 million.

1.30     “Company Board” has the meaning set forth in Section 7.7.

1.31     “Company Certificate” has the meaning set forth in Section 10.2(d).

1.32     “Company Common Shares” has the meaning set forth in Section 4.5.

1.33     “Company D&O Policy” has the meaning set forth in Section 9.7(b).

1.34     “Company Employees” means the current employees of the Company as of the Closing.

1.35     “Company Group” has the meaning set forth in the Recitals.

1.36     “Company Option” has the meaning set forth in Section 2.2(a).

1.37     “Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), oral or written, to which any member of the Company Group is a party or by which any of its respective assets are bound, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company Group’s dominion or control.

1.38     “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.39     “Converted Option” has the meaning set forth in Section 2.2(a).

1.40     “Data Protection Laws” has the meaning set forth in Section 4.17(a)(i).

1.41     “Deal Communications” has the meaning set forth in Section 13.19(c).

1.42     “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.43     “Determination Date” has the meaning set forth in Section 3.2(a).

Annex A-3

1.44     “Disclosure Schedule” mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Purchaser on the date of this Agreement.

1.45     “Earnout Period” has the meaning set forth in Section 3.3(b).

1.46     “Earnout Shares” has the meaning set forth in Section 3.3(a).

1.47     “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.48     “Equity Award” means the options and restricted stock units outstanding under the Equity Incentive Plan.

1.49     “Equity Incentive Plan” means the Company’s 2018 Equity Incentive Plan.

1.50     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.51     “Estimated Closing Indebtedness” has the meaning set forth in Section 3.2(a).

1.52     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.53     “FDA” has the meaning set forth in Section 4.28.

1.54     “FDA Application Integrity Policy” has the meaning set forth in Section 4.28.

1.55     “Financial Statements” has the meaning set forth in Section 4.10(a).

1.56     “Foreign Corrupt Practices Act” has the meaning set forth in Section 4.17(a)(ii).

1.57     “GAAP” means generally accepted accounting principles, consistently applied.

1.58     “Governmental Approval” has the meaning set forth in Section 4.3.

1.59     “Group” has the meaning set forth in Section 3.3(c).

1.60     “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.61      “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.62      “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.63     “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (e) all guarantees by such Person and (f) any agreement to incur any of the same. For the avoidance of doubt, Indebtedness shall not include Taxes. With respect to the Company, Indebtedness shall exclude any of the foregoing obligations that will be converted

Annex A-4

into equity securities of the Company on or prior to the Closing and will be entitled to the Closing Payment Shares, including such obligations set forth in Schedule 1.63 (such excluded obligations, the “Company Convertible Debt”).

1.64     “Independent Accountant” has the meaning set forth in Section 3.2(c).

1.65     “Insured Parties” has the meaning set forth in Section 9.7(b).

1.66     “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by any member of the Company Group, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.67     “Interim Period” has the meaning set forth in Section 7.1.

1.68     “IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated May 9, 2019.

1.69     “IRS” means the U.S. Internal Revenue Service.

1.70     “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, regulation, legislation, principle of common law, edict, decree, treaty, or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Authority.

1.71     “Leases” means the leases set forth on Schedule 1.71 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.72     “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.73     “Lock-Up Agreements” means the Lock-Up Agreements between the Purchaser and each of the Stockholders executed as of the date hereof (to be effective upon the Closing) in the form attached hereto as Exhibit A.

1.74     “Material Adverse Effect” means a material adverse change or a material adverse effect, individually or in the aggregate, upon on the assets, financial condition, business or operations of the Company Group, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on the Company Group: (i) any event, occurrence, violation, inaccuracy, circumstance or other matter directly resulting from the announcement or pendency of the transactions contemplated by this Agreement (other than for purposes of any representation or warranty contained in Section 4.4 but subject to disclosures in Schedule 4.4 of the Disclosure Schedule); (ii) any event, occurrence, circumstance, change or effect in the industries in which the Company Group operates or in the economy generally or other general business, financial or market conditions, except to the extent that the Company Group is adversely affected materially disproportionately relative to the other participants in such industries or the economy generally, as applicable; (iii) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event, except to the extent that such event, circumstance, change or effect materially disproportionately affects the Company Group relative to other participants in the industries in which the Company Group operates or the economy generally, as applicable; (iv) the failure of the Company to meet internal expectations or projections or the results of operations of the Company Group; (v) any event, occurrence, circumstance, change or effect resulting or arising from Purchaser’s material breach of this Agreement that is not subsequently cured in accordance with Section 13; (vi) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with, any Law or U.S. GAAP; or (vii) any

Annex A-5

matters disclosed in the Proxy Statement; it being understood that the exception in clause “(iv)” shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses “(i)” through “(iii)” or “(v)” through “(vii)” hereof) is or would be reasonably likely to be a Material Adverse Effect.

1.75     “Material Contracts” has the meaning set forth in Section 4.14(a).

1.76     “Nasdaq” means the Nasdaq Capital Market.

1.77     “Nasdaq Listing Application” has the meaning set forth in Section 7.4.

1.78     “Non-Recourse Party” means, with respect to a party to this Agreement, any of such party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing); provided that, for the avoidance of doubt, no party to this Agreement will be considered a Non-Recourse Party.

1.79     “Notice of Objection” has the meaning set forth in Section 3.2(b).

1.80     “OFAC” has the meaning set forth in Section 4.17(b).

1.81     “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.82     “Outside Closing Date” has the meaning set forth in Section 12.1(a).

1.83     “PBGC” has the meaning set forth in Section 4.22(b).

1.84     “Permits” has the meaning set forth in Section 4.16.

1.85     “Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances affecting Real Property that are not, individually or in the aggregate material to the Business; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (c) liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto; (d) non-exclusive licenses of Intellectual Property Rights granted or received in the ordinary course of business consistent with past practice; (e) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, the existence of which would not have a Material Adverse Effect; and (f) the Liens set forth on Schedule 1.86.

1.86     “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.87     “Plan(s)” has the meaning set forth in Section 4.22(a).

1.88     “Prior Company Counsel” has the meaning set forth in Section 13.19(a).

1.89     “Privileged Deal Communications” has the meaning set forth in Section 13.19(c).

1.90     “Prospectus” has the meaning set forth in Section 13.14.

1.91     “Proxy Statement” has the meaning set forth in Section 9.1(a).

1.92     “Purchaser Board” has the meaning set forth in Section 5.11.

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1.93     “Purchaser Board Recommendation” has the meaning set forth in Section 5.11.

1.94     “Purchaser Charter Amendment” has the meaning set forth in Section 9.1(a).

1.95     “Purchaser Charter Documents” has the meaning set forth in Section 2.7.

1.96     “Purchaser Common Stock” means the common stock, par value $0.0001 per share, of Purchaser.

1.97     “Purchaser Financials” has the meaning set forth in Section 5.12(b).

1.98     “Purchaser Material Adverse Effect” means (i) a material adverse change or a material adverse effect, individually or in the aggregate, upon on the assets, financial condition, business or operations of the Purchaser, taken as a whole, or (ii) any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

1.99     “Purchaser Material Contract” has the meaning set forth in Section 5.19(a).

1.100     “Purchaser Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of Purchaser.

1.101     “Purchaser Private Warrant” means each redeemable warrant issued in the private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one-half (1/2) of one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.102     “Purchaser Public Warrant” means each redeemable warrant that was included as part of each Purchaser Unit in the IPO, entitling the holder thereof to purchase one-half (1/2) of one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.103     “Purchaser Representatives” has the meaning set forth in Section 7.7.

1.104     “Purchaser SEC Documents” has the meaning set forth in Section 5.12(a).

1.105     “Purchaser Securities” has the meaning set forth in Section 5.10.

1.106     “Purchaser Stockholder Approval” has the meaning set forth in Section 9.2(a).

1.107     “Purchaser Stockholder Matters” has the meaning set forth in Section 9.1(a).

1.108     “Purchaser Stockholder Meeting” has the meaning set forth in Section 9.2(a).

1.109     “Purchaser Unit” means a unit of the Purchaser comprised of (a) one share of Purchaser Common Stock, and (b) one redeemable warrant to purchase one-half (1/2) of one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.110     “Purchaser Warrant” means each Purchaser Private Warrant and Purchaser Public Warrant.

1.111     “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.112     “Redemptions” has the meaning set forth in Section 1.17.

1.113     “Reference Time” means, with respect to the Company, the close of business on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by the Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

1.114     “Reg. D” has the meaning set forth in Section 6.5(a).

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1.115     “Registration Rights Agreement” means the agreement executed between the Purchaser and the Stockholders executed as of the date hereof (to be effective upon the Closing) in the form attached hereto as Exhibit B governing the resale of the Closing Payment Shares, the Purchaser Common Stock held by Sponsor, and the Purchaser Public Warrants.

1.116     “Rejection Recommendation” has the meaning set forth in Section 1.137.

1.117     “Representatives” means, collectively, with respect to any Person, such Person’s officers, directors, Affiliates, employees, agents or advisors, including any investment banker, broker, attorney, accountant, consultant or other authorized representative of such Person.

1.118     “R&W Insurance Policy” means the Representations and Warranties Insurance Policy, bound by AXA XL Insurance as of the date hereof and effective as of the Closing Date, in the form attached hereto as Exhibit E, with Policy Number US00094394BL19A.

1.119     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.120     “SEC” means the U.S. Securities and Exchange Commission.

1.121     “Section 16” has the meaning set forth in Section 7.5.

1.122     “Securities Act” means the Securities Act of 1933, as amended.

1.123     “Share Exchange” has the meaning set forth in the Recitals.

1.124     “Sponsor” means Health Sciences Holdings, LLC, a Delaware limited liability company.

1.125     “Sponsor Restricted Stock Agreement” means the Restricted Stock Agreement between the Purchaser and the Sponsor executed as of the date hereof (to be effective upon the Closing) in the form attached hereto as Exhibit C.

1.126     “Standard Contracts” means (a) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (b) Contracts with Company’s own employees or contractors substantially on Company’s standard forms, and (c) standard non-disclosure agreements, material transfer agreements and master services agreements.

1.127     “Stockholders’ Representative” has the meaning set forth in Section 13.15.

1.128     “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.129     “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.130     “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment in the nature of a tax imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.131     “Taxing Authority” means the IRS and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.132     “Trading Day” means any day on which the principal securities exchange or securities market on which the Purchaser Common Stock are then traded is open for trading.

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1.133     “Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, value-added (to the extent irrecoverable), excise, stock transfer, filing, real property transfer, recording, and other similar Taxes and fees (including any penalties and interest) applicable to or incurred in connection with the transactions contemplated by this Agreement.

1.134     “Transaction Expense” of a Person means, without duplication, the aggregate expenses, fees and disbursements of all attorneys, accountants and investment bankers for which a Person is liable in connection with the negotiation, execution, delivery and performance of this Agreement through the Closing that remain unpaid or outstanding as of the Closing.

1.135     “Transaction Securities” means the Closing Payment Shares, the Earnout Shares and the Purchaser Common Stock issuable upon the exercise of the Converted Options.

1.136     “Triggering Event” shall be deemed to have occurred if: (A) a Change of Recommendation shall have been effected or occurred for any reason, (B) the Purchaser shall have failed to convene or hold the Purchaser Stockholder Meeting in accordance with Section 9.2, (C) the Purchaser or the Company shall have breached any of the provisions of Section 7.7 or Section 8.2 in any material respect, (D) the Purchaser Board fails to reaffirm the Purchaser Board Recommendation within 10 Business Days after the Company requests in writing that such recommendation be reaffirmed in response to an Acquisition Proposal or material modification to an Acquisition Proposal that has been publicly announced or otherwise becomes publicly known (or if such request is delivered less than 10 Business Days prior to the Purchaser Stockholder Meeting, no later than one Business Day prior to the Purchaser Stockholder Meeting; provided that if such Acquisition Proposal is subsequently modified within such period, then the Purchaser Board shall be required to reaffirm such recommendation no later than one Business Day prior to the Purchaser Stockholder Meeting) or (E) a tender or exchange offer relating to securities of the Purchaser shall have been commenced by a Person unaffiliated with the Company and the Purchaser fails to send to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Purchaser unconditionally recommends rejection of such tender or exchange offer (the “Rejection Recommendation”) and reaffirms the Purchaser Board Recommendation or fails to reaffirm the Rejection Recommendation in any press release published by the Purchaser (or by any of its Affiliates or Purchaser Representatives) or in any Schedule 14D-9 filed by the Purchaser with the SEC, in each case relating to such tender offer or exchange offer, at any time after the foregoing 10 Business Day period.

1.137     “Trust Account” has the meaning set forth in Section 5.9.

1.138     “Trust Agreement” has the meaning set forth in Section 5.9.

1.139     “Trust Fund” has the meaning set forth in Section 5.9.

1.140     “Trustee” has the meaning set forth in Section 5.9.

1.141     “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.142     “Unaudited Financial Statements” has the meaning set forth in Section 4.10(a).

Article II
SHARE EXCHANGE

2.1     Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Purchaser shall issue to the Stockholders the Closing Payment Shares, which shall be fully paid and free and clear of all Liens other than applicable securities Law restrictions and the Lock-Up Agreements, and each Stockholder shall receive the number of Closing Payment Shares opposite such Stockholder’s name on Schedule 1.23, which may be adjusted on a pro rata basis pursuant to the final Closing Payment Shares as determined pursuant to Section 3.2, in exchange for the number of Company Common Shares opposite such Stockholder’s name on Schedule 1.23. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Purchaser shall issue to Roivant Sciences Ltd. 10,000 shares of Purchaser Preferred Stock.

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2.2     Stock Option Conversion.

(a)     On the Closing Date, each option to purchase Company Common Shares (each, a “Company Option”) that is outstanding under any Equity Incentive Plan immediately prior to the Closing, and each Equity Award, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by the Purchaser and converted into an option to purchase shares of Purchaser Common Stock (each, a “Converted Option”). Each Converted Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately before the Closing (including expiration date, vesting conditions, and exercise provisions), except that each Converted Option shall be exercisable for that number of shares of Purchaser Common Stock and have a per share exercise price for each share of Purchaser Common Stock issuable upon exercise of the Converted Option as set forth in Schedule 1.23 opposite the name of each holder of a Company Option, which may be adjusted on a pro rata basis pursuant to the final Closing Payment Shares as determined pursuant to Section 3.2.

(b)     At the Closing, Purchaser shall assume all of the obligations of the Company under any Equity Incentive Plan in respect of Company Options, and shall assume such outstanding awards and the obligations under the agreements evidencing such awards. Purchaser shall take all corporate action necessary to reserve for issuance a number of authorized but unissued shares of Purchaser Common Stock for delivery upon settlement of the assumed Company Options in accordance with Section 2.2(a). Promptly after the Closing (but in no event more than thirty (30) calendar days thereafter), Purchaser shall file or otherwise have available a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Purchaser Common Stock subject to the assumed Company Options.

2.3     Closing. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Share Exchange (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article X or at such other time, date and location as the Purchaser and the Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.4     Board of Directors of Purchaser. Immediately after the Closing, the Purchaser Board will consist of seven (7) directors, with six (6) directors identified by the Stockholders’ Representative and one (1) director identified by the Purchaser.

2.5     Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Purchaser are fully authorized in the name and on behalf of the Company, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.6     Section 368 Reorganization. For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of the Company and the Purchaser are to be parties under Section 368(b) of the Code. The parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to the Share Exchange as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (c) intend to file all Tax and other informational returns on a basis consistent with such characterization.

2.7     Purchaser Charter Documents. Immediately upon the Closing, the certificate of incorporation and bylaws of the Purchaser (“Purchaser Charter Documents”) shall be amended and restated in the forms attached hereto as Exhibit D.

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Article III
CONSIDERATION

3.1     Closing Payment Shares.

(a)     No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Share Exchange, and such fractional share interests will be rounded down to the nearest whole share and will not entitle the owner thereof to vote or to any rights of a stockholder of the Purchaser. The Closing Payment Shares shall bear the legend set forth in Section 3.1(b) and shall be subject to terms of the Lock-Up Agreement.

(b)     Legend. Each certificate issued to any holder of Company Common Shares in connection with the Share Exchange shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

3.2     Pre-Closing Adjustment for Closing Indebtedness.

(a)     For the purposes of this Agreement, the “Determination Date” shall be the date that is five (5) calendar days prior to the anticipated date for Closing, as agreed upon by the Company and Purchaser at least ten (10) calendar days prior to the Purchaser Stockholder Meeting. On or prior to the Determination Date, the Company shall prepare and deliver to the Purchaser a closing statement (when finalized pursuant to this Section 3.2, the “Closing Statement”), setting forth: (i) the Closing Payment Shares and Purchaser Common Stock issuable under the Converted Options pursuant to Section 2.2; and (ii) the Closing Indebtedness (the “Estimated Closing Indebtedness”). The Closing Statement shall be prepared in accordance with U.S. GAAP and prepared consistently with the most recent audited financial statements of the Company made available to the Purchaser prior to the date of this Agreement, and otherwise in accordance with this Agreement.

(b)     The Purchaser shall review the Closing Statement promptly after the delivery of the same by the Company. The Company shall, upon reasonable request, provide the Purchaser with applicable work papers used in the preparation of the Closing Statement. If the Purchaser does not agree with the content of the Closing Statement, the Purchaser shall raise objection by delivering a written statement of objection (the “Notice of Objection”) to the Company within two (2) calendar days after the receipt of the Closing Statement from the Company, specifying in reasonable detail the item(s) which are disputed, the basis of such disputes and the changes the Purchaser considers necessary. The Closing Statement shall become binding and conclusive on the parties for the purpose of the determination of the number of Closing Payment Shares and Purchaser Common Stock issuable under the Converted Options (and the Closing Indebtedness) if the Purchaser does not deliver a Notice of Objection to the Company pursuant to and in accordance with this paragraph.

(c)     If the Purchaser delivers a Notice of Objection in accordance with paragraph (b) above, then the parties shall first try to resolve the objected items through mutual consultation. If any objected items cannot be resolved through mutual consultation within three (3) calendar days from the date of the Notice of Objection, such dispute shall be submitted to WithumSmith+Brown, PC or such other firm mutually acceptable to the Purchaser and the Company (the “Independent Accountant”) for final determination; provided that, if the Independent Accountant does not accept its appointment and/or if the Purchaser and the Company cannot agree on the Independent Accountant, in either case within five (5) calendar days after the date on which the dispute is submitted

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to the Independent Accountant in accordance with this Section 3.2(c), then either the Purchaser or the Company may require, by written notice to the other, that the Independent Accountant be selected by the New York City Regional Office of the American Arbitration Association (the “AAA”) in accordance with the AAA’s procedures. The Independent Accountant shall be an independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm. The parties agree that the Independent Accountant will be deemed to be independent even though a party or its Affiliates may, in the future, designate the Independent Accountant to resolve disputes of the types described in this Section 3.2.

(d)     If any items in dispute are submitted to the Independent Accountant for final determination, (i) each of the Purchaser and the Company shall furnish to the Independent Accountant such work papers and other documents and information relating to the disputed items as the Independent Accountant may request and are available to that party, and shall be afforded the opportunity to present to the Independent Accountant any material relating to the determination and to discuss the determination with the Independent Accountant; (ii) the Independent Accountant shall be directed to, within ten (10) calendar days after submission of the issues, deliver a notice to each of the Purchaser and the Company, setting forth its adjustment or revision of the Closing Statement, and/or the resolution of all issues in dispute; (iii) the Closing Statement, as adjusted or otherwise revised and finally determined by the Independent Accountant, as set forth in its notice delivered to each of the Company and the Purchaser, shall be binding and conclusive on the parties and the parties shall delay the Closing until the resolution of the matters described in this Section 3.2(d); and (iv) the costs of the Independent Accountant shall be paid by the Company (on one hand) and the Purchaser (on the other hand) in the same proportion that the aggregate disputed amount so submitted to the Independent Accountant that is unsuccessfully disputed by each such party as finally determined by the Independent Accountant bears to the total disputed amount.

(e)     Upon finalization of the Closing Statement, the parties agree that the Purchaser shall issue the Closing Payment Shares and assume the Converted Options pursuant to Article II.

(f)     Each of the Company and the Purchaser shall bear the fees, costs and expenses of its own accountants.

3.3     Earnout Payment.

(a)     In the event the volume weighted average sale price of the Purchaser Common Stock equals or exceeds the stock prices set forth below for any 20 Trading Days within a 30-day Trading Day period from and after the Closing until the applicable milestone date set forth below, the Stockholders shall be entitled to receive, and the Purchaser shall promptly (but no later than five (5) Business Days), cause to be issued, as additional consideration for the Share Exchange (and without the need for additional consideration from the Stockholders), additional shares of Purchaser Common Stock (the “Earnout Shares”) on a pro-rata basis based on their ownership percentages in the Company as set forth on Schedule 1.23, which shares shall be fully paid and free and clear of all Liens other than applicable securities Law restrictions:

	Milestone Date	Stock Price	Additional Shares of Common Stock
Milestone #1	March 31, 2023	$17.50	10,000,000
Milestone #2	March 31, 2025	$31.50	10,000,000

All share and per share amounts shall be proportionally adjusted for stock splits, stock dividends, and similar events.

(b)     At all times prior to the latest milestone date set forth in Section 3.3(a) (the “Earnout Period”), the Purchaser shall keep available for issuance a sufficient number of unissued shares of Purchaser Common Stock to permit the Purchaser to satisfy its issuance obligations set forth in this Section 3.3 and shall take all actions required to increase the authorized number of shares of Purchaser Common Stock if at any time there shall be insufficient unissued shares of Purchaser Common Stock to permit such reservation.

(c)     In the event that after the Closing and during the Earnout Period, (i) there is a Change of Control, (ii) any liquidation, dissolution or winding up of the Purchaser (whether voluntary or involuntary) is initiated, (iii) any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, is instituted by or against the Purchaser, or a

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receiver is appointed for the Purchaser or a substantial part of its assets or properties, or (iv) the Purchaser makes an assignment for the benefit of creditors, or petitions or applies to any Authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties (each of clauses (i) through (iv), an “Acceleration Event”), then any Earnout Shares that have not been previously issued by the Purchaser (whether or not previously earned), shall be deemed earned and due by the Purchaser to the Stockholders upon such Acceleration Event unless, in the case of an Acceleration Event that is a Change of Control, the Earnout Shares for Milestone #1 or Milestone #2 shall not be accelerated if the value of the consideration to be received in exchange for a share of Purchaser Common Stock in such Change of Control is lower than the applicable stock price threshold set forth in Section 3.3(a) for Milestone #1 and Milestone #2, respectively. For purposes hereof, a “Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events: (i) a merger, consolidation, reorganization or similar business combination transaction involving the Purchaser in which the holders of all of the outstanding equity interests of the Purchaser immediately prior to the consummation of such transaction do not directly own, beneficially or of record, immediately upon the consummation of such transaction, outstanding equity interests that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or a parent of the surviving entity in such transaction; (ii) a transaction in which a majority of the Purchaser’s voting securities are transferred to any Person, or any two more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”) or (iii) the consummation of the sale of substantially all of the assets of the Purchaser to any Person or Group.

(d)     All distributions of Purchaser Common Stock with respect to the Earnout Shares during the Earnout Period, including, but not limited to, shares of Purchaser Common Stock issued as a result of a stock dividend, stock split, combination of shares or otherwise, shall be deemed to be Earnout Shares and shall be set aside and not issued until the Earnout Shares have been issued to the Stockholders or, if the Earnout Shares are not earned and issued, then all such distributions declared during the Earnout Period shall be forfeited.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Disclosure Schedule or (b) set forth in the Proxy Statement, the Company hereby represents and warrants to the Purchaser that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true, correct and complete as of such earlier date).

4.1     Corporate Existence and Power. The Company is an exempted limited company duly incorporated, validly existing and in good standing under the Laws of Bermuda. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Other than this Agreement and the transactions contemplated thereby, there is no Contract to which the Company is a party in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

4.2     Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. Assuming due authorization, execution and delivery by each other party hereto and to the Additional Agreements, this Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3     Governmental Authorization. Except for filings under the HSR Act or any other applicable Laws relating to antitrust and except for the requirement for permission of the Bermuda Monetary Authority under the Exchange Control Act 1972 of Bermuda and related regulations, neither the execution, delivery nor performance

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by the Company of this Agreement or any Additional Agreements requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

4.4     Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of any member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Material Contract, (d) result in the creation or imposition of any Lien on any Company Common Shares, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s assets, except, in the case of (b), (c), (d) and (e), as would not, individually or in the aggregate, have a Material Adverse Effect.

4.5     Capitalization. The Company is authorized to issue 1,000,000,000 common shares, par value $ $0.00001 per share (the “Company Common Shares”) of which 78,906,250 Company Common Shares are issued and outstanding. The Company has 6,789,981 Equity Awards issued and outstanding, with another 2,960,019 Company Common Shares authorized for issuance under the Equity Incentive Plan. Set forth on Schedule 4.5 is the list of holders of Equity Awards and the number of such Equity Awards each such holder owns. No Company Common Shares are held in its treasury. All of the issued and outstanding Company Common Shares have been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Common Shares are owned of record and beneficially by the Stockholders as set forth on Schedule 1.23, free and clear of all Liens. No outstanding Company Common Shares are subject to any right of first refusal, right of first offer, preemptive right or similar restriction other than as set forth in Schedule 4.5 and provided in by-laws 82, 83, 84 and 86 of the Amended and Restated By-laws of the Company. The only Company Common Shares that will be outstanding immediately after the Closing will be the Company Common Shares owned by the Purchaser following the consummation of the Share Exchange. No other class of capital stock of the Company is authorized or outstanding. Other than as set forth in this Section 4.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements to which the Company is a party, or, to the knowledge of the Company, other agreements with respect to the Company Common Shares, including any voting trust, other voting agreement or proxy with respect thereto.

4.6     Charter Documents. Copies of the Certificate of Incorporation and the Amended and Restated By-laws of the Company (the “Charter Documents”) have heretofore been made available to the Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof.

4.7     Corporate Records. All proceedings occurring since July 6, 2018 of the board of directors of the Company, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company in all material respects, which are complete and have been maintained in accordance with sound business practices in Bermuda.

4.8     Third Parties. Except as set forth on Schedule 4.8, no Key Company Employees engage in any business, except through the Company, or are employees of or provide any service for compensation to, any other business concern. Other than offer letters for employment or Equity Award grant agreements or exercise notices, Schedule 4.8 lists each Contract to which the Company, on the one hand, and any Stockholder, on the other hand, is a party, including any such Contract pursuant to which a Stockholder or any Affiliate of a Stockholder owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company uses or the use of which is necessary for the conduct of the Business or the ownership or operation of the Company’s assets. Schedule 4.8 sets forth a complete and accurate list of the Affiliates of the Company and the ownership interests in the Affiliate of the Company and each Stockholder.

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4.9     Subsidiaries.

(a)     Schedule 4.9 of the Disclosure Schedule sets forth each Subsidiary of the Company on the date hereof, and, except as set forth in Schedule 4.9, the Company does not currently own, directly or indirectly, securities or other ownership interests in any other entity. The Company owns 100% of the issued and outstanding capital stock and securities of each Person listed on Schedule 4.9.

(b)     Each Subsidiary is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 4.9. Each Subsidiary has all power and authority, corporate and otherwise, required to own and operate its properties and assets and to carry on the Business as presently conducted. Other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact the Business in each jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. No Subsidiary has entered into any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

4.10     Financial Statements.

(a)     True and correct copies of (i) the audited consolidated financial statements of the Company as of March 31, 2019 and 2018 and for the fiscal year ended March 31, 2019 and the period from December 19, 2017 to March 31, 2018 (the “Audited Financial Statements”) consisting of the audited consolidated balance sheets as of such dates, and the audited consolidated statements of operations, comprehensive loss, equity and cash flows for such periods, and (ii) unaudited financial statements (the “Unaudited Financial Statements”) from April 1, 2019 through June 30, 2019 (collectively, the “Financial Statements” and the unaudited consolidated balance sheet as of June 30, 2019 (the “Balance Sheet Date”) included therein, the “Balance Sheet”), have been provided to the Purchaser.

(b)     The Financial Statements (i) were prepared in accordance with U.S. GAAP consistently applied, (ii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iii) fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein (subject to normal and recurring year-end adjustments that are not, individually or in the aggregate, material).

(c)     As of the date of this Agreement, the Company Group does not have any liabilities of the type required to be disclosed in the liabilities column of a consolidated balance sheet prepared in accordance with GAAP, except for: (i) liabilities disclosed on the Balance Sheet; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Company Group under Contracts binding upon the applicable member of the Company Group (other than resulting from any breach or acceleration thereof) either delivered or made available to Purchaser or Purchaser’s Representatives prior to the date of this Agreement or entered into in the ordinary course of business; (iv) liabilities incurred in the ordinary course of business since the date of the Balance Sheet; and (v) liabilities that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

(d)     The Company and each of its Subsidiaries make and keep accurate Books and Records and maintain a system of internal accounting controls designed, and which the Company believes is sufficient, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)     The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and (ii) are effective in

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all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.11     Absence of Certain Changes. Since the Balance Sheet Date through the date of this Agreement, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date through the date of this Agreement, there has not been:

(a)     any Material Adverse Effect;

(b)     (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares of capital stock or other equity interests;

(c)     (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Common Shares or any other capital stock or securities of the Company Group or on any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group other than in the ordinary course of business consistent with past practice;

(d)     any personal property damage, destruction, or casualty loss or personal injury loss (whether or not covered by insurance) affecting the Business or assets of the Company Group, except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

(e)     (i) any material amendment to or termination of any Material Contract, (ii) any material amendment to any material Permit from any Authority held by the Company, and (iii) any receipt of notice of termination of any of the items referenced in (i) and (ii);

(f)     any material Tax election changed or revoked by the Company Group; any material claim, audit or assessment in respect of Taxes settled or compromised by the Company Group; or any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than an ordinary commercial agreement the principal purpose of which does not relate to Taxes) entered into by the Company Group;

(g)     any amendment to the Company Group’s organizational documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction; or

(h)     any commitment or agreement to do any of the foregoing.

4.12     Properties; Title to the Company’s Assets. Except as would not be individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. No such asset is subject to any Liens other than Permitted Liens. Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted. This Section 4.12 shall not cover Intellectual Property Rights, which is addressed in Section 4.18.

4.13     Litigation. As of the date of this Agreement, there is no Action (or any basis therefore) pending against, or to the knowledge of the Company threatened in writing against or affecting, the Company Group, any of its officers or directors with respect to the Business, the Business, or any Company Common Shares or any of the Company’s Group assets, or any Contract before any court, Authority or official, or which in any manner challenges or seeks to prevent or enjoin the transactions contemplated hereby or by the Additional Agreements. As of the date of this Agreement, there are no outstanding judgments against the Company Group.

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4.14     Contracts.

(a)     Schedule 4.14(a) lists all Contracts (other than (1) any Contract that is terminable without penalty by any other party thereto on 90 days’ or less notice; provided that penalty shall not include requirements to pay costs and expenses in connection with the termination of such agreements consisting of reimbursement of expenses incurred and reasonable wind-down costs, (2) Standard Contracts, (3) ordinary course sales or purchase orders, or (4) Plans, which shall be governed by Section 4.22) to which the Company Group is a party and which are in effect as of the date of this Agreement and constitute the following (collectively, “Material Contracts”):

(i)     all Contracts that require annual cash payments to or from the Company Group, taken as a whole, of $200,000 or more in the fiscal year ending March 31, 2020;

(ii)     all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which a member of the Company Group is a party and that is material to the business of the Company Group taken as a whole;

(iii)     all Contracts for material licensing agreements pursuant to which any member of the Company Group grants or receives rights in or to use any Intellectual Property Rights;

(iv)     all Contracts materially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(v)     all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group;

(vi)     all Contracts providing for (a) guarantees or (b) as their primary purpose, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for the primary purpose of repair, warranty, maintenance, service, indemnification or similar obligations, other than any such Contracts entered into in the ordinary course of business;

(vii)     all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party, other than any Contracts pertaining to such Affiliate’s status as a Company securityholder;

(viii)     all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $500,000 per year;

(ix)     all Contracts relating to outstanding Indebtedness for borrowed money, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(x)     any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational documents of the Company Group); and

(xi)     any Contract providing for hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, of the Company.

(b)     Each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the material terms of any such Material Contract. The Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets.

(c)     The Company has, prior to the date hereof, provided to the Purchaser true and correct fully executed copies of each written Material Contract.

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(d)     The Company Group is in compliance with all material covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

4.15     Insurance. Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company Group is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are customarily carried by Persons conducting a business similar to the Company Group, including, but not limited to, policies covering real and personal property owned or leased by the Company Group against theft, damage, destruction and acts of vandalism and policies covering the Company Group for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.

4.16     Licenses and Permits. The Company Group has all licenses, franchises, permits, orders or approvals or other similar authorizations required under applicable Law (the “Permits”) necessary to operate the Business, except for the failure to have any Permits, individually or in the aggregate, that is not reasonably likely to have a Material Adverse Effect. Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

4.17     Compliance with Laws. The Company Group is not in violation of, has not violated, in each case in any material respect, and to the Company’s knowledge, is neither under investigation with respect to nor has been threatened in writing to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor, to the knowledge of the Company, is there any basis for any such charge and since July 6, 2018, the Company Group has not received any subpoenas from any Authority.

(a)     Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, without limiting the foregoing paragraph, the Company Group is not in violation of, has not violated, and to the knowledge of the Company, is not under investigation with respect to nor has been threatened in writing or charged with or given notice of any violation of any provisions of:

(i)     any Law applicable due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”) and Laws applicable to lending activities;

(ii)     the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii)     any comparable or similar Law of any jurisdiction; or

(iv)     any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b)     Without limiting the foregoing paragraph, neither the Company Group nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company Group has not engaged in transactions with, or exported any of its products or associated technical data (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria or any other country to which the United States has embargoed goods to or has proscribed economic transactions with or (ii) to the knowledge of the Company, to any Person included on the United States Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Denied Persons List.

4.18     Intellectual Property.

(a)     Schedule 4.18 sets forth a true, correct and complete list of all Intellectual Property Rights that are subject to a patent, registration or application therefor with any Authority, specifying as to each, as

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applicable: (i) the nature of such Intellectual Property Right (i.e., whether registered or a pending application); (ii) the owner of such Intellectual Property Right; and (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed.

(b)     Since July 6, 2018, the Company Group has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company Group, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company Group.

(c)     Any Intellectual Property Rights used by the Company Group in the performance of any Contract (existing as of the date of this Agreement) by the Company Group, which are purported to be owned by the Company Group prior to initiation of such performance, remain owned by the Company Group upon the performance of such Contract by the Company Group, and, to the knowledge of the Company, no third party has any claim of ownership on any such Intellectual Property Rights, other than any Permitted Liens.

(d)     All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which a member of the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of a member of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e)     None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing.

(f)     The Company has taken commercially reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights that are confidential and all other confidential information, data and materials licensed by the Company Group or otherwise used in the operation of the Business. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, the transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company Group.

4.19     Employees.

(a)     No director or executive officer of the Company (i) is currently on leave, (ii) has given written notice of his or her intent to terminate his or her relationship with the Company, or (iii) has received written notice of such termination from the Company. To the actual knowledge of the Company, no Company Employee or independent contractor (but specifically excluding all executive officers) of the Company that earned an aggregate amount of compensation in excess of $250,000 in the fiscal year ended March 31, 2019, has communicated to Company his or her intention to terminate his or her employment or the contractor relationship, as applicable, with the Company. To the knowledge of the Company, there are no proceedings, governmental investigations, or administrative proceedings against the Company regarding the Company Employees or the Company’s employment practices.

(b)     The Company is not a party to or subject to any collective bargaining agreements. As of the date of this Agreement, no labor union or other collective bargaining unit represents or claims to represent any of the Company Employees and, to the actual knowledge of the Company, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certifications election with respect to the Company’s or the Subsidiaries’ employees.

(c)     There are no pending or, to the knowledge of the Company, threatened in writing, claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

4.20     Employment Matters. To the knowledge of the Company, as of the date of this Agreement, no Company Employee, in the ordinary course of his or her duties, has breached any obligation to a former employer in

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respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer.

4.21     Withholding. All obligations of the Company applicable to its Company Employees, whether arising by operation of Law or contract, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for Company Employees with respect to the employment of Company Employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. All reasonably anticipated obligations of the Company with respect to Company Employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law or contract for accrued salaries and holiday pay, earned bonuses and other earned forms of compensation payable to Company Employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

4.22     Employee Benefits and Compensation.

(a)     Each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company Group and/or with respect to which the Company Group could reasonably be expected to incur any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”) is and has been maintained in all material respects in compliance with all applicable laws, including (if applicable) ERISA, and has been administered and operated in all material respects in accordance with its terms.

(b)     Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the IRS and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c)     Neither the Company nor to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. The Company has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

(d)     No Company Employee will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated hereby. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of the Company, threatened in writing, by or against any Plan or the Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e)     No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could

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reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f)     There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

4.23     Real Property.

(a)     The Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company Group has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.23, free and clear of all Liens (other than Permitted Liens). Other than as would not reasonably be expected to have a Material Adverse Effect, the Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

(b)     With respect to each Lease: (i) it is valid, binding and in full force and effect against the Company Group, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; (ii) except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof in all material respects; (iv) no waiver, indulgence or postponement of the lessee’s material obligations thereunder has been granted by the lessor; (v) there exists no material default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default or event of default by the Company Group thereunder; and (vii) to the knowledge of the Company Group, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Real Property leased by the Company Group is in a state of maintenance and repair adequate and suitable for the purposes for which it is presently being used, and there are no repair or restoration works likely to be required in connection with any of the leased Real Properties, in each case except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The Company Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. To the Company’s knowledge, the Company Group does not owe any brokerage commission with respect to any Real Property.

4.24     Tax Matters.

(a)     The Company Group has or will have timely filed, or caused to be timely filed, (taking into account valid extensions) all income and other material Tax Returns required to be filed by the Company Group, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company Group, which Tax Returns are correct and complete in all material respects, and has paid all Taxes required to be paid by the Company Group other than such Taxes for which adequate reserves in the Financial Statements have been established, and except for such Taxes the non-payment of which would not reasonably be expected to have a Material Adverse Effect on the Company Group. There are no Actions pending against the Company Group in respect of any material Tax, and the Company Group has not been notified in writing of any proposed material Tax claims or assessments against the Company Group (other than, in each case, claims or assessments that have been settled or otherwise resolved in full). There are no material Liens with respect to any Taxes upon any of the Company Group’s assets, other than Permitted Liens. The Company Group has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes that has not been paid. There are no outstanding requests by the Company Group for any extension of time within which to file any Tax Return other than an extension requested in the ordinary course of business.

(b)     The Company Group has not taken any action, and does not have any knowledge of any fact or circumstance, that could reasonably be expected to prevent the transactions contemplated hereby, including

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the Share Exchange, from qualifying as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1) of the Code.

4.25     Environmental Laws.

(a)     The Company Group has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any Company Employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws.

(b)     Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company Group such as could give rise to any material liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

4.26     Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Company, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.27     Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been furnished or made available to the Purchaser or as provided in the Proxy Statement are accurate and complete in all material respects (other than to the extent certain portions thereof were redacted by the Company). The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the FDA or any other governmental Authority or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

4.28     FDA Approvals. Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the U.S. Food and Drug Administration (“FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. The Company has not received any written notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental Authorities, (B) debarment, suspension, or exclusion under any Federal Healthcare Programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental Authorities. Neither the Company nor to the knowledge of the Company, any of its officers, employees, contractors or agents, is the subject of any investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental Authority pursuant to any similar policy. Neither the Company nor, to the Company’s knowledge, any of its officers, employees, contractors, and agents has committed any act, made any

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statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental Authority to invoke a similar policy. Neither the Company nor to the Company’s knowledge, any of its officers, employees, contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental Authority.

4.29     FDA Regulation. The Company is and has been in compliance with all applicable Laws administered or issued by FDA or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company, or complaint handling or adverse event reporting, except as would not reasonably be expected to have a Material Adverse Effect.

4.30     Information Supplied. None of the information supplied by Company at the request of the Purchaser for inclusion or incorporation by reference: (a) in any current report of the Purchaser on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any governmental Authority with respect to the transactions contemplated hereby; (b) in the Proxy Statement; or (c) in the mailings or other distributions to Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated hereby or in any amendment to any of documents identified in clauses (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the information provided by the Company for inclusion in such documents identified in clauses (a) through (c) above to be publicly filed with the SEC. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or its Affiliates.

Article V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as disclosed in the Purchaser SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections of any Purchaser SEC Document and other disclosures to the extent that such disclosure is predictive or forward-looking in nature), Purchaser hereby represents and warrants to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true, correct and complete as of such earlier date):

5.1     Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has either delivered or made available to Company, including via the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system database, accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Purchaser, including all amendments thereto. Purchaser has no subsidiaries.

5.2     Corporate Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by each other party hereto and to the Additional Agreements, constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. (i) The affirmative vote of holders of a majority of the

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outstanding shares of Purchaser Common Stock entitled to vote at the Purchaser Stockholder Meeting, assuming a quorum is present, for the approval of the Purchaser Charter Amendment and (ii) the affirmative vote of the holders of a majority of the shares of Purchaser Common Stock present in person or by proxy and entitled to vote thereon at the Purchaser Stockholder Meeting for the approval of the Purchaser Stockholder Matters (other than the Purchaser Charter Amendment) are the only votes of any of the Purchaser’s capital stock necessary to adopt this Agreement and to consummate the Business Combination and the other transactions contemplated hereby.

5.3     Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery nor performance of this Agreement or any Additional Agreement requires any Governmental Approval, except for filings under the HSR Act or any other applicable Laws relating to antitrust.

5.4     Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements does not and will not (a) provided that holders of fewer than the number of Purchaser Common Stock specified in the Purchaser’s organizational documents exercise their redemption rights with respect to such transaction, contravene or conflict with the organizational or constitutive documents of the Purchaser, (b) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser, (c) require consent, conflict with, result in a breach of, or constitute a default (with or without the giving of notice or the passage of time or both), or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Purchaser or require any payment or reimbursement or to a loss of any material benefit on the part of Purchaser under any Contract, (d) result in the creation or imposition of any Lien on any of the Purchaser Securities, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of Purchaser’s assets, except as would not, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect.

5.5     Finders’ Fees. Except for the Deferred Underwriting Amount, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or its Affiliates who might be entitled to any fee or commission from the Purchaser or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6     Issuance of Shares. The Closing Payment Shares, the Earnout Shares and the Purchaser Preferred Stock, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of all Liens, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.7     Capitalization. The authorized capital stock of Purchaser consists of 30,000,000 shares of common stock, par value $0.0001 per share, of which 14,375,000 are issued and outstanding as of the date hereof. In addition, 20,000,000 Purchaser Warrants (inclusive of Purchaser Private Warrants and Purchaser Public Warrants included in any outstanding Purchaser Units) are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock, Purchaser Preferred Stock or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Purchaser, or (b) any agreement to which Purchaser is a party, or to the knowledge of the Purchaser, any other agreements, with respect to the Purchaser Common Stock or Purchaser Preferred Stock, including any voting trust, other voting agreement or proxy with respect thereto.

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5.8     Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, or in any other Purchaser SEC Documents, will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents).

5.9     Trust Fund. As of the date of this Agreement, Purchaser has at least $116,000,000 in the trust fund established by Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at Morgan Stanley Bank, N.A. (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of May 9, 2019, between Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Purchaser holding shares of Purchaser Common Stock sold in Purchaser’s IPO who shall have elected to redeem their shares of Purchaser Common Stock pursuant to the Purchaser’s certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Purchaser SEC Documents, the Trust Agreement and the Purchaser’s organizational documents. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Purchaser, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10     Listing. The Purchaser Units, Purchaser Common Stock and Purchaser Warrants (collectively, the “Purchaser Securities”) are listed on Nasdaq, with trading tickers HSACU, HSAC and HSACW. As of the date of this Agreement, (a) Purchaser is in compliance with applicable continued listing requirements of Nasdaq, (b) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (c) there are no Actions pending or, to the knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority or any other Person with respect to the continued listing of the Purchaser Securities on Nasdaq, including any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (d) such Purchaser Securities are in compliance with all of the applicable listing and corporate governance rules of Nasdaq.

5.11     Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) (the “Purchaser Board”) has, as of the date of this Agreement, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser, (c) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s amended and restated certificate of incorporation and bylaws (a “Business Combination”) and (d) recommended that the Purchaser’s stockholders approve the Purchaser Stockholder Matters (the “Purchaser Board Recommendation”).

5.12     Purchaser SEC Documents and Financial Statements.

(a)     Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC through EDGAR since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Purchaser SEC Documents”). The Purchaser SEC Documents were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, at the time they were filed with the SEC (except to the extent that information contained in any Purchaser

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SEC Document or Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)     The financial statements and notes contained or incorporated by reference in the Purchaser SEC Documents (the “Purchaser Financials”), (i) were prepared in accordance with U.S. GAAP consistently applied, (ii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iii) fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Purchaser as of the dates thereof and the results of operations of the Purchaser for the periods reflected therein (subject to normal and recurring year-end adjustments that are not, individually or in the aggregate, material).

(c)     The Purchaser makes and keeps accurate Books and Records and maintain a system of internal accounting controls designed, and which the Purchaser believes is sufficient, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)     The Purchaser has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Purchaser is made known to the Purchaser’s principal executive officer and its principal financial officer by others and (ii) are effective in all material respects to perform the functions for which they were established. Since the Purchaser’s inception, there have been no significant deficiencies or material weakness in the Purchaser’s internal control over financial reporting (whether or not remediated) and no change in the Purchaser’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Purchaser’s internal control over financial reporting.

5.13     Compliance with Laws. The Purchaser is not in violation of, has not violated, and to the Purchaser’s knowledge, is neither under investigation with respect to nor has been threatened in writing to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and since the IPO, the Purchaser has not received any subpoenas from any Authority, in each case except as would not be, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect. Except as would not be, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect, without limiting the foregoing paragraph, the Purchaser is not in violation of, has not violated, and to the knowledge of the Purchaser, is not under investigation with respect to nor has been threatened in writing or charged with or given notice of any violation of any provisions of:

(a)     Data Protection Laws and Laws applicable to lending activities;

(b)     the Foreign Corrupt Practices Act;

(c)     any comparable or similar Law of any jurisdiction; or

(d)     any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

5.14     OFAC. Neither the Purchaser, nor any director or officer of the Purchaser (nor, to the knowledge of the Purchaser, any agent, employee, affiliate or Person acting on behalf of the Purchaser) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Iraq, Libya, North Korea, Syria or any other country

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sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

5.15     Litigation. There is no Action (or any basis therefore) that would be material to the Purchaser pending against, or to the best knowledge of the Purchaser, threatened against or affecting, the Purchaser, any of its officers or directors with respect to the business of the Purchaser or any securities of the Purchaser or any of the Purchaser’s assets or any material contract of the Purchaser before any court, Authority or official or which in any manner challenges or seeks to prevent or enjoin the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Purchaser that would be, individually or in the aggregate, reasonably likely to have a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement.

5.16     Absence of Certain Changes. Since its formation, the Purchaser has (a) conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company Group and the negotiation and execution of this Agreement) and related activities and (b) not been subject to a Purchaser Material Adverse Effect.

5.17     Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any liability under, any Plans.

5.18     Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material intellectual property. The Purchaser does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement.

5.19     Contracts.

(a)     Other than this Agreement and the Additional Agreements, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (a) creates or imposes a liability greater than $200,000, (b) may not be cancelled by the Purchaser on less than sixty (60) calendar days’ prior notice without payment of a material penalty or termination fee or (c) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser from engaging in business as currently conducted by it or from competing with any other Person (each such contract, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the Purchaser SEC Documents.

(b)     With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity); (ii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iii) to the knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

5.20     Insurance. Except as would not be material to the Purchaser, the Purchaser is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are customarily carried by Persons conducting a business similar to the Purchaser. The Purchaser has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Purchaser Material Adverse Effect. The Purchaser has not been denied any insurance coverage which it has sought or for which it has applied.

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5.21     Taxes.

(a)     The Purchaser has or will have timely filed, or caused to be timely filed (taking into account valid extensions), all income and other material Tax Returns required to be filed by it, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser, which Tax Returns are correct and complete in all material respects, and has paid all Taxes required to be paid by the Purchaser other than such Taxes for which adequate reserves in the Purchaser Financials have been established, and except for such Taxes the non-payment of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser. There are no Actions pending against the Purchaser in respect of any material Tax, and the Purchaser has not been notified in writing of any proposed material Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments that have been settled or otherwise resolved in full). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes that has not been paid. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return other than an extension requested in the ordinary course of business.

(b)     The Purchaser has not taken any action, and does not have any knowledge of any fact or circumstance, that could reasonably be expected to prevent the transactions contemplated hereby, including the Share Exchange, from qualifying as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1) of the Code.

5.22     Independent Investigation. Purchaser and its Affiliates and their respective Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company Group, and Purchaser acknowledges that it and they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company Group for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article IV (including the related portions of the Disclosure Schedules); and (b) none of the Company, its Affiliates nor their respective Representatives have made any express or implied representation or warranty as to the Company Group, or this Agreement, except as expressly set forth in Article IV (including the related portions of the Disclosure Schedules).

Article VI
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to the Purchaser, as to itself, that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true, correct and complete as of such earlier date.

6.1     Ownership of Stock; Authority.

(a)     The Stockholder has good and valid title to its Company Common Shares, free and clear of any and all Liens other than restrictions under applicable securities Laws and Company Charter Documents.

(b)     The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, or at Closing will be, duly executed and delivered by the Stockholder and are, or, assuming due authorization, execution and delivery by each other party thereto, upon its execution and delivery will be, valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)     Neither the execution and delivery by the Stockholder of any or all of the Agreement, nor the consummation by the Stockholder of the transactions contemplated thereby, will result in the imposition of any Lien upon the Company Common Shares.

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6.2     Approvals. Except for filings under the HSR Act or any other applicable Laws relating to antitrust, or as otherwise contemplated by this Agreement, no consent, approval, waiver, authorization or novation is required to be obtained by the Stockholder from, and no notice or filing is required to be given by the Stockholder to or made by the Stockholder with, any Authority or other Person in connection with the execution, delivery and performance by the Stockholder of this Agreement and the exchange of the Company Common Shares.

6.3     Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate any provision of the organizational documents of the Stockholder (if applicable) or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which the Stockholder or the Company Common Shares, are subject.

6.4     Litigation and Claims. As of the date of this Agreement, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of the Stockholder, threatened in writing, against the Stockholder, and the Stockholder is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transactions contemplated hereby or materially impair the ability of the Stockholder to perform its obligations hereunder.

6.5     Investment Representations.

(a)     The Stockholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Reg. D”) promulgated under the Act.

(b)     Except as otherwise set forth in Article V, Purchaser has not and is not making any representations or warranties to the Stockholder or providing any advice or information to the Stockholder. The Stockholder acknowledges that it has retained its own professional advisors to evaluate the tax and other consequences of an investment in the shares of Purchaser Common Stock.

(c)     The Stockholder acknowledges that this offering of shares of Purchaser Common Stock has not been reviewed by the SEC because this is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act and Rule 506 under Reg. D. The shares of Purchaser Common Stock will be received by the Stockholder for investment and not for distribution or resale to others.

(d)     The Stockholder understands and consents to the placement of a legend on any certificate or other document evidencing shares of Purchaser Common Stock stating that such shares of Purchaser Common Stock have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing shares of Purchaser Common Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the shares of Purchaser Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

Article VII
COVENANTS OF THE PARTIES PENDING CLOSING

7.1     Conduct of the Business. From the date hereof through the earlier of the termination of this Agreement in accordance with Article XII or the Closing Date (the “Interim Period”), each of Purchaser and the Company shall conduct their respective businesses only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall use its commercially

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reasonable efforts to preserve intact its business relationships with key employees, material suppliers and other material third parties (provide that the Company shall be under no obligation to enter into retention agreements with employees).

(a)     Without limiting the generality of the foregoing, during the Interim Period, without the Purchaser’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), except as required by applicable Law or as contemplated by this Agreement, the Company shall not:

(i)     amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii)     amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Material Contract or any other material right or asset of the Company;

(iii)     modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $500,000 (individually or in the aggregate);

(iv)     make any capital expenditures in excess of $500,000 (individually or in the aggregate) outside of the capital expenditure plan made available to Purchaser on or prior to the date of this Agreement;

(v)     sell, lease, license or otherwise dispose of any of the Company Group’s material assets or assets covered by any Material Contract except (A) pursuant to existing contracts or commitments disclosed herein, and (B) in the ordinary course consistent with past practice;

(vi)     pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any Stockholder (other than payment of salary, benefits, leases, commissions and similar payments in the ordinary course of business);

(vii)     obtain or incur any loan or other Indebtedness in excess of $500,000 other than (a) accounts payable, (b) accrued liabilities in the ordinary course of business consistent with past practice, (c) Permitted Liens and (d) Company Convertible Debt;

(viii)     suffer or incur any Lien, except for Permitted Liens, on the Company Group’s assets;

(ix)     delay, accelerate or cancel any material receivables or material Indebtedness owed to the Company Group or write off or make further reserves against the same, other than in the ordinary course of business;

(x)     merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xi)     permit any material insurance policy protecting any of the Company Group’s assets to lapse, other than in connection with such lapse a replacement policy having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xii)     adopt any severance, retention or other Plans, amend any of its Plans (except as may be required by such Plan or by applicable law) or fail to continue to make timely contributions thereto in accordance with the terms thereof, or pay any bonus to any Company Employee;

(xiii)     institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $500,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on the Company;

(xiv)     make any change in its accounting principles or methods;

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(xv)     change the place of business or jurisdiction of organization of the Company;

(xvi)     extend any material loans to employees other than travel or other expense advances to employees in the ordinary course of business;

(xvii)     issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities except (a) subject to (viii) above, in connection with obtaining any loans or grants in the ordinary course of business, (b) as the result of the exercise or conversion of any Company Options outstanding as of the date hereof, (c) any equity issuance pursuant to Schedule 1.23, or (d) grant of Company Options in the ordinary course of business;

(xviii)     make or change any material Tax election, in each case other than to comply with applicable GAAP; or

(xix)     agree to do any of the foregoing.

(b)     Without limiting the generality of the foregoing, during the Interim Period, without the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), except as required by applicable Law or as contemplated by this Agreement, Purchaser shall not:

(i)     amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii)     amend, waive any provision or terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract or any other material right or asset of the Purchaser or any other Contract which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $500,000 (individually or in the aggregate);

(iii)     make any capital expenditures;

(iv)     pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities;

(v)     obtain or incur any loan or other Indebtedness other than (a) accounts payable, (b) accrued liabilities in the ordinary course of business consistent with past practice, (c) Permitted Liens and (d) loans of up to $400,000 (in the aggregate) for Working Capital Loans, as described and defined in the Prospectus;

(vi)     suffer or incur any Lien, except for Permitted Liens, on Purchaser’s assets;

(vii)     merge or consolidate with or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(viii)     permit any material insurance policy protecting any of the Purchaser’s assets to lapse, other than in connection with such lapse a replacement policy having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(ix)     institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $500,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on the Purchaser;

(x)     make any change in its accounting principles or methods;

(xi)     change its place of business or jurisdiction;

(xii)     issue, redeem or repurchase any capital stock, or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities;

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(xiii)     make or change any material Tax election, in each case other than to comply with applicable GAAP;

(xiv)     amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser; or

(xv)     agree to do any of the foregoing.

7.2     Annual and Interim Financial Statements. Each of the Company Group and the Purchaser shall provide the other party with its consolidated balance sheet, income statements, and other financial information necessary for inclusion in any Purchaser SEC Document and/or the Proxy Statement no later than forty-five (45) calendar days following the end of its three-month fiscal quarterly period, all prepared in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments and omission of notes. If either party does not deliver the requisite financial information for each three-month quarterly period as required by this Section 7.2, the other party shall have the right to terminate this Agreement in accordance with Section 12.2 hereof.

7.3     Trust Account. Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (a) all amounts payable to stockholders holding Purchaser Units or shares of Purchaser Common Stock who shall have validly redeemed their Purchaser Units or shares of Purchaser Common Stock upon acceptance by the Purchaser of such Purchaser Units or shares of Purchaser Common Stock, (b) the expenses to the third parties to which they are owed, (c) the Deferred Underwriting Amount to the underwriter in the IPO and (d) the remaining monies in the Trust Account to Purchaser.

7.4     Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts to maintain the listing of the Purchaser Securities on Nasdaq. Purchaser shall (a) to the extent required by the rules and regulations of Nasdaq, prepare and submit to Nasdaq a notification form for the listing of the Transaction Securities, and to cause such shares to be approved for listing (subject to official notice of issuance), and (b) to the extent required under the rules and regulations of Nasdaq, to file an initial listing application for the Purchaser Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be approved prior to the Closing.

7.5     Form 8-K; Press Releases

(a)     As promptly as practicable after execution of this Agreement, Purchaser will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Purchaser and the Company shall also issue a joint press release announcing the execution of this Agreement.

(b)     Prior to the Closing, the Purchaser and the Company shall prepare a mutually agreeable press release announcing the consummation of the Share Exchange (the “Closing Press Release”). Concurrently with the Closing, the Purchaser shall distribute the Closing Press Release.

7.6     Section 16 of the Exchange Act. Prior to the Closing, the board of directors of the Purchaser, or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisition of Purchaser Common Stock pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of the Purchaser for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be exempt acquisitions for purposes of Section 16.

7.7     No Solicitation. During the Interim Period, none of the Purchaser Board or the Purchaser, on the one hand, or the Company or any of its Subsidiaries, or the Company’s Board of Directors (the “Company Board”), on the other hand, will, nor will they authorize or permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, support, facilitate or induce the making, submission or public announcement of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations

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regarding, or deliver or make available to any Person any non-public information with respect to, or knowingly take any other action regarding, any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) in the case of the Purchaser, fail to include the Purchaser Board Recommendation in (or remove from) the Proxy Statement, (v) enter into any agreement in principle, letter of intent, term sheet or any other agreement, understanding or contract (whether binding or not) contemplating or otherwise relating to any Acquisition Proposal, (vi) submit any Acquisition Proposal to the vote of any securityholders of the Purchaser, the Company or any of its Subsidiaries (as applicable), (vii) withhold, withdraw, qualify, amend or modify (or publicly propose or announce any intention or desire to withhold, withdraw, qualify, amend or modify), in a manner adverse to the other party, the approval of such party’s board of directors of this Agreement and/or any of the transactions contemplated hereby, or, in the case of the Purchaser, the Purchaser Board Recommendation, (viii) approve any transaction, or any third party becoming an interested stockholder, under applicable Laws or (ix) resolve, propose or agree to do any of the foregoing (any of the actions described in clauses (iii)-(ix), a “Change of Recommendation”). Both the Company and the Purchaser shall, and shall cause their respective Representatives to, immediately cease any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal. Each of the Purchaser and the Company shall notify the other party within 48 hours of the receipt by such party or any of its Representatives of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that constitutes or could reasonably be expected to constitute an Acquisition Proposal, including a correct and complete copy thereof if in writing or a written summary of the material terms thereof if it is not in writing, and the identity of the party making such inquiry, proposal, offer or request for information. If a Representative of either party, whether in his, her or its capacity as such or in any other capacity, takes any action that such party is obligated pursuant to this Section 7.7 not to take, then such party shall be deemed for all purposes of this Agreement to have breached this Section 7.7.

7.8     Transfer Taxes. All Transfer Taxes that may become due and payable as a result of the transactions contemplated in this Agreement, levied on the Purchaser or the Company, shall be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Stockholders. The Purchaser will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and any expenses incurred in connection with the filing of such Tax Returns or other documentation shall be paid (50%) by the Purchaser and fifty percent (50%) by the Stockholders. If required by applicable Law, the Stockholders will join the Purchaser in the execution of any such Tax Return and other documentation.

7.9     Regulatory Compliance.

(a)     As promptly as practicable after execution and delivery of this Agreement, but in no event later than ten (10) Business Days thereafter, Purchaser and the Company shall execute and file, or join in the execution and filing of, any application, notification (including the provision of any required information in connection therewith) or other document that may be required under the HSR Act or any other applicable Laws relating to antitrust, in order to obtain the authorization, approval or consent of any Authority, or expiration or termination of the waiting periods under such Laws, that may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement.

(b)     Purchaser and the Company shall cooperate with each other and shall each use its respective reasonable best efforts to obtain promptly all authorizations, approvals, consents, expirations or terminations of applicable waiting periods necessary or advisable for the consummation of this Agreement. Each of the parties will furnish to the other parties such information and assistance as may be reasonably requested in connection with the foregoing, including by (i) timely furnishing to each other all information required to be included in such documents; (ii) to the extent not prohibited by such Authority and practicable, promptly providing each other with copies of all written communications to or from any Authority; (iii) responding promptly to and complying with any reasonable request for additional information or documents; (iv) to the extent practicable, permitting the Company or Purchaser (as the case may be) to review in advance and consider incorporating the other party’s reasonable comments in any communication given by it to any Authority; and (v) to the extent there are any meetings or substantive calls with any Authority, the Company and Purchaser shall each permit the other to attend such meetings or calls unless prohibited by such Authority.

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(c)     All fees and payments required to be made to any Authority in accordance with this Section 7.9, whether under the HSR Act or any other applicable Laws relating to antitrust, shall be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Stockholders.

Article VIII
COVENANTS OF THE COMPANY AND PURCHASER

The Company and the Purchaser acknowledge and agree that:

8.1     Access to Information. From the date hereof until and including the Closing Date, each of the Company and the Purchaser shall (a) continue to give the other party, its legal counsel and other representatives reasonable access during normal business hours to the offices, properties and Books and Records of such party, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group and the Purchaser as such Persons may reasonably request and (c) cause its employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of such party’s business; provided no investigation pursuant to this Section 8.1 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser and, provided, further, that any investigation pursuant to this Section 8.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Purchaser during normal business hours under the supervision of appropriate personnel of the Company. Nothing herein shall require a party to disclose or provide access to any information that could be detrimental to such party’s business or operations or if such disclosure could, in its reasonable discretion (i) jeopardize any attorney-client or other legal privilege (so long as such party has reasonably cooperated with the other party to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), or (ii) contravene any applicable Law or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or Purchaser is a party).

8.2     Exclusivity. During the Interim Period, neither the Company nor the Purchaser shall enter into a financing transaction or any agreement relating to the sale of such party’s assets or equity securities, or a merger or change of control agreement with respect to such party or its assets, without the prior written consent of the other party, other than any Company Permitted Financing and, in the case of the Company, licensing in the ordinary course of business.

8.3     Notices of Certain Events. During the Interim Period, each of the Company and the Purchaser shall promptly notify the other party in writing of:

(a)     any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or the Purchaser, post-Closing) to any such Person or create any Lien (other than Permitted Liens) on any Company Common Shares, Purchaser Common Stock or any of the Company Group’s or the Purchaser’s assets;

(b)     any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)     any Actions commenced or threatened in writing against, involving the Company, any Stockholder, the Purchaser, the Company Common Shares, the Purchaser Common Stock or the Company’s or Purchaser’s assets or the Business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)     the occurrence of any fact or circumstance which constitutes or results, or is reasonably be expected to constitute or result, in a Material Adverse Effect or Purchaser Material Adverse Effect; and

(e)     the occurrence of any fact or circumstance that renders any representation or warranty under Article IV by the Company or Article V by the Purchaser untrue or inaccurate such that the conditions set forth in Section 10.2(b) or 10.3(a), respectively, would not be satisfied.

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No such notice shall constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

Article IX
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

9.1     Proxy Statement.

(a)     As soon as reasonably practicable (but no later than three (3) Business Days) after the date hereof, the Purchaser and the Company shall prepare and the Purchaser shall file a preliminary proxy statement (as amended, the “Proxy Statement”) with the SEC for purposes of (a) approval of the Business Combination and the other transactions contemplated hereby, (b) approval of the amendment of the Amended and Restated Certificate of Incorporation of the Purchaser in the form set forth in Exhibit D attached hereto (the “Purchaser Charter Amendment”), (c) approval of the issuance of more than 20% of the issued and outstanding shares of Purchaser Common Stock pursuant to this Agreement, pursuant to Nasdaq requirements, (d) approval of the 2019 HSAC Equity Incentive Plan and (e) approval of any adjournment of the Purchaser Stockholder Meeting in the event the Purchaser does not receive the requisite vote to approve the matter set forth in clause (a) above (the approvals described in foregoing clauses (a) through (e), collectively, the “Purchaser Stockholder Matters”). The Proxy Statement and any other SEC filings shall be in a form mutually agreed by the Purchaser, the Company and the Stockholders’ Representative. As promptly as reasonably practicable (but in any event within five (5) Business Days) following the later of (i) receipt and resolution of SEC comments with respect to the Proxy Statement and (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Purchaser and the Company shall cooperate to file the definitive Proxy Statement and cause the definitive Proxy Statement to be mailed to the Purchaser’s stockholders. The Purchaser will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Share Exchange to (A) comply as to form with all applicable SEC requirements and (B) otherwise comply in all material respects with all applicable Law.

(b)     The Purchaser will notify the Company promptly of the receipt of any comments (written or oral) from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other official of any Authority for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply the Company with copies of all correspondence between the Purchaser or any of its Representatives, on the one hand, and the SEC, or its staff or any other official of any Authority, on the other hand, with respect to the Proxy Statement or such other filing. The Purchaser shall permit the Company and its outside counsel to participate in all material discussions and meetings with the SEC and its staff relating to the Proxy Statement, this Agreement or the transactions contemplated thereby. The Purchaser shall (i) consult with the Company prior to responding to any comments or inquiries by the SEC or any other Authority with respect to any filings related to the Share Exchange, (ii) provide the Company and its Representatives with reasonable opportunity to review and comment on any such written response in advance and consider in good faith the incorporation of any changes reasonably proposed by the Company and (iii) promptly inform the Company whenever any event occurs that requires the filing of an amendment or supplement to the Proxy Statement or any other filing, and the Purchaser shall provide the Company and its Representatives with a reasonable opportunity to review and comment on any such amendment or supplement in advance and consider in good faith the incorporation of any changes reasonably proposed by the Company and its Representatives, and shall cooperate in filing with the SEC or its staff or any other official of any Authority, and/or mailing to the Purchaser’s stockholders, such amendment or supplement. The Company shall promptly inform the Purchaser whenever the Company discovers any event relating to Purchaser or any of its Affiliates, officers or directors that is required to be set forth in an amendment or supplement to the Proxy Statement.

(c)     In connection with any filing the Purchaser makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use reasonable best efforts to cause its Representatives, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use reasonable best efforts to (i) cooperate with the Purchaser, (ii) respond to questions about the Company required in any filing or requested by the SEC in a timely fashion, and (iii) promptly provide any information requested by the Purchaser or the Purchaser’s Representatives in connection with any filing with the SEC.

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9.2     Purchaser Stockholder Meeting; Board Recommendation.

(a)     Prior to the filing of a definitive Proxy Statement with the SEC, the Purchaser shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Purchaser’s stockholders (including any adjournment or postponement thereof, the “Purchaser Stockholder Meeting”) to be held as promptly as reasonably practicable following the filing of the definitive Proxy Statement for the sole purpose of obtaining approval of the Purchaser Stockholder Matters (the “Purchaser Stockholder Approval”) (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement) and such other matter as may be agreed by the Company. The Purchaser will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and will take all other reasonable action necessary or advisable to obtain such proxies and the Purchaser Stockholder Approval and to secure the vote or consent of its stockholders required by and in compliance with all applicable Law and its certificate of incorporation and bylaws. The Purchaser (i) shall consult with the Company regarding the record date and the date of the Purchaser Stockholder Meeting and (ii) shall not adjourn or postpone the Purchaser Stockholder Meeting without the prior written consent of Company; provided that the Purchaser may adjourn or postpone the Purchaser Stockholder Meeting (A) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the Purchaser reasonably determines (following consultation with Company, except with respect to any Acquisition Proposal) is necessary to comply with applicable Laws, is provided to the Purchaser’s stockholders in advance of a vote on the adoption of this Agreement, (B) if, as of the time that the Purchaser Stockholder Meeting is originally scheduled, there are insufficient shares of Purchaser Common Stock represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Stockholder Meeting, or (C) if, as of the time that the Purchaser Stockholder Meeting is originally scheduled, adjournment or postponement of the Purchaser Stockholder Meeting is necessary to enable the Purchaser to solicit additional proxies required to obtain the Purchaser Stockholder Approval; provide that the Purchaser may postpone or adjourn on one occasion so long as the date of the Purchaser Stockholder Meeting is not postponed or adjourned more than an aggregate of 15 consecutive calendar days in connection with such postponement or adjournment.

(b)     (i) the Proxy Statement shall include a statement to the effect that the Purchaser Board has unanimously recommended that the Purchaser’s stockholders vote in favor of the Purchaser Stockholder Matters at the Purchaser Stockholder Meeting and (ii) neither the Purchaser Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Purchaser Board Recommendation.

9.3     Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company, as reasonably requested by Purchaser, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

9.4     Compliance with SPAC Agreements. The Company and the Purchaser shall comply with each of the agreements entered into in connection with the IPO.

9.5     Confidentiality. Except as necessary to complete the Proxy Statement, the Company and the Stockholders, on the one hand, and the Purchaser, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources on a non-confidential basis, which source is not the agent of the other party, by the party to which it was furnished, without any breach by such source of any obligation of confidentiality to the other party), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent permitted by applicable Law, such party shall give timely written notice to the other party (which, for clarity, shall in the case of the Company be to the Purchaser and in the case of the

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Purchaser be to the Company) so that such party may have an opportunity to obtain a protective order or other appropriate relief, and such party shall only disclose the minimum amount of such confidential information so required to be disclosed. The parties acknowledge that some previously confidential information will be required by applicable Law to be disclosed in the Proxy Statement.

9.6     Registration Statement. Within 30 days from the Closing Date, the Purchaser shall file a resale registration statement on Form S-3 (or to the extent not available, on Form S-1) with respect to (a) the Closing Payment Shares; (b) the Purchaser Warrants (including any shares of Purchaser Common Stock issuable upon exercise of such Purchaser Warrants) and (c) the Purchaser Common Stock held by Sponsor.

9.7     Indemnification; Insurance.

(a)     From and after the Closing Date and for a period of six years thereafter, the Purchaser shall fulfill and honor in all respects the obligations pursuant to any indemnification agreements between the Purchaser or the Company Group, on the one hand, and any current or former directors, officers and employees, as the case may be, of the Purchaser, the Company Group, on the other hand, in effect immediately prior to the Closing Date, and any indemnification provisions under the Purchaser Charter Documents, Company Charter Documents or the comparable charter or organizational documents of any of its Subsidiaries as in effect on the date hereof, in each case to the maximum extent permitted by Law, and shall not amend, repeal or otherwise modify any such provision in any manner that would adversely affect the rights of such indemnitee thereunder for any acts or omissions occurring prior to the Closing Date.

(b)     Prior to the Closing Date, the Company shall enter into a directors’ and officers’ liability insurance policy covering the current and former directors, officers and employees, as the case may be, of the Company (the “Insured Parties”) on customary terms that are no less favorable to the Insured Parties than those of any present directors’ and officers’ liability insurance policy maintained by the Company covering the Insured Parties (such policy, a “Company D&O Policy”), for a period of seven years after the Closing Date. All costs and expenses related to the Company D&O Policy, including the insurance premiums, shall be paid by the Company.

(c)     Notwithstanding anything contained in this Agreement to the contrary, this Section 9.7 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding, jointly and severally, on the Purchaser, the Company Group and all successors and assignees of the Purchaser and the Company Group. In the event that the Purchaser or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, the Purchaser shall cause proper provisions to be made so that the successors and assigns of the Purchaser assume the obligations set forth in this Section 9.7.

(d)     The obligations of the Purchaser and the Company under this Section 9.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee and/or Insured Party to whom this Section 9.7 applies without the express written consent of such affected indemnitee and Insured Party. It is expressly agreed that the indemnitees and/or Insured Parties to whom this Section 9.7 applies shall be third-party beneficiaries of this Section 9.7.

(e)     The Purchaser shall assume, be jointly and severally liable for, and shall cause its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained herein without limit as to time. The Purchaser shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any indemnitee and/or Insured Party in enforcing the indemnity and other obligations provided hereunder or other applicable indemnification obligation referenced to herein. The rights of each indemnitee and/or Insured Party hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company Charter Documents or the comparable charter or organizational documents of any member of the Company Group, or any other indemnification arrangement or otherwise.

(f)     On the Closing Date, the Purchaser shall enter into customary indemnification agreements reasonably satisfactory to the Company with the individuals set forth on Schedule 9.7(f) (the “Indemnification Agreements”), which indemnification agreements shall continue to be effective following the Closing.

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9.8     R&W Insurance Policy. The parties acknowledge that the Purchaser has entered into the binder agreement with respect to the R&W Insurance Policy as of the date of this Agreement. Purchaser shall not amend, modify or otherwise change, terminate or waive any subrogation, or any other provision of the R&W Insurance Policy without the written consent of the Company. All costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions and any other fees and expenses of such policy, shall be paid ninety percent (90%) by the Company and ten percent (10%) by the Purchaser.

Article X
CONDITIONS TO CLOSING

10.1     Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a)     No provisions of any applicable Law, and no Order shall restrain or prohibit or impose any condition on the consummation of the Closing.

(b)     There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing.

(c)     Any waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(d)     The Transaction Expenses of each of the Purchaser and the Company shall have been paid by wire transfer of immediately available funds to the applicable third party in accordance with instructions provided by such third party.

10.2     Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser’s sole and absolute discretion, of all the following further conditions:

(a)     The Company shall have performed in all material respects its obligations hereunder required to be performed by it pursuant to this Agreement at or prior to the Closing Date.

(b)     All of the representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true, correct and complete at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) be true, correct and complete as of the Closing Date, except in the case of (i), (ii) and (iii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)     There shall have been no event, change or occurrence that is continuing, which, individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect.

(d)     The Purchaser shall have received a certificate signed by the Chief Executive Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 10.2 (the “Company Certificate”).

(e)     The Purchaser shall have received Schedules updated as of the Closing Date, which shall be deemed to update the disclosures set forth in the Disclosures Schedule provided to the Purchaser on or prior to the date of this Agreement for all purposes of this Agreement, including for the purpose of determining the satisfaction of the conditions set forth in Section 10.2.

(f)     The R&W Insurance Policy shall continue to be effective as of the Closing Date pursuant to its terms.

10.3     Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a)     (i) The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it pursuant to this Agreement at or prior to the Closing Date, (ii) the

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representations and warranties of the Purchaser contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall (1) be true, correct and complete in all respects at and as of the date of this Agreement, (2) if otherwise specified, when made or when deemed to have been made, and (3) be true, correct and complete as of the Closing Date, and (iii) the Company shall have received a certificate signed by an authorized officer of the Purchaser to the foregoing effect.

(b)     The Sponsor’s 10,000,000 Purchaser Private Warrants shall have been unconditionally and irrevocably forfeited and cancelled.

(c)     The Purchaser shall have met the Cash Closing Requirement.

(d)     The Purchaser shall have received a letter from Nasdaq indicating that the combined company and the Transaction Securities (subject to official notice of issuance) have been approved for listing.

(e)     The Stockholder Representative designees (in accordance with Section 2.4) shall have been appointed to the Purchaser Board, effective as of the Closing, and the Purchaser nominee, if nominated, shall have been nominated in compliance with Section 2.4.

(f)     Purchaser Charter Documents shall have been amended and restated in the forms attached hereto as Exhibit D.

(g)     The Purchaser Stockholder Approval shall have been obtained in accordance with the provisions of the Purchaser Charter Documents and applicable Laws, including the Delaware General Corporation Law, Nasdaq rules and the Exchange Act.

Article XI
DISPUTE RESOLUTION

11.1     Arbitration.

(a)     The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)     If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(c)     The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)     The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)     On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

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(f)     The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)     The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 11.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h)     Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in the State of New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i)     The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j)     This arbitration section shall survive the termination of this Agreement and any agreement (including the Additional Agreements) contemplated hereby.

11.2     Waiver of Jury Trial; Exemplary Damages.

(a)     THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)     Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XII
TERMINATION

12.1     Termination Without Default.

(a)     In the event that the Closing of the transactions contemplated hereunder has not occurred by January 31, 2020 (the “Outside Closing Date”), the Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 12.1(a) if the failure of the Closing to occur prior to the Outside Closing Date is attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party. Such right may be exercised by the Purchaser or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

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(b)     In the event that a court of competent jurisdiction or other Authority shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action shall be final and nonappealable, the Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 12.1(b) if such action by such court or Authority is attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party.

(c)     In the event that the Purchaser fails to receive the Purchaser Stockholder Approval at the Purchaser Stockholder Meeting (subject to any adjournment or recess of such special meeting pursuant to Section 9.2(a)), the Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement by written notice to the other party; provided that the Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 12.1(c) if the failure to obtain such Purchaser Stockholder Approval is proximately caused by any action or failure to act of the Purchaser that constitutes a breach of this Agreement.

(d)     This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Purchaser and the Company.

12.2     Termination Upon Default.

(a)     The Purchaser may terminate this Agreement on or prior to the Closing Date by giving written notice to the Company, without prejudice to any rights or obligations the Purchaser may have, if the Company or the Stockholders shall have materially breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which would result in a failure of a condition set forth in Section 10.2(a) or Section 10.2(b) to be satisfied and cannot be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company or the Stockholders’ Representative, as the case may be, of a written notice describing in reasonable detail the nature of such breach; provided, however, that, the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 12.2(a) if the Purchaser is then in material breach of any representation, warranty, agreement or covenant hereunder.

(b)     The Company may terminate this Agreement on or prior to the Closing Date by giving written notice to the Purchaser, without prejudice to any rights or obligations the Company may have, if the Purchaser shall have materially breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which would result in a failure of a condition set forth in Section 10.3(a) to be satisfied and cannot be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Purchaser of a written notice describing in reasonable detail the nature of such breach; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 12.2(b) if the Company is then in material breach of any representation, warranty, agreement or covenant hereunder.

12.3     Termination for Triggering Event. Either the Purchaser or the Company may, by written notice to the other party, terminate this Agreement on or prior to the Closing Date, without prejudice to any rights or obligations of such party, if a Triggering Event with respect to the other party shall have occurred.

12.4     Effect of Termination. If this Agreement is terminated pursuant to this Article XII, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to any other party hereto, other than liability of any party for common law fraud. The provisions of Section 9.5, Article XI, this Section 12.4 and Article XIII shall survive any termination hereof pursuant to this Article XII.

Article XIII
MISCELLANEOUS

13.1     Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding

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telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Purchaser or the Company (following the Closing), to:

Health Sciences Acquisitions Corporation

412 West 15th Street, Floor 9

New York, NY 10011

Attention: Roderick Wong, M.D.

Phone: (646) 343-9280

Email: rw@rtwfunds.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso, Esq.

Phone: (212) 407-4866

Email: gcaruso@loeb.com

if to the Company (prior to the Closing)

Immunovant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

Attn: Marianne L. Romeo

Phone: (441) 295-1422

Email: Marianne.Romeo@roivant.com

with a copy to (which shall not constitute notice):

Immunovant, Inc.

320 West 37th Street, 3rd Floor

New York, NY 10018

Attention: W. Bradford Middlekauff, General Counsel

Phone: (212) 847-6204

Email: brad.middlekauff@immunovant.com

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attention: Frank Rahmani, Esq., John T. McKenna, Esq.

Phone: (650) 843-5000

Email: rahmaniff@cooley.com, jmckenna@cooley.com

with a copy to (which shall not constitute notice):

HanAll BioPharma Co., Ltd.

12F Gyeonggi Bio-Center, 147 Kwangkyo-ro

Yeongtong-gu

Suwon, Kyeonggi-do

Seoul

Republic of Korea

Attention: Hyeakyung Ahn

Facsimile: +82-31-888-6523

E-mail: ahnhk@hanall.co.kr

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with a copy to (which shall not constitute notice):

HPI Inc.

1 Church St., Suite 103

Rockville, MD 20850

Attention: Minjae Shin

Facsimile: +1-301-738-2016

E-mail: emptymj@hanall.co.kr

with a copy to (which shall not constitute notice):

McDermott, Will & Emery

275 Middlefield Road

Menlo Park CA 94025

Attention: Paul DeStefano

if to the Stockholders’ Representative:

Roivant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

13.2     Amendments; No Waivers; Remedies.

(a)     This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)     Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)     Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)     Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, diminution in value, punitive, consequential, special, indirect, or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3     Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4     Publicity. The parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto (which, for clarity, shall in the case of the Company be from the Purchaser and in the case of the Purchaser be from the Company). If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued. Notwithstanding

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the foregoing: (a) each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Purchaser SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party); (b) a party may, without the prior consent of the other party hereto but subject to giving advance notice to the other party, issue any such press release or make any such public announcement or statement as may be required by any Law.

13.5     Expenses. The costs and expenses incurred by the Company, the Purchaser and HanAll Biopharma Co., Ltd. (provided that for HanAll Biopharma Co., Ltd., reasonable costs and expenses incurred of only up to an amount of $30,000) in connection with this Agreement and the transactions contemplated hereby, including any Transaction Expenses, shall be paid by the Purchaser at the Closing; provided, for the avoidance of doubt, that if the Closing does not take place, each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

13.6     No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party (which, for clarity, shall in the case of the Company be from the Purchaser and in the case of the Purchaser be from the Company). Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, except that all matters relating to the fiduciary duties of the Company Board shall be subject to the laws of Bermuda.

13.8     Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9     Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

13.10     Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11     Construction of certain terms and references; captions. In this Agreement:

(a)     References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)     The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)     Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term

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has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d)     Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedule.

(e)     If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f)     Captions are not a part of this Agreement, but are included for convenience, only.

(g)     “knowledge” with respect to an entity shall mean with respect to any matter in question the actual knowledge of such entity’s executive officers after reasonable inquiry, and as such term is used with respect to the Company, it shall mean such knowledge of Pete Salzmann, Sandeep Kulkarni and Brad Middlekauff (each, a “Key Company Employee”). With respect to matters involving Intellectual Property Rights, knowledge does not require that any of such entity’s executive officers conduct or have conducted or obtain or have obtained any freedom-to-operate opinions or similar opinions of counsel or any intellectual property clearance searches, and no knowledge of any third party intellectual property that would have been revealed by such inquiries, opinions or searches will be imputed to such executive officers.

13.12     Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13     Third Party Beneficiaries. Except as provided in Section 9.7 and Section 13.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14     Waiver. Reference is made to the final prospectus of the Purchaser, dated May 9, 2019 (the “Prospectus”). Each of the Company and the Stockholders’ Representative, for itself and on behalf of the Stockholders, has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public stockholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Stockholders’ Representative, for itself and on behalf of the Stockholders, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser. Notwithstanding the foregoing, (x) nothing herein shall serve to limit or prohibit the Company’s or the Stockholders’ Representative’s right to pursue a claim against the Purchaser for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement pursuant to Section 13.18 hereof (including a claim for Purchaser to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account after giving effect to the redemption of Purchaser Common Stock pursuant to the Redemptions in connection with the Closing) to the Stockholders in accordance with the terms of this Agreement and the Trust Agreement, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company and the Stockholders’ Representative may have in the future against the Purchaser’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to the Purchaser and any assets that have been purchased or acquired with any such funds). This Section 13.14 shall survive termination of this Agreement for any reason.

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13.15     Stockholders’ Representative. Roivant Sciences Ltd., is hereby appointed as agent and attorney-in-fact (the “Stockholders’ Representative”) for each Stockholder, (a) to give and receive notices and communications to Purchaser for any purpose under this Agreement and the Additional Agreements, (b) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators under Section 11.1 or other disputes arising under or related to this Agreement, (c) to act on behalf of Stockholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Share Exchange and (d) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing; provided that for (a), (b), (c) and (d) as applied to HanAll Biopharma Co., Ltd (“HanAll”), only with respect to the matters or as set forth in Schedule 13.15. The Stockholders’ Representative shall provide HanAll with timely notice prior to taking any of the actions set forth in the preceding sentence on behalf of HanAll. Such agency may be changed by the Stockholders from time to time upon no less than twenty (20) days prior written notice to the Purchaser, provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the Company Common Shares on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the Company Common Shares on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to Purchaser. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall not receive any compensation for his services. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Stockholders of the Company and shall be final, binding and conclusive upon each of the Stockholders. The Stockholders shall severally indemnify the Stockholders’ Representative and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

13.16     Non-Recourse. Notwithstanding any provision of this Agreement or otherwise, the parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties to this Agreement, and no Non-Recourse Party of a party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein, except with respect to common law fraud against the person who committed such common law fraud.

13.17     Acknowledgement by Purchaser.

(a)     Purchaser is not relying and Purchaser has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article IV and Article VI, including the Disclosure Schedule. Such representations and warranties by the Company Group and the Stockholders constitute the sole and exclusive representations and warranties of the Company Group and the Stockholders in connection with this Agreement and the transactions contemplated thereby and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company Group and Stockholders.

(b)     In connection with the due diligence investigation of the Company Group by Purchaser and its respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Purchaser and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company Group and their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company Group and their businesses and operations and regarding its Affiliate. Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Purchaser will have no claim against the Company Group, or any of their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto unless any such information is expressly

Annex A-46

addressed or included in a representation or warranty contained in this Agreement. Accordingly, Purchaser hereby acknowledges and agrees that neither the Company Group nor any of their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.

13.18     Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages would be inadequate and the non-breaching parties would not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

13.19     Acknowledgement; Waiver of Conflicts; Retention of Privilege.

(a)     Each of the parties hereto acknowledges and agrees that Cooley LLP (“Prior Company Counsel”) has acted as counsel to the Company in various matters involving a range of issues and as counsel to the Company in connection with the negotiation of this Agreement and the Additional Agreements, and the transactions contemplated hereby and thereby.

(b)     In connection with any matter or dispute under this Agreement, Purchaser hereby irrevocably waives and agrees not to assert, and agree to cause the Company Group after the Closing to irrevocably waive and agree not to asset, any conflict of interest arising from or in connection with (i) Prior Company Counsel’s prior representation of the Company and (ii) Prior Company Counsel’s representation of the Stockholders’ Representative and/or any member of the Company Group (collectively, the “Advised Parties”) prior to and after the Closing.

(c)     Purchaser further agrees, on behalf of itself and, after the Closing, on behalf of the Company Group, that all communications in any form or format whatsoever between or among any of Prior Company Counsel, the Company, any of the Advised Parties, or any of their respective Representatives that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or, beginning on the date of this Agreement, any dispute arising under this Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned collectively by the Advised Parties, shall be controlled by the Stockholders’ Representative on behalf of the Company and shall not pass to or be claimed by Purchaser or the Company Group after the Closing. All Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Stockholders’ Representative and the Company, shall be controlled by the Stockholders’ Representative on behalf of the Company and shall not pass to or be claimed by Purchaser or the Company Group after the Closing; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Closing, the Company Group and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(d)     Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or the Company Group, on the one hand, and a third party other than the Stockholders’ Representative or the Company, on the other hand, Purchaser or the Company Group may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that neither Purchaser or the Company Group may waive such privilege without the prior written consent of the Stockholders’ Representative. In the event that Purchaser or the Company Group is legally required by governmental order or otherwise to access or obtain a copy of all or a portion of the Privileged Deal Communications, Purchaser shall immediately (and, in any event, within two (2) Business Days) notify the Stockholders’ Representative in writing (including by making specific reference to this Section 13.19) so that the Stockholders’ Representative can seek a protective order and Purchaser agrees to use all commercially reasonable efforts to assist therewith.

Annex A-47

(e)     To the extent that files or other materials maintained by Prior Company Counsel constitute property of its clients, only the Stockholders’ Representative shall hold such property rights and Prior Company Counsel shall have no duty to reveal or disclose any such files or other materials or any Privileged Deal Communications by reason of any attorney-client relationship between Prior Company Counsel, on the one hand, and the Company Group after the Closing, on the other hand so long as such files or other materials would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party.

(f)     Purchaser agrees on behalf of itself and the Company Group after the Closing, (i) to the extent that Purchaser or, after the Closing, the Company Group receives or takes physical possession of any Deal Communications, (a) such physical possession or receipt shall not, in any way, be deemed a waiver by any of the Advised Parties or any other Person, of the privileges or protections described in this section, and (b) neither Purchaser nor the Company Group after the Closing shall assert any claim that any of the Advised Parties or any other Person waived the attorney-client privilege, attorney work-product protection or any other right or expectation of client confidence applicable to any such materials or communications, (ii) not to access or use the Deal Communications, including by way of review of any electronic data, communications or other information, or by seeking to have the Stockholders’ Representative or the Company waive the attorney-client or other privilege, or by otherwise asserting that Purchaser or the Company Group after the Closing has the right to waive the attorney-client or other privilege and (iii) not to seek to obtain the Deal Communications from Prior Company Counsel so long as such Deal Communications would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party.

13.20     No Survival. The parties hereto, intending to modify any applicable statute of limitations, agree that (a) other than for the sole purpose of recovery under R&W Insurance Policy, the representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect thereof, and (b) after the Closing, there shall be no liability on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect of any covenant or agreement to be performed prior to the Closing.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-48

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:
HEALTH SCIENCES ACQUISITIONS CORPORATION

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	President

Company:
IMMUNOVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo
Name:	Marianne L. Romeo
Title:	Authorized Signatory

Stockholders’ Representative:
ROIVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo
Name:	Marianne L. Romeo
Title:	Authorized Signatory

Annex A-49

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Stockholders:
ROIVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo
Name:	Marianne L. Romeo
Title:	Authorized Signatory

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

HANALL BIOPHARMA CO., LTD.

By:	/s/ Seung Kook Park
Name:	Seung Kook Park
Title:	Chief Executive Officer

Annex A-50

EXHIBIT A

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of September 29, 2019, by and between the undersigned (the “Holder”) and Health Sciences Acquisitions Corporation, a Delaware corporation (“Health Sciences”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Share Exchange Agreement (as defined below).

BACKGROUND

A.     Health Sciences has entered into that certain Share Exchange Agreement, dated as of September 29, 2019 (the “Share Exchange Agreement”), by and among Health Sciences, Immunovant Sciences Ltd., a Bermuda exempted limited company (“Immunovant”), the stockholders of Immunovant (each, a “Stockholder” and, collectively, the “Stockholders”), and Roivant Sciences Ltd., a Bermuda exempted limited company.

B.     Pursuant to the Share Exchange Agreement, Health Sciences shall purchase 100% of Immunovant’s outstanding common shares from the Stockholders (the “Transaction”). As consideration for the Transaction, Health Sciences will issue shares of its common stock, par value $0.0001 per share (the “HS Shares”), to the Stockholders.

C.     The Holder is the record and/or beneficial owner of common shares of Immunovant and is therefore entitled to receive HS Shares pursuant to the Share Exchange Agreement.

D.     As a condition of, and as a material inducement for Health Sciences to enter into and consummate the transactions contemplated by the Share Exchange Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.     Lock-Up

(a)     During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Health Sciences.

(b)     In furtherance of the foregoing, Health Sciences will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Health Sciences’ transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Health Sciences’ transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)     For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)     For purpose of this Agreement, the “Lock-up Period” means: (i) with respect to 50% of the Lock-up Shares, the shorter of (A) the period commencing on the Closing Date (as defined in the Share Exchange

Annex A-51

Agreement) and ending on the date that is six (6) months thereafter; and (B) the period commencing on the Closing Date and ending on the date on which the last reported closing price of the HS Shares on the Nasdaq Capital Market (or such other exchange on which the HS Shares are then listed) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days during any 30 trading day period thereafter; and (ii) with respect to the remaining 50% of the Lock-up Shares, the period commencing on the Closing Date and ending on the date that is six (6) months thereafter.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement.

In addition, if within six (6) months after the Closing Date, there is a Change of Control (as defined in the Share Exchange Agreement), then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein.

2.     Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Health Sciences, Health Sciences’ legal counsel, Immunovant or its legal counsel, or any other person.

3.     Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Health Sciences, or any economic interest in or derivative of such stock, other than those HS Shares specified on the signature page hereto. For purposes of this Agreement, the HS Shares beneficially owned by the Holder on the Closing Date, together with any HS Shares acquired during the Lock-up Period, and including any securities convertible into, or exchangeable for, or representing the rights to receive HS Shares, if any, are collectively referred to as the “Lock-up Shares.”

4.     No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.     Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)     If to Health Sciences, to:

Health Sciences Acquisitions Corporation

412 West 15th Street, Floor 9

New York, NY 10011

Attention: Roderick Wong, M.D.

Phone: (646) 343-9280

Email: rw@rtwfunds.com

Annex A-52

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso

Phone: (212) 407-4866

Email: gcaruso@loeb.com

(b)     If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Frank Rahmani

Phone: (650) 843-5753

Email: rahmaniff@cooley.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.     Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.     Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.     Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Health Sciences and its successors and assigns.

9.     Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.     Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.     Dispute Resolution. Article XII of the Share Exchange Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14.     Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15.     Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Share Exchange Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex A-53

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEALTH SCIENCES ACQUISITIONS CORPORATION
By:
	Name:	Roderick Wong, M.D.
	Title:	President

Annex A-54

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER
By:
Name:
Title:
Address:

Annex A-55

EXHIBIT B

Form of Registration Rights Agreement

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 29th day of September, 2019, by and among Health Sciences Acquisitions Corporation, a Delaware corporation (the “Company”), and the undersigned parties listed under Investor on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into that certain Share Exchange Agreement, dated as of September 29, 2019 (the “Share Exchange Agreement”), by and among the Company, Immunovant Sciences Ltd., a Bermuda exempted limited company (“Immunovant”), the stockholders of Immunovant (the “Immunovant Stockholders”) and Roivant Sciences Ltd., a Bermuda exempted limited company, to effect the consummation of a business combination with Immunovant (the “Business Combination”);

WHEREAS, Health Sciences Holdings, LLC (the “Sponsor”) is party to that certain Registration Rights Agreement, dated May 9, 2019 (the “Prior Agreement”), pursuant to which the Company provided the Sponsor with certain rights relating to the registration of the securities held by them; and

WHEREAS, as a condition of, and as a material inducement for Immunovant to enter into and consummate the transactions contemplated by the Share Exchange Agreement, the Company and the Sponsor have agreed to amend and restate the Prior Agreement to provide certain rights relating to the registration of shares of Common Stock (as defined below) held by stockholders of Immunovant, as of and contingent upon the closing of the Business Combination.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety, as of and contingent upon the closing of the Business Combination, as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Closing Date” is the closing date of the Business Combination and has the meaning set forth in Section 2.3 of the Share Exchange Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.
Annex A-56

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Private Warrants” means the 10,000,000 Warrants that the Investors are privately purchasing simultaneously with the consummation of the Company’s initial public offering.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all shares of Common Stock (i) issued or issuable to Investors in connection with the Business Combination (including shares of Common Stock that may be issued after the closing of the Business Combination pursuant to the Share Exchange Agreement) and (ii) held by the Sponsor immediately after the closing of the Business Combination (including shares of Common Stock purchased by the Sponsor in connection with the Business Combination and underlying the Private Warrants). Registrable Securities include any Warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock (including shares of Common Stock underlying the Private Warrants). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 under the Securities Act without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrants” means the warrants of the Company, each entitling the holder thereof to purchase one half of one share of Common Stock.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after the Closing Date of the Business Combination, either (i) the holders of a majority-in-interest of the Registrable Securities held by the Investors or their affiliates, or the transferees of the Investors, (ii) the Sponsor or its affiliates or transferees and/or (iii) Roivant Sciences Ltd. or its affiliates or transferees, may make a written demand for registration under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the

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notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. For the avoidance of doubt, each of (a) the holders of a majority-in-interest of the Registrable Securities held by the Investors, (b) the Sponsor and (c) Roivant Sciences Ltd. are permitted to exercise a Demand Registration pursuant to this Section 2.1.1 with respect to their respective Registrable Securities.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement

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filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If, at any time on or after the Closing Date of the Business Combination, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to Register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which Registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which Registration has been requested pursuant to the written contractual piggy-back Registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

(a) If the Registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum

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Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. At any time and from time to time on or after the Closing Date of the Business Combination the holders of a majority-in-interest of the Registrable Securities held by the Investors or their affiliates, or the transferees of the Investors may request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Mandatory Registration. Promptly following the Closing Date of the Business Combination, the Company shall file with the Commission a resale Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the registration under the Securities Act and sale, of all of the Registrable Securities held by the Investors that are Immunovant Stockholders. The Company shall cause the same to become effective and to maintain the effectiveness of such Registration Statement until the earlier of (i) the date that all of the securities registered thereunder have been sold by such Investors or (ii) the date such securities are freely saleable under Rule 144 under the Securities Act without volume limitations.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best

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efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that, before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish, to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be Registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

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3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and, with respect to written information relating to such holder. that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available, for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the Registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any Registration shall immediately discontinue disposition of such Registrable

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Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or holder of Registrable Securities or of any assignee of the Investors or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided that, if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Health Sciences Acquisitions Corporation

412 West 15th Street, Floor 9

New York, NY 10011

Attention: Roderick Wong, M.D.

Phone: (646) 343-9280

Email: rw@rtwfunds.com

Annex A-65

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso, Esq.

Phone: (212) 407-4866

Email: gcaruso@loeb.com

To an Investor, to the address set forth below such Investor’s name on the signature pages hereto.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex A-66

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
HEALTH SCIENCES ACQUISITIONS CORPORATION
By:
Name:
Title:

Annex A-67

INVESTOR:

Print Name of Investor

Signature
By:
Title:
Address:

Annex A-68

EXHIBIT C

Form of Sponsor Restricted Stock Agreement

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of the 29th day of September, 2019, by and between Health Sciences Acquisitions Corporation, a Delaware corporation (the “Company”), and Health Sciences Holdings, LLC (the “Holder”).

W I T N E S S E T H:

WHEREAS, in December 2018, the Holder purchased 2,875,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”);

WHEREAS, the Shares are currently held in escrow pursuant to the terms of that certain Stock Escrow Agreement, dated May 9, 2019 (the “Escrow Agreement”), between the Company, the Holder and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”);

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into that certain Share Exchange Agreement, dated as of September 29, 2019 (the “Share Exchange Agreement”), by and among the Company, Immunovant Sciences Ltd., a Bermuda exempted limited company (“Immunovant”), the stockholders of Immunovant and Roivant Sciences Ltd., a Bermuda exempted limited company, to effect the consummation of a business combination with Immunovant (the “Business Combination”); and

WHEREAS, Holder is entering in to this Agreement as a condition of, and as a material inducement for Immunovant to enter into and consummate the transactions contemplated by the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Cancellation of Shares. Concurrently with the Closing (as defined in the Share Exchange Agreement) the Company shall instruct the Escrow Agent to cancel a number of Shares (the “Canceled Shares”) equal to: (a) 1,800,000, multiplied by (b) (i) the number of shares of Common Stock validly redeemed by holders thereof in connection with the Business Combination as reflected in the records of the Company’s transfer agent, divided by (ii) 11,500,000.

2.     Share Restriction. Concurrently with the Closing, the Company shall instruct the Escrow Agent that a number of Shares (the “Restricted Shares”) equal to 1,800,000 minus the number of Canceled Shares, shall be held in escrow and subject to potential forfeiture until vested in accordance with Section 4 below.

3.     Representations. The Company and the Holder hereby represent and warrant as follows:

a.     Company Representations.

i)     Authority; Due Execution. The Company has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity.

ii)     No Conflicts. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (A) conflict with or violate any law applicable to the Company of which the Company is aware, or (B) result in the creation of a lien or encumbrance on the Company’s assets pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s assets is bound or affected.

Annex A-69

b.     Holder Representations.

i)     The Holder has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity.

ii)     The Holder owns, of record and beneficially, and has good, valid and indefeasible title to the Shares free and clear of any and all mortgages, pledges, security interests, encumbrances, liens or charges of any kind, except for those imposed on the Holder in connection with the Company’s initial public offering. Except for those agreements the Company is a party to, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the Holder is a party or by which the Holder or the Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Shares.

4     Treatment of Restricted Shares.

a.     Registration. The Restricted Shares shall remain in the name of the Holder registered in book entry form at the Company’s transfer agent. Unless and until the Restricted Shares are forfeited as provided herein, Holder shall be entitled to vote such shares. Any distributions of Common Stock declared with respect to the Restricted Shares, including, but not limited to, shares of Common Stock issued as a result of a stock dividend, stock split, combination of shares or otherwise, shall be set aside and not paid until the Restricted Shares have been vested and released to the Holder or, if the Restricted Shares are not vested and released in accordance with this Agreement, then all such distributions declared on such Restricted Shares shall be forfeited.

b.     Nontransferability. Except as otherwise required by law, Restricted Shares that have not vested in accordance with the terms of this Agreement may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except to the Company as provided herein.

c.     Vesting. The Restricted Shares shall vest and no longer be subject to forfeiture in accordance with the following schedule:

i)     50% of the Restricted Shares shall vest and no longer be subject to forfeiture upon the date of final determination pursuant to Section 3.3(a) of the Share Exchange Agreement that Milestone #1 has been achieved and the applicable Earnout Shares (as defined therein) have become deliverable thereunder; and

ii)     50% of the Restricted Shares shall vest and no longer be subject to forfeiture upon the date of final determination pursuant to Section 3.3(a) of the Share Exchange Agreement that Milestone #2 has been achieved and the applicable Earnout Shares have become deliverable thereunder.

Notwithstanding the foregoing, in the event that, prior to the vesting of all Restricted Shares pursuant to clauses (i) and (ii) above, there is an Acceleration Event (as defined in the Share Exchange Agreement), then all Restricted Shares shall immediately vest in full and no longer be subject to forfeiture upon the consummation of such Acceleration Event; provided that, the Restricted Shares, if any, that remain subject to the vesting conditions set forth in clauses (i) and (ii) above shall not be deemed vested if the value of the consideration to be received in exchange for each share of Common Stock in the event of an Acceleration Event that is a Change of Control (as defined in the Share Exchange Agreement) is lower than the applicable stock price thresholds referenced thereby.

d.     Delivery following Vesting. Upon the achievement of the vesting conditions set forth above, the Company shall instruct the Escrow Agent to remove any legend reflecting the limitation of transferability, the risk of forfeiture and other restrictions under this Agreement from such vested Restricted Shares, and such Shares will be eligible for release from escrow. For the avoidance of doubt, to the extent then-applicable, such Shares will remain subject to the restrictions set forth in Section 3 of the Escrow Agreement.

e.     Cancellation of Unvested Restricted Shares. To the extent that all Restricted Shares have not vested pursuant to the terms of this Agreement by the date it is finally determined that the stockholders of Immunovant are not entitled or eligible to receive any further Earnout Shares under the Share Exchange Agreement, the Company and the Holder shall instruct the Escrow Agent to cancel such Restricted Shares that have not then-vested.

Annex A-70

5.     Notice. All notices, request, demands, waivers and communications required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

If to Company, to it at:

Health Sciences Acquisitions Corporation

412 West 15th Street, Floor 9

New York, NY 10011

Attention: Roderick Wong, M.D.

Phone: (646) 343-9280

Email: rw@rtwfunds.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso

Phone: (212) 407-4866

Email: gcaruso@loeb.com

If to Holder, to Holder at Holder’s last known mailing address specified in the Company’s records,

or to such other address as either party hereto shall specify by notice in writing to the other party in accordance with this Section. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date when given unless mailed, in which case on the third business day after the mailing.

6.     Assignment. Neither party may assign any of its respective rights or obligations hereunder, except by operation of law.

7.     Amendments. This Agreement may not be amended, modified, or terminated without the written agreement of both parties hereto.

8.     Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law.

9.     Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one and the same agreement.

[Signature pages follow.]

Annex A-71

IN WITNESS WHEREOF, the Company and Holder have entered into this Agreement as of the grant date specified above.

HEALTH SCIENCES ACQUISITIONS CORPORATION
By:
Name:	Roderick Wong, M.D.
Title:	President
HEALTH SCIENCES HOLDINGS, LLC
By:
Name:	Naveen Yalamanchi, M.D.
Title:	Director

Annex A-72

EXHIBIT D

Purchaser Charter Documents

The form of amended and restated certificate of incorporation and bylaws will be determined following the date of this Agreement.

Annex A-73

EXHIBIT E

R&W Insurance Policy

Annex A-74

Annex B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HEALTH SCIENCES ACQUISITIONS CORPORATION

Health Sciences Acquisitions Corporation, a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ONE:     The original name of the corporation is “Health Sciences Acquisitions Corporation” and the corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 6, 2018.

TWO:     The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of this corporation is Immunovant, Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A.     The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock that the Company is authorized to issue is 510,010,000 shares. 500,000,000 shares shall be Common Stock, having a par value per share of $0.0001 (the “Common Stock”). 10,010,000 shares shall be Preferred Stock, having a par value per share of $0.0001 (the “Preferred Stock”), 10,000 shares of which shall be designated as Series A Preferred Stock, having a par value per share of $0.0001 (the “Series A Preferred Stock”), and 10,000,000 shares of which shall be designated as Blank Check Preferred Stock, having a par value per share of $0.0001 (the “Blank Check Preferred Stock”).

B.     The Blank Check Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Blank Check Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares no longer designated as part of such series shall resume the status of authorized but undesignated shares of Blank Check Preferred Stock and may be designated as shares of another series as provided herein.

C.     The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the

Annex B-1

Common Stock or the Preferred Stock, or of any series thereof, except to the extent provided in any certificate of designation with respect to any series of Preferred Stock.

D.     Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Common Stock and Preferred Stock are as follows:

1.     Liquidation Rights. Except as provided in any certificate of designation with respect to a series of Blank Check Preferred Stock, in the event of a Liquidation Event, the assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall first be distributed to the Series A Preferred Holder(s) (as defined below) in an amount per share equal to $0.01, and then on an equal priority, pro rata basis to the holders of Common Stock and Series A Preferred Stock; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Common Stock. “Acquisition” means (a) any consolidation or merger of the Company with or into any other entity, other than any such consolidation or merger in which the stockholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary of another entity, the entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such entity) immediately after such consolidation, merger or reorganization; or (b) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes. “Liquidation Event” means (i) any sale, lease or exchange of all or substantially all the assets of the Company or Acquisition in which cash or other property is, pursuant to the express terms of such sale, lease or exchange or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Common Stock.

2.     Voting Rights.

a.     Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

b.     Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

c.     Voting Generally. Except as required by law, as provided in a certificate of designation with respect to a series of Blank Check Preferred Stock and with respect to the election of the Series A Preferred Directors (as defined below), the holders of Preferred Stock and Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Blank Check Preferred Stock) that relates solely to the terms of the Preferred Stock or one or more outstanding series of Blank Check Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) or applicable law.

d.     Election of Directors. The holders of record of the shares of Series A Preferred Stock (the “Series A Preferred Holder(s)”), exclusively and as a separate class, shall be entitled to elect: (i) four (4) directors of the Company (the “Series A Preferred Directors”), as long as the Series A Preferred Holder(s) hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, (ii) three (3) Series A Preferred Directors, as long as the Series A Preferred Holder(s) hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, and (iii) two (2) Series A Preferred Directors, as long as the Series A Preferred

Annex B-2

Holder(s) hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors. Any Series A Preferred Director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the Series A Preferred Holder(s), given either at a special meeting of the Series A Preferred Holder(s) duly called for that purpose or pursuant to a written consent of the Series A Preferred Holder(s). If the Series A Preferred Holder(s) fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to this paragraph, then any directorship not so filled shall remain vacant until such time as the Series A Preferred Holder(s) elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by the Board of Directors or stockholders of the Company other than the Series A Preferred Holder(s) as provided herein. Except as provided in any certificate of designation with respect to any series of Blank Check Preferred Stock, the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 2(d) of Article IV.D, or in any certificate of designation with respect to any series of Blank Check Preferred Stock, a vacancy in any directorship elected by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 2(d) of Article IV.D.

3.     Optional Conversion.

a.     Optional Conversion of the Series A Preferred Stock.

(i)     At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Common Stock as provided herein.

(ii)     Each Series A Preferred Holder who elects to convert shares of Series A Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

4.     Automatic Conversion.

a.     Automatic Conversion of the Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically be converted into one fully paid and nonassessable share of Common Stock upon a Transfer (as defined below) of such share of Series A Preferred Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Series A Preferred Holder(s) of the Series A Preferred Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the Common Stock. A “Transfer” of a share of Series A Preferred Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Series A Preferred Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, voting control over such

Annex B-3

share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 4 of Article IV.D:

(i)     a transfer to any parent, subsidiary or affiliate of Roivant Sciences Ltd.;

(ii)     the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(iii)     entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Series A Preferred Holder(s) that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iv)     the pledge of shares of Series A Preferred Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or

(v)     entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a liquidation, asset transfer or other acquisition transaction that has been approved by the Board of Directors.

b.     Final Conversion. At such time as the Series A Preferred Holder(s) first hold less than 25% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, each issued share of Series A Preferred Stock shall automatically, without any further action, convert into one share of Common Stock. Following such conversion, the Company may no longer issue any additional shares of Series A Preferred Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the Common Stock.

c.     Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of Series A Preferred Stock to Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Series A Preferred Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Series A Preferred Stock and to confirm that a conversion to Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to Common Stock shall be conclusive and binding.

d.      Immediate Effect. In the event of a conversion of shares of Series A Preferred Stock to shares of Common Stock pursuant to this Section 4 of Article IV.D, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred. Upon any conversion of Series A Preferred Stock to Common Stock, all rights of the Preferred Holder shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock.

5.     Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, as applicable, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock;

Annex B-4

and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such numbers of shares as shall be sufficient for such purpose.

6.     Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the Series A Preferred Holder(s), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

7.     Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.     Management of Business. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be no less than seven (7) and fixed exclusively by resolutions adopted by the Board of Directors, which Board vote must include the affirmative vote of a majority of any Preferred Directors then in office.

B.     Board of Directors. Each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.     Removal of Directors. Subject to any limitations imposed by applicable law, other than as set forth in Section 2(d) of Article IV.D. above with respect to Series A Preferred Directors, and subject to the rights of any series of Blank Check Preferred Stock to elect additional directors under specified circumstances, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

D.     Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of the Series A Preferred Stock set forth in Section 2(d) of Article IV.D. above and to the rights of the holders of any series of Blank Check Preferred Stock set forth in any certificate of designation with respect to any series of Blank Check Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence, or the last sentence of Section 2(d) of Article IV.D. above with respect to Series A Preferred Directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

E.     Bylaw Amendments.

1.     The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt,

Annex B-5

amend, alter or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, from and after such time as the Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Company’s securities are listed (the “Effective Time”), any adoption, amendment, alteration or repeal of the Bylaws by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

2.     The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3.     From and after the Effective Time, no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission, provided that the holder(s) of Series A Preferred Stock may at all times act by written consent or electronic transmission to exercise the right to elect or remove Series A Preferred Directors as set forth in Section 2(d) of Article IV.D. or otherwise act as permitted pursuant to this Amended and Restated Certificate of Incorporation.

4.     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

VI.

A.     The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B.     To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.     Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; (F) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This paragraph shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933,

Annex B-6

as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

In addition, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

A.     The Company hereby expressly elects not to be governed by Section 203 of the DGCL.

B.     The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

C.     Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Blank Check Preferred Stock, from and after the Effective Time, any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Articles V, VI, VII and VIII, shall require the vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

* * * *

THREE:     This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FOUR:     This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

* * * *

Annex B-7

The undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on __________________, 2019.

HEALTH SCIENCES ACQUISITIONS CORPORATION
By:
Name:
Title:

Annex B-8

Annex C

Health Sciences Acquisitions Corporation

2019 Equity Incentive Plan

Adopted by the Board of Directors: ___________, 2019

Approved by the Shareholders: ____________, 2019

Effective Date: ____________, 2019

1.     General.

(a)     Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b)     Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)     Purpose. The Plan, through the granting of Awards, is intended to help the Company and its Affiliates secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.     Administration.

(a)     Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)     Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii)     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)     To settle all controversies regarding the Plan and Awards granted under it.

(iv)     To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)     To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent, except as provided in subsection (viii) below.

(vi)     To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that: (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants

Annex C-1

under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)     To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding Incentive Stock Options, or (B) Rule 16b-3.

(viii)     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless: (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)     To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)     To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)     Delegation to Committee.

(i)     General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)     Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

Annex C-2

(d)     Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to clause (iii) of the definition thereof.

(e)     Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.     Shares Subject To The Plan.

(a)     Share Reserve.

(i)     Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed [•] shares (the “Share Reserve”). In addition, the Share Reserve will automatically increase on April 1st of each year, for the period commencing on (and including) April 1, 2020 and ending on (and including) April 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on the last day of the preceding month. Notwithstanding the foregoing, the Board may act on or prior to March 31st of a given year to provide that there will be no increase in the Share Reserve effective on the subsequent April 1 or that the increase in the Share Reserve for such period commencing on the subsequent April 1 will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(ii)     For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(iii)     Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)     Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations with respect to a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)     Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be [•] shares of Common Stock.

(d)     Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $1,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).

Annex C-3

(e)     Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     Eligibility.

(a)     Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)     Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.     Provisions Relating To Options And Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board or its authorized delegee deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a)     Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement.

(b)     Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)     Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)     by cash, check, bank draft or money order payable to the Company;

(ii)     pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

Annex C-4

(iii)     by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)     if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)     in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.

(d)     Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

(e)     Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)     Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)     Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)     Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)     Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

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(g)     Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)     Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period, as set forth in Section 5(g), after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period, as set forth in Section 5(g), after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i)     Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)     Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)     Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)     Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or

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SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.     Provisions Of Stock Awards Other Than Options And SARs.

(a)     Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)     Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)     Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)     Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)     Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)     Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

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(ii)     Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)     Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)     Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)     Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)     Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)     Performance Awards.

(i)     Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable or that may be granted, may vest or may be exercised, contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)     Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)     Board Discretion. The Board retains the discretion to equitably adjust the compensation or economic benefit due upon attainment of Performance Goals to take into account unforeseen circumstances (e.g., acquisitions and dispositions) and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d)     Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

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7.     Covenants Of The Company.

(a)     Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)     Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act (or other applicable law) the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)     No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.     Miscellaneous.

(a)     Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)     Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)     Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d)     No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e)     Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in

Annex C-9

lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)     Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)     Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)     Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that noww shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)     Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)     Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)     Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award

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will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)     Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.     Adjustments Upon Changes In Common Stock; Other Corporate Events.

(a)     Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c) and, (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)     Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c)     Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i)     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii)     arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)     accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board

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determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv)     arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)     cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, determines is appropriate; and

(vi)     make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)     Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.     Plan Term; Earlier Termination or Suspension of The Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.     Existence of the Plan. The Plan will take effect concurrently with the closing of the share exchange pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”), dated September 29, 2019, between and among the Company, Immunovant Sciences Ltd., a Bermuda exempted limited company, and the shareholders named therein (the “Effective Date”).

12.     Choice Of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of law rules.

13.     Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)     “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)     “Award” means a Stock Award or a Performance Cash Award.

(c)     “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)     “Board” means the Board of Directors of the Company.

Annex C-12

(e)     “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)     “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s willful and continued failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) such Participant’s commission of any (a) act of fraud, embezzlement, dishonesty or any other willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the Company or (b) any felony; (iii) unauthorized use or disclosure by such Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) such Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)     “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; (C) on account of the future acquisition of securities of the Company by an Effective Date Majority Owner (as defined herein); or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)     there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction with another entity (the “Surviving Entity”), the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the Surviving Entity or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the Surviving Entity, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under prong (A) or (B) herein, if either (a) the outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the Surviving Entity or the parent of the Surviving Entity are owned, directly or indirectly, by an

Annex C-13

Effective Date Majority Owner or (B) the right to appoint directors entitled to cast a majority of the votes on each matter presented to the board of directors of the Surviving Entity or the parent of the Surviving Entity is held, directly or indirectly, by an Effective Date Majority Owner;

(iii)     there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity (the “Acquiring Entity”) of which more than fifty percent (50%) of the combined voting power of the voting securities are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this subsection if either (a) the outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the Acquiring Entity or the parent of the Acquiring Entity are owned, directly or indirectly, by an Effective Date Majority Owner or (B) the right to appoint directors entitled to cast a majority of the votes on each matter presented to the board of directors of the Acquiring Entity or the parent of the Acquiring Entity is held, directly or indirectly, by an Effective Date Majority Owner; or

(iv)     individuals who, on the Effective Date, are members of the Board entitled to cast a majority of the votes on each matter presented to the Board (the “Incumbent Board”) cease for any reason to be entitled to cast a majority of the votes on each matter presented to the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a change in the ownership of any Effective Date Majority Owner or a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)     “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)     “Common Stock” means the common shares of the Company.

(l)     “Company” means, prior to the Effective Date, Health Sciences Acquisitions Corporation, a Delaware corporation, and immediately following the Effective Date, the combined company after giving effect to the share exchange pursuant to the Share Exchange Agreement, which company shall be renamed Immunovant, Inc.

(m)     “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)     “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the

Annex C-14

date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of the Company or an Affiliate, or to a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, to the extent permitted by law, the Board or the chief executive officer of the Company or any of its Subsidiaries, as applicable, in that party’s sole discretion, may determine (at any time, including upon the date of a grant of the applicable Award or upon the commencement of the applicable leave of absence or the date of transfer) whether Continuous Service will be considered interrupted and when Continuous Service will be considered terminated in the case of (i) any leave of absence approved by the Board or the chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors; provided, further, that a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(o)     “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(p)      “Director” means a member of the Board.

(q)     “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)     “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs.

(s)      “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)     “Entity” means a corporation, partnership, limited liability company or other entity.

(u)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)     “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, (A) is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities or (B) has the right to appoint directors entitled to cast a majority of the votes on each matter presented to the Board (such natural person, Entity or Group described in this prong (v), an “Effective Date Majority Owner”).

(w)     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the

Annex C-15

closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)     Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)     In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)     “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)      “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)     “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)     “Officer” means a person who is an officer of the Company or an Affiliate within the meaning of Section 16 of the Exchange Act.

(bb)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)     “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(ff)     “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)      “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)     “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ii)     “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(jj)     “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation;

Annex C-16

(3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total shareholder return; (9) return on equity or average shareholders’ equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) employee retention; (30) shareholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) initiation or completion of phases of clinical trials and/or studies by specified dates; (39) patient enrollment rates, (40) budget management; (41) regulatory body and/or pricing approval with respect to products, studies and/or trials; (42) commercial launch of products; (43) progress of partnered programs; (44) strategic partnerships or transactions; and (45) any other measures of performance selected by the Board.

(kk)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, or with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the dilutive effects of acquisitions or joint ventures; (6) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (7) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (8) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (9) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (10) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (11) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (14) to exclude the effects of entering into or achieving milestones involved in licensing, collaboration, or other business development transactions. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(ll)     “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm)     “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn)     “Plan” means this Health Sciences Acquisition Corporation 2019 Equity Incentive Plan, as it may be amended from time to time.

Annex C-17

(oo)     “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp)     “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(qq)     “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr)     “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ss)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt)     “Rule 405” means Rule 405 promulgated under the Securities Act.

(uu)     “Securities Act” means the Securities Act of 1933, as amended.

(vv)     “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww)     “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(xx)     “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(yy)     “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(zz)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(aaa)     “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

(bbb)     “Transaction” means a Corporate Transaction or a Change in Control. To the extent required for compliance with Section 409A of the Code, in no event will a Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Transaction” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder, to the extent required for compliance with Section 409A of the Code.

Annex C-18

PRELIMINARY COPY – NOT FOR USE

PROXY CARD

HEALTH SCIENCES ACQUISITIONS CORPORATION
412 West 15th Street, Floor 9
New York, NY 10011

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2019

This Proxy is Solicited on Behalf of the Board of Directors
of Health Sciences Acquisitions Corporation

The undersigned stockholder of Health Sciences Acquisitions Corporation, a Delaware corporation (“HSAC”), hereby appoints [•] and [•] (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all common stock of HSAC (the “Common Stock”) which the undersigned may be entitled to vote at the special meeting of stockholders of HSAC to be held on [•], 2019 at 10:00 a.m., Eastern time, at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, New York, 10154, and at any adjournments or postponements thereof. Such shares of Common Stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PRELIMINARY COPY – NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY
WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

PROPOSAL 1:

To adopt the Share Exchange Agreement, dated as of September 29, 2019 (the “Share Exchange Agreement”), by and among Health Sciences Acquisitions Corporation (“HSAC”), Immunovant Sciences Ltd., a Bermuda exempted limited company (“Immunovant”), the stockholders of Immunovant (the “Sellers”) and Roivant Sciences Ltd., a Bermuda exempted limited company, as representative of the Sellers, and thereby approve the transactions contemplated under the Share Exchange Agreement (the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 2:

To approve, subject to and with immediate effect upon the consummation of the Business Combination, the following proposals to amend HSAC’s current Amended and Restated Certificate of Incorporation as set forth in the proposed Second Amended and Restated Certificate of Incorporation of HSAC (the “Amended Charter”) to:

(a)     change name of the combined company after the Business Combination (the “Combined Company”) to “Immunovant, Inc.” from “Health Sciences Acquisition Corporation”;

	☐ FOR	☐ AGAINST	☐ ABSTAIN
(b) the authorized number of shares of common stock from 30,000,000 shares to 500,000,000 shares;
	☐ FOR	☐ AGAINST	☐ ABSTAIN

(c)     authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Company’s board of directors to increase the number of outstanding shares and discourage a takeover attempt;

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(d)     authorize the issuance of up to 10,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) and designate the rights, preferences and privileges of the Series A Preferred Stock, including that the holder(s) of a majority of the outstanding shares of Series A Preferred Stock will be entitled to elect: (1) four directors (the “Series A Preferred Directors”), as long as the holder(s) of Series A Preferred Stock hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, (2) three Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors, and (3) two Series A Preferred Directors, as long as the holder(s) of Series A Preferred Stock hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally at an election of directors;

	☐ FOR	☐ AGAINST	☐ ABSTAIN
(e) provide that the number of directors constituting the board of directors of the Combined Company will be fixed at no less than seven;
	☐ FOR	☐ AGAINST	☐ ABSTAIN

(f)     provide that directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the Combined Company’s capital stock entitled to vote generally at an election of directors; provided that the Series A Preferred Directors may be removed without cause only by the holder(s) of Series A Preferred Stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(g)     declassify the Combined Company’s board of directors and provide that each director will serve for a one-year term, until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(h)     provide that from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, no action shall be taken by the stockholders of the Combined Company except at an annual or special meeting of stockholders called in accordance with the Combined Company’s bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission; provided that the holder(s) of Series A Preferred Stock may at all times act by written consent or electronic transmission to exercise the right to elect or remove the Series A Preferred Directors or otherwise act as permitted pursuant to the proposed Amended Charter;

☐ FOR	☐ AGAINST	☐ ABSTAIN
(i) provide that the Combined Company opts out of Section 203 of the Delaware General Corporation Law;
☐ FOR	☐ AGAINST	☐ ABSTAIN

(j)     provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to the Combined Company’s bylaws will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(k)     provide that, from and after such time as the Combined Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Combined Company’s securities are listed, any amendment to certain provisions of the Amended Charter will require the approval of the holders of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors; provided that the Combined Company shall not amend any provision of its Amended Charter in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock without the approval of the holder(s) of a majority of the Series A Preferred Stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(l) remove various provisions related to its operations as a blank check company prior to the consummation of an initial business combination;
	☐ FOR	☐ AGAINST	☐ ABSTAIN

(m)     provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
These proposals are collectively referred to as the “Amendment Proposal” or “Proposal No. 2.”
PROPOSAL 3:

To approve the issuance of more than 20% of the issued and outstanding shares of HSAC’s common stock pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 4:	To approve the 2019 HSAC Equity Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 4.”
	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 5:

To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in favor of the adoption of the Share Exchange Agreement in the event HSAC does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 5.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Shareholders by giving written notice of such revocation to HSAC prior to the Special Meeting of Stockholders or by filing with HSAC prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to HSAC.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date
Address

Signature of Stockholder	Date
Address

Note:    Please sign exactly as your name or names appear on this proxy. When Common Stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY – NOT FOR USE